Exhibit 10.6

Execution Version

CUSIP Number:

U.S.$700,000,000

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

Dated as of November 1, 2013

among

SUMMIT MIDSTREAM HOLDINGS, LLC,
as Borrower,

THE LENDERS PARTY HERETO,

THE ROYAL BANK OF SCOTLAND PLC
and
BANK OF AMERICA, N.A.,
as Issuing Banks,

THE ROYAL BANK OF SCOTLAND PLC,
as Administrative Agent and Collateral Agent,

RBS SECURITIES INC.,
ING CAPITAL LLC,
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED,
REGIONS BANK,
BMO CAPITAL MARKETS,
BBVA COMPASS,
DEUTSCHE BANK SECURITIES INC.,
RBC CAPITAL MARKETS, LLC, and
WELLS FARGO SECURITIES, LLC
as Joint Lead Arrangers,

RBS SECURITIES INC.,
as Sole Bookrunner,

COMPASS BANK,
DEUTSCHE BANK TRUST COMPANY AMERICAS,
ROYAL BANK OF CANADA, and
WELLS FARGO BANK, NATIONAL ASSOCIATION,
as Co-Documentation Agents,

ING CAPITAL LLC,
BANK OF AMERICA, N.A.,
REGIONS BANK, and
BMO HARRIS FINANCING, INC.,
as Co-Syndication Agents

i

(continued)

(continued)

(continued)

Page

Section 9.22	No Fiduciary Duty	147
Section 9.23	Application of Funds	148
Section 9.24	Transactions on the Restatement Date	149

Exhibits and Schedules

Exhibit A	Form of Assignment and Acceptance
Exhibit B	Form of Prepayment Notice
Exhibit C-1	Form of Borrowing Request
Exhibit C-2	Form of Swingline Borrowing Request
Exhibit D	Form of Interest Election Request
Exhibit E	Form of Collateral Agreement
Exhibit F	Intentionally Omitted
Exhibit G	Form of Revolving Note
Exhibit H	Form of Non-U.S. Lender Tax Certificate
Exhibit I	Form of Administrative Questionnaire

Schedule 1.01(a)	Exception to Collateral and Guarantee Requirement
Schedule 1.01(b)	Restatement Date Mortgaged Gathering Stations Real Property
Schedule 1.01(c)	Restatement Date Mortgaged Pipeline Systems Real Property
Schedule 2.01	Existing Credit Agreement Commitments; Restatement Date Commitments

Schedule 3.04	Governmental Approvals
Schedule 3.07(d)	Subsidiaries and Included Entities
Schedule 3.07(e)	Subscriptions
Schedule 3.08	Litigation
Schedule 3.12	Taxes
Schedule 3.15	Environmental Matters
Schedule 3.17(a)	Real Property
Schedule 3.17(b)	Gathering System Liens
Schedule 3.17(d)	Deeds
Schedule 3.17(j)	Rights of First Refusal, Options and Certain Other Contractual Obligations Regarding Mortgaged Property
Schedule 3.20	Insurance
Schedule 3.22	Material Contracts
Schedule 6.01	Indebtedness
Schedule 6.02	Liens
Schedule 6.04	Investments
Schedule 6.07	Transactions with Affiliates
Schedule 9.01	Notice Addresses of Borrower, Administrative Agent, Issuing Banks and Lenders

Annex A	Perfection Certificate

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT dated as of November 1, 2013 (as further amended, restated, amended and restated, supplemented or modified from time to time, this “Agreement”), is by and among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b)(vi), the “Borrower”), the LENDERS party hereto from time to time, THE ROYAL BANK OF SCOTLAND PLC (“RBS”), as administrative agent (in such capacity, together with any successor administrative agent appointed pursuant to the provisions of Article VIII, the “Administrative Agent”), BANK OF AMERICA, N.A. (“BAML”), and RBS, each as an Issuing Bank (each as an “Issuing Bank”), RBS, as collateral agent (in such capacity, together with any successor collateral agent appointed pursuant to the provisions of Article VIII, the “Collateral Agent”), RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, REGIONS BANK, BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC, and WELLS FARGO SECURITIES, LLC, as joint lead arrangers (in such capacity, the “Joint Lead Arrangers”), RBSSI, as sole bookrunner (in such capacity, the “Sole Bookrunner”), COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA, and WELLS FARGO BANK, NATIONAL ASSOCIATION, as co-documentation agents (in such capacity, the “Co-Documentation Agents”), and ING, BAML, REGIONS BANK and BMO HARRIS FINANCING, INC., as co-syndication agents (in such capacity, the “Co-Syndication Agents”).

W I T N E S S E T H:

WHEREAS, the Borrower, RBS, as administrative agent, collateral agent and an issuing bank, the lenders from time to time party thereto and the agents from time to time party thereto entered into that certain Credit Agreement dated as of May 26, 2011 (as amended and in effect prior to the effectiveness of the Existing Credit Agreement (as hereinafter defined)), the “Original Credit Agreement”);

WHEREAS, the Borrower, RBS, as administrative agent, collateral agent and an issuing bank, the lenders from time to time party thereto and the agents party from time to time thereto amended and restated the Original Credit Agreement in its entirety by entering into that certain Amended and Restated Credit Agreement, dated as of May 7, 2012 (as amended and in effect prior to the date hereof, the “Existing Credit Agreement”);

WHEREAS, the parties hereto desire to amend and restate the Existing Credit Agreement in its entirety as set forth herein, and, in connection therewith, the Borrower has requested that (i) the Lenders provide Commitments to make Loans and participate in Letters of Credit from time to time during the Availability Period and (ii) the Issuing Banks commit to issue Letters of Credit from time to time during the Availability Period, in each case, subject to the terms and conditions hereinafter set forth; and

WHEREAS, subject to the terms and conditions hereinafter set forth, (i) the Lenders and each Issuing Bank are willing to extend Commitments and make Loans to the Borrower and issue (or participate in) Letters of Credit, as applicable, and (ii) RBS is willing to serve as the Administrative Agent, an Issuing Bank and the Collateral Agent;

NOW, THEREFORE, the parties hereto agree that the Existing Credit Agreement is hereby amended and restated in its entirety as follows:

ARTICLE I
DEFINITIONS

Section 1.01          Defined Terms.  As used in this Agreement, the following terms shall have the meanings specified below:

“ABR Borrowing” shall mean a Borrowing comprised of ABR Loans.

“ABR Loan” shall mean any Loan (including any Swingline Loan) bearing interest at a rate determined by reference to the Alternate Base Rate in accordance with the provisions of Article II.

“Acquisition Period” shall mean a period elected by the Borrower, such election to be exercised by the Borrower delivering written notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders), commencing with the funding of the purchase price for any Permitted Business Acquisition hereunder and ending on the earlier of (a) the date that is 270 days after the date of such funding, and (b) the Borrower’s election to terminate such Acquisition Period, such election to be exercised by the Borrower delivering notice thereof to the Administrative Agent (who shall thereafter promptly notify the Lenders); provided, that, (i) once any Acquisition Period is in effect, the next Acquisition Period may not commence until the termination of such Acquisition Period then in effect and (ii) after giving effect to the termination of such Acquisition Period in effect, the Borrower shall be in compliance with the Financial Performance Covenants and no Event of Default shall have occurred and be continuing.

“Additional Equity Contribution” shall mean an amount equal to the amount of cash that is (a) received by the MLP Entity from a source other than the Borrower or any Subsidiary thereof and (b) contributed by the MLP Entity to the Borrower in exchange for the issuance by the Borrower of additional Equity Interests in the Borrower (or otherwise as an equity contribution), in each case after the Restatement Date; provided, that (i) the Borrower shall deliver written notice to the Administrative Agent concurrently with the receipt of such cash, which such notice shall (1) state that the Borrower has elected to treat such equity contribution as an Additional Equity Contribution and (2) clearly set forth the amount of such Additional Equity Contribution; (ii) any Equity Interests issued by the Borrower to the MLP Entity in connection with an Additional Equity Contribution shall be pledged to the Collateral Agent in accordance with the Collateral and Guarantee Requirement and (iii) any Additional Equity Contributions shall be disregarded for the purpose of determining compliance with the Financial Performance Covenants and for all other purposes for which EBITDA is calculated under this Agreement.

“Adjusted Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan, an interest rate per annum (rounded upwards, if necessary, to the next 1/100 of 1.00%) equal to (a) the Eurodollar Rate for such Interest Period multiplied by (b) the Statutory Reserves.

“Administrative Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Administrative Questionnaire” shall mean an Administrative Questionnaire in substantially the form of Exhibit I or any other form approved by the Administrative Agent.

“Affiliate” shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

“Agency Fee” shall have the meaning assigned to such term in Section 2.12(d).

“Agent Default Period” shall mean, with respect to any Agent, any time when such Agent is a Defaulting Lender and is not performing its role as such Agent hereunder and under the other Loan Documents.

“Agent Parties” shall have the meaning assigned to such term in Section 9.17(c).

“Agents” shall mean the Administrative Agent and the Collateral Agent.

“Agreement” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Alternate Base Rate” shall mean the greatest of (a) the per annum rate of interest most recently published in the Money Rates section of  The Wall Street Journal from time to time as the prime rate for U.S. Dollar loans in the United States for such day (the “Prime Rate”), (b) the Federal Funds Effective Rate plus 0.50% per annum, and (c) the Adjusted Eurodollar Rate as of such date for a one-month Interest Period plus 1.00% per annum.  Any change in the Alternate Base Rate due to a change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate shall be effective from and including the date of such change in the Prime Rate, the Federal Funds Effective Rate or the Adjusted Eurodollar Rate, respectively.

“Applicable Margin” shall mean for any day (a) for any Incremental Revolving Loan, the applicable margin per annum set forth in the joinder agreement, (b) with respect to any Revolving Facility Loan or Swingline Loan then outstanding, as applicable, the applicable per annum percentage set forth below under the caption “Revolving Facility ABR Loans”, “Revolving Facility Eurodollar Loans” or “Swingline Loans”, as applicable, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower, and (c) with respect to any Commitment Fee, the applicable per annum percentage set forth below under the caption “Commitment Fee”, based upon the Leverage Ratio as of the last date of the most recent fiscal quarter of the Borrower:

Leverage Ratio	Revolving Facility ABR Loans / Swingline Loans	Revolving Facility Eurodollar Loans	Commitment Fee
Category 1: Greater than 4.50 to 1.00	1.75%	2.75%	0.50%
Category 2: Less than or equal to 4.50 to 1.00 but greater than 4.00 to 1.00	1.50%	2.50%	0.50%
Category 3: Less than or equal to 4.00 to 1.00 but greater than 3.50 to 1.00	1.25%	2.25%	0.375%
Category 4: Less than or equal to 3.50 to 1.00 but greater than 3.00 to 1.00	1.00%	2.00%	0.375%
Category 5: Less than or equal to 3.00 to 1.00	0.75%	1.75%	0.30%

For purposes of the foregoing, (i) the Leverage Ratio shall be determined as of the end of each fiscal quarter of the Borrower’s fiscal year based upon the consolidated financial information of the Borrower and the Restricted Subsidiaries delivered pursuant to Section 5.04(a) or Section 5.04(b) (and for the period commencing on the Restatement Date and continuing until the compliance certificate for the quarter ended September 30, 2013 is delivered pursuant to Section 5.04(c)(i)(B), the Applicable Margin in effect for Eurodollar Loans shall be 2.50%, for ABR Loans shall be 1.50% and for the Commitment Fee shall be 0.50%), and (ii) each change in the Applicable Margin resulting from a change in the Leverage Ratio shall be effective on the first Business Day after the date of delivery to the Administrative Agent of such consolidated financial information indicating such change and ending on the date immediately preceding the effective date of the next such change; provided, that the Leverage Ratio shall be deemed to be in Category 1 at the option of the Administrative Agent or the Required Lenders, at any time during which the Borrower fails to deliver the consolidated financial information when required to be delivered pursuant to Section 5.04(a) or Section 5.04(b), during the period from the expiration of the time for delivery thereof until such consolidated financial information is delivered.

Notwithstanding anything to the contrary contained above in this definition or elsewhere in this Agreement, if it is subsequently determined that the computation of the Leverage Ratio set forth in a certificate executed by a Responsible Officer of the Borrower delivered to the Administrative Agent is inaccurate for any reason and the result thereof is that the Lenders received interest or fees for any period based on an Applicable Margin that is less than that which would have been applicable had the Leverage Ratio been accurately determined, then, for all purposes of this Agreement, the “Applicable Margin” for any day occurring within the period covered by such certificate of a Responsible Officer of the Borrower shall retroactively be deemed to be the relevant percentage as based upon the accurately determined Leverage Ratio for such period, and any shortfall in the interest or fees theretofor paid by the Borrower for the relevant period pursuant to Section 2.12 and Section 2.13 as a result of the miscalculation of the Leverage Ratio shall be deemed to be (and shall be) due and payable under the relevant provisions of Section 2.12 or Section 2.13, as applicable, at the time the interest or fees for such period were required to be paid pursuant to said Section (and shall remain due and payable until paid in full), in accordance with the terms of this Agreement; provided, that, notwithstanding the foregoing, so long as an Event of Default described in Section 7.01(h) or (i) has not occurred with respect to the Borrower, such shortfall shall be due and payable five Business Days following the determination described above.

“Approved Fund” shall have the meaning assigned to such term in Section 9.04(b).

“Asset Acquisition” shall mean any acquisition of any material assets of, or all of the Equity Interests (other than directors’ qualifying shares) in, a Person or any division or line of business of a Person.

“Asset Disposition” shall mean any sale, transfer or other disposition by the Borrower, any Restricted Subsidiary or any Included Entity to any Person other than the Borrower, a Restricted Subsidiary or an Included Entity to the extent otherwise permitted hereunder of any material asset or group of related assets (other than inventory or other assets sold, transferred or otherwise disposed of in the ordinary course of business) in one or a series of related transactions.

“Assignment and Acceptance” shall mean an assignment and acceptance entered into by a Lender and an assignee, and accepted by the Administrative Agent and the Borrower (if required pursuant to Section 9.04(b)), in substantially the form of Exhibit A or such other form as shall be approved by the Administrative Agent.

“Availability Period” shall mean the period from the Closing Date to but excluding the earlier of the Stated Maturity Date and the date of termination of the Revolving Facility Commitments.

“Available Cash” shall mean, for any period, “Available Cash” as defined in the MLP Entity’s Partnership Agreement that is attributable to the Borrower and its Subsidiaries.

“Available Unused Commitment” shall mean, with respect to a Revolving Facility Lender, at any time of determination, an amount equal to the amount by which (a) the Revolving Facility Commitment of such Revolving Facility Lender at such time exceeds (b) the Revolving Facility Credit Exposure of such Revolving Facility Lender at such time.

“BAML” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Board” shall mean the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” shall have the meaning assigned to such term in the introductory paragraph to this Agreement.

“Borrower Materials” shall have the meaning assigned to such term in Section 9.17(b).

“Borrower’s Presentation” shall mean the presentation entitled “Summit Midstream Holdings, LLC” distributed to Initial Lenders on October 9, 2013, as modified or supplemented prior to the Restatement Date.

“Borrowing” shall mean a group of Loans of a single Type made on a single date to the Borrower and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

“Borrowing Minimum” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of Eurodollar Loans, U.S.$1,000,000, (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S.$1,000,000 and (c) in the case of a Swingline Borrowing, U.S.$500,000.

“Borrowing Multiple” shall mean (a) in the case of a Revolving Facility Borrowing comprised entirely of Eurodollar Loans, U.S.$500,000, (b) in the case of a Revolving Facility Borrowing comprised entirely of ABR Loans, U.S.$100,000 and (c) in the case of a Swingline Borrowing, U.S.$100,000.

“Borrowing Request” shall mean a request by the Borrower in accordance with the terms of Section 2.03 and substantially in the form of Exhibit C-1.

“Business Day” shall mean any day of the year, other than a Saturday, Sunday or other day on which banks are required or authorized to close in New York, New York or Houston, Texas, and, where used in the context of Eurodollar Loans, is also a day on which dealings are carried on in the London interbank market.

“Capital Expenditures” shall mean, for any period, the aggregate amount of all expenditures of the Borrower and its Restricted Subsidiaries for fixed or capital assets made during such period which, in accordance with GAAP, would be classified as capital expenditures.

“Capital Lease Obligations” of any Person shall mean the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP and, for purposes hereof, the amount of such obligations at any time shall be the capitalized amount thereof at such time determined in accordance with GAAP.

“Cash Interest Expense” shall mean, with respect to the Borrower and the Restricted Subsidiaries on a consolidated basis for any period, Interest Expense for such period, less, for each of clauses (a), (b), (c) and (e) below, to the extent included in the calculation of such Interest Expense, the sum of (a) pay-in-kind Interest Expense or other noncash Interest Expense (including as a result of the effects of purchase accounting), (b) the amortization of any financing fees or breakage costs paid by, or on behalf of, the Borrower or any of the Restricted Subsidiaries, including such fees paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement, (c) the amortization of debt discounts, if any, or fees in respect of Swap Agreements, (d) cash interest income of the Borrower and the Restricted Subsidiaries for such period and (e) all nonrecurring cash Interest Expense consisting of liquidated damages for failure to timely comply with registration rights obligations and financing fees, all as calculated on a consolidated basis in accordance with GAAP; provided, that Cash Interest Expense shall exclude, without duplication of any exclusion set forth in clause (a), (b), (c), (d) or (e) above, annual agency fees paid to the Administrative Agent and/or the

Collateral Agent and one-time financing fees or breakage costs paid in connection with the Transactions or any amendments, waivers or other modifications of this Agreement.

“Cash Management Agreement” shall mean any agreement to provide cash management services, including treasury, depository, overdraft, credit or debit card, electronic funds transfer, automated clearinghouse transfers of funds and other cash management arrangements.

“Cash Management Bank” shall mean any Person that, at the time it enters into a Cash Management Agreement, is a Lender, an Agent, or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger, in its capacity as a party to such Cash Management Agreement.

“Change in Control” shall mean the occurrence of any of the following:  (a) a “Change in Control”, as defined in any document pursuant to which Permitted Junior Debt that is Material Indebtedness has been issued, shall have occurred, (b) a “Change in Control”, as defined in any document pursuant to which secured Indebtedness under Section 6.01(j) that is Material Indebtedness has been issued, shall have occurred, (c) a majority of the seats (other than vacant seats) on the board of directors of the General Partner shall at any time be occupied by Persons who were not appointed by the Sponsor or a Permitted Holder, (d) the Permitted Holders shall fail to own beneficially (within the meaning of Rule 13d-5 of the Exchange Act as in effect on the Restatement Date), directly or indirectly, in the aggregate Equity Interests representing more than 50% of (i) the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the General Partner or (ii) the economic interest represented by the issued and outstanding Equity Interests of the General Partner, (e) at any time, the General Partner shall cease to be the sole general partner of the MLP Entity or (f) the MLP Entity shall cease to own, directly or indirectly, 100% of the Equity Interests of the Borrower, free and clear of all Liens.

“Change in Law” shall mean (a) the adoption or implementation of any treaty, law, rule or regulation after the Restatement Date, (b) any change in law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the Restatement Date or (c) compliance by any Lender or Issuing Bank (or, for purposes of Section 2.15(b), by any lending office of such Lender or Issuing Bank or by such Lender’s or Issuing Bank’s holding company, if any) with any written request, guideline or directive (whether or not having the force of law but if not having the force of law, then being one with which the relevant party would customarily comply) of any Governmental Authority made or issued after the Restatement Date; provided, that notwithstanding anything herein to the contrary, the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and all requests, rules, guidelines or directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or any United States or foreign regulatory authorities, in each case pursuant to Basel III shall be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Charges” shall have the meaning assigned to such term in Section 9.09.

“Closing Date” shall mean May 26, 2011, and “Closing” shall mean the making of the initial Loans on the Closing Date hereunder.

“Co-Documentation Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Co-Syndication Agents” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Code” shall mean the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” shall mean all the “Collateral” as defined in the Collateral Agreement, all “Mortgaged Property” as defined in the Mortgages and “Collateral” as defined in any other Collateral Document.

“Collateral Agent” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Collateral Agreement” shall mean the Amended and Restated Guarantee and Collateral Agreement, as amended, restated, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E, executed pursuant to the Collateral and Guarantee Requirement, and any other guarantee and collateral agreement (as amended, supplemented or otherwise modified from time to time) that may be executed after the Restatement Date in favor of, and in form and substance acceptable to, the Collateral Agent.

“Collateral and Guarantee Requirement” shall mean the requirement that:

(a) on the Restatement Date, the Collateral Agent shall have received from each entity that is a Loan Party on the Restatement Date a counterpart of the Collateral Agreement, duly executed and delivered on behalf of such Loan Party and pursuant to which (i) each such Loan Party shall unconditionally guarantee, on a joint and several basis, all Obligations; (ii) each such Loan Party (other than the MLP Entity) shall grant a first priority lien on and security interest in all of its personal property (except as specified therein); and (iii) each Loan Party shall have granted a first priority lien on and security interest in all Equity Interests in any other Loan Party and any Included Entity held or owned by it on the Restatement Date;

(b) on the Restatement Date, the Collateral Agent shall be the beneficiary of a pledge of all the issued and outstanding Equity Interests of (i) each Loan Party (other than the MLP Entity) and (ii) each Included Entity to the extent directly owned by any Loan Party, and the Collateral Agent shall have received all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;

(c) in the case of any Person that is required to become a Subsidiary Loan Party after the Restatement Date pursuant to Section 5.10(e), the Collateral Agent shall have received a supplement to the Collateral Agreement, in the form specified therein, duly executed and delivered on behalf of such Person, on or before the date required in Section 5.10(e);

(d) all Equity Interests of (i) each Loan Party (other than the MLP Entity) and (ii) each Included Entity to the extent directly owned by any Loan Party shall have been pledged (or shall be pledged concurrently with the actions making such Equity Interest subject to this provision) in accordance with the Collateral Agreement, except, in each case, to the extent that a pledge of such Equity Interests is not permitted under Section 9.21, and the Collateral Agent shall have received (or shall receive concurrently with the actions making such Equity Interest subject to this provision) all certificates or other instruments (if any) representing such Equity Interests, together with stock powers or other instruments of transfer with respect thereto endorsed in blank, or shall have otherwise received a security interest over such Equity Interests satisfactory to the Collateral Agent;

(e) on or prior to the Restatement Date and on each date thereafter during the Availability Period, (i) all Indebtedness of the MLP Entity, the Borrower and each Subsidiary of the Borrower that is owing to the Borrower or any Subsidiary Loan Party shall have been pledged in accordance with the Collateral Agreement, (ii) all Indebtedness for borrowed money of the MLP Entity, the Borrower and each Subsidiary of the Borrower having an aggregate principal amount in excess of U.S.$5.0 million that is owing to the Borrower or any Subsidiary Loan Party shall be evidenced by a promissory note or an instrument (other than global intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries) and (iii) the Collateral Agent shall have, in respect of all such Indebtedness described in clause (ii), received originals of all such promissory notes or instruments, together with note powers or other instruments of transfer with respect thereto endorsed in blank;

(f) on or prior to the Restatement Date and concurrently with, or promptly following, the execution and delivery of any Collateral Document delivered at any time thereafter, all documents and instruments, required by law or reasonably requested by the Collateral Agent to be executed, filed, registered or recorded to create, evidence or perfect the Liens intended to be created by the Collateral Documents, including UCC financing statements and UCC transmitting utility filings, to the extent required by, and with the priority required by, the Collateral Documents or reasonably requested by the Collateral Agent, shall have been filed, registered or recorded or delivered to the Collateral Agent for filing, registration or recording;

(g) on or prior to the Restatement Date and concurrently with the execution and delivery of any Collateral Document delivered at any time thereafter, each Loan Party shall have obtained all consents and approvals required to be obtained by it in connection with the execution and delivery of each Collateral Document to which it is a party and the granting by it of the Liens thereunder and the performance of its obligations thereunder;

(h) the Collateral Agent shall have received the following documents and instruments from the Borrower and the Subsidiary Loan Parties, as applicable, on or before the Restatement Date or the date required by Section 5.10, as applicable, with respect to any Material Gathering Station Real Property:

(1)           except as set forth in Schedule 1.01(a), one or more Mortgages duly authorized, executed and notarized (with sufficient counterparts thereof to file an original in each applicable jurisdiction), in form for recording in the recording office of each jurisdiction where such Material Gathering Station Real Property to be encumbered thereby is situated, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on such Material Gathering Station Real Property, subject to no Liens other than Permitted Real Property Liens applicable to such Material Gathering Station Real Property;

(2)           policies or certificates of insurance of the type required by Section 5.02 (to the extent customary and obtainable after the use of commercially reasonable efforts);

(3)           evidence of flood insurance with respect to each Material Gathering Station Real Property required by Section 5.02, if any, in form and substance reasonably satisfactory to Administrative Agent, shall be delivered as required in Section 5.02 and also on any day on which a Mortgage (or counterpart thereof, supplement or other modification thereto) is delivered pursuant to subclause (1) above; and

(4)           except as set forth in Schedule 1.01(a), all such other items as shall be reasonably necessary in the opinion of counsel to the Lenders to create a valid and perfected first priority mortgage Lien on such Material Gathering Station Real Property, subject only to Permitted Real Property Liens.  Without limiting the generality of the foregoing, the Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders, and each Issuing Bank, opinions of local counsel for the Borrower and the Subsidiary Loan Parties, as applicable, in states in which the such Gathering Station Real Property that constitutes Mortgaged Properties are located, with respect to the enforceability and validity of the Mortgages and any related fixture filings in form and substance reasonably satisfactory to the Administrative Agent;

(5)           On or prior to the Restatement Date and each other date on which one or more Mortgages with respect to Material Gathering Station Real Property is delivered pursuant hereto, title diligence information of the type described in Section 5.10(c) that is reasonably requested by the Administrative Agent;

provided that, notwithstanding the foregoing, the Collateral Agent hereby acknowledges that the requirements of this clause (h) were satisfied prior to the

Restatement Date with respect to the Material Gathering Station Real Property owned, held or leased by the Borrower or any Subsidiary Loan Party on the Restatement Date (subject to the execution and delivery of any amendments, supplements or other modifications to the applicable Mortgages that may be necessary or advisable in light of the amendment and restatement of the Existing Credit Agreement pursuant to this Agreement (each, a “Restatement Date Mortgage Amendment”) and any other deliverables contemplated by Section 5.12);

(i) the Collateral Agent shall have received from the Borrower and the Subsidiary Loan Parties, as applicable, on or before the Restatement Date or the date required by Section 5.10, as applicable, one or more Mortgages duly authorized, executed and notarized (with sufficient counterparts thereof to file an original in each applicable jurisdiction), in form for recording in the recording office of each jurisdiction where any Restatement Date Mortgaged Pipeline Systems Real Property (or, after the Restatement Date, the Pipeline Systems Real Property to become mortgaged pursuant to the terms of Section 5.10(d)) to be encumbered thereby is situated, in favor of the Collateral Agent, for its benefit and the benefit of the Secured Parties, together with such other instruments as shall be necessary or appropriate (in the reasonable judgment of the Collateral Agent) to create a Lien under applicable law, all of which shall be in form and substance reasonably satisfactory to Collateral Agent, which Mortgage and other instruments shall be effective to create and/or maintain a first priority Lien on the applicable Pipeline Systems Real Property, subject to no Liens other than Permitted Real Property Liens applicable to such Pipeline Systems Real Property; provided that, notwithstanding the foregoing, the Collateral Agent hereby acknowledges that the requirements of this clause (i) were satisfied prior to the Restatement Date with respect to the Pipeline Systems Real Property owned, held or leased by the Borrower or any Subsidiary Loan Party on the Restatement Date (subject to the execution and delivery of any Restatement Date Mortgage Amendment and any other deliverables contemplated by Section 5.12);

(j) to the extent required by Section 5.10, the Collateral Agent shall receive such documents and instruments required to be delivered pursuant to Section 5.10 at the times described in Section 5.10 with respect to any Gathering System Real Property acquired, leased, constructed or built after the Restatement Date; and

(k) with respect to each of the items identified in this definition of “Collateral and Guarantee Requirement” that are required to be delivered on a date after the Restatement Date, the Administrative Agent, in each case, may but shall not be obligated to (in its sole discretion without obtaining the consent of the Lenders) extend any such date on two separate occasions by up to 30 days on each such occasion.

Notwithstanding the foregoing provisions of this definition or anything in this Agreement or any other Loan Document to the contrary, (a) Liens required to be granted from time to time pursuant to the term “Collateral and Guarantee Requirement” (i) shall be subject to exceptions and limitations set forth in the Collateral Documents and (ii) shall not contravene Section 9.21, (b) except as otherwise provided in Section 2.05(i), in no event shall control agreements or other control or similar arrangements be required with respect to deposit accounts or securities accounts, (c) in no event shall the Administrative Agent or the Lenders require the Pipeline

Systems (and, for the avoidance of doubt, any Pipeline Systems Real Property) to be subject to a Mortgage, except as required by clause (i) and (j) above or Section 5.10(d), (d) in no event shall any Loan Party be required to take any action with respect to the perfection of security interests in motor vehicles (it being understood that compression units, whether or not skid-mounted, shall not be deemed to be motor vehicles), (e) in no event shall the Collateral include any Excluded Assets and (f) in connection with any Red Rock Acquisition, the Red Rock Properties acquired by the Borrower or any Restricted Subsidiary shall be required to be mortgaged hereunder only to the extent that, immediately prior to the consummation of such Red Rock Acquisition, such Red Rock Properties were mortgaged by the applicable Red Rock Entity in favor of RBS, as collateral agent under that certain Credit Agreement, dated as of March 28, 2013, among Summit Midstream Partners Holdings, LLC, RBS, as administrative agent and collateral agent, and the other financial institutions party thereto.  If the Administrative Agent determines (in its reasonable discretion without the consent of the Required Lenders) that the cost of taking the actions required to obtain a first priority security interest in any of the Properties described in this definition materially and substantially exceeds the value to the Secured Parties of obtaining such security interest, then the Loan Parties shall not be required to take such actions to the extent of such determination, provided, however that no such determination may be made by the Administrative Agent with respect to Properties described in clause (d).

“Collateral Documents” shall mean the Mortgages, the Collateral Agreement and each of the security agreements and other instruments and documents executed and delivered pursuant to any of the foregoing, the Collateral and Guarantee Requirement or Section 5.10 and each amendment, supplement or modification to any of the foregoing.

“Commitment Fee” shall have the meaning assigned to such term in Section 2.12(a).

“Commitments” shall mean (a) with respect to any Lender, such Lender’s Revolving Facility Commitment, (b) with respect to each Incremental Lender, such Incremental Lender’s Incremental Commitment, (c) with respect to any Lender that is a Swingline Lender, its Swingline Commitment, and (d) with respect to each Issuing Bank, its Revolving L/C Commitment.

“Commodity Exchange Act” shall mean the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Communications” shall have the meaning assigned to such term in Section 9.17(a).

“Consolidated Debt” at any date shall mean (without duplication) all Indebtedness consisting of Capital Lease Obligations, Indebtedness for borrowed money (other than letters of credit and performance bonds to the extent undrawn) and Indebtedness in respect of the deferred purchase price of property or services of the Borrower and the Restricted Subsidiaries determined on a consolidated basis on such date.

“Consolidated First Lien Net Debt” at any date shall mean, Consolidated Net Debt on such date minus, to the extent included therein, (a) all Indebtedness under any Permitted Junior Debt (or any Permitted Refinancing Indebtedness thereof) or any other unsecured indebtedness of the Borrower and the Restricted Subsidiaries and (b) any Indebtedness of the Borrower and

the Restricted Subsidiaries that is secured by Liens expressly subordinated to the Liens securing the Obligations.

“Consolidated Net Debt” at any date shall mean Consolidated Debt of the Borrower and the Restricted Subsidiaries on such date minus cash and Permitted Investments of the Borrower and the Restricted Subsidiaries on such date, to the extent the same (a) is not being held as cash collateral (other than as Collateral), (b) does not constitute escrowed funds for any purpose, (c) does not represent a minimum balance requirement and (d) is not subject to other restrictions on withdrawal.

“Consolidated Net Income” shall mean, for any period, the aggregate of the Net Income of the Borrower, the Restricted Subsidiaries and the Included Entities for such period determined on a consolidated basis; provided, that

(a)           any net after-tax extraordinary, unusual or nonrecurring gains or losses (less all fees and expenses related thereto) or income or expenses or charges (including, without limitation, any pension expense, casualty losses, severance expenses, facility closure expenses, system establishment costs, mobilization expenses that are not reimbursed and other restructuring expenses, benefit plan curtailment expenses, bankruptcy reorganization claims, settlement and related expenses and fees, expenses or charges related to any offering of Equity Interests of the Borrower, any Restricted Subsidiary or any Included Entity, any Investment, acquisition or Indebtedness permitted to be incurred hereunder (in each case, whether or not successful), including all fees, expenses, charges and change of control payments related to the Transaction), in each case, shall be excluded; provided, that, with respect to each unusual or nonrecurring item, the Borrower shall have delivered to the Administrative Agent a certificate executed by a Financial Officer specifying and quantifying such item and stating that such item is an unusual or nonrecurring item,

(b)           any net after-tax income or loss from discontinued operations and any net after-tax gain or loss on disposal of discontinued operations shall be excluded,

(c)           any net after-tax gain or loss (including the effect of all fees and expenses or charges relating thereto) attributable to business dispositions or asset dispositions other than in the ordinary course of business (as determined in good faith by the board of directors (or equivalent governing body) of the General Partner) shall be excluded,

(d)           any net after-tax income or loss (including the effect of all fees and expenses or charges relating thereto) attributable to the refinancing, modification of or early extinguishment of indebtedness (including any net after-tax income or loss attributable to obligations under Swap Agreements) shall be excluded,

(e)           Consolidated Net Income for such period of the Borrower shall be increased to the extent of the amount of cash dividends or cash distributions or other payments paid in cash (or to the extent converted into cash) to the Borrower or a Restricted Subsidiary thereof in respect of such period from any Person that is not a

Restricted Subsidiary or an Included Entity, or that is accounted for by the equity method of accounting;

(f)            the Net Income for such period of any Included Entity shall be an amount equal to the product of the Net Income of such Included Entity for such period multiplied by the Borrower’s or any Restricted Subsidiary’s percentage ownership of the total outstanding Equity Interests of such Included Entity,

(g)           Consolidated Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(h)           any noncash charges from the application of the purchase method of accounting in connection with the Transactions or any future acquisition, to the extent such charges are deducted in computing such Consolidated Net Income, shall be excluded,

(i)            accruals and reserves that are established within twelve months after the Restatement Date and that are so required to be established in accordance with GAAP shall be excluded, and

(j)            any noncash expenses (including, without limitation, write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets), any noncash gains or losses on interest rate and foreign currency derivatives and any foreign currency transaction gains or losses and any foreign currency exchange translation gains or losses that arise on consolidation of integrated operations shall be excluded.

(k)           Consolidated Net Income for such period shall be increased to the extent of any increase in the amount of deferred revenue for such period (as compared with the preceding period), and decreased to the extent of any decrease in the amount of deferred revenue for such period (as compared with the preceding period).

“Consolidated Total Assets” shall mean, as of any date, the total assets of the Borrower and the Restricted Subsidiaries, determined in accordance with GAAP, in each case as set forth on the consolidated balance sheet as of such date of the MLP Entity (or, if the MLP Entity has any direct operating Subsidiary other than the Borrower as of such date, of the Borrower).

“Control” shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, by contract or otherwise, and “Controlling” and “Controlled” shall have meanings correlative thereto.

“Credit Event” shall have the meaning assigned to such term in Article IV.

“deeds” shall have the meaning assigned to such term in Section 3.17(d).

“Default” shall mean any event or condition that upon notice, lapse of time or both would constitute an Event of Default.

“Defaulting Lender” shall mean, subject to Section 2.22(e), any Lender that (a) has failed to perform its funding obligations under this Agreement with respect to (i)  Loans, within two Business Days of the date such obligations were required to be funded, unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, and (ii) participations in Letters of Credit or Swingline Loans within two Business Days of the date when due, (b) has notified the Borrower or the Administrative Agent in writing that it does not intend to comply with its funding obligations under this Agreement or has made a public statement to such effect with respect to its funding obligations under this Agreement (and such notice or public statement has not been withdrawn), unless such writing or public statement relates to such Lenders’ obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied, (c) has failed, within three Business Days after written request by the Administrative Agent (whether acting on its own behalf or at the reasonable written request of the Borrower (it being understood that the Administrative Agent shall comply with any such reasonable request)), to confirm in writing to the Administrative Agent that it will comply with its funding obligations hereunder, unless the subject of a good faith dispute, (provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such written confirmation by the Administrative Agent and the Borrower), (d) has otherwise failed to pay over to the Administrative Agent or any other Lender any other amount required to be paid by it hereunder within two Business Days of the date when due, unless the subject of a good faith dispute or subsequently cured, or (e) has, or has a direct or indirect parent company that, other than via an Undisclosed Administration, has, become the subject of a proceeding under any bankruptcy or insolvency laws, or has had appointed for it a receiver, custodian, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or assets, including the Federal Deposit Insurance Corporation or any other state or federal regulatory authority acting in such a capacity, or has taken any action in furtherance of, or indicating its consent to, approval of or acquiescence in any such proceeding or appointment; provided, that a Lender shall not become a Defaulting Lender solely as the result of the acquisition or maintenance of an ownership interest in such Lender or its direct or indirect parent company or the exercise of control over a Lender or its direct or indirect parent company by a Governmental Authority or an instrumentality thereof.  Any determination that a Lender is a Defaulting Lender hereunder shall be made by the Administrative Agent acting reasonably, and such Lender shall be deemed to be a Defaulting Lender upon delivery of written notice to the Borrower, each Issuing Bank and each Lender until such time as Section 2.22(e) is satisfied.

“Domestic Subsidiary” shall mean each Subsidiary that is not a Foreign Subsidiary.

“EBITDA” shall mean, with respect to the Borrower, the Restricted Subsidiaries and the Included Entities on a consolidated basis for any period, the Consolidated Net Income of such Persons for such period plus (a) the sum of (in each case without duplication and to the extent the respective amounts described in subclauses (i) through (xii) of this clause (a) reduced such Consolidated Net Income for the respective period for which EBITDA is being determined (but excluding any noncash item to the extent it represents an accrual or reserve for a potential cash charge in any future period or amortization of a prepaid cash item that was paid in a prior period)):

(i)            provision for Taxes based on income, profits, losses or capital of such Persons for such period (adjusted for the tax effect of all adjustments made to Consolidated Net Income),

(ii)           Interest Expense of such Persons for such period (net of interest income of such Persons for such period) and to the extent not reflected in Interest Expense, costs of surety bonds in connection with financing activities,

(iii)          depreciation, amortization (including, without limitation, amortization of intangibles and deferred financing fees) and other noncash expenses (including, without limitation write-downs and impairment of property, plant, equipment, goodwill and intangibles and other long-lived assets and the impact of purchase accounting on such Persons for such period),

(iv)          the amount of any restructuring charges (which, for the avoidance of doubt, shall include retention, severance, systems establishment cost or excess pension, other post-employment benefits, curtailment or other excess charges); provided, that with respect to each such restructuring charge, the Borrower shall have delivered to the Administrative Agent a Responsible Officer’s certificate specifying and quantifying such expense or charge and stating that such expense or charge is a restructuring charge,

(v)           any other noncash charges,

(vi)          equity earnings or losses in Affiliates unless funds have been disbursed to such Affiliates by such Persons,

(vii)         other nonoperating expenses,

(viii)        the minority interest expense consisting of subsidiary income attributable to minority equity interests of third parties in any Subsidiary of the Borrower that is not a Subsidiary Loan Party or an Included Entity in such period or any prior period, except to the extent of dividends declared or paid on Equity Interests held by third parties,

(ix)          costs of reporting and compliance requirements pursuant to the Sarbanes-Oxley Act of 2002 and under similar legislation of any other jurisdiction;

(x)           accretion of asset retirement obligations in accordance with SFAS No. 143, Accounting for Asset Retirement Obligations and under similar requirements for any other jurisdiction,

(xi)          extraordinary losses and unusual or nonrecurring cash charges, severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans,

(xii)         restructuring costs related to (A) acquisitions after the date hereof permitted under the terms hereof and (B) closure or consolidation of facilities, and

(xiii)        to the extent applicable and solely for the purpose of determining compliance with the Financial Performance Covenants and not for any other purpose for which EBITDA is calculated under this Agreement, any Specified Equity Contribution solely to the extent permitted to be included in this calculation pursuant to the definition of “Specified Equity Contribution”;

minus (b) to the extent such amounts increased such Consolidated Net Income for the respective period for which EBITDA is being determined, noncash items increasing Consolidated Net Income for such period (but excluding any such items which represent the reversal in such period of any accrual of, or cash reserve for, anticipated cash charges in any prior period where such accrual or reserve is no longer required); provided that (1) EBITDA for any period may include, at the Borrower’s option, Material Project EBITDA Adjustments for such period, provided that the aggregate amount of all Material Project EBITDA Adjustments for such period (x) shall not exceed 20% of Unadjusted EBITDA for such period and (y) shall not exceed, when aggregated with the EBITDA for such period that is attributable to Included Entities, 30% of Unadjusted EBITDA for such period, and (2) the EBITDA for any period that is attributable to Included Entities (x) shall not exceed 20% of the Unadjusted EBITDA for such period and (y) shall not exceed, when aggregated with all Material Project EBITDA Adjustments for such period, 30% of Unadjusted EBITDA for such period.

“Engagement Letter” shall mean that certain Engagement Letter dated October 31, 2013, by and among the Borrower and each of the Joint Lead Arrangers.

“Environment” shall mean ambient and indoor air, surface water and groundwater (including potable water, navigable water and wetlands), the land surface or subsurface strata or sediment, natural resources such as flora and fauna or as otherwise similarly defined in any Environmental Law.

“Environmental Claim” shall mean any and all actions, suits, demands, demand letters, claims, liens, notices of non-compliance or violation, notices of liability or potential liability, investigations, proceedings, consent orders or consent agreements relating in any way to any actual or alleged violation of Environmental Law or any Release or threatened Release of, or exposure to, Hazardous Material.

“Environmental Event” shall have the meaning assigned to such term in Section 7.01(m).

“Environmental Law” shall mean, collectively, all federal, state, provincial, local or foreign laws, including common law, ordinances, regulations, rules, codes, orders, judgments or other requirements or rules of law that relate to (a) the prevention, abatement or elimination of pollution, or the protection of the Environment, natural resources or human health, or natural resource damages, and (b) the use, generation, handling, treatment, storage, disposal, Release, transportation or regulation of, or exposure to, Hazardous Materials, including the Comprehensive Environmental Response Compensation and Liability Act, 42 U.S.C. §§ 9601

et seq., the Endangered Species Act, 16 U.S.C. §§ 1531 et seq., the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act, 42 U.S.C. §§ 6901 et seq., the Clean Air Act, 42 U.S.C. §§ 7401 et seq., the Clean Water Act, 33 U.S.C. §§ 1251 et seq., the Toxic Substances Control Act, 15 U.S.C. §§ 2601 et seq., the National Environmental Policy Act, 42 U.S.C. §§ 4321 et seq., and the Emergency Planning and Community Right to Know Act, 42 U.S.C. §§ 11001 et seq., each as amended, and their foreign, state, provincial or local counterparts or equivalents.

“Equity Interests” of any Person shall mean any and all shares, interests, rights to purchase, warrants, options, participation or other equivalents of or interests in (however designated) equity of such Person, including any preferred stock, any limited or general partnership interest, any limited liability company membership interest and any unlimited liability company membership interests.

“ERISA” shall mean the Employee Retirement Income Security Act of 1974, as amended from time to time, the regulations promulgated thereunder and any successor thereto.

“ERISA Affiliate” shall mean any trade or business (whether or not incorporated) that, together with the Borrower or any Subsidiary of the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code, or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

“ERISA Event” shall mean:  (a) a Reportable Event; (b) the failure to meet the minimum funding standard of Sections 412 or 430 of the Code or Sections 302 or 303 of ERISA with respect to any Plan (whether or not waived in accordance with Section 412(c) of the Code or Section 302(c) of ERISA) or the failure to make by its due date a required installment under Section 430(j) of the Code or Section 303(j) of ERISA with respect to any Plan or the failure to make any required contribution to a Multiemployer Plan; (c) a determination that any Plan is, or is expected to be, in “at risk” status (as defined in Section 430 of the Code or Section 303 of ERISA) or any lien shall arise with respect to any Plan on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; (d) the incurrence by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any liability under Title IV of ERISA; (e) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan, or to appoint a trustee to administer any Plan under Section 4042 of ERISA, or the occurrence of any event or condition which could reasonably be expected to constitute grounds under ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) a determination that any Multiemployer Plan is, or is expected to be, in “critical” or “endangered” status under Section 432 of the Code or Section 305 of ERISA; (g) the withdrawal or partial withdrawal by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from any Plan or Multiemployer Plan which could reasonably be expected to result in liability to the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate; (h) the receipt by the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower, a Subsidiary of the Borrower or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA; (i) the occurrence of a nonexempt prohibited transaction (within the meaning of Section 4975 of the Code or Section 406 of ERISA) which could reasonably be expected to result in liability to the Borrower or a Subsidiary of the Borrower; (j) the filing of an application for a minimum funding waiver under Section 302 of ERISA or Section 412 of the Code with respect to any Plan; or (k) the Borrower or any Subsidiary of the Borrower incurs any liability or contingent liability for providing, under any employee benefit plan or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and section 4980B of the Code or applicable state law.

“Eurodollar Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Eurodollar Loan” shall mean any Revolving Facility Loan bearing interest at a rate determined by reference to the Adjusted Eurodollar Rate in accordance with the provisions of Article II.

“Eurodollar Rate” shall mean for any Interest Period with respect to any Eurodollar Loan             the rate per annum equal to the rate (rounded upward to the next 1/100th of 1%) determined by the Administrative Agent to be the offered rate that appears on Reuters or such other commercially available source as may be designated by the Administrative Agent from time to time (or any successor thereto) that displays the British Bankers Association Interest Settlement Rate (or its successor) for deposits in U.S. Dollars (for delivery on the first day of such Interest Period) with a term equivalent to such Interest Period, determined as of approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period (or, in the case of clause (c) of the definition of Alternate Base Rate, approximately 11:00 a.m. (London time) on the date referenced in such clause (c)); provided, however, that in no event shall the Eurodollar Rate be less than zero percent (0%).

“Eurodollar Revolving Facility Borrowing” shall mean a Borrowing comprised of Eurodollar Loans.

“Event of Default” shall have the meaning assigned to such term in Section 7.01.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

“Excluded Assets” shall mean (a) Equity Interests in any Person (other than the Borrower, any Subsidiary Loan Party, any Wholly Owned Subsidiary or any Included Entity) to the extent not permitted to be pledged by the terms of such Person’s constitutional or joint venture documents (and, to the extent any such prohibition or limitation is removed or the applicable Person has obtained any required consents to eliminate or waive any such restrictions, such Equity Interests shall cease to be Excluded Assets), (b) Equity Interests constituting an amount greater than 65% of the voting Equity Interests of any Foreign Subsidiary or any Domestic Subsidiary substantially all of which Subsidiary’s assets consist of the Equity Interest in “controlled foreign corporations” under Section 957 of the Code, (c) Equity Interests or other assets that are held directly by a  Foreign Subsidiary and (d) any “intent to use” applications for trademark or service mark registrations filed pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, unless and until an “Amendment to Allege Use” or a “Statement of Use” under Section 1(c) or Section 1(d) of the Lanham Act has been filed, solely to the extent that such a grant of a security interest therein prior to such filing would impair the validity or enforceability of any registration that issues from such “intent to use” application.

“Excluded Swap Obligation” shall mean, with respect to any Loan Party, any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an “eligible contract participant” as defined in the Commodity Exchange Act at the time the Guarantee of such Loan Party becomes effective with respect to such related Swap Obligation.  If a Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Taxes” shall mean, with respect to any Agent, any Lender, any Issuing Bank or any other recipient of any payment to be made by or on account of any obligation of any Loan Party hereunder, (a) income or franchise taxes, in either case imposed on (or measured by) net income, net profits or capital by the United States of America (or any State or other subdivision thereof) or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or any jurisdiction in which such recipient has a present or former connection (other than any such connection arising solely from the Loan Documents and the transactions herein) or, in the case of any Lender or Issuing Bank, in which its applicable lending office is located, (b) any branch profits tax or any similar tax that is imposed by any jurisdiction in which the Borrower is located, (c) other than in the case of an assignee pursuant to a request by a Loan Party under Section 2.19(b), (i) any federal withholding tax imposed by the United States or (ii) a withholding tax imposed by the jurisdiction under the laws of which such Lender is organized or in which its principal office or applicable lending office (or other place of business) is located, in the case of each of clause (i) and (ii), pursuant to applicable requirements of law in effect at the time such Agent, Lender, Issuing Bank or other recipient becomes a party to any Loan Document (or designates a new lending office), except to the extent that such Lender or Issuing Bank or other recipient (or its assignor, if any) was entitled, at the time of designation of a new lending office (or assignment), to receive additional amounts with respect to such withholding tax pursuant to Section 2.17(a) or Section 2.17(c), (d) any withholding taxes attributable to such Lender’s or such other recipient’s failure (other than as a result of a Change in Law) to comply with Section 2.17(e), and (e) any U.S. federal withholding taxes imposed under FATCA.

“Existing Credit Agreement” shall have the meaning assigned to such term in the first recital of this Agreement.

“Existing Lenders” shall mean the Lenders under the Existing Credit Agreement, immediately prior to the Restatement Date.

“Existing Obligations” shall mean the obligations under and as defined in the Existing Credit Agreement outstanding on the Restatement Date.

“Existing Required Lenders” shall mean “Required Lenders” as defined in the Existing Credit Agreement immediately prior to the Restatement Date.

“FATCA” means Sections 1471 through 1474 of the Code, as of the Restatement Date (or any amended or successor version that is substantively comparable and not materially more onerous to comply with) and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“FCPA” means the Foreign Corrupt Practices Act of 1977, as amended.

“Federal Funds Effective Rate” shall mean, for any day, the weighted average (rounded upward, if necessary, to the next 1/100 of 1%) of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers, as published on the next succeeding Business Day by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average (rounded upward, if necessary, to the next 1/100 of 1%) of the quotations for the day of such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it.

“Fees” shall mean the Commitment Fees, the Revolving L/C Participation Fees, the Issuing Bank Fees, the Agency Fee and any other fees payable under the Engagement Letter and, to the extent that an additional letter regarding fees payable to Incremental Lenders is entered into upon an increase of the Commitments pursuant to Section 2.20, such fees payable under such additional fee letter.

“FERC” shall mean the Federal Energy Regulatory Commission, and any successor agency thereto.

“Finance Co” shall mean a Wholly Owned Subsidiary of the Borrower incorporated to become or otherwise serving as a co-issuer or co-borrower with the Borrower of Permitted Junior Debt permitted by this Agreement, which Subsidiary meets the following conditions at all times:  (a) the provisions of Section 5.10 have been complied with in respect of such Subsidiary, and such Subsidiary is a Subsidiary Loan Party, (b) such Subsidiary shall be a corporation, (c) such Subsidiary shall not own or Control any portion of the Equity Interests of any other Person, including the Equity Interests of any other Subsidiary Loan Party or other Subsidiary of the Borrower and (d) such Subsidiary has not (i) incurred, directly or indirectly any Indebtedness or any other obligation or liability whatsoever other than the Indebtedness that it was formed to co-issue or co-borrow and for which it serves as co-issuer or co-borrower, (ii) engaged in any business, activity or transaction, or owned any property, assets or Equity Interests other than (A) performing its obligations and activities incidental to the co-issuance or co-borrowing of the Indebtedness that it was formed to co-issue or co-borrower and (B) other activities incidental to the maintenance of its existence, including legal, Tax and accounting administration, (iii) consolidated with or merged with or into any Person, or (iv) failed to hold itself out to the public as a legal entity separate and distinct from all other Persons.

“Financial Officer” of any Person shall mean (a) the sole member or sole manager of such Person or (b) the Chief Financial Officer, principal accounting officer, Treasurer, Assistant

Treasurer or Controller of (i) such Person or, (ii) to the extent such Person is a limited partnership, the general partner of such Person.

“Financial Officer of the Borrower” shall be the Chief Financial Officer, principal accounting officer, Treasurer, Assistant Treasurer or Controller of the General Partner.

“Financial Covenant Adjustment Date” shall mean the date on which the Borrower provides a Financial Covenant Adjustment Notice to the Administrative Agent.

“Financial Covenant Adjustment Notice” shall mean a written notice delivered at the sole discretion of the Borrower from the Borrower to the Administrative Agent after the consummation of a Qualified Notes Offering, which notice shall inform the Administrative Agent of the Borrower’s election to have the covenants described in Section 6.11 apply and for clause (b) of the definition of “Maximum Leverage Ratio” to apply, in each case, from and after the date of delivery of such notice.

“Financial Performance Covenants” shall mean (a) prior to the Financial Covenant Adjustment Date, the covenants of the Borrower set forth in Sections 6.10 and 6.12 and (b) on and after the Financial Covenant Adjustment Date, the covenants of the Borrower set forth in Sections 6.10, 6.11 and 6.12.

“Flood Insurance Laws” shall have the meaning assigned to such term in Section 5.02(c).

“Foreign Subsidiary” shall mean any Subsidiary that is (a) incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia (other than an entity that is disregarded for U.S. federal tax purposes and is a direct Subsidiary of an entity organized in the United States of America, any State thereof or the District of Columbia), or (b) any Subsidiary of a Foreign Subsidiary.

“GAAP” shall have the meaning assigned to such term in Section 1.02.

“Gathering Agreements” shall mean each contract pertaining to the provision of gathering and compression services by any Subsidiary Loan Party or the Borrower (including any such contracts entered into after the Restatement Date) as to which the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, each as amended, restated, supplemented or otherwise modified as permitted hereunder.

“Gathering Station Real Property” shall mean, on any date of determination, any Real Property on which any Gathering Station owned, held or leased by the Borrower or any Subsidiary Loan Party at such time is located (including, without limitation, as of the Restatement Date, all Restatement Date Mortgaged Gathering Station Real Property).

“Gathering Stations” shall mean, collectively, (a) the Arlington Gathering Station No. 1, located at 1015 West Harris Road in Arlington, Texas, (b) the Dalworthington Gathering Station No. 1, located at 3018 W. Pioneer Parkway in Dalworthington Gardens, Texas, (c) the Johnson County Station No. 1, located at 3230 Chambers Street in Venus, Texas, (d) the East Mamm

Compressor Station, located in the N1/2N1/2 of Section 36, T6S, R93W, 6th PM, Garfield County, Colorado, (e) the Hunter Mesa Compressor Station, located in the SE1/4 SE1/4 of Section 1, T7S, R93W, 6th PM, Garfield County, Colorado, (f) the Pumba Compressor Station, located in the NE1/4 of Section 10, T7S, R93W, 6th P.M., Garfield County, Colorado, (g) the Rifle Booster Compressor Station, located in the NE1/4 of Section 13, T6S, R94W, 6th P.M., Garfield County, Colorado, (h) K-28E Field Compressor Station, located in the W1/2 of Section 28, T7S, R92W, 6th P.M., Garfield County, Colorado, (i) the High Mesa Compressor Station, located in the SE1/4 NW1/4 and the SW1/4 NE1/4 of Section 36, T7S, R96W, 6th P.M., Garfield County, (j) the Orchard Compressor Station, located in the SW1/4 of  Section 27, T7S, R96W, 6th P.M., Garfield County, Colorado, (k) the North Compressor Station, located in Outlot 1 of the SE1/4 SE1/4 of Section 25, T159N, R91W, 5th P.M., Burke County, North Dakota, (l) the Ross Compressor Station, located in Outlot 1 in the E1/2 SE1/4 of Section 8, T156N, R92W, 5th P.M., Mountrail County, North Dakota, (m) the Sidonia Compressor Station, located in Outlot 1 of the NW1/4 NW1/4 of Section 30, T158N, R89W, 5th P.M., Mountrail County, North Dakota, (n) the East Compressor Station, located in Outlot 1 of the SW1/4 SE1/4 of Section 35, T157N, R90W, 5th P.M., Mountrail County, North Dakota, (o) the West Compressor Station, being the South 5.0 acres of Outlot 1 in the SE1/4 of Section 6, T157N, R90W, 5th P.M., Mountrail County, North Dakota, (p) the Mirage Compressor Station, located in Outlot 1 of the NE1/4 NE1/4 of Section 29, T160N, R92W, 5th P.M., Burke County, North Dakota, (q) the Phoenix Compressor Station, being a parcel containing approximately 5.0 acres, located within the SW1/4 SW1/4 of Section 11, T158N, R92W, 5th P.M., Mountrail County, North Dakota, (r) the Middle Point Compressor Station, being a parcel containing approximately 7.0 acres, located in Map 12, Parcel 34, New Milton District, Doddridge County, West Virginia, (s) the Zinnia Compressor Station, being a leasehold interest in Parcels 9 and 10, Map 361, Union District, Harrison County, West Virginia and (t) each other location, now owned or hereafter acquired, constructed, built or otherwise obtained by the Borrower or any Subsidiary Loan Party, where the Borrower or any such Subsidiary Loan Party holds, stores or maintains compression and dehydration equipment, other than any such compression and dehydration equipment that, as of the applicable date of determination, (i) has not been used by Borrower or any Restricted Subsidiary for the conduct of its Midstream Activities for a period of at least thirty (30) days, and (ii) neither Borrower nor any Restricted Subsidiary intends to use for the conduct of Midstream Activities, and (k) any other processing plants and terminals, now or hereafter owned by the Borrower or any Subsidiary Loan Party, that are connected to (or are intended to be connected to) the Pipeline Systems.

“Gathering System” shall mean, collectively, the Gathering Stations and the Pipeline Systems.

“Gathering System Real Property” shall mean, collectively, the Gathering Station Real Property and the Pipeline Systems Real Property.

“General Partner” shall mean Summit Midstream GP, LLC, a Delaware limited liability company, the general partner of the MLP Entity.

“Governmental Authority” shall mean any federal, state, provincial, local or foreign court or governmental agency, authority, instrumentality or regulatory or legislative body, or central bank.

“Guarantee” of or by any Person (the “guarantor”) shall mean (a) any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness (whether arising by virtue of partnership arrangements, by agreement to keep well, to purchase assets, goods, securities or services, to take or pay or otherwise) or to purchase (or to advance or supply funds for the purchase of) any security for the payment of such Indebtedness, (ii) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness of the payment thereof, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness, (iv) entered into for the purpose of assuring in any other manner the holders of such Indebtedness of the payment thereof or to protect such holders against loss in respect thereof (in whole or in part) or (v) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness, or (b) any Lien on any assets of the guarantor securing any Indebtedness (or any existing right, contingent or otherwise, of the holder of Indebtedness to be secured by such a Lien) of any other Person, whether or not such Indebtedness is assumed by the guarantor; provided, that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary and reasonable indemnity obligations in effect on the Restatement Date or entered into in connection with any acquisition or disposition of assets permitted under this Agreement.

“Hazardous Materials” shall mean all pollutants, contaminants, wastes, chemicals, materials, substances and constituents, including explosive or radioactive substances or petroleum or petroleum distillates or breakdown constituents, asbestos or asbestos containing materials, polychlorinated biphenyls or radon gas, of any nature, in each case subject to regulation pursuant to, or which can give rise to liability under, any Environmental Law.

“Improvements” shall have the meaning assigned to such term in the Mortgages.

“Included Entity” shall mean each Person that is not a Restricted Subsidiary with respect to which each of the following conditions is satisfied:  (i) the Borrower or a Restricted Subsidiary owns at least 50% of the Equity Interests in such Person and has voting Control over such Person, (ii) the Borrower or a Restricted Subsidiary is the operator of such Person’s assets, (iii) such Person has no outstanding Indebtedness for borrowed money, (iv) such Person is not engaged in any line of business other than those that the Borrower may engage in as provided in Section 6.08, (v) the Equity Interests of such Person that are not owned by the Borrower or a Restricted Subsidiary have no preferential rights to dividends or other distributions over the Equity Interests owned by the Borrower or a Restricted Subsidiary and (vi) the Equity Interests of such Person are pledged in favor of the Collateral Agent to secure the Obligations (it being understood that if such Equity Interests cannot be so pledged after giving effect to Section 9.21 or otherwise, such entity shall not constitute an Included Entity).

“Increased Amount Date” shall have the meaning assigned to such term in Section 2.20(a).

“Increasing Lender” shall mean an Existing Lender who will provide a Commitment under this Agreement which is greater than such Existing Lender’s Commitment under the Existing Credit Agreement immediately prior to the Restatement Date.

“Incremental Commitments” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Lender” shall have the meaning assigned to such term in Section 2.20(a).

“Incremental Revolving Loans” shall have the meaning assigned to such term in Section 2.20(a).

“Indebtedness” of any Person shall mean, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (other than trade liabilities and intercompany liabilities incurred in the ordinary course of business and maturing within 365 days after the incurrence thereof), (e) all Guarantees by such Person of Indebtedness of others, (f) all Capital Lease Obligations and Purchase Money Obligations of such Person, (g) all payments that such Person would have to make in the event of an early termination, on the date Indebtedness of such Person is being determined, in respect of outstanding Swap Agreements (such payments in respect of any Swap Agreement with a counterparty being calculated subject to and in accordance with any netting provisions in such Swap Agreement), (h) the principal component of all obligations, contingent or otherwise, of such Person (i) as an account party in respect of letters of credit (other than any letters of credit, bank guarantees or similar instrument in respect of which a back-to-back letter of credit has been issued under or permitted by this Agreement) and (ii) in respect of banker’s acceptances.  The Indebtedness of any Person shall include the Indebtedness of any partnership in which such Person is a general partner, other than to the extent that the instrument or agreement evidencing such Indebtedness expressly limits the liability of such Person in respect thereof.

“Indemnified Taxes” shall mean all Taxes which arise from the transactions contemplated in, or otherwise with respect to, this Agreement, other than Excluded Taxes.

“Indemnitee” shall have the meaning assigned to such term in Section 9.05(b).

“Information” shall have the meaning assigned to such term in Section 3.13(a).

“Initial Lenders” shall mean the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Lenders on the Restatement Date.

“Interest Coverage Ratio” shall mean the ratio, for the applicable Test Period ended on, or if such date of determination is not the end of a fiscal quarter, most recently prior to the date on which such determination is to be made of (a) EBITDA to (b) Cash Interest Expense; provided, that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions for which a waiver or a consent of the Required Lenders pursuant to Section 6.04 or 6.05 has been obtained) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Interest Coverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrence.

“Interest Election Request” shall mean a request by the Borrower to convert or continue a Borrowing in accordance with Section 2.07, in substantially the form of Exhibit D.

“Interest Expense” shall mean, with respect to any Person for any period, the sum of (a) gross interest expense of such Person for such period on a consolidated basis, including (i) the amortization of debt discounts, (ii) the amortization of all fees (including fees with respect to Swap Agreements) payable in connection with the incurrence of Indebtedness to the extent included in interest expense, (iii) the portion of any payments or accruals with respect to Capital Lease Obligations allocable to interest expense, and (iv) redeemable preferred stock dividend expenses, and (b) capitalized interest of such Person.  For purposes of the foregoing, gross interest expense shall be determined after giving effect to any net payments made or received and costs incurred by such Person with respect to Swap Agreements.

“Interest Payment Date” shall mean (a) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day that would have been an Interest Payment Date had successive Interest Periods of three months’ duration been applicable to such Borrowing and, in addition, the date of any refinancing or conversion of such Borrowing with or to a Borrowing of a different Type, (b) with respect to any ABR Loan, the last Business Day of each calendar quarter and (c) with respect to any Swingline Loan, the day that such Swingline Loan is required to be repaid pursuant to Section 2.09(a).

“Interest Period” shall mean, as to any Borrowing consisting of a Eurodollar Loan, the period commencing on the date of such Borrowing or on the last day of the immediately preceding Interest Period applicable to such Borrowing, as applicable, and ending on the numerically corresponding day (or, if there is no numerically corresponding day, on the last day) in the calendar month that is 1, 2, 3 or 6 months thereafter (or 12 months or less than one month, if at the time of the relevant Borrowing, all Lenders make interest periods of such length available), as the Borrower may elect, or the date any Eurodollar Borrowing is converted to an ABR Borrowing in accordance with Section 2.07 or repaid or prepaid in accordance with Section 2.09, 2.10 or 2.11; provided, that, (a) if any Interest Period for a Eurodollar Loan would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period, and (c) no Interest Period shall extend beyond the Stated Maturity Date.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“Investment” shall have the meaning assigned to such term in Section 6.04.

“Issuing Bank” shall mean RBS, BAML and each other Issuing Bank designated pursuant to Section 2.05(k), in each case, in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.05(i).  An Issuing Bank may, in its discretion, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.

“Issuing Bank Fees” shall have the meaning assigned to such term in Section 2.12(c).

“Joint Lead Arrangers” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Lender” shall mean each financial institution listed on Schedule 2.01 (and any foreign branch of such Lender), as well as any Person (other than a natural person) that becomes a “Lender” hereunder pursuant to Section 9.04 (and any foreign branch of such Person), any Person (other than a natural person) holding outstanding Revolving Facility Loans, any Person (other than a natural person) holding outstanding Swingline Loans or any Person (other than a natural person) holding outstanding Incremental Revolving Loans.  Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender.

“Letter of Credit” shall mean any letter of credit issued pursuant to Section 2.05, including all extensions, renewals, supplements, amendments or other modifications thereto.

“Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated Net Debt as of such date to (b) EBITDA for the applicable Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Lien” shall mean, with respect to any Property, (a) any mortgage, deed of trust, lien, hypothecation, pledge, encumbrance, charge or security interest in or on such asset, (b) any arrangement to provide priority or preference, (c) any financing statement filed in any jurisdiction in the nature of or evidencing a security interest or any other similar notice of lien under any similar notice or recording statute of any Governmental Authority, including any easement, right or way or other encumbrance on any Real Property, including any portion of or all of the Gathering System, in each of the foregoing cases described in clauses (a), (b) and (c) whether voluntary or involuntary or imposed by law, and any agreement to give any of the foregoing; (d) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such Property and (e) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Liquidity” shall mean the aggregate Available Unused Commitments that would be permitted to be drawn in compliance with the Financial Performance Covenants together with cash and Permitted Investments of the Borrower.

“Loan Documents” shall mean this Agreement, the Letters of Credit, the Collateral Documents and any promissory note issued under Section 2.09(e), as amended, supplemented or otherwise modified from time to time.

“Loan Document Obligations” shall mean all amounts owing to any of the Agents, any Issuing Bank or any Lender pursuant to the terms of this Agreement or any other Loan Document, or pursuant to the terms of any Guarantee thereof, including, without limitation, with respect to any Loan or Letter of Credit, together with the due and punctual performance of all other obligations of the Borrower and each other Loan Party under or pursuant to the terms of this Agreement and the other Loan Documents, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against the Borrower and any other Loan Party or any Affiliate thereof of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Loan Party” shall mean the Borrower, the MLP Entity and each Subsidiary Loan Party.

“Loans” shall mean the Revolving Facility Loans, the Swingline Loans and the Incremental Revolving Loans.

“Margin Differential” shall have the meaning assigned to such term in Section 2.20(a).

“Margin Stock” shall have the meaning assigned to such term in Regulation U.

“Material Adverse Effect” shall mean the existence of events, circumstances, conditions and/or contingencies that have had or are reasonably likely to have, with the passage of time (a) a materially adverse effect on the business, operations, properties, assets or financial condition of the Borrower and its Restricted Subsidiaries, taken as a whole, or (b) a material impairment of the validity or enforceability of the rights, remedies or benefits available to the Lenders, the Issuing Banks or the Agents under any Loan Document.

“Material Contracts” shall mean, collectively, (a) each Gathering Agreement, and (b) any contract or other arrangement, whether written or oral, to which the Borrower or any Subsidiary Loan Party is a party as to which (individually or together with all contracts that have been terminated, cancelled or not renewed or are reasonably expected to be breached, not performed, cancelled or not renewed as of any date of determination) the breach, nonperformance, cancellation or failure to renew by any party thereto could reasonably be expected to have a Material Adverse Effect, each as amended, restated, supplemented or otherwise modified as permitted hereunder, and whether such contract or arrangement exists as of the Restatement Date or is entered into thereafter.

“Material Gathering Station Real Property” shall mean, on the date of any determination, any Gathering Station Real Property acquired (whether acquired in a single transaction or in a series of transactions) or owned by the Borrower or any Subsidiary Loan Party having a fair market value (including the fair market value of improvements owned by the Borrower or by any Subsidiary Loan Party and located thereon or thereunder) on such date of determination exceeding U.S.$15.0 million.

“Material Indebtedness” shall mean Indebtedness (other than Loans and Letters of Credit) of the Borrower or any Subsidiary Loan Party in an aggregate principal amount exceeding U.S.$25.0 million.

“Material Project” shall mean the construction or expansion of any capital project by the Borrower or any Restricted Subsidiary, the aggregate capital cost of which (inclusive of capital costs expended prior to the acquisition thereof) is reasonably expected by the Borrower to exceed, or exceeds, $15,000,000.

“Material Project EBITDA Adjustment” shall mean with respect to each Material Project:

(a)           prior to the date on which a Material Project has achieved commercial operation (the “Commercial Operation Date”) (but including the fiscal quarter in which such Commercial Operation Date occurs), a percentage (based on the then-current completion percentage of such Material Project as of the date of determination) of an amount to be approved by Administrative Agent as the projected EBITDA attributable to such Material Project for the first 12-month period following the scheduled Commercial Operation Date of such Material Project (such amount to be determined based on forecasted income to be derived from binding contracts less appropriate direct and indirect costs to realize such income), which may, at Borrower’s option, be added to actual EBITDA for the fiscal quarter in which construction or expansion of such Material Project commences and for each fiscal quarter thereafter until the Commercial Operation Date of such Material Project (including the fiscal quarter in which such Commercial Operation Date occurs, but net of any actual EBITDA attributable to such Material Project following such Commercial Operation Date); provided that if the actual Commercial Operation Date does not occur by the scheduled Commercial Operation Date, then the foregoing amount shall be reduced, for quarters ending after the scheduled Commercial Operation Date to (but excluding) the first full quarter after its Commercial Operation Date, by the following percentage amounts depending on the period of delay (based on the period of actual delay or then-estimated delay, whichever is longer):  (i) 90 days or less, 0%, (ii) longer than 90 days, but not more than 180 days, 25%, (iii) longer than 180 days but not more than 270 days, 50%, (iv) longer than 270 days but not more than 365 days, 75%, and (v) longer than 365 days, 100%; and

(b)           beginning with the first full fiscal quarter following the Commercial Operation Date of a Material Project and for the two immediately succeeding fiscal quarters, an amount to be approved by the Administrative Agent as the projected EBITDA (determined in the same manner set forth in clause (A) above) attributable to such Material Project for the balance of the four full fiscal quarter period following such Commercial Operation Date, which may, at the Borrower’s option, be added to actual EBITDA for such fiscal quarters.

Notwithstanding the foregoing:  no such Material Project EBITDA Adjustment shall be allowed with respect to a Material Project unless:  (x) at least 30 days (or such lesser period as is reasonably acceptable to the Administrative Agent) prior to the last day of the fiscal quarter for which Parent desires to commence inclusion of such Material Project EBITDA Adjustment in EBITDA (the “Initial Quarter”), Borrower shall have delivered to Administrative Agent written pro forma projections of EBITDA attributable to such Material Project EBITDA Adjustments, and (y) prior to the last day of the Initial Quarter, Administrative Agent shall have approved (such approval not to be unreasonably withheld) such projections and shall have received such other information (including updated status reports summarizing each Material Project currently under construction and covering original anticipated and current projected cost, capital expenditures (completed and remaining), the anticipated Commercial Operation Date, total Material Project EBITDA Adjustments and the portion thereof to be added to EBITDA and other information regarding projected revenues, customers and contracts supporting such pro forma projections and the anticipated Commercial Operation Date) and documentation as Administrative Agent may reasonably request, all in form and substance reasonably satisfactory to Administrative Agent.

“Material Project Period” shall mean any 270-day period during which the Borrower or its Restricted Subsidiaries have commenced any Material Project.

“Material Subsidiary” shall mean each Restricted Subsidiary of the Borrower that (a) is a Wholly Owned Subsidiary of the Borrower now existing or hereafter acquired or formed by the Borrower which on a consolidated basis for such Restricted Subsidiary and its Subsidiaries for the applicable Test Period, accounted for more than 5% of EBITDA, or (b) becomes a Subsidiary Loan Party as required pursuant to Section 5.10(f).

“Maximum Leverage Ratio” shall mean, (a) prior to the Financial Covenant Adjustment Date, (i) on any date of determination other than during an Acquisition Period or a Material Project Period, 5.00:1.00 and (ii) on any date of determination during an Acquisition Period and/or a Material Project Period, 5.50:1.00, and (b) on and after the Financial Covenant Adjustment Date, on any date of determination, 5.50:1.00.

“Maximum Rate” shall have the meaning assigned to such term in Section 9.09.

“Midstream Activities” shall mean with respect to any Person, collectively, the treatment, processing, gathering, dehydration, compression, blending, transportation, terminalling, storage, transmission, marketing, buying or selling or other disposition, whether for such Person’s own account or for the account of others, of oil, natural gas, natural gas liquids or other liquid or gaseous hydrocarbons, including that used for fuel or consumed in the foregoing activities, and water gathering and related activities in connection therewith; provided, that “Midstream Activities” shall in no event include the drilling, completion or servicing of oil or gas wells, including, without limitation, the ownership of drilling rigs.

“MLP Entity” means Summit Midstream Partners, LP, a Delaware limited partnership.

“MLP Entity’s Partnership Agreement” shall mean that certain First Amended and Restated Agreement of Limited Partnership of the MLP Entity, dated as of October 3, 2012.

“Moody’s” shall mean Moody’s Investors Service, Inc. or any successor thereto.

“Mortgaged Properties” shall mean all Real Property that is subject to a Mortgage that is delivered pursuant to the terms of this Agreement.

“Mortgages” shall mean the mortgages, deeds of trust and assignments of leases and rents delivered pursuant to the Collateral and Guarantee Requirement and pursuant to Section 5.10, each as amended, supplemented or otherwise modified from time to time, with respect to Mortgaged Properties, each in form and substance reasonably satisfactory to the Collateral Agent, including all such changes as may be required to account for local law matters.

“Multiemployer Plan” shall mean a multiemployer plan as defined in Section 3(37) of ERISA to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has or may have any liability or contingent liability.

“Net Income” shall mean, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends.

“Net Proceeds” shall mean:

(a)           100% of the cash proceeds actually received by the Borrower or any Restricted Subsidiary of the Borrower (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise and including casualty insurance settlements and condemnation awards, but only as and when received) from any loss, damage, destruction or condemnation of, or any sale, transfer or other disposition (including any sale and leaseback of assets) to any Person of any asset or assets of the Borrower or any such Restricted Subsidiary of the Borrower (other than those pursuant to Section 6.05(a), (b), (c), (e), (h), (i), or (j) of this Agreement) net of (i) attorneys’ fees, accountants’ fees, investment banking fees, sales commissions, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, required debt payments and required payments of other obligations relating to the applicable asset (other than any obligation pursuant to this Agreement or pursuant to Permitted Junior Debt) and any cash reserve for adjustment in respect of the sale price of such asset established in accordance with GAAP, including without limitation, pension and post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, provided, that upon termination of any such reserve, Net Proceeds are increased by the amount of funds from such reserve that are released to the Borrower or its applicable Restricted Subsidiary, other customary expenses and reasonable brokerage, consultant and other customary fees actually incurred in connection therewith, and (ii) Taxes paid or payable as a result thereof, including pursuant to Section 6.06; provided, that, subject to Section 6.04, if no Event of Default exists and the Borrower has delivered a certificate of a Responsible Officer of the Borrower to the Administrative Agent promptly following receipt of any such proceeds setting forth the Borrower’s intention to use any portion of such proceeds, to acquire, maintain, develop, construct, improve, upgrade or repair assets useful in the business or otherwise invest in the business of the Borrower and its Restricted Subsidiaries, or make investments pursuant to Section 6.04(j), in each case within twelve months of such receipt, such portion of such proceeds shall not constitute Net Proceeds, except to the extent (1) not so used within such twelve-month period or (2) not contracted to be used within such twelve-month period and not thereafter used within 180 days of such receipt; provided, further, that (A) no proceeds of the type described in this clause (a) realized in a single transaction or series of related transactions shall constitute Net Proceeds except to the extent such proceeds exceed U.S.$5.0 million and (B) no proceeds of the type described in this clause (a) shall constitute Net Proceeds in any fiscal year except to the extent the aggregate amount of all such proceeds in such fiscal year exceeds U.S.$10.0 million; and

(b)           100% of the cash proceeds from the incurrence, issuance or sale by the Borrower or any Restricted Subsidiary of any Indebtedness (other than Permitted Indebtedness), net of all taxes and fees (including investment banking fees), commissions, costs and other expenses, in each case incurred in connection with such issuance or sale.

For purposes of calculating the amount of Net Proceeds, fees, commissions and other costs and expenses payable to the Borrower or any of its Affiliates shall be disregarded, except for financial advisory fees customary in type and amount paid to Affiliates of the Sponsor.

“New Lender” shall mean a Lender under this Agreement who is not an Existing Lender.

“New Revolving Facility Loans” shall have the meaning assigned to such term in Section 2.01(d).

“Non-Consenting Lender” shall have the meaning assigned to such term in Section 2.19(c).

“Non-Recourse Debt” shall mean Indebtedness (a) as to which neither the Borrower nor any of its Restricted Subsidiaries (i) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), (ii) is directly or indirectly liable as a guarantor or otherwise or (iii) constitutes the lender; (b) no default with respect to which (including any rights that the holders of such Indebtedness may have to take enforcement action against an Unrestricted Subsidiary) would permit, upon notice, lapse of time or both, any holder of any other Indebtedness of the Borrower or any of its Restricted Subsidiaries to declare a default on such other Indebtedness or cause the payment of the Indebtedness to be accelerated or payable prior to its stated maturity; and (c) as to which the lenders of such Indebtedness have been notified in writing that they will not have any recourse to the Equity Interests or other Property of the Borrower or its Restricted Subsidiaries; provided, that the Borrower or any Restricted Subsidiary may pledge its Equity Interests in any Subsidiary that is not a Restricted Subsidiary or an Included Entity.

“Non-U.S. Lender” shall have the meaning assigned to such term in Section 2.17(e).

“Obligations” shall mean all amounts owing to any of the Agents, any Issuing Bank, any Lender or any other Secured Party pursuant to the terms of this Agreement or any other Loan

Document (including all Loan Document Obligations), all amounts owing to any Cash Management Bank pursuant to the terms of any Secured Cash Management Agreement, all Secured Swap Obligations owing to any Secured Swap Agreement Counterparty pursuant to the terms of any Secured Swap Agreement, all amounts owing pursuant to the terms of any Guarantee of this Agreement or any other Loan Document, and all amounts owing pursuant to the terms of any Guarantee of any Secured Swap Obligations or Secured Cash Management Agreement (to the extent such Guarantee of such Secured Swap Obligations or such Secured Cash Management Agreement is otherwise permitted hereunder), together with the due and punctual performance of all other obligations of the Borrower and each Loan Party under or pursuant to the terms of this Agreement, the other Loan Documents, any Secured Cash Management Agreement and any Secured Swap Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising, and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any bankruptcy or insolvency laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding.

“Other Swap Agreement” shall mean any Swap Agreement permitted by Section 6.13 that is entered into by and between the Borrower or any Restricted Subsidiary, on the one hand, and any Person that is not a Lender, an Agent or a Joint Lead Arranger or an Affiliate of a Lender, an Agent or a Joint Lead Arranger, on the other hand.

“Other Taxes” shall mean any and all present or future stamp or documentary taxes or any other excise or property, intangible or mortgage recording taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents.

“Parent Company” shall mean the Sponsor, the MLP Entity, the General Partner or any Subsidiary of any of the foregoing that, directly or indirectly, owns any of the issued and outstanding Equity Interests of the Borrower.

“Participant” shall have the meaning assigned to such term in Section 9.04(c).

“Participant Register” shall have the meaning assigned to such term in Section 9.04(d).

“PBGC” shall mean the Pension Benefit Guaranty Corporation referred to and defined in ERISA.

“Perfection Certificate” shall mean a certificate in the form of Annex A hereto, or any other form approved by the Collateral Agent.

“Permitted Business Acquisition” shall mean any acquisition by the Borrower or any Restricted Subsidiary of the assets of or Equity Interests in (including an acquisition of all or substantially all the assets of or all the Equity Interests in) a Person or division or line of business of a Person, other than such acquisition of the assets of or Equity Interests in any Loan Party, if (a) such acquisition was not preceded by, or effected pursuant to, an unsolicited or hostile offer, (b) such acquired Person, division or line of business of a Person is, or is engaged in, any business or business activity conducted by the Borrower and its Subsidiaries on the Restatement

Date, Midstream Activities and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar or complementary thereto or a reasonable extension, development or expansion thereof or ancillary thereto; provided, that no such activity or expansion shall in any event include the drilling, completion or servicing of oil or gas wells, including the ownership of drilling rigs, (c) all transactions related to such acquisition shall be consummated in accordance with applicable laws, (d) both immediately before and after giving effect thereto:  (i) no Default or Event of Default shall have occurred and be continuing or would result therefrom, (ii) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such acquisition with the Financial Performance Covenants, each recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries, (e) all actions (if any) required, necessary or appropriate to comply with the Collateral and Guarantee Requirement with respect to such acquired assets, or Equity Interests shall have been taken on or prior to the consummation of such acquisition, (f) to the extent required by Section 5.04(e), the Borrower shall have delivered to the Administrative Agent the relevant certification, documentation and financial information for such Restricted Subsidiary or assets and (g) any acquired Person shall not be liable for any Indebtedness (except for Permitted Indebtedness).

“Permitted Indebtedness” shall mean all Indebtedness permitted to be incurred under Section 6.01.

“Permitted Holder” shall mean each of the Sponsor and the Sponsor Affiliates.

“Permitted Investments” shall mean:

(a)           direct obligations of the United States of America or any agency thereof or obligations guaranteed by the United States of America or any agency thereof, in each case with maturities not exceeding two years;

(b)           time deposit accounts, certificates of deposit and money market deposits maturing within 180 days of the date of acquisition thereof issued by a bank or trust company that is organized under the laws of the United States of America, any state thereof, or any foreign country recognized by the United States of America, having capital, surplus and undivided profits in excess of U.S.$250.0 million and whose long-term debt, or whose parent holding company’s long-term debt, is rated A (or such similar equivalent rating or higher) by at least one nationally recognized statistical rating organization (as defined in Rule 436 under the Securities Act);

(c)           repurchase obligations with a term of not more than 180 days for underlying securities of the types described in clause (a) above entered into with a bank meeting the qualifications described in clause (b) above;

(d)           commercial paper, maturing not more than one year after the date of acquisition, issued by a corporation (other than an Affiliate of the Borrower) organized and in existence under the laws of the United States of America or any foreign country recognized by the United States of America with a rating at the time as of which any investment therein is made of P-1 (or higher) according to Moody’s, or A-1 (or higher) according to S&P;

(e)           securities with maturities of two years or less from the date of acquisition issued or fully guaranteed by any State, commonwealth or territory of the United States of America or by any political subdivision or taxing authority thereof, and rated at least A by S&P or A-2 by Moody’s;

(f)            shares of mutual funds whose investment guidelines restrict 95% of such funds’ investments to those satisfying the provisions of clauses (a) through (e) above;

(g)           money market funds that (i) comply with the criteria set forth in Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least U.S.$500.0 million; and

(h)           time deposit accounts, certificates of deposit and money market deposits in an aggregate face amount not in excess of 1/2 of 1% of Consolidated Total Assets, as of the end of the Borrower’s most recently completed fiscal year.

“Permitted Junior Debt” shall mean (a) unsecured subordinated Indebtedness issued or incurred by the Borrower or the Borrower and Finance Co, as co-borrowers, and (b) unsecured senior Indebtedness issued by the Borrower or the Borrower and Finance Co, as co-borrowers, the terms of which, in the case of each of clauses (a) and (b), (i) (A) do not provide for a final maturity date, scheduled amortization or any other scheduled repayment, mandatory redemption or sinking fund obligation prior to the date that is 90 days after the Stated Maturity Date (provided, that the terms of such Permitted Junior Debt may require the payment of interest from time to time), (B) do not contain covenants and events of default that, taken as a whole, are more restrictive than the covenants and Events of Default set forth in this Agreement and the other Loan Documents, (C) provide for covenants and events of default customary for Indebtedness of a similar nature as such Permitted Junior Debt and (D) in the case of unsecured subordinated Indebtedness, provide for subordination of payments in respect of such Indebtedness to the Obligations and guarantees thereof under the Loan Documents customary for high yield securities and (ii) in respect of which no Subsidiary of the Borrower that is not an obligor under the Loan Documents is an obligor; provided, that immediately prior to and after giving effect on a Pro Forma Basis to any incurrence of Permitted Junior Debt, no Default or Event of Default shall have occurred and be continuing or would result therefrom and the Borrower would be in compliance on a Pro Forma Basis with the Financial Performance Covenants as of the most recently completed fiscal quarter for which financial statements are available.

“Permitted Real Property Liens” shall mean with respect to any Real Property (including any Gathering System Real Property), the Liens and other encumbrances described in clauses (a), (b), (c), (d), (e), (h), (i), (j), (k), (l), (m), (v), (w), (x), (y), (aa), (bb), (cc) or (ee) of Section 6.02.

“Permitted Refinancing Indebtedness” shall mean any Indebtedness issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund (collectively, to “Refinance”), the Indebtedness being Refinanced (or previous refinancings thereof constituting Permitted Refinancing Indebtedness); provided, that (a) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis after giving effect to such Permitted Refinancing Indebtedness, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries, (b) the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so Refinanced (plus unpaid accrued interest, breakage costs and premium thereon), (c) the average life to maturity of such Permitted Refinancing Indebtedness is greater than or equal to that of the Indebtedness being Refinanced, (d) if the Indebtedness being Refinanced is subordinated in right of payment to the Obligations under this Agreement, such Permitted Refinancing Indebtedness shall be subordinated in right of payment to such Obligations on terms at least as favorable to the Lenders as those contained in the documentation governing the Indebtedness being Refinanced, (e) no Permitted Refinancing Indebtedness shall have additional obligors, Guarantees or security than the Indebtedness being Refinanced, and (f) if the Indebtedness being Refinanced is secured by any collateral (whether equally and ratably with, or junior to, the Secured Parties or otherwise), such Permitted Refinancing Indebtedness may be secured by such collateral on terms no less favorable to the Secured Parties than those contained in the documentation governing the Indebtedness being Refinanced.

“Person” shall mean any natural person, corporation, business trust, joint venture, association, company, partnership, limited liability company, individual or family trusts, or government or any agency or political subdivision thereof.

“Pipeline Systems” shall mean, collectively, (a) the natural gas gathering pipelines and other appurtenant facilities such as meters and valve yard facilities located in the States of Texas and Colorado owned by one or more of the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary in connection with its or their Midstream Activities and (b) any other pipelines and other appurtenant facilities such as meters and valve yard facilities, located in Texas, Colorado or any other state, now or hereafter owned by one or more of the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary in connection with its or their Midstream Activities.

“Pipeline Systems Real Property” shall mean, on any date of determination, any Real Property on which any Pipeline System owned, held or leased by the Borrower or any Subsidiary Loan Party at such time is located.

“Plan” shall mean any employee pension benefit plan subject to the provisions of Title IV of ERISA or Section 412 or 430 of the Code or Section 302 of ERISA and to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has or may have any liability or contingent liability.

“Platform” shall have the meaning assigned to such term in Section 9.17(b).

“Pledged Collateral”, with respect to particular Collateral, shall have the meaning assigned to such term in the Collateral Agreement applicable to such Collateral.

“Power Purchase Agreements” shall mean those one or more agreements entered into for the purpose of (a) minimizing exposure to the volatility in power prices associated with operating electric-drive compression in the ordinary course of business and not for speculative purposes, and/or (b) purchasing power for use in the ordinary course of business, in each case, along with any related schedules or confirmations and as amended, supplements, restated or otherwise modified from time to time.

“primary obligor” shall have the meaning given such term in the definition of the term “Guarantee.”

“Pro Forma Basis” shall mean, in connection with any calculation of compliance with any financial covenant or term, the calculation thereof after giving effect on a pro forma basis to the change in such calculation required by the applicable provision hereof, and otherwise on a basis in accordance with GAAP as used in the preparation of the latest financial statements provided pursuant to Section 5.04 and otherwise reasonably satisfactory to the Administrative Agent.  EBITDA shall be calculated on a Pro Forma Basis to give effect to the Transactions, any Asset Acquisition or Asset Disposition, in each case, consummated at any time on or after the first day of the four consecutive fiscal quarter period ended on or before the occurrence of such event thereof (the “Reference Period”) as if the Transactions, such Asset Acquisition or Asset Disposition had been consummated on the first day of such Reference Period:

(a)           in making any determination of EBITDA on a Pro Forma Basis, pro forma effect shall be given to any Asset Disposition and to any Asset Acquisition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), in each case that occurred during the Reference Period (or, unless the context otherwise requires, occurring during the Reference Period or thereafter and through and including the date upon which the respective Asset Acquisition or Asset Disposition is consummated); and

(b)           in making any determination on a Pro Forma Basis, (i) all Indebtedness (including Indebtedness incurred or assumed and for which the financial effect is being calculated, whether incurred under this Agreement or otherwise, but excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) incurred or permanently repaid during the Reference Period shall be deemed to have been incurred or repaid at the beginning of such period, (ii) Interest Expense of such Person attributable to interest on any Indebtedness, for which pro forma effect is being given as provided in preceding clause (i), bearing floating interest rates shall be computed on a pro forma basis as if the rates that would have been in effect during the period for which pro forma effect is being given had been actually in effect during such periods and (iii) with respect to distributions made pursuant to Section 6.06(e), pro forma effect shall be given to the decrease in cash and Permitted Investments resulting from such distributions.

For the avoidance of doubt, when making a determination on a Pro Forma Basis, any Asset Acquisition or Asset Disposition involving Equity Interests (including any Equity Interests in an Included Entity) owned by the Borrower, any Restricted Subsidiary or any Included Entity shall be treated as if such acquisition or disposition had occurred on the first day of the applicable Reference Period.  Pro forma calculations made pursuant to the definition of the term

“Pro Forma Basis” shall be determined in good faith by a Responsible Officer of the Borrower and, for any fiscal period ending on or prior to the first anniversary of an Asset Acquisition or Asset Disposition (or any similar transaction or transactions that require a waiver or consent of the Required Lenders pursuant to Section 6.04 or 6.05), may include adjustments to reflect operating expense reductions and other operating improvements or synergies reasonably expected to result from such Asset Acquisition, Asset Disposition or other similar transaction, to the extent that the Borrower delivers to the Administrative Agent (A) a certificate of a Financial Officer of the Borrower setting forth such operating expense reductions and other operating improvements or synergies and (B) information and calculations supporting in reasonable detail such estimated operating expense reductions and other operating improvements or synergies.

“Projections” shall mean the projections of the Borrower and its Restricted Subsidiaries included in the Borrower’s Presentation and any other projections and any forward-looking statements (including statements with respect to booked business) of such entities furnished to the Lenders or the Administrative Agent by or on behalf of the Borrower or any of its Restricted Subsidiaries prior to the Restatement Date.

“Property” shall mean any interest in any kind of property or asset, whether real, personal or mixed, tangible or intangible.

“Purchase Money Obligation” shall mean, for any Person, the obligations of such Person in respect of Indebtedness (including Capital Lease Obligations) incurred for the purpose of financing all or any part of the purchase price of any Property (including Equity Interests of any Person) or the cost of installation, construction or improvement of any property and any refinancing thereof; provided, that (a) such Indebtedness is incurred prior to, contemporaneously with or within 270 days after such acquisition, installation, construction or improvement and (b) the amount of such Indebtedness does not exceed 100% of the cost of such acquisition, installation, construction or improvement, as the case may be, including related transaction costs, fees and expenses.

“Qualified Notes Offering” means the issuance by the Borrower or by the Borrower and Finance Co, whether in one offering or multiple offerings on an aggregate basis, of Indebtedness permitted by (and in accordance with) Section 6.01(n) with gross proceeds equaling or exceeding U.S.$200.0 million.

“RBS” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“RBSSI” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Real Property” shall mean, collectively, all right, title and interest of the Borrower or any Restricted Subsidiary in and to any and all parcels of real property owned or leased by, or subject to any rights of way, easements, servitudes, permits, licenses or other instruments in favor of, the Borrower or any Restricted Subsidiary together with all Improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease, occupancy, use or operation thereof.

“Red Rock Acquisition” shall mean the acquisition by the MLP Entity, the Borrower or any Restricted Subsidiary of the Equity Interests in any Red Rock Entity or any Red Rock Properties.

“Red Rock Entity” shall mean Red Rock Gathering Company, LLC or any of its Subsidiaries.

“Red Rock Properties” shall mean all right, title and interest of any Red Rock Entity in and to any and all parcels of real property owned or leased by, or subject to any rights of way, easements, servitudes, permits, licenses or other instruments in favor of, such Red Rock Entity together with all Improvements and appurtenant fixtures, easements and other property and rights incidental to the ownership, lease, occupancy, use or operation thereof.

“Reference Period” shall have the meaning assigned to such term in the definition of the term “Pro Forma Basis.”

“Refinance” shall have the meaning assigned to such term in the definition of the term “Permitted Refinancing Indebtedness,” and “Refinanced” and “Refinancing” shall have a meaning correlative thereto.

“Register” shall have the meaning assigned to such term in Section 9.04(b).

“Regulation S-X” shall mean Regulation S-X promulgated under the Securities Act.

“Regulation U” shall mean Regulation U of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Regulation X” shall mean Regulation X of the Board as from time to time in effect and all official rulings and interpretations thereunder or thereof.

“Related Parties” shall mean, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Release” shall mean any placing, spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing or depositing in, into or onto the Environment.

“Remaining Present Value” shall mean, as of any date with respect to any lease, the present value as of such date of the scheduled future lease payments with respect to such lease, determined with a discount rate equal to a market rate of interest for such lease reasonably determined at the time such lease was entered into.

“Reportable Event” shall mean any reportable event as defined in Section 4043(c) of ERISA or the regulations issued thereunder, other than those events as to which the 30-day notice period has been waived, with respect to a Plan.

“Required Lenders” shall mean, at any time, Lenders having (a) Loans (other than Swingline Loans) outstanding, (b) Revolving L/C Exposures, (c) Swingline Exposures and (d) Available Unused Commitments, that taken together, represent more than 50% of the sum of all (i) Loans (other than Swingline Loans) outstanding, (ii) Revolving L/C Exposures, (iii) Swingline Exposures, and (iv) the total Available Unused Commitments at such time; provided, that the Loans, Revolving L/C Exposures, Swingline Exposures and Commitments of, held by or deemed to be held by any Defaulting Lender shall be excluded for purposes of making a determination of the Required Lenders.

“Responsible Officer” of any Person shall mean any executive officer, Financial Officer, director, general partner, managing member or sole member of such Person and any other officer or similar official thereof responsible for the administration of the obligations of such Person in respect of this Agreement.

“Restatement Date” shall mean November 1, 2013.

“Restatement Date Mortgage Amendment” shall have the meaning set forth in clause (h) of the definition of Collateral and Guarantee Requirements.

“Restatement Date Mortgaged Gathering Station Real Property” shall mean the Real Property listed on Schedule 1.01(b), which such Schedule sets forth all Real Property subject to a Mortgage on the Restatement Date on which Gathering Stations are located.

“Restatement Date Mortgaged Pipeline Systems Real Property” shall mean the Real Property listed on Schedule 1.01(c), which such Schedule sets forth all Real Property subject to a Mortgage on the Restatement Date on which Pipeline Systems are located and which, together with the Restatement Date Mortgaged Gathering Station Real Property, constitutes a substantial majority (as mutually agreed by the Borrower and the Collateral Agent each acting reasonably and in good faith) of the value (including the fair market value of improvements owned by the Borrower or any Subsidiary Loan Party and located thereon or thereunder) of the Gathering System Real Property as of the Restatement Date.

“Restricted Subsidiary” shall mean all Subsidiaries of the Borrower that are not Unrestricted Subsidiaries.

“Revolving Facility” shall mean the Revolving Facility Commitments and the extensions of credit made hereunder by the Revolving Facility Lenders.

“Revolving Facility Borrowing” shall mean a Borrowing comprised of Revolving Facility Loans.

“Revolving Facility Commitment” shall mean, with respect to each Revolving Facility Lender, the commitment of such Revolving Facility Lender to make Eurodollar Loans and ABR Loans pursuant to Section 2.01 representing the maximum aggregate permitted amount of such Revolving Facility Lender’s Revolving Facility Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to Section 2.08, (b) increased from time to time pursuant to Section 2.20, (c) reduced or increased from time to time pursuant to assignments by or to such Lender under Section 9.04 and (d) otherwise modified as permitted by this Agreement.

The initial amount of each Revolving Facility Lender’s Revolving Facility Commitment is set forth on Schedule 2.01, or in the Assignment and Acceptance pursuant to which such Revolving Facility Lender shall have assumed its Revolving Facility Commitment, as applicable.  The aggregate amount of the Revolving Facility Commitments on the date hereof is U.S.$700.0 million.  To the extent applicable, Revolving Facility Commitments shall include the Incremental Commitments of any Incremental Lender.

“Revolving Facility Credit Exposure” shall mean, at any time, the sum of (a) the aggregate principal amount of the Revolving Facility Loans outstanding at such time, (b) the Swingline Exposure at such time and (c) the Revolving L/C Exposure at such time.  The Revolving Facility Credit Exposure of any Revolving Facility Lender at any time shall be the sum of (a) the aggregate principal amount of such Revolving Facility Lender’s Revolving Facility Loans outstanding at such time and (b) such Revolving Facility Lender’s Revolving Facility Percentage of the Swingline Exposure and Revolving L/C Exposure at such time.

“Revolving Facility Lender” shall mean a Lender with a Revolving Facility Commitment or with outstanding Revolving Facility Loans (including any Incremental Lender).

“Revolving Facility Loan” shall mean a Revolving Credit Loan made to the Borrower by a Revolving Facility Lender pursuant to Section 2.01 or an Incremental Lender pursuant to Section 2.20.  Each Revolving Facility Loan shall be a Eurodollar Loan or an ABR Loan.

“Revolving Facility Percentage” shall mean, with respect to any Revolving Facility Lender, the percentage of the total Revolving Facility Commitments represented by such Lender’s Revolving Facility Commitment.  If the Revolving Facility Commitments have terminated or expired, the Revolving Facility Percentages shall be determined based upon the Revolving Facility Commitments most recently in effect, giving effect to any assignments pursuant to Section 9.04.

“Revolving L/C Commitment” shall mean, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit pursuant to Section 2.05, as such commitment may be (a) ratably reduced from time to time upon any reduction in the Revolving Facility Commitments pursuant to Section 2.08, (b) reduced or increased from time to time pursuant to assignments by or to such Issuing Bank under Section 9.04 and (c) otherwise modified as permitted by this Agreement.  The amount of each Issuing Bank’s Revolving L/C Commitment as of the Restatement Date is set forth in Schedule 2.01, or in the Assignment and Acceptance pursuant to which any Lender that becomes an Issuing Bank shall have assumed its Revolving L/C Commitment, as applicable.  The aggregate amount of the Revolving L/C Commitment of the Issuing Banks on the date hereof is U.S.$40.0 million.

“Revolving L/C Disbursement” shall mean a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit, including, for the avoidance of doubt, a payment or disbursement made by an Issuing Bank pursuant to a Letter of Credit upon or following the reinstatement of such Letter of Credit.

“Revolving L/C Exposure” shall mean at any time the sum of (a) the aggregate undrawn amount of all Letters of Credit outstanding at such time and (b) the aggregate principal amount of all Revolving L/C Disbursements that have not yet been reimbursed at such time.  The Revolving L/C Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Revolving L/C Exposure at such time.

“Revolving L/C Participation Fees” shall have the meaning set forth in Section 2.12(b).

“Revolving L/C Reimbursement Obligation” shall mean the Borrower’s obligation to repay Revolving L/C Disbursements as provided in Sections 2.05(e) and (f).

“rights of way” shall have the meaning assigned to such term in Section 3.17(c).

“S&P” shall mean Standard & Poor’s Ratings Services, Inc., a division of The McGraw-Hill Companies, Inc, or any successor thereto.

“Sale and Lease-Back Transaction” shall have the meaning assigned to such term in Section 6.03.

“Sanctions” shall mean any economic sanction administered or enforced by the United States government (including without limitation, the U.S. Department of Treasury’s Office of Foreign Assets Control), the United Nations Security Council, the European Union, Her Majesty’s Treasury or the other relevant sanctions authority.

“SEC” shall mean the Securities and Exchange Commission or any successor thereto.

“Secured Cash Management Agreement” shall mean any Cash Management Agreement that is entered into by and between any Loan Party and any Cash Management Bank, in connection with which such Cash Management Bank obtains the benefits of the Collateral Documents by virtue of the provisions hereof.

“Secured Parties” shall mean (a) the Lenders, (b) the Administrative Agent, (c) the Collateral Agent, (d) each Issuing Bank, (e) each Secured Swap Agreement Counterparty, (f) each Cash Management Bank and (g) the successors and permitted assigns of each of the foregoing.

“Secured Swap Agreement” shall mean any Swap Agreement permitted by Section 6.13 that is entered into by and between the Borrower or any Subsidiary Loan Party and a Secured Swap Agreement Counterparty.

“Secured Swap Agreement Counterparty” shall mean each Person that is a Lender or an Affiliate of a Lender (a) at the time such Person enters into a Secured Swap Agreement or (b) on the Restatement Date and is a party to a Secured Swap Agreement on such date.

“Secured Swap Obligations” shall mean all amounts owing to any Secured Swap Agreement Counterparty pursuant to the terms of any Secured Swap Agreement, but excluding all Excluded Swap Obligations.

“Securities Act” shall mean the Securities Act of 1933, as amended.

“Senior Secured Leverage Ratio” shall mean, on any date, the ratio of (a) Consolidated First Lien Net Debt as of such date to (b) EBITDA for the applicable Test Period most recently ended as of such date, all determined on a consolidated basis in accordance with GAAP; provided, that to the extent any Asset Disposition or any Asset Acquisition (or any similar transaction or transactions that require a waiver or a consent of the Required Lenders pursuant to Section 6.04 or Section 6.05) or incurrence or repayment of Indebtedness (excluding normal fluctuations in revolving Indebtedness incurred for working capital purposes) has occurred during the relevant Test Period, the Leverage Ratio shall be determined for the respective Test Period on a Pro Forma Basis for such occurrences.

“Sole Bookrunner” shall have the meaning assigned to such term in the introductory paragraph of this Agreement.

“Specified Equity Contribution” shall mean, with respect to any fiscal quarter, an amount equal to the amount of cash that is (a) received by the MLP Entity from a source other than the Borrower or any Subsidiary thereof and (b) contributed by the MLP Entity to the Borrower in exchange for the issuance by the Borrower of additional Equity Interests in the Borrower (or otherwise as an equity contribution), in each case during the period between (and inclusive of) the first day of such fiscal quarter and the day that is ten days after the day on which financial statements with respect to such fiscal quarter are required to be delivered pursuant to Section 5.04(a) or Section 5.04(b) (provided, that with respect to the fiscal quarter in which the Restatement Date occurs, such amount shall include only any equity contribution that has been received after the Restatement Date); provided, that (i) the Borrower delivers written notice to the Administrative Agent concurrently with delivery of a timely delivered certificate required by Section 5.04(c) that it has elected to treat such equity contribution as a Specified Equity Contribution and clearly setting forth such equity contribution in the computation required by clause (ii) of such Section 5.04(c); (ii) there is at least one fiscal quarter in each four consecutive fiscal quarter period in which no Specified Equity Contribution has been made; (iii) the amount of the equity contribution deemed to be a Specified Equity Contribution shall not be greater than the amount required (in the sole discretion of the Administrative Agent) to cause the Borrower to be in compliance with the Financial Performance Covenants; (iv) there shall be no more than five Specified Equity Contributions in the aggregate during the Availability Period; and (v) any additional Equity Interests in the Borrower issued to the MLP Entity in connection with a Specified Equity Contribution shall upon such issuance be pledged to the Collateral Agent in accordance with the Collateral and Guarantee Requirement.

“Sponsor Affiliate” shall mean each Affiliate of the Sponsor that is neither a portfolio company nor a company controlled by a portfolio company.

“Sponsor” shall mean Summit Midstream Partners, LLC, a Delaware limited liability company.

“Stated Maturity Date” shall mean November 1, 2018 (or if such date is not a Business Day, the next succeeding Business Day).

“Statutory Reserves” shall mean a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board and any other banking authority, domestic or foreign, to which the Administrative Agent, any Lender or any Issuing Bank (including any branch, Affiliate or other fronting office making or holding a Loan or issuing a Letter of Credit) is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D).  Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to the Administrative Agent, any Lender or any Issuing Bank under such Regulation D or any comparable regulation.  Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

“Subordinated Intercompany Debt” shall have the meaning assigned to such term in Section 6.01(e).

“Subsidiary” shall mean, with respect to any Person (herein referred to as the “parent”), any corporation, partnership, association, joint venture, limited liability company or other business entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or more than 50% of the general partnership interests are, at the time any determination is being made, directly or indirectly, owned, Controlled or held by such Person.  Unless otherwise specified, all references herein to a “Subsidiary” or to “Subsidiaries” shall refer to a Subsidiary or Subsidiaries of the Borrower.

“Subsidiary Loan Party” shall mean (a) each Subsidiary of the Borrower that is a party to the Collateral Agreement as of the Restatement Date and (b) each other Subsidiary of the Borrower that joins the Collateral Agreement after the Restatement Date pursuant to the requirements set forth in Section 5.10(e) or otherwise; provided, that in no event shall an Unrestricted Subsidiary be a Subsidiary Loan Party.

“Supplemental Collateral Agent” shall have the meaning assigned to such term in Section 8.13(a).

“Swap Agreement” shall mean (a) any agreement with respect to any swap, forward, future or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions and (b) any and all transactions of any kind, and the related confirmations that are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement to the extent relating to any of the transactions described in the preceding clause (a), in each case, together with any related schedules or confirmations and as amended, supplements, restated or otherwise modified from time to time; provided, that in no event shall any agreement for the sale of retainage gas in the ordinary course of business be deemed to be a “Swap Agreement.”

“Swap Obligation” shall mean, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Swingline Borrowing” shall mean a Borrowing comprised of Swingline Loans.

“Swingline Borrowing Request” shall mean a request by the Borrower substantially in the form of Exhibit C-2.

“Swingline Commitment” shall mean, with respect to each Swingline Lender, the commitment of such Swingline Lender to make Swingline Loans pursuant to Section 2.04.  The aggregate amount of the Swingline Commitments on the Restatement Date is U.S.$35 million.

“Swingline Exposure” shall mean at any time the aggregate principal amount of all outstanding Swingline Borrowings at such time.  The Swingline Exposure of any Revolving Facility Lender at any time shall mean its Revolving Facility Percentage of the aggregate Swingline Exposure at such time.

“Swingline Lender” shall mean RBS, in its capacity as a lender of Swingline Loans, and/or any other Revolving Facility Lender as successor or lender of Swingline Loans hereunder.

“Swingline Loans” shall mean the swingline loans made to the Borrower pursuant to Section 2.04.

“Taxes” shall mean any and all present or future taxes, levies, imposts, duties (including stamp duties), deductions, charges (including ad valorem charges) or withholdings imposed by any Governmental Authority and any and all additions to tax, interest and penalties related thereto.

“Test Period” shall mean, at any date of determination, the most recently completed four consecutive fiscal quarters of the Borrower ending on or prior to such date.

“Transactions” shall mean, collectively, the transactions to occur on or prior to the Restatement Date pursuant to the Loan Documents, including (a) the execution and delivery of the Loan Documents; (b) any borrowings on the Restatement Date; and (c) the payment of all fees and expenses owing in connection with the foregoing.

“Type,” when used in respect of any Loan or Borrowing, shall refer to the Rate by reference to which interest on such Loan or on the Loans comprising such Borrowing is determined.  For purposes hereof, the term “Rate” shall include the Adjusted Eurodollar Rate and the Alternate Base Rate.

“UCC” shall mean (a) the Uniform Commercial Code as in effect in the applicable jurisdiction and (b) certificate of title or other similar statutes relating to “rolling stock” or barges as in effect in the applicable jurisdiction.

“U.S. Bankruptcy Code” shall mean Title 11 of the United States Code, as amended, or any similar federal or state law for the relief of debtors.

“U.S. Dollars” or “U.S.$” shall mean the lawful currency of the United States of America.

“U.S.A. PATRIOT Act” shall have the meaning assigned to such term in Section 3.08(c).

“Unadjusted EBITDA” shall mean, for any period, the EBITDA for such period, determined without including any Material Project EBITDA Adjustments or any EBITDA attributable to an Included Entity.

“Undisclosed Administration” shall mean, in relation to a Lender, the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Lender is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unrestricted Subsidiary” shall mean a direct or indirect Subsidiary of the Borrower:

(a)                                 that is designated by the Borrower as an Unrestricted Subsidiary in a written notice provided to the Administrative Agent (which such notice shall include a certification by a Responsible Officer of the Borrower that (i) both before and after giving effect to such designation, no Default or Event of Default shall have occurred and be continuing, (ii) such designation complies with all requirements set forth in this definition), including that (x) at the time such Subsidiary is being designated as an Unrestricted Subsidiary, the Borrower or any of its Restricted Subsidiaries are permitted to make Investments pursuant to the terms of Section 6.04(a)(i), 6.04(i) or 6.04(k), as applicable, in an amount equal to the Investments previously made in the Subsidiary being designated an Unrestricted Subsidiary and that have not been repaid by such Subsidiary as dividends or distributions to any Loan Party, and (y) the amount of such Investments previously made by the Borrower or any of its Restricted Subsidiaries in such Subsidiary being designated an Unrestricted Subsidiary during the period from the Restatement Date to the applicable date of determination, and that have not been repaid via dividend or distribution to the Borrower or a Restricted Subsidiary, shall be included in the calculation of the aggregate amount of Investments permitted under Section 6.04(a)(i), 6.04(i) and 6.04(k).

(b)                                 that after giving effect to such designation, will have no Indebtedness other than Non-Recourse Debt and Indebtedness that is guaranteed pursuant to Section 6.01(p),

(c)                                  that, except as not prohibited by Section 6.07, after giving effect to such designation is not party to any transaction with the Borrower or any Restricted Subsidiary,

(d)                                 that after giving effect to such designation, as to which (i) neither the Borrower nor any Restricted Subsidiary has or would have any direct or indirect obligation for any obligation or liability of such Unrestricted Subsidiary, and (ii) neither the Borrower nor any Restricted Subsidiary is required to maintain or preserve such

Unrestricted Subsidiary’s financial condition or to cause such Person to achieve any specified levels of operating results, other than, in the case of clauses (i) and (ii), Guarantees that are permitted under Section 6.01 and Section 6.04 by the Borrower or any Restricted Subsidiary of obligations of any Unrestricted Subsidiary and other than the pledge by the Borrower or any Restricted Subsidiary of its Equity Interests in such Unrestricted Subsidiary to support Non-Recourse Debt of such Unrestricted Subsidiary.

If reasonably requested by the Administrative Agent, the Borrower shall have provided appropriate evidence demonstrating its compliance with the certifications set forth in the foregoing clause (a). If, at any time, any Unrestricted Subsidiary ceases to comply with the requirements set forth in clauses (b) through (d) of this definition, the applicable Unrestricted Subsidiary shall immediately thereupon be deemed to be a Restricted Subsidiary for all purposes of this Agreement and the other Loan Documents, including that any Indebtedness of such Subsidiary will be deemed to have been incurred by a Restricted Subsidiary of the Borrower as of such date.  The Borrower may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of the Borrower in an amount equal to the outstanding Indebtedness of such Unrestricted Subsidiary on such date of designation and such designation will only be permitted if no Default or Event of Default would be in existence after giving effect to such designation.  On the date of any designation of an Unrestricted Subsidiary as a Restricted Subsidiary (or on the date any Subsidiary is deemed to be a Restricted Subsidiary pursuant to the second sentence of this paragraph), to the extent that the Collateral and Guarantee Requirement or Section 5.10 requires such Subsidiary that has been redesignated or deemed to be a Restricted Subsidiary to take certain actions or enter into certain documents, such Subsidiary shall promptly (and in any event within 60 days or such longer period of time as the Collateral Agent may consent to in its sole discretion) comply therewith.

“Wholly Owned Subsidiary” of any Person shall mean a Subsidiary of such Person, all of the Equity Interests of which (other than directors’ qualifying shares or nominee or other similar shares required pursuant to applicable law) are owned, directly or indirectly, by such Person or any other Wholly Owned Subsidiary of such Person.

“Withdrawal Liability” shall mean liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part 1 of Subtitle E of Title IV of ERISA.

Section 1.02                             Terms Generally.  The definitions set forth or referred to in Section 1.01 shall apply equally to both the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation.”  All references herein to Articles, Sections, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Exhibits and Schedules to, this Agreement unless the context shall otherwise require.  Except as otherwise expressly provided herein, (i) any reference in this Agreement to any Loan Document or any other agreement or contract shall mean such document as amended, restated, supplemented or otherwise modified from time to time and (ii) any reference to any law shall include all statutory and regulatory provisions consolidating, amending, replacing or interpreting such law and any reference to any law or regulation shall, unless otherwise specified, refer to such law or regulation as amended, modified or supplemented from time to time.  Except as otherwise expressly provided herein, all financial statements to be delivered pursuant to this Agreement shall be prepared in accordance with United States generally accepted accounting principles applied on a consistent basis (“GAAP”) and all terms of an accounting or financial nature shall be construed and interpreted in accordance with GAAP, as in effect from time to time; provided, that to the extent GAAP shall change after the Restatement Date, the parties hereto agree to negotiate in good faith to modify the covenants herein so that they may be construed and interpreted in accordance with GAAP as then in effect, provided that until such modification has been agreed, the covenants herein shall be interpreted, and all computations of amounts and ratios referred to herein shall be made, on the basis of GAAP as in effect and applied immediately before such change shall have become effective.

Section 1.03                             Effectuation of Transfers.  Each of the representations and warranties of the Borrower contained in this Agreement (and all corresponding definitions) are made after giving effect to the Transactions, unless the context otherwise requires.

Section 1.04                             Existing Credit Agreement.  This Agreement restates and replaces, in its entirety, the Existing Credit Agreement.  Any reference in any of the other Loan Documents to the Existing Credit Agreement (howsoever defined) shall mean this Agreement.

ARTICLE II
THE CREDITS

Section 2.01                             Revolving Facility Commitments.  (a) Subject to the terms and conditions set forth herein, each Revolving Facility Lender agrees to make Revolving Facility Loans, in each case from time to time during the Availability Period, comprised of Eurodollar Loans and ABR Loans to the Borrower in U.S. Dollars in an aggregate principal amount that will not result in (i) such Lender’s Revolving Facility Credit Exposure exceeding such Lender’s Revolving Facility Commitment and (ii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Facility Loans.  The Revolving Facility shall be available as ABR Loans or Eurodollar Loans.

(b)                                 As of the Restatement Date and immediately prior to giving effect to the transactions contemplated hereby, each of the Existing Lenders has such Commitments in such aggregate principal amount as set forth under the caption “Existing Credit Agreement Commitments” on Schedule 2.01.

(c)                                  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, each of the Existing Lenders shall continue its Commitments in such aggregate principal amount as set forth under the “Restatement Date Commitments” caption on Schedule 2.01.

(d)                                 Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, each of the New Lenders shall have, on the Restatement Date, such Commitments in such aggregate principal amount as set forth under the “Restatement Date Commitments” caption on Schedule 2.01.

(e)                                  Subject to the terms and conditions set forth herein and in reliance upon the representations and warranties of Borrower set forth herein, each of the Increasing Lenders shall have, on the Restatement Date, such Commitments in such aggregate principal amount as set forth under the “Restatement Date Commitments” caption on Schedule 2.01.

Section 2.02                             Loans and Borrowings.  (a) Each Loan to the Borrower shall be made as part of a Borrowing consisting of Loans of the same Type, (i) in the event of Revolving Facility Loans made by the Revolving Facility Lenders ratably in accordance with their respective Revolving Facility Percentages on the date such Loans are made hereunder, (ii) in the event of Swingline Loans, made by the Swingline Lenders ratably in accordance with their respective Swingline Commitments, and (iii) in any other event, made by the Lenders ratably in accordance with their respective Commitments; provided, that the Loans to be made on the Restatement Date shall be sized such that, after giving effect thereto, each of the Revolving Lenders will have Revolving Loans outstanding proportionate to its Revolving Facility Percentage.  In the event that the Borrower requests a Borrowing that, after giving effect thereto, would cause the Revolving Facility Credit Exposure to exceed the total Revolving Facility Commitments, then the request for such Borrowing shall be deemed to be reduced to an amount equal to the difference between the total Revolving Facility Commitments and the Revolving Credit Exposure.  The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided, that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required.

(b)                                 Each Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.

(c)                                  At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that a Eurodollar Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments.  At the time that each ABR Borrowing by the Borrower is made, such Borrowing shall be in an aggregate amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum; provided, that an ABR Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Revolving Facility Commitments or that is required to finance the reimbursement of a Revolving L/C Disbursement as contemplated by Section 2.05(e).  Each Swingline Borrowing by the Borrower shall be in an amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum.  Borrowings of more than one Type may be outstanding at the same time; provided, that there shall not at any time be more than a total of ten (10) Interest Periods in respect of Borrowings outstanding under the Revolving Facility.

(d)                                 Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Stated Maturity Date.

Section 2.03                             Requests for Borrowings.  To request a Revolving Facility Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Borrowing consisting of Eurodollar Loans, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing, (b) in the case of a Borrowing consisting of ABR Loans, not later than 12:00 noon, New York City time, one Business Day before the date of the proposed Borrowing, or (c) in the case of a Borrowing consisting of ABR Loans to occur on the Restatement Date or the next succeeding Business Day, not later than 11:00 a.m., New York City time, on the Restatement Date.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or email of a properly executed PDF to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)                                     the aggregate amount of the requested Borrowing;

(ii)                                  the date of such Borrowing, which shall be a Business Day;

(iii)                               whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

(iv)                              in the case of a Borrowing consisting of a Eurodollar Loan, the initial Interest Period to be applicable thereto; and

(v)                                 the location and number of the Borrower’s account to which funds are to be disbursed.

If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing.  If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.  Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.

Section 2.04                             Swingline Loans.  (a) Subject to the terms and conditions set forth herein, each Swingline Lender agrees to make Swingline Loans to the Borrower from time to time during the Availability Period in U.S. Dollars, in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding the Swingline Commitment, (ii) the outstanding Swingline Loans of such Swingline Lender exceeding such Swingline Lender’s Swingline Commitments or (iii) the Revolving Facility Credit Exposure exceeding the total Revolving Facility Commitments; provided, that no Swingline Lender shall be required to make a Swingline Loan to refinance an outstanding Swingline Borrowing.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.  All Swingline Loans shall be ABR Loans under this Agreement.

(b)                                 To request a Swingline Borrowing, the Borrower shall notify the Swingline Lenders of such request by telephone (confirmed by a Swingline Borrowing Request by facsimile a copy of which shall also be delivered to the Administrative Agent) not later than 11:00 a.m., New York City time on the day of the proposed Swingline Borrowing.  Each such notice and Swingline Borrowing Request shall be irrevocable and shall specify the following information in compliance with Section 2.02:

(i)                                     the requested date (which shall be a Business Day),

(ii)                                  the amount of the requested Swingline Borrowing,

(iii)                               the term of such Swingline Loan, and

(iv)                              the location and number of the Borrower’s account to which funds are to be disbursed.

Each Swingline Lender shall make each Swingline Loan to be made by it hereunder in accordance with Section 2.02(a) on the proposed date thereof by wire transfer of immediately available funds by 3:00 p.m., New York City time, to the account of the Borrower (or, in the case of a Swingline Borrowing made to finance the reimbursement of a Revolving L/C Disbursement as provided in Section 2.05(e), by remittance to the applicable Issuing Bank).

(c)                                  A Swingline Lender may by written notice given to the Administrative Agent (and to the other Swingline Lenders) not later than 10:00 a.m., New York City time on any Business Day, require the Revolving Facility Lenders to acquire participations on such Business Day in all or a portion of the outstanding Swingline Loans made by it.  Such notice shall specify the aggregate amount of such Swingline Loans in which the Revolving Facility Lenders will participate.  Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each such Lender, specifying in such notice such Lender’s Revolving Facility Percentage of such Swingline Loan or Loans.  Each Revolving Facility Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent for the account of the applicable Swingline Lender, such Revolving Facility Lender’s Revolving Facility Percentage of such Swingline Loan or Loans.  Each Revolving Facility Lender acknowledges and agrees that its respective obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.  Each Revolving Facility Lender shall comply with its payment obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.06 with respect to Loans made by such Revolving Facility Lender (and Section 2.06 shall apply, mutatis mutandis, to such payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the applicable Swingline Lender the amounts so received by it from the Revolving Facility Lenders.  The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph (c), and thereafter payments by the Borrower in respect of such Swingline Loan shall be made to the Administrative Agent and not to the applicable Swingline Lender.  Any amounts received by a Swingline Lender from the Borrower (or any other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by such Swingline Lender of the proceeds of a sale of participations therein shall be remitted promptly to the Administrative Agent; any such amounts received by the Administrative Agent shall be remitted promptly by the Administrative Agent to the Revolving Facility Lenders that shall have made their payments pursuant to this paragraph and to such Swingline Lender, as their interests may appear; provided, that any such payment so remitted shall be repaid to such Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason.  The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

(d)                                 Each Revolving Lender acknowledges and agrees that, in making any Swingline Loan, the Swingline Lender shall be entitled to rely, and shall not incur any liability for relying, upon the representation and warranty of the Borrower deemed made pursuant to Section 4.01 unless, at least one Business Day prior to the time such Swingline Loan was made, the Required Lenders shall have notified the Swingline Lender (with a copy to the Administrative Agent) in writing that, as a result of one or more events or circumstances described in such notice, one or more of the conditions precedent set forth in Section 4.01 would not be satisfied if such Swingline Loan were then made (it being understood and agreed that, in the event the Swingline Lender shall have received any such notice, it shall have no obligation to make any Swingline Loan until and unless it shall be satisfied that the events and circumstances described in such notice shall have been cured or otherwise shall have ceased to exist).

Section 2.05                             Letters of Credit.  (a) General.  Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in U.S. Dollars for its own account or on behalf of any Restricted Subsidiary in a form, and containing terms, acceptable to the applicable Issuing Bank, at any time and from time to time during the Availability Period and prior to the date that is five Business Days prior to the Stated Maturity Date.  In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement or instrument submitted by the Borrower to, or entered into by the Borrower with, an Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control.

(b)                                 Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions.  To request the issuance of a Letter of Credit (or the amendment, renewal (other than an automatic renewal in accordance with paragraph (c) of this Section) or extension of an outstanding Letter of Credit), the Borrower shall deliver by hand or facsimile (or transmit by other electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent two Business Days in advance of the requested date of issuance, amendment, renewal or extension, a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the name and address of the beneficiary thereof and such other information as shall be necessary to issue, amend, renew or extend such Letter of Credit.  If requested by the applicable Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit.  A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension, (i) the Revolving Facility Credit Exposure shall not exceed the total Revolving Facility Commitments and (ii) the aggregate available amount of all Letters of Credit issued by any Issuing Bank shall not exceed such Issuing Bank’s Revolving L/C Commitment; provided, however, no Issuing Bank shall be required to make any Revolving L/C Disbursement without such Issuing Bank’s prior written approval if, after giving effect thereto, such Issuing Bank’s Revolving L/C Commitment would exceed U.S. $20,000,000.

(c)                                  Expiration Date.  Each Letter of Credit shall expire at or prior to the close of business on the earlier of (i) unless the applicable Issuing Bank agrees to a later expiration date, the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five Business Days prior to the Stated Maturity Date; provided, that any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which, in no event, shall extend beyond the date referred to in clause (ii) of this paragraph (c)).

(d)                                 Participations.  By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Facility Lenders, such Issuing Bank hereby grants to each Revolving Facility Lender, and each Revolving Facility Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Revolving Facility Lender’s Revolving Facility Percentage of the aggregate amount available to be drawn under such Letter of Credit.  In consideration and in furtherance of the foregoing, each Revolving Facility Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent for the account of the applicable Issuing Bank, in U.S. Dollars such Revolving Facility Lender’s Revolving Facility Percentage of each Revolving L/C Disbursement made by such Issuing Bank not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason.  Each Revolving Facility Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or Event of Default or reduction or termination of the Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.

(e)                                  Reimbursement.  If the applicable Issuing Bank shall make any Revolving L/C Disbursement in respect of a Letter of Credit, the Borrower shall reimburse such Revolving L/C Disbursement by paying to the Administrative Agent an amount equal to such Revolving L/C Disbursement in U.S. Dollars, not later than 3:00 p.m., New York City time, on the Business Day immediately following the date the Borrower receives notice under paragraph (g) of this Section of such Revolving L/C Disbursement; provided, that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 that such payment be financed with an ABR Loan in an equivalent amount, and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting Loan or Borrowing, as applicable.  If the Borrower fails to reimburse any Revolving

L/C Disbursement when due, then the Administrative Agent shall promptly notify the applicable Issuing Bank and each other Revolving Facility Lender of the applicable Revolving L/C Disbursement, the payment then due from the Borrower and, in the case of a Revolving Facility Lender, such Lender’s Revolving Facility Percentage thereof.  Promptly following receipt of such notice, each Revolving Facility Lender shall pay to the Administrative Agent in U.S. Dollars its Revolving Facility Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.06 with respect to Loans made by such Lender (and Section 2.06 shall apply, mutatis mutandis, to the payment obligations of the Revolving Facility Lenders), and the Administrative Agent shall promptly pay to the applicable Issuing Bank in U.S. Dollars the amounts so received by it from the Revolving Facility Lenders.  Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to the applicable Issuing Bank or, to the extent that Revolving Facility Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear.  Any payment made by a Revolving Facility Lender pursuant to this paragraph to reimburse an Issuing Bank for any Revolving L/C Disbursement shall not constitute a Loan and (other than the funding of an ABR Loan as contemplated above) shall not relieve the Borrower of its obligation to reimburse such Revolving L/C Disbursement.

(f)                                   Obligations Absolute.  The obligation of the Borrower to reimburse Revolving L/C Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by the applicable Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not strictly comply with the terms of such Letter of Credit or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder; provided, that, in each case, payment by the applicable Issuing Bank shall not have constituted gross negligence or willful misconduct as determined in a final, non-appealable judgment of a court of competent jurisdiction.  Neither the Administrative Agent, the Lenders nor any Issuing Bank, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of such Issuing Bank; provided, that the foregoing shall not be construed to excuse the applicable Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are determined by the non-appealable judgment of a court having competent jurisdiction to have been caused by (A) such Issuing Bank’s failure to exercise reasonable care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof or (B) such Issuing Bank’s refusal to issue a Letter of Credit to the extent that all conditions to issuance have been fully satisfied  in accordance with the terms of this Agreement.  The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct as determined in a final, nonappealable judgment of a court of competent jurisdiction on the part of the applicable Issuing Bank, such Issuing Bank shall be deemed to have exercised reasonable care in each such determination and each refusal to issue a Letter of Credit shall not result in any liability or responsibility.  In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented that appear on their face to be in substantial compliance with the terms of a Letter of Credit, the applicable Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit, and any such acceptance or refusal shall be deemed not to constitute gross negligence or willful misconduct.

(g)                                  Disbursement Procedures.  The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit.  Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by facsimile) of such demand for payment and whether such Issuing Bank has made or will make a Revolving L/C Disbursement thereunder; provided, that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Facility Lenders with respect to any such Revolving L/C Disbursement.

(h)                                 Interim Interest.  If an Issuing Bank shall make any Revolving L/C Disbursement, then, unless the Borrower shall reimburse such Revolving L/C Disbursement in full on the date such Revolving L/C Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such Revolving L/C Disbursement is made to but excluding the date that the Borrower reimburses such Revolving L/C Disbursement in full, at the rate per annum equal to the rate per annum then applicable to ABR Loans; provided, that, if such Revolving L/C Disbursement is not fully reimbursed by the Borrower when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply.  Interest accrued pursuant to this paragraph shall be paid to the Administrative Agent for the account of the applicable Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Facility Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Revolving Facility Lender to the extent of such payment.

(i)                                     Replacement of an Issuing Bank.  An Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank.  The Administrative Agent shall notify the Lenders of any such replacement of an Issuing Bank.  At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12.  From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous

Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require.  After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of such Issuing Bank under this Agreement with respect to Letters of Credit issued by it prior to such replacement but shall not be required to issue additional Letters of Credit.

(j)                                    Cash Collateralization.  If any Event of Default shall occur and be continuing, (i) in the case of an Event of Default described in Section 7.01(h) or 7.01(i), as provided in the following proviso or (ii) in the case of any other Event of Default or to the extent required by Section 2.11(b), on the second Business Day following the date on which the Borrower receives notice from the Administrative Agent (or, if the maturity of the Loans has been accelerated, Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent (or an account in the name of the Administrative Agent with another institution designated by the Administrative Agent), in the name of the Administrative Agent and for the benefit of the Lenders, an amount in cash in U.S. Dollars equal to the Revolving L/C Exposure in respect of the Borrower as of such date plus any accrued and unpaid interest thereon; provided, that, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Section 7.01, the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable in U.S. Dollars, without demand or other notice of any kind.  The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Sections 2.11(b) or 2.22(b).  Each such deposit pursuant to this paragraph or pursuant to Sections 2.11(b) or 2.22(b) shall be held by the Administrative Agent as collateral for the payment and performance of the obligations of the Borrower under this Agreement and the Borrower hereby grants to the Administrative Agent and its bailees for the benefit of the Administrative Agent, each Issuing Bank and the Lenders a security interest in such deposits (including all interest thereon and all proceeds thereof) and any deposit or securities accounts in which such deposits are held to secure the repayment of the Obligations under and in connection with the Letters of Credit and all other Obligations.  The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account.  Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of (A) for so long as an Event of Default shall be continuing, the Administrative Agent and (B) at any other time, the Borrower, in each case, in term deposits constituting Permitted Investments and at the risk and expense of the Borrower, such deposits shall not bear interest.  Interest or profits, if any, on such investments shall accumulate in such account.  Moneys in such account shall be applied by the Administrative Agent to reimburse each Issuing Bank for Revolving L/C Disbursements for which such Issuing Bank has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the Revolving L/C Reimbursement Obligations of the Borrower for the Revolving L/C Exposure at such time or, if the maturity of the Loans to the Borrower has been accelerated (but subject to the consent of Revolving Facility Lenders with Revolving L/C Exposure representing greater than 50% of the total Revolving L/C Exposure), be applied to satisfy other obligations of the Borrower under this Agreement.  If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three Business Days after all Events of Default have been cured or waived.  If the

Borrower is required to provide an amount of cash collateral hereunder pursuant to Sections 2.11(b) or 2.22(b), such amount together with interest thereon (to the extent not applied as aforesaid) shall be returned to the Borrower as and to the extent that, after giving effect to such return, the Borrower would remain in compliance with Section 2.11(b) or Section 2.22(b), respectively, and no Default or Event of Default shall have occurred and be continuing.

(k)                                 Additional Issuing Banks.  From time to time, the Borrower may by notice to the Administrative Agent designate up to four Lenders that agree (in their sole discretion) to act in such capacity and are reasonably satisfactory to the Administrative Agent as Issuing Banks.  Each such additional Issuing Bank shall execute a counterpart of this Agreement upon the approval of the Administrative Agent (which approval shall not be unreasonably withheld) and shall thereafter be an Issuing Bank hereunder for all purposes.

(l)                                     Reporting.  Each Issuing Bank shall (i) provide to the Administrative Agent copies of any notice received from the Borrower pursuant to Section 2.05(b) promptly upon receipt thereof, (ii) provide the Administrative Agent with a copy of the Letter of Credit, or the amendment, renewal or extension of the Letter of Credit, as applicable, on the Business Day on which such Issuing Bank issues, amends, renews or extends any Letter of Credit, (iii) on each Business Day on which such Issuing Bank makes any Revolving L/C Disbursement, advise the Administrative Agent of the date of such Revolving L/C Disbursement and the amount of such Revolving L/C Disbursement, (iv) furnish the Administrative Agent with such other information as the Administrative Agent shall reasonably request and (v) on any Business Day on which the Borrower fails to reimburse a Revolving L/C Disbursement required to be reimbursed to such Issuing Bank on such day, notify the Administrative Agent of the date of such failure and the amount of such Revolving L/C Disbursement.  If requested by any Lender, the Administrative Agent shall provide copies to such Lender of the documents referred to in clause (ii) of the preceding sentence.

(m)                             L/C Exposure Determination.  For purposes of determining availability under this Agreement, the amount of a Letter of Credit that, by its terms, provides for one or more automatic increases in the stated amount thereof shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at the time of determination.

Section 2.06                             Funding of Borrowings.  (a) Each Lender shall make each Loan to be made by it to the Borrower hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided, that Swingline Loans shall be made as provided in Section 2.04.  The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to such account of the Borrower as is designated by the Borrower in the Borrowing Request; provided, that ABR Loans made to finance the reimbursement of a Revolving L/C Disbursement and reimbursements as provided in Section 2.05(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.

(b)                                 Unless the Administrative Agent shall have received notice from a Lender prior to the proposed time of any Borrowing that such Lender will not make available to the

Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount.  In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand (without duplication) such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans.  If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.

Section 2.07                             Interest Elections.  (a) Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.  The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.  This Section shall not apply to Swingline Borrowings, which may not be converted or continued.

(b)                                 To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery, facsimile or email of a properly executed PDF to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

(c)                                  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(i)                                     the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

(ii)                                  the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(iii)                               whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)                              if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election.

If any such Interest Election Request made by the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(d)                                 Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender to which such Interest Election Request relates of the details thereof and of such Lender’s portion of each resulting Borrowing.

(e)                                  If the Borrower fails to deliver a timely Interest Election Request with respect to one of its Eurodollar Loans prior to the end of the Interest Period applicable thereto, then, unless such Loan is repaid as provided herein, at the end of such Interest Period, such Eurodollar Loan shall be continued as a Eurodollar Loan with the same Interest Period as previously was applicable thereto; provided that if such continuation would result in a violation of Section 2.02(d), then such Eurodollar Loan shall instead be converted to an ABR Loan at the end of the immediately preceding Interest Period.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the written request (including a request through electronic means) of the Required Lenders (unless such Event of Default is an Event of Default under Section 7.01(h) or (i), in which case no such request shall be required), so notifies the Borrower, then, so long as an Event of Default is continuing, (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

(f)                                   Notwithstanding the foregoing, the interest election made by the Borrower as of the date of its last Interest Election Request pursuant to the Existing Credit Agreement, shall remain in effect until the Borrower delivers an Interest Election Request pursuant to the requirements of this Section 2.07.

Section 2.08                             Termination and Reduction of Commitments.  (a) Unless previously terminated, the Revolving Facility Commitments shall terminate on the Stated Maturity Date.

(b)                                 The Borrower may at any time terminate, or from time to time reduce, the Revolving Facility Commitments; provided, that (i) each reduction of the Revolving Facility Commitments shall be in an amount that is an integral multiple of U.S.$500,000 and not less than U.S.$2.0 million (or, if less, the remaining amount of the Revolving Facility Commitments), and (ii) the Borrower shall not terminate or reduce the Revolving Facility Commitments if, after giving effect to any concurrent prepayment of the Revolving Facility Loans by the Borrower in accordance with Section 2.11, the Revolving Facility Credit Exposure would exceed the total Revolving Facility Commitments.

(c)                                  The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Revolving Facility Commitments under paragraph (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided, that a notice of termination of the Revolving Facility Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Revolving Facility Commitments shall be permanent.

(d)                                 Each reduction of the Revolving Facility Commitments shall be made ratably among the Lenders in accordance with their respective Revolving Facility Commitments.

Section 2.09                             Promise to Repay Loan; Evidence of Debt.  (a) The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Facility Lender the then unpaid principal amount of each Revolving Facility Loan on the Stated Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the earlier of the Stated Maturity Date and the first date after such Swingline Loan is made that is the 15th or last day of a calendar month and is at least seven Business Days after such Swingline Loan is made; provided, that on each date that a Revolving Facility Borrowing (other than a Borrowing that is required to finance the reimbursement of a Revolving L/C Disbursement contemplated by Section 2.05(e)) is made, the Borrower shall repay all Swingline Loans then outstanding.

(b)                                 Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

(c)                                  The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Facility and the Type thereof and the Interest Period (if any) applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable to each Lender hereunder, and (iii) any amount received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.

(d)                                 The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence absent manifest error of the existence and amounts of the obligations recorded therein; provided, that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans made in accordance with the terms of this Agreement.

(e)                                  Any Lender may request that Loans made by it be evidenced by a promissory note substantially in the form of Exhibit G. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including, to the extent requested by any assignee, after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

Section 2.10                             Repayment of Loans.  (a) All Loans shall be due and payable as set forth in Section 2.09(a).

(b)                                 (i) all Net Proceeds pursuant to Section 2.11(c) and repayments of Loans pursuant to Section 2.11(e) shall be (A) first, applied ratably among the Swingline Lenders to prepay any outstanding Swingline Loans and (B) second, if any excess remains after prepaying all Swingline Loans then outstanding, applied ratably among the Revolving Facility Lenders to prepay any Revolving Facility Loans then outstanding (without any corresponding required reduction in Revolving Facility Commitments); (ii) any optional prepayments of the Revolving Facility Loans pursuant to Section 2.11(a) or mandatory prepayments of the Revolving Facility Loans pursuant to Section 2.11(b) shall be applied ratably among the Revolving Facility Lenders; and (iii) any mandatory payments or prepayments pursuant to Section 2.11(e) shall be applied as set forth in Section 9.23.  For the avoidance of doubt, the phrase “ratably among the Swingline Lenders” shall mean ratably based upon the respective Swingline Exposures of the Swingline Lenders at the time of such prepayment, and the phrase “ratably among the Revolving Facility Lenders” shall mean ratably based upon the respective Revolving Facility Credit Exposures of the Revolving Facility Lenders at the time of such prepayment.

(c)                                  Prior to any repayment of any Borrowing, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed by facsimile) of such selection not later than 2:00 p.m., New York City time, (i) in the case of an ABR Borrowing, one Business Day before the scheduled date of such repayment and (ii) in the case of a Eurodollar Borrowing, three Business Days before the scheduled date of such repayment.  Each repayment of a Borrowing shall be applied to the Revolving Facility Loans included in the repaid Borrowing such that each Lender receives its ratable share of such repayment (based upon the respective Revolving Facility Credit Exposures of the Lenders at the time of such repayment).  To the extent that Section 2.04(c) permits the Borrower to repay a Swingline Borrowing directly to the Swingline Lender (and the Borrower does make repayment directly to the Swingline Lender), prior to any repayment of a Swingline Borrowing hereunder, the Borrower shall select the Borrowing or Borrowings to be repaid and shall notify the Administrative Agent by telephone (confirmed promptly in writing) of such selection not later than 1:00 p.m., New York City time, on the scheduled date of such repayment, and to the extent that Section 2.04(c) requires the Borrower to make repayments of Swingline Borrowings directly to the Administrative Agent, the procedure and timing set forth in the immediately preceding sentence shall control.

(d)                                 All mandatory prepayments and, to the extent that the Borrower fails to make the selection required by Section 2.10(c) above, any payment, repayment, or voluntary prepayment shall be applied:  first, ratably among any Revolving Facility Loans constituting ABR Loans, if any, until repaid in full, and second, to any Revolving Facility Loans constituting Eurodollar Loans having the same Interest Period, beginning with such Eurodollar Loans having the shortest remaining Interest Period, until repaid in full; provided, that to the extent amounts are being applied in accordance with Section 9.23(d), such amounts shall first be applied ratably among all Swingline Loans then proceeding as set forth above in this Section 2.10(d).

Section 2.11                             Prepayment of Loans.  (a) The Borrower shall have the right at any time and from time to time to prepay Revolving Facility Loans in whole or in part, without premium or penalty (but subject to Section 2.16), in an aggregate principal amount that is an integral multiple of the Borrowing Multiple and not less than the Borrowing Minimum or, if less, the amount outstanding, subject to prior notice in the form of Exhibit B hereto provided in accordance with Section 2.10(c).

(b)                                 If on any date, the Administrative Agent notifies the Borrower that the Revolving Facility Credit Exposure exceeds the aggregate Revolving Facility Commitments of the Lenders on such date (for any reason, including a partial reduction of the Revolving Facility Commitments), the Borrower shall, as soon as practicable and in any event within two Business Days following such date, prepay the outstanding principal amount of any Revolving Facility Loans (and, to the extent after giving effect to such prepayment, the Revolving Facility Credit Exposure still exceeds the aggregate Revolving Facility Commitments of the Lenders, deposit cash collateral in an account with the Administrative Agent (or an account in the name of the Administrative Agent with another institution designated by the Administrative Agent) pursuant to Section 2.05(j)) such that the aggregate amount so prepaid by the Borrower and cash collateral so deposited) shall be sufficient to reduce the Revolving Facility Credit Exposure to an amount not to exceed the aggregate Revolving Facility Commitments of the Lenders on such date together with any interest accrued to the date of such prepayment on the aggregate principal amount of Revolving Facility Loans prepaid.  The Administrative Agent shall give prompt notice of any prepayment required under this Section 2.11(b) to the Borrower and the Lenders.

(c)                                  The Borrower shall apply all Net Proceeds received by it or its Restricted Subsidiaries promptly upon (and in any event within three Business Days of) receipt thereof to prepay any outstanding Loan in accordance with paragraphs (b) and (c) of Section 2.10.

(d)                                 The Borrower shall notify the Administrative Agent in writing of any mandatory prepayment of Loans required to be made by the Borrower pursuant to paragraph (c) of this Section 2.11 at least three Business Days prior to the date of such prepayment.  Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment.  The Administrative Agent will promptly notify each Lender of the contents of the Borrower’s prepayment notice and of such Lender’s pro rata share of the prepayment.

(e)                                  In the event of any termination of all the Revolving Facility Commitments, the Borrower shall, on the date of such termination, repay or prepay all its outstanding Revolving Facility Loans and all its outstanding Swingline Loans and terminate all its outstanding Letters of Credit and/or cash collateralize such Letters of Credit in accordance with Section 2.05(j).

Section 2.12                             Fees.  (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender (other than any Defaulting Lender), without duplication of any other amounts paid to such Lender, on the last Business Day of March, June, September and December in each year, and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a commitment fee (a “Commitment Fee”) on the daily amount of the Available Unused Commitment of such Lender during the preceding quarter up until the last day of such quarter (or other period commencing with the Restatement Date (or the last date on which such fee was paid) and ending with the last day of such quarter or the Stated Maturity Date or the date on which the last of the Commitments of such Lender shall be terminated, as applicable) at the rate per annum equal to the Applicable Margin.

All Commitment Fees shall be computed on the basis of the actual number of days elapsed in a year of 360 days.  For the purpose of calculating any Lender’s Commitment Fee, the outstanding Swingline Loans during the period for which such Lender’s Commitment Fee is calculated shall be deemed to be zero.  The Commitment Fee due to each Lender shall begin to accrue on the Restatement Date and shall cease to accrue on the date on which the last of the Commitments of such Lender shall be terminated as provided herein.

(b)                                 The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Facility Lender (other than any Defaulting Lender), on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall be terminated as provided herein, a fee (a “Revolving L/C Participation Fee”) on such Lender’s Revolving Facility Percentage of the daily aggregate Revolving L/C Exposure (excluding any portion thereof attributable to unreimbursed Revolving L/C Disbursements), during the preceding quarter (or shorter period commencing with the Restatement Date, or the last date on which such fee was paid and ending with the last day of the quarter in which such date occurs, the Stated Maturity Date or the date on which the Revolving Facility Commitments shall be terminated, as applicable) at the rate per annum equal to the Applicable Margin for Eurodollar Revolving Facility Borrowings effective for each day in such period.

(c)                                  The Borrower from time to time agrees to pay to each Issuing Bank, for its own account, (i) on the last Business Day of March, June, September and December of each year and on the date on which the Revolving Facility Commitments of all the Lenders shall terminate as provided herein, a fronting fee in an amount equal to the greater of (A) $500 and (B) 0.125% per annum of the daily average stated amount of such Letter of Credit, in respect of each Letter of Credit issued by such Issuing Bank for the period from and including the date of issuance of such Letter of Credit to and including the termination of such Letter of Credit, plus (ii) in connection with the issuance, amendment or transfer of any such Letter of Credit or any Revolving L/C Disbursement thereunder, such Issuing Bank’s customary documentary and processing charges (collectively, “Issuing Bank Fees”).  All Revolving L/C Participation Fees and Issuing Bank Fees that are payable on a per annum basis shall be computed on the basis of the actual number of days elapsed in a year of 360 days.

(d)                                 The Borrower agrees to pay to the Administrative Agent, for the account of the Administrative Agent, an agency fee (the “Agency Fee”), in the amount, and on the terms and conditions, set forth in that certain Extended Revolving Credit Facility Fee Letter, dated as of October 31, 2013, by and among the Borrower, RBS and RBSSI (as amended, restated, replaced, supplemented or otherwise modified from time to time).

(e)                                  All Fees shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, if and as appropriate, among the Lenders, except that Issuing Bank Fees shall be paid directly to the applicable Issuing Bank.  Once paid, none of the Fees shall be refundable under any circumstances.

Section 2.13                             Interest.  (a) The Borrower shall pay interest on the unpaid principal amount of each ABR Loan at the Alternate Base Rate plus the Applicable Margin.

(b)                                 The Borrower shall pay interest on the unpaid principal amount of each Eurodollar Loan at the Adjusted Eurodollar Rate for the Interest Period in effect for such Eurodollar Loan plus the Applicable Margin.

(c)                                  Notwithstanding the foregoing, if any principal of or interest on any Loan or any Fees or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, the Borrower shall pay interest on such overdue amount, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2.00% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (ii) in the case of any other amount, 2.00% plus the rate applicable to ABR Loans in paragraph (a) of this Section; provided, that this paragraph (c) shall not apply to any Default or Event of Default that has been waived by the Lenders pursuant to Section 9.08.

(d)                                 Accrued interest on each Loan shall be payable by the Borrower in arrears on each Interest Payment Date for such Loan, and upon the earlier of the Stated Maturity Date and the termination of the Revolving Facility Commitments; provided, that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Loan), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

(e)                                  All computations of interest shall be made by the Administrative Agent taking into account the actual number of days occurring in the period for which such interest is payable pursuant to this Section, and (i) if based on the Alternate Base Rate (if based on the Prime Rate), a year of 365 days or 366 days, as the case may be; or (ii) otherwise, on the basis of a year of 360 days.

Section 2.14                             Alternate Rate of Interest.  If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

(a)                                 the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted Eurodollar Rate for such Interest Period; or

(b)                                 the Administrative Agent is advised by the Required Lenders that the Eurodollar Rate for such Interest Period will not adequately and fairly reflect the cost to such

Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give written notice thereof to the Borrower and the Lenders as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and such Borrowing shall be converted to an ABR Borrowing on the last day of the Interest Period applicable to such Borrowing, and (ii) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing or shall be made as a Borrowing bearing interest at such rate as the Required Lenders shall agree adequately reflects the costs to the Revolving Facility Lenders of making the Loans comprising such Borrowing.

Section 2.15                             Increased Costs.  (a) If any Change in Law shall:

(i)                                     impose, modify or deem applicable any reserve, compulsory loan, special deposit, liquidity, FDIC insurance or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted Eurodollar Rate) or Issuing Bank; or

(ii)                                  impose on any Lender or Issuing Bank or the London interbank market any tax, costs, expenses or other condition affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein (including a condition similar to the events described in clause (i) above in the form of a tax, cost or expense) (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.17 and Excluded Taxes and (B) for changes in the rate of tax on the overall rate of net income of such Lender);

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) to the Borrower or to increase the cost to such Lender or Issuing Bank of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender or Issuing Bank hereunder (whether of principal, interest or otherwise) (except in each case (A) for Indemnified Taxes indemnified pursuant to Section 2.17 and Excluded Taxes and (B) for changes in the rate of tax on the overall rate of net income of such Lender), then the Borrower will pay to such Lender or Issuing Bank, as applicable (for the account of such Lender or Issuing Bank, as applicable), such additional amount or amounts as will compensate such Lender or Issuing Bank, as applicable, for such additional costs incurred or reduction suffered in connection therewith.

(b)                                 If any Lender or Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or Issuing Bank’s capital or on the capital of such Lender’s or Issuing Bank’s holding company, if any, as a consequence of this Agreement or any of the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank or as a consequence of the Commitments to make any of the foregoing, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower shall pay to such Lender or such Issuing Bank, as applicable, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered in connection therewith.

(c)                                  A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or Issuing Bank or its holding company, as applicable, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender or Issuing Bank, as applicable, the amount shown as due on any such certificate within ten days after receipt thereof.

(d)                                 As promptly as possible after any Lender or any Issuing Bank has determined that it will make a request for increased compensation pursuant to this Section 2.15, such Lender or Issuing Bank shall notify the Borrower thereof.  Failure or delay on the part of any Lender or Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or Issuing Bank’s right to demand such compensation; provided, that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that such Lender or Issuing Bank, as applicable, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or Issuing Bank’s intention to claim compensation therefor; provided, further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

Section 2.16                             Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event.  In the case of a Eurodollar Loan, such loss, cost or expense to any Lender shall be deemed to be the amount determined by such Lender to be the excess, if any, of (i) the amount of interest that would have accrued on the principal amount of such Loan had such event not occurred, at the Eurodollar Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue a Eurodollar Loan, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest that would accrue on such principal amount for such period at the interest rate that such Lender would bid were it to bid, at the commencement of such period, for deposits in U.S. Dollars of a comparable amount and period from other banks in the Eurodollar market.  A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

Section 2.17                             Taxes.  (a) Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made free and clear of and without deduction for any Taxes, except to the extent such withholding or deduction is required by applicable law.  If a Loan Party, the Administrative Agent or any other Person acting on behalf of the Administrative Agent in regards to payments hereunder shall be required to deduct Indemnified Taxes or Other Taxes from such payments by applicable law, then (i) the sum payable by the Loan Party shall be increased as necessary so that after making all required deductions for Indemnified Taxes and Other Taxes (including deductions applicable to additional sums payable under this Section) the Administrative Agent, Lender, or Issuing Bank, as applicable, receives an amount equal to the sum it would have received had no such deductions for Indemnified Taxes and Other Taxes been made, (ii) such Loan Party, Administrative Agent or other Person acting on behalf of the Administrative Agent shall make such deductions and  (iii) such Loan Party, Administrative Agent or other Person acting on behalf of the Administrative Agent shall timely pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

If a payment made to a Lender under this Agreement would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and Administrative Agent, at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or Administrative Agent, such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or Administrative Agent as may be necessary for the Borrower or Administrative Agent to comply with its obligations under FATCA, to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

(b)                                 In addition, each Loan Party shall pay any Other Taxes payable on account of any obligation of such Loan Party and upon the execution, delivery or enforcement of, or otherwise with respect to, the Loan Documents, to the relevant Governmental Authority in accordance with applicable law.

(c)                                  Each Loan Party shall indemnify the Administrative Agent, each Lender and each Issuing Bank, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (other than Indemnified Taxes or Other Taxes resulting from gross negligence or willful misconduct of the Administrative Agent, such Lender or such Issuing Bank as determined in the final, nonappealable judgment of a court of competent jurisdiction) without duplication of any amounts indemnified under Section 2.17(a)) imposed or assessed on (and whether or not paid directly by) the Administrative Agent or such Lender or Issuing Bank, as applicable, with respect to any payment by or on account of any obligation of such Loan Party under, or otherwise with respect to, any Loan Document (including Indemnified Taxes or Other

Taxes imposed or asserted on or attributable to amounts payable under this Section) and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority; provided, that a certificate as to the amount of such payment, liability, imposition or assessment  and setting forth in reasonable detail the basis and calculation for such payment or liability delivered to such Loan Party by a Lender or an Issuing Bank, or by the Administrative Agent on its own behalf or on behalf of a Lender or an Issuing Bank, shall be conclusive absent manifest error of the Lender, an Issuing Bank or the Administrative Agent, as applicable.

(d)                                 As soon as practicable after any payment of Indemnified Taxes or Other Taxes by a Loan Party to a Governmental Authority such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(e)                                  Each Lender or Issuing Bank that is not a “United States Person” as defined in Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-8BEN (claiming the benefits of an applicable income tax treaty), W-8EXP, W-8IMY (together with any required attachments) or Form W-8ECI, or, in the case of a Non-U.S. Lender claiming exemption from U.S. federal withholding tax under Section 871(h) or 881(c) of the Code with respect to payments of “portfolio interest,” a statement substantially in the form of Exhibit H and a Form W-8BEN, or any subsequent versions thereof or successors thereto, properly completed and duly executed by such Non-U.S. Lender (with any other required forms attached) claiming complete exemption from or a reduced rate of U.S. federal withholding tax on all payments by or on behalf of the Borrower under this Agreement and the other Loan Documents.  Each Lender or Issuing Bank that is not a Non-U.S. Lender shall, to the extent it may lawfully do so, deliver to the Borrower and the Administrative Agent two copies of U.S. Internal Revenue Service Form W-9, properly completed and duly executed by such Lender or Issuing Bank, claiming complete exemption (or otherwise establishing an exemption) from U.S. backup withholding on all payments under this Agreement and the other Loan Documents.  Such forms shall be delivered by each Lender or Issuing Bank, to the extent it may lawfully do so, on or before the date it becomes a party to this Agreement (or, in the case of any Participant, on or before the date such Participant purchases the related participation).  In addition, each Lender or Issuing Bank, to the extent it may lawfully do so, shall deliver such forms promptly upon the obsolescence or invalidity of any form previously delivered by such Lender or Issuing Bank.  Each Lender or Issuing Bank shall promptly notify the Borrower and the Administrative Agent at any time it determines that it is no longer in a position to provide any previously delivered certificate to the Borrower or the Administrative Agent (or any other form of certification adopted by the U.S. taxing authorities for such purpose).  Without limiting the foregoing, any Lender or Issuing Bank that is entitled to an exemption from or reduction of withholding Tax otherwise indemnified against by a Loan Party pursuant to this Section 2.17 with respect to payments under any Loan Document shall deliver to the Borrower or the relevant Governmental Authority (with a copy to the Administrative Agent), to the extent such Lender or Issuing Bank is legally entitled to do so, at the time or times prescribed by applicable law such properly completed and executed documentation prescribed by applicable law as may reasonably be requested by the Borrower or the Administrative Agent to permit such payments to be made without such withholding tax or at a reduced rate; provided, that in such Lender’s or Issuing Bank’s judgment such completion, execution or submission would not materially prejudice such Lender or Issuing Bank.

(f)                                   The Administrative Agent shall deliver to the Borrower, on or before the Restatement Date, two duly completed copies of Internal Revenue Service Form W-8IMY certifying that it is a “U.S. branch” and that the payments it receives for the account of others are not effectively connected with the conduct of its trade or business in the United States and that it is using such form as evidence of its agreement with the Borrower to be treated as a United States person with respect to such payments (and the Borrower and the Administrative Agent agree to so treat the Administrative Agent as a United States person with respect to such payments), with the effect that the Borrower can make payments to the Administrative Agent without deduction or withholding of any Taxes imposed by the United States.

(g)                                  If the Administrative Agent, any Lender or any Issuing Bank determines, in good faith and in its sole discretion, that it has received a refund of Indemnified Taxes or Other Taxes as to which it has been indemnified by a Loan Party or with respect to which a Loan Party has paid additional amounts pursuant to this Section 2.17, it shall pay over such refund to such Loan Party (but only to the extent of indemnity payments made, or additional amounts paid, by such Loan Party under this Section 2.17 with respect to the Indemnified Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Administrative Agent, Lender or Issuing Bank (including any Taxes imposed with respect to such refund) as is determined by the Administrative Agent, Lender or Issuing Bank in good faith and in its sole discretion, and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided, that such Loan Party, upon the request of the Administrative Agent, Lender or Issuing Bank, agrees to repay as soon as reasonably practicable the amount paid over to such Loan Party (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to the Administrative Agent, Lender or Issuing Bank in the event such Administrative Agent, Lender or Issuing Bank is required to repay such refund to such Governmental Authority.  This paragraph shall not be construed to require the Administrative Agent, Lender or Issuing Bank to make available its Tax returns (or any other information relating to its Taxes which it deems confidential) to the Loan Parties or any other Person.

Section 2.18                             Payments Generally; Pro Rata Treatment; Sharing of Set-offs.  (a) Unless otherwise specified, the Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of Revolving L/C Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to 2:00 p.m., New York City time, on the date when due, in immediately available funds, without condition or deduction for any defense, recoupment, set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Administrative Agent to the applicable account designated to the Borrower by the Administrative Agent, except payments to be made directly to each Issuing Bank or the applicable Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.05 shall be made directly to the Persons entitled thereto.  The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof.  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder of (i) principal or interest in respect of any Loan or (ii) Revolving L/C Reimbursement Obligations shall in each case be made in U.S. Dollars.  All payments of other amounts due hereunder or under any other Loan Document shall be made in U.S. Dollars.  Any payment required to be made by the Administrative Agent hereunder shall be deemed to have been made by the time required if the Administrative Agent shall, at or before such time, have taken the necessary steps to make such payment in accordance with the regulations or operating procedures of the clearing or settlement system used by the Administrative Agent to make such payment.

(b)                                 If at any time insufficient funds are received by and available to the Administrative Agent from the Borrower to pay fully all amounts of principal, unreimbursed Revolving L/C Disbursements, interest, fees and other amounts then due from the Borrower hereunder, such funds shall be applied first, to Administrative Agent’s fees and reimbursable expenses then due and payable pursuant to any of the Loan Documents; second, to all reimbursable expenses of the Lenders and all fees and reimbursable expenses of each Issuing Bank then due and payable pursuant to any of the Loan Documents, ratably among the Lenders and each Issuing Bank in proportion to the respective amounts of such fees and expenses payable to them; third, to interest and fees then due and payable hereunder, ratably among the Lenders and each Issuing Bank in proportion to the respective amounts of such interest and fees payable to them; fourth, to the principal balance of the Loans, until the same shall have been paid in full, ratably among the Lenders in proportion to such Lender’s Revolving Facility Percentage; and fifth, after the Loans have been paid in full and to the extent otherwise required under this Agreement, to cash collateralize the Letters of Credit in an amount in cash equal to the Revolving L/C Exposures as of such date plus any accrued and unpaid fees thereon.

(c)                                  If any Lender shall, by exercising any right of set-off or counterclaim, through the application of any proceeds of Collateral or otherwise, obtain payment in respect of any principal of or interest on any of its Loans or participations in Revolving L/C Disbursements resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans and participations in Revolving L/C Disbursements and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in Loans and participations in Revolving L/C Disbursements of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans and participations in Revolving L/C Disbursements; provided, that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph (c) shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in Revolving L/C Disbursements to any assignee or participant, other than to the

Borrower or any Restricted Subsidiary (as to which the provisions of this paragraph (c) shall apply).  The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

(d)                                 Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment by the Borrower is due to the Administrative Agent for the account of the Lenders or the applicable Issuing Bank hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the applicable Issuing Bank, as applicable, the amount due.  In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the applicable Issuing Bank, as applicable, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Effective Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

(e)                                  If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.04(c), 2.05(d) or (e), 2.06(b) or 2.18(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender’s obligations under such Sections until all such unsatisfied obligations are fully paid.

Section 2.19                             Mitigation Obligations; Replacement of Lenders.  (a) If any Lender requests compensation under Section 2.15, or if the Borrower or any other Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, if, in the reasonable judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as applicable, in the future and (ii) would not subject such Lender to any material unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material respect.  The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

(b)                                 If any Lender requests compensation under Section 2.15, or if the Borrower or any other Loan Party is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, or is a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04, all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided, that (i) the Borrower shall have received the prior written consent of the Administrative Agent and, solely in the case of an assignment of Revolving Facility Commitments and/or Revolving Facility Loans, each Issuing Bank and each Swingline Lender, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in Revolving L/C Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments.  Nothing in this Section 2.19 shall be deemed to prejudice any rights that the Borrower may have against any Lender that is a Defaulting Lender.

(c)                                  If any Lender (such Lender, a “Non-Consenting Lender”) has failed to consent to a proposed amendment, waiver, discharge or termination, which pursuant to the terms of Section 9.08 requires the consent of all of the Lenders affected and with respect to which the Required Lenders shall have granted their consent, then provided no Event of Default then exists, the Borrower shall have the right (unless such Non-Consenting Lender grants such consent) to replace such Non-Consenting Lender by requiring such Non-Consenting Lender to assign its Loans and Commitments hereunder to one or more assignees reasonably acceptable to the Administrative Agent and, solely in the case of an assignment of Revolving Facility Commitments and/or Revolving Facility Loans, each Issuing Bank and each Swingline Lender, provided, that:  (i) all Obligations of the Borrower owing to such Non-Consenting Lender being replaced shall be paid in full to such Non-Consenting Lender concurrently with such assignment, and (ii) the replacement Lender shall purchase the foregoing by paying to such Non-Consenting Lender a price equal to the principal amount thereof plus accrued and unpaid interest thereon.  In connection with any such assignment the Borrower, Administrative Agent, such Non-Consenting Lender and the replacement Lender shall otherwise comply with Section 9.04 (it being understood that, unless otherwise agreed to by the parties, the Replacement Lender or the Borrower shall be responsible for paying the processing and recordation fee described in Section 9.04(b)(v)); provided that the assignment shall be effective regardless of whether the Non-Consenting Lender executes the applicable Assignment and Acceptance.

Section 2.20                             Increase in Revolving Facility Commitments.  (a) From time to time following the earlier of (i) completion of the syndication of the Revolving Facility (as reasonably determined by the Administrative Agent) and (ii) the date 90 days after the Restatement Date, and in no event on more than five separate occasions, the Borrower may by written notice to the Administrative Agent elect to request an increase to the existing Revolving Facility Commitments (all such increases, collectively, the “Incremental Commitments”), in an aggregate principal amount not to exceed U.S.$200.0 million and, on any one such occasion, not less than U.S.$10.0 million.  Such notice shall specify the date (an “Increased Amount Date”) on which the Borrower proposes that the Incremental Commitments shall be made available, which shall be a date not less than five Business Days after the date on which such notice is delivered to the Administrative Agent.  The Borrower shall notify the Administrative Agent in writing of the identity of each Revolving Facility Lender or other financial institution (which in any event shall not be the Borrower or an Affiliate of the Borrower) reasonably acceptable to the

Administrative Agent, and in the case of any Person committing to an Incremental Commitment, reasonably acceptable to each Issuing Bank and the Swingline Lender (each, an “Incremental Lender”) to whom the Incremental Commitments have been allocated (in accordance with this Section) and the amounts of such allocations.  For the avoidance of doubt, in no case shall any Lender be required to increase its Revolving Facility Commitment pursuant to this Section 2.20 or otherwise.  Such Incremental Commitments shall become effective as of such Increased Amount Date; provided, that (1) on such Increased Amount Date, before and after giving effect to such Incremental Commitments (a) no Default or Event of Default shall exist; (b) the representations and warranties contained in Article III and the other Loan Documents shall be true and correct in all material respects, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall have been true and correct in all material respects as of such earlier date; and (c) the Borrower and its Restricted Subsidiaries shall be in compliance, on a Pro Forma Basis, with the Financial Performance Covenants recomputed as at the last day of the most recently ended fiscal quarter of the Borrower and its Restricted Subsidiaries; (2) simultaneously with delivering such written notice to the Administrative Agent regarding such increase to the existing Revolving Facility Commitments, the Borrower shall have delivered a written certificate to the Administrative Agent as to each item specified in clause (1) of this proviso; (3) such increase in the Incremental Commitments shall be evidenced by one or more joinder agreements executed and delivered to Administrative Agent by each Incremental Lender, each such Incremental Lender shall be recorded in the register; and each such Incremental Lender shall be reasonably satisfactory to the Administrative Agent and subject to the requirements set forth in Section 2.17(e); (4) the Borrower shall make any payments required pursuant to Section 2.16 in connection with the provisions of the Incremental Commitments; (5) the Borrower and its Affiliates shall not be permitted to commit to or participate in any Incremental Commitments; and (6) if the Applicable Margin for any Incremental Revolving Loan exceeds the then-applicable Applicable Margin for the Revolving Facility by more than 50 basis points (the excess of (A) such Applicable Margin for the Incremental Revolving Loan over (B) the Applicable Margin for the Revolving Facility plus 50 basis points being the relevant “Margin Differential”), then the Applicable Margin for the Revolving Facility Commitments (other than any Incremental Commitment) shall automatically be increased by the Margin Differential effective upon the date that the relevant Incremental Commitment becomes effective.  Each of the parties hereto hereby agrees that, upon the effectiveness of any joinder agreements in connection with any Incremental Commitments as described in the preceding sentence, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Commitments evidenced thereby, and the Administrative Agent and the Borrower may revise this Agreement to evidence such amendments without the consent of any Lender.

(b)                                 On any Increased Amount Date on which Incremental Commitments are effected, subject to the satisfaction of the terms and conditions in the foregoing clause (a), (i) each of the existing Revolving Facility Lenders shall assign to each of the Incremental Lenders, and each of the Incremental Lenders shall purchase from each of the existing Revolving Facility Lenders, at the principal amount thereof, such interests in the outstanding Revolving Facility Loans and participations in Letters of Credit and Swingline Loans outstanding on such Increased Amount Date that will result in, after giving effect to all such assignments and purchases, such Revolving Facility Loans and participations in Letters of Credit and Swingline Loans being held by existing Revolving Facility Lenders and Incremental Lenders ratably in accordance with their Revolving Facility Commitments after giving effect to the addition of such Incremental Commitments to the Revolving Facility Commitments, (ii) each Incremental Commitment shall be deemed for all purposes a Revolving Facility Commitment and each Loan made thereunder shall be deemed, for all purposes, a Revolving Facility Loan and have the same terms as any existing Revolving Facility Loan and (iii) to the extent that an Incremental Lender was not already a Lender, such Incremental Lender shall become a Lender with respect to the Revolving Facility Commitments and all matters relating thereto.

(c)                                  The Administrative Agent shall notify the Lenders promptly upon receipt of the Borrower’s notice of an Increased Amount Date and, in respect thereof, the Incremental Commitments and the Incremental Lenders.

(d)                                 As a condition precedent to the Borrower’s incurrence of additional Indebtedness pursuant to this Section 2.20, (i) the Borrower shall, and shall cause each Subsidiary Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, reaffirmations of the guarantees and the security interests and Liens granted by such Persons under the Collateral Documents in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (ii) with respect to any Mortgaged Property, the Borrower shall, and shall cause each Subsidiary Loan Party to, enter into, and deliver to the Administrative Agent and the Collateral Agent, upon the reasonable request of the Administrative Agent or the Collateral Agent (A) mortgage modifications or new Mortgages with respect to any Mortgaged Property in each case in proper form for recording in the relevant jurisdiction and in a form reasonably satisfactory to the Administrative Agent and the Collateral Agent and (B) all other items reasonably requested by the Collateral Agent that are reasonably necessary to maintain the continuing perfection or priority of the Lien of the Mortgages as security for such Obligations.

Section 2.21                             Illegality.  If any Lender reasonably determines that any change in law has made it unlawful, or that any Governmental Authority has asserted after the Restatement Date that it is unlawful, for any Lender or its applicable lending office to make or maintain any Eurodollar Loans, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligations of such Lender to make or continue Eurodollar Loans or to convert ABR Borrowings to Eurodollar Borrowings, as the case may be, shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), convert all such Eurodollar Borrowings of such Lender to ABR Borrowings on the last day of the Interest Period therefor, if such Lender may lawfully continue to maintain such Eurodollar Borrowings to such day, or immediately, if such Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted.

Section 2.22                             Defaulting Lenders.  Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)                                 Fees shall cease to accrue on the unfunded portion of the Commitments of such Defaulting Lender pursuant to Section 2.12(a).

(b)                                 If any Swingline Exposure or Revolving L/C Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)                                     all or any part of such Swingline Exposure or Revolving L/C Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Revolving Facility Percentages but only to the extent (A) such reallocation does not cause the aggregate Revolving Facility Credit Exposure of any non-Defaulting Lender to exceed such non-Defaulting Lender’s Revolving Facility Commitment and (B) the conditions set forth in Section 4.01 are satisfied at such time;

(ii)                                  if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within five Business Days following notice by the Administrative Agent (A) first, prepay such Swingline Exposure and (B) second, cash collateralize such Defaulting Lender’s Revolving L/C Exposure (after giving effect to any partial reallocation pursuant to clause (A) above) in accordance with the procedures set forth in Section 2.05(j) for so long as such Revolving L/C Exposure is outstanding;

(iii)                               if the Borrower cash collateralizes any portion of such Defaulting Lender’s Revolving L/C Exposure pursuant to Section 2.22(b)(ii)(B), the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12 with respect to such Defaulting Lender’s Revolving L/C Exposure during the period such Defaulting Lender’s Revolving L/C Exposure is cash collateralized;

(iv)                              if the Swingline Exposure or Revolving L/C Exposure of the non-Defaulting Lenders is reallocated pursuant to Section 2.22(b)(i), then the fees payable to the Lenders pursuant to Section 2.12 shall be adjusted in accordance with such non-Defaulting Lenders’ Revolving Facility Percentage; and

(v)                                 if any Defaulting Lender’s Revolving L/C Exposure is neither cash collateralized nor reallocated pursuant to Section 2.22(b)(i) or (ii), then, without prejudice to any rights or remedies of the applicable Issuing Bank or any Lender hereunder, but subject Section 2.22(e) below, all facility fees that otherwise would have been payable to such Defaulting Lender (solely with respect to the portion of such Defaulting Lender’s Revolving L/C Commitment that was utilized by such Revolving L/C Exposure) and all Revolving L/C Participation Fees payable under Section 2.12(b) with respect to such Defaulting Lender’s  Revolving L/C Exposure shall be payable to the applicable Issuing Bank until such Revolving L/C exposure is cash collateralized and / or reallocated.

(c)                                  So long as any Lender is a Defaulting Lender, no Swingline Lender shall be required to fund any Swingline Loan and no Issuing Bank shall be required to issue, amend or increase any Letter of Credit, unless it is satisfied that the related exposure will be 100% covered by the Revolving Facility Commitments of the non-Defaulting Lenders or cash collateral has been provided by the Borrower in accordance with Section 2.22(b), and participating interests in any such newly issued or increased Letter of Credit or newly made Swingline Loan shall be allocated among non-Defaulting Lenders in a manner consistent with Section 2.22(b)(i) (and Defaulting Lenders shall not participate therein).

(d)                                 Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of such Defaulting Lender shall be applied at such time or times as may be determined by the Administrative Agent as follows:  (i) first, to the payment of any amounts owing by such Defaulting Lender to the Administrative Agent hereunder, (ii) second, to the payment on a pro rata basis of any amounts owing by such Defaulting Lender to any Issuing Bank or Swingline Lender, (iii) third, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, (iv) fourth, if so determined by the Administrative Agent or requested by an Issuing Bank or Swingline Lender, held in such account as cash collateral for future funding obligations of the Defaulting Lender in respect of any existing or future participating interest in any Swingline Loan or Letter of Credit, (v) fifth, to the payment of any amounts owing to the Lenders, an Issuing Bank or a Swingline Lender as a result of any then final and nonappealable judgment of a court of competent jurisdiction obtained by any Lender, an Issuing Bank or such Swingline Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement, (vi) sixth, so long as no Default or Event of Default exists, to the payment of any amounts owing to the Borrower as a result of any then final and nonappealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement and (vii) seventh, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided, that with respect to this clause (vii), that if such payment is (A) a prepayment of the principal amount of any Loans in respect of which a Defaulting Lender has funded its participation obligations and (B) made at a time when the conditions set forth in Section 2.11 are satisfied, such payment shall be applied solely to prepay the Loans of, and reimbursement obligations owed to, all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Loans, or reimbursement obligations owed to, any Defaulting Lender.  Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post cash collateral pursuant to Section 2.05(j) shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

(e)                                  In the event that the Administrative Agent, the Borrower, each Issuing Bank and each Swingline Lender each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and Revolving L/C Exposure of the Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Facility Commitment and on such date such Lender shall purchase at par such of the Loans of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Revolving Facility Percentage.

ARTICLE III
REPRESENTATIONS AND WARRANTIES

The Borrower represents and warrants to each of the Lenders with respect to itself and each of its Restricted Subsidiaries (except as otherwise noted below), that:

Section 3.01                             Organization; Powers.  The Borrower and each Subsidiary Loan Party (a) is duly organized, and validly existing in the jurisdiction of its incorporation, organization or formation, (b) has all requisite power and authority to own its property and assets and to carry on its business as now conducted, (c) is in good standing (to the extent that such concept is applicable in the relevant jurisdiction) and qualified to do business in each jurisdiction (including its jurisdiction of incorporation, organization or formation) where such qualification is required, except where the failure, individually or in the aggregate, to so qualify or to be in good standing could not reasonably be expected to have a Material Adverse Effect and (d) has the power and authority to execute, deliver and perform its obligations under each of the Loan Documents and each other agreement or instrument contemplated thereby to which it is or will be a party and, in the case of the Borrower, to borrow and otherwise obtain credit hereunder.

Section 3.02                             Authorization.  The execution, delivery and performance by the Borrower and each Subsidiary Loan Party of each Loan Document to which it is a party, and the Borrowings hereunder and the Transactions (a) have been duly authorized by all necessary corporate, stockholder, limited liability company or partnership action required to be obtained by the Borrower and each Subsidiary Loan Party and (b) will not (i) violate (A) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Restricted Subsidiary, (B) any applicable order of any court or any rule, regulation or order of any Governmental Authority or (C) any provision of any indenture, lease, agreement or other instrument to which the Borrower or any Restricted Subsidiary is a party or by which any of them or any of their respective property is or may be bound, (ii) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, give rise to a right of or result in any cancellation or acceleration of any right or obligation (including any payment) or to a loss of a material benefit under any such indenture, lease, agreement or other instrument, where any such conflict, violation, breach or default referred to in clauses (i)(C) or (ii) of this clause (b), could reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) will not result in the creation or imposition of any Lien upon or with respect to any Property now owned or hereafter acquired by the Borrower or any Restricted Subsidiary, other than the Liens permitted by Section 6.02.

Section 3.03                             Enforceability.  This Agreement has been duly executed and delivered by the Borrower and constitutes, and each other Loan Document when executed and delivered by the Borrower and each Subsidiary Loan Party that is party thereto will constitute, a legal, valid and binding obligation of such Person enforceable against each such Person in accordance with its terms, subject to (a) the effects of bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or other laws affecting creditors’ rights generally, (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law) and (c) implied covenants of good faith and fair dealing.

Section 3.04                             Governmental Approvals.  No action, consent or approval of, registration or filing with or any other action by any Governmental Authority is or will be required in connection with the Transactions except for (a) the filing of UCC financing statements, (b) filings with the United States Patent and Trademark Office and the United States Copyright Office or, with respect to intellectual property which is the subject of registration or application for registration outside the United States, such applicable patent, trademark or copyright office or other intellectual property authority, (c) recordation of the Mortgages and (d) such consents, authorizations, filings or other actions that have either (i) been made or obtained and are in full force and effect or (ii) are listed on Schedule 3.04, and (iii) such actions, consents, approvals, registrations or filings, the failure to be obtained or made which could not reasonably be expected to have a Material Adverse Effect.  For the avoidance of doubt this Section 3.04 in no way limits Section 3.08(e).

Section 3.05                             Financial Statements.  There has heretofore been furnished to the Lenders the following (and the following representations and warranties are made with respect thereto):

(a)                                 the audited balance sheet as of December 31, 2012 and the related audited statements of operations and retained earnings, comprehensive income and cash flows of the MLP Entity for the year ended December 31, 2012, which were prepared in accordance with GAAP applied not only during such periods but also as compared to the periods covered by the financial statements referred to in paragraph (b) of this Section 3.05 (except as may be indicated in the notes thereto) and fairly present the financial position of the MLP Entity as of the dates thereof and its consolidated results of operations and cash flows for the period then ended; and

(b)                                 the pro forma consolidated balance sheet of the MLP Entity as of June 30, 2013, prepared giving effect to the Transactions as if the Transactions had occurred on such date, which such balance sheet (i) was prepared in good faith based on assumptions that are believed by the MLP Entity to be reasonable as of the Restatement Date (it being understood that such assumptions are based on good faith estimates with respect to certain items and that the actual amounts of such items on the Restatement Date is subject to variation), (ii) accurately reflects all adjustments necessary to give effect to the Transactions and (iii) presents fairly, in all material respects, the pro forma financial position of the MLP Entity as of June 30, 2013, as if the Transactions had occurred on such date.

Section 3.06                             No Material Adverse Effect.  Since December 31, 2012, there has been no event or occurrence which has resulted in or would reasonably be expected to result in, individually or in the aggregate, any Material Adverse Effect.

Section 3.07                             Title to Properties (Other than Real Property); Possession Under Leases Other than Real Property Leases.  This Section 3.07 pertains to all Property of the Borrower and its Restricted Subsidiaries, other than Real Property (which is specifically addressed below in Section 3.17).

(a)                                 The Borrower and the Restricted Subsidiaries have good and valid title to all Property (other than Real Property), subject solely to Liens permitted by Section 6.02 and except where the failure to have such title could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The Borrower and the Restricted Subsidiaries

have maintained, in all material respects and in accordance with normal industry practice, all of the machinery, equipment, vehicles, facilities and other tangible personal property now owned or leased by the Borrower or any Restricted Subsidiary that is necessary to conduct their business as it is now conducted.

(b)                                 The Borrower and the Restricted Subsidiaries have complied with all obligations under all leases to which it is a party, except where the failure to comply could not have a Material Adverse Effect, and all such leases are in full force and effect, except leases in respect of which the failure to be in full force and effect could not reasonably be expected to have a Material Adverse Effect.  The Borrower and each Restricted Subsidiary enjoy peaceful and undisturbed possession under all such leases, other than leases in respect of which the failure to enjoy peaceful and undisturbed possession could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(c)                                  The Borrower and the Restricted Subsidiaries own or possess, or have the right to use or could obtain ownership or possession of or a right to use, on terms not materially adverse to it, all patents, trademarks, service marks, trade names and copyrights (collectively, as used in this paragraph, the “intellectual property”) reasonably necessary for the present conduct of their business, without any known conflict with the rights of others, and free from any burdensome restrictions, except where such conflicts and restrictions could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.  The use of intellectual property by the Borrower or any Restricted Subsidiary does not infringe on the rights of any Person in any material respect.

(d)                                 Schedule 3.07(d) sets forth as of the Restatement Date the name and jurisdiction of incorporation, formation or organization of (i) each Subsidiary of the Borrower and, as to each such Subsidiary, the percentage of each class of Equity Interests owned by the Borrower or by any such Subsidiary, indicating the ownership thereof, and identifies as of the Restatement Date each applicable Subsidiary as a “Subsidiary Loan Party”, a “Restricted Subsidiary”, an “Unrestricted Subsidiary” and/or a “Material Subsidiary” and (ii) each Included Entity.

(e)                                  All Equity Interests issued, owned, held or Controlled by the Borrower or any of its Restricted Subsidiaries are fully paid, and there are no outstanding subscriptions, options, warrants, calls, rights or other agreements or commitments of any nature relating to such Equity Interests, except as set forth on Schedule 3.07(e).  The constitutional documents of the issuers of all Equity Interests pledged or that should be pledged pursuant to the Collateral and Guarantee Requirement do not restrict or inhibit any transfer of such Equity Interests (other than restrictions imposed by applicable law and rights of first offer or first refusal or similar restrictions or limitations as may be commonly included in such constitutional documents), including both (i) pursuant to a collateral transfer of such Equity Interest and (ii) a direct transfer of such Equity Interests (for example, pursuant to enforcement of the Collateral Agreement or similar agreement).

Section 3.08                             Litigation; Compliance with Laws; Relevant Regulatory Bodies; Lack of Impact on Lenders.  (a) Except as set forth on Schedule 3.08, there are no actions, suits, investigations or proceedings at law or in equity or by or on behalf of any Governmental

Authority or in arbitration now pending against, or, to the knowledge of the Borrower, threatened against or affecting, the Borrower or any of its Restricted Subsidiaries or any business, property or rights of any such Person (i) as of the Restatement Date, that involve any Loan Document or the Transactions or (ii) that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect or which could reasonably be expected, individually or in the aggregate, to materially adversely affect the performance of any Loan Document or the Transactions.

(b)                                 To the Borrower’s knowledge, there are no outstanding judgments against the Borrower or any Restricted Subsidiary that individually or in the aggregate could reasonably be expected to have a Material Adverse Effect.

(c)                                  Neither the Borrower nor any Restricted Subsidiary nor, to the the Borrower’s knowledge, any Affiliate of the foregoing is in violation of any laws relating to terrorism or money laundering, including Executive Order No. 13224 on Terrorist Financing, effective September 23, 2001, and the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public Law 107-56 (signed into law on October 26, 2001) (the “U.S.A. PATRIOT Act”).

(d)                                 Excluding consideration of Environmental Laws, which are separately addressed in Section 3.15, and Employee Benefit Plans, which are separately addressed in Section 3.14, (i) the Borrower and each Restricted Subsidiary have complied with all applicable statutes, laws, rules, regulations, orders, decrees and restrictions of any Governmental Authority (including, without limitation, all regulations of FERC and all Public Utility Commission of Texas regulations, Railroad Commission of Texas regulations, Colorado Public Utilities Commission regulations, Colorado Department of Natural Resources regulations, Colorado Oil and Gas Conservation Commission regulations, zoning, building, ordinance, code or approval or any building permit), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect and (ii) none of the Borrower’s or any Restricted Subsidiary’s Properties is in violation of (nor will the continued operation of such properties and assets as currently conducted violate) any applicable statutes, laws, rules, regulations, orders, decrees and restrictions of any Governmental Authority (including, without limitation, all regulations of FERC and all Public Utility Commission of Texas regulations, Railroad Commission of Texas regulations, Colorado Public Utilities Commission regulations, Colorado Department of Natural Resources regulations, Colorado Oil and Gas Conservation Commission regulations, zoning, building, ordinance, code or approval or any building permit), except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.

(e)                                  Without in any way limiting Section 3.04, each of the Borrower and each Restricted Subsidiary hold all permits, licenses, registrations, certificates, approvals, consents, clearances and other authorizations from any Governmental Authority required under any currently applicable law, rule or regulation for the operation of its business as presently conducted, except as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(f)                                   Neither the Borrower nor any Restricted Subsidiary is subject to regulation “as a natural-gas company” under the Natural Gas Act.

(g)                                  None of the Lenders, the Agents and the Joint Lead Arrangers, solely by virtue of the execution, delivery and performance of this Agreement or the other Loan Documents, or consummation of the Transactions contemplated hereby and thereby, shall be or become:  (i) a “natural-gas company” or subject to regulation under the Natural Gas Act or (ii) subject to regulation under the laws of any state with respect to public utilities.

Section 3.09                             Federal Reserve Regulations.  (a) Neither the Borrower nor any of the Restricted Subsidiaries is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

(b)                                 No part of the proceeds of any Loan will be used, whether directly or indirectly, and whether immediately, incidentally or ultimately, (i) to purchase or carry Margin Stock or to extend credit to others for the purpose of purchasing or carrying Margin Stock or to refund indebtedness originally incurred for such purpose, or (ii) for any purpose that entails a violation of, or that is  inconsistent with, the provisions of the Regulations of the Board, including Regulation U or Regulation X.

Section 3.10                             Investment Company Act.  Neither the Borrower nor any Restricted Subsidiary is an “investment company” as defined in, or subject to regulation under, the Investment Company Act of 1940, as amended.

Section 3.11                             Use of Proceeds.  The Borrower will use the proceeds of the Loans, and may request the issuance of Letters of Credit, solely for (a) to the extent expressly permitted by Section 6.06, dividends or other distributions by the Borrower, including reimbursement of invested capital, (b) to the extent permitted by this Agreement, Capital Expenditures of the Borrower or any Restricted Subsidiary to construct, expand, acquire and maintain its Properties, (c) to the extent permitted by this Agreement asset acquisitions, and (d) the ongoing working capital requirements and other general corporate purposes of the Borrower or any Restricted Subsidiary, including the issuance of Letters of Credit and the payment of transaction costs and expenses in connection with the Revolving Facility; provided, that, with respect to this clause (d), except as otherwise expressly permitted by Section 6.04(a), (i), (k) or (o) of this Agreement, in no case shall an entity that is not a Loan Party or a Restricted Subsidiary have a Letter of Credit issued on its behalf or for its benefit.

Section 3.12                             Tax Returns.  Except as set forth on Schedule 3.12, each of the Borrower and its Restricted Subsidiaries (i) has timely filed or caused to be timely filed all federal, state, and local Tax returns and reports required to have been filed by it and each such Tax return is complete and accurate in all respects and (ii) has timely paid or caused to be timely paid all Taxes due and payable by it and all other Taxes or assessments, except in each case referred to in clauses (i) or (ii) above, (A) if the failure to comply would not cause a Material Adverse Effect or (B) if the Taxes or assessments are being contested in good faith by appropriate proceedings in accordance with Section 5.03 and for which the Borrower or any of its Restricted Subsidiaries (as the case may be) has set aside on its books adequate reserves in accordance with GAAP.  The Borrower knows of no pending investigation of the Borrower or any Restricted Subsidiary by any taxing authority or any pending but unassessed material Tax liability of the Borrower or any Restricted Subsidiary (other than any Taxes incurred in the ordinary course of business).

Section 3.13                             No Material Misstatements.  (a) All written information (other than the Projections, estimates and information of a general economic nature) (the “Information”) concerning any one or more of the Borrower, its Restricted Subsidiaries, the Transactions or any other transactions contemplated hereby, included in the Borrower’s Presentation or otherwise, prepared by or on behalf of the Borrower or any of its Affiliates in connection with this Agreement, any other Loan Document or any transaction contemplated hereby, when taken as a whole, was true and correct in all material respects, as of the date such Information was furnished to the Agents, the Joint Lead Arrangers, each Issuing Bank or the Lenders and as of the Restatement Date, and did not contain any untrue statement of a material fact as of any such date or omit to state any material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements were made.

(b)                                 (i) The Projections prepared by or on behalf of the Borrower or any of its representatives and that have been made available to any Agent, Joint Lead Arranger, Issuing Bank or Lender  in connection with this Agreement, the Transactions or the other transactions contemplated hereby (A) have been prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the Restatement Date, and (B) as of the Restatement Date, have not been modified in any material respect by the Borrower.  (ii) Any other projections (including volume projections delivered pursuant to Section 5.04(j)) prepared by or on behalf of the Borrower or any of its representatives and that will be made available to any Agent, Joint Lead Arranger, Issuing Bank or Lender in connection with this Agreement, the Transactions or the other transactions contemplated hereby shall be prepared in good faith based upon assumptions believed by the Borrower to be reasonable as of the date thereof, as of the date such projections were furnished to the Agents, Joint Lead Arrangers, Issuing Banks or Lenders.  Without limiting this Section 3.13(b), the parties hereto agree and acknowledge that the assumptions reflected in the Projections and projections described in this Section 3.13(b) may or may not prove to be correct.

Section 3.14                             Employee Benefit Plans.  (a) Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, (i) each Plan is in compliance with all applicable provisions of and has been administered in compliance with all applicable provisions of ERISA and the Code (and the regulations and published interpretations thereunder), (ii) the value of the assets of each Plan of the Borrower, and each Subsidiary of the Borrower and the ERISA Affiliates equals or exceeds the present value of all benefit liabilities under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the last annual valuation date applicable thereto, and the value of the assets of all Plans equals or exceeds the present value of all benefit liabilities of all Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) as of the last annual valuation dates applicable thereto and (iii) no ERISA Event has occurred or is reasonably expected to occur.

(b)                                 Except as could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, any foreign pension schemes sponsored or maintained by the Borrower and each of its Subsidiaries or to which Borrower or any of its Subsidiaries may have any liability are maintained in accordance with the requirements of applicable foreign law and the value of the assets of each such foreign pension scheme equals or exceeds the present value of all benefit liabilities under each such foreign pension scheme.

Section 3.15                             Environmental Matters.  Except as set forth on Schedule 3.15 or for matters that could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect (i) no Environmental Claim or penalty has been received or incurred by the Borrower or any of its Restricted Subsidiaries, and there are no judicial, administrative or other actions, suits or proceedings pending or, to the knowledge of any of the Borrower or any Restricted Subsidiary, threatened against the Borrower or any of its Restricted Subsidiaries which allege a violation of or liability under any Environmental Laws, in each case relating to the Borrower or any of its Restricted Subsidiaries, (ii) the Borrower and each of its Restricted Subsidiaries have obtained, and maintains in full force and effect, all permits, registrations and licenses to the extent necessary for the conduct of its businesses and operations as currently conducted, including for the construction of all pipelines and facilities, (iii) the Borrower and each of its Restricted Subsidiaries is and has been in compliance with all applicable Environmental Laws, including the terms and conditions of permits, registrations and licenses required under applicable Environmental Laws, (iv) neither the Borrower nor any of its Restricted Subsidiaries is conducting, funding or responsible for any investigation, remediation, remedial action or cleanup of any Release or threatened Release of Hazardous Materials, (v) there has been no Release or threatened Release of Hazardous Materials at any property currently or, to the knowledge of any of the Borrower or any of its Restricted Subsidiaries, formerly owned, operated or leased by the Borrower or any of its Restricted Subsidiaries that would reasonably be expected to give rise to any liability of the Borrower or any of its Restricted Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of its Restricted Subsidiaries, and no Hazardous Material has been generated, owned or controlled by the Borrower or any of its Restricted Subsidiaries and transported for disposal to or Released at any location in a manner that would reasonably be expected to give rise to any liability of the Borrower or any of its Restricted Subsidiaries under any Environmental Laws or Environmental Claim against the Borrower or any of its Subsidiaries, (vi) neither the Borrower nor any of its Restricted Subsidiaries has entered into any agreement or contract to assume, guarantee or indemnify a third party for any Environmental Claims, and (vii) there are not currently and there have not been any underground storage tanks owned or operated by the Borrower or any of its Restricted Subsidiaries or, to the knowledge of any of the Borrower and each Restricted Subsidiary, present or located on the Borrower’s or any such Restricted Subsidiaries’ Real Property.  The Borrower and each of its Restricted Subsidiaries have made available to the Administrative Agent prior to the date hereof all environmental audits, assessment reports and other material environmental documents in its possession or control with respect to the operations of, or any Real Property owned, operated or leased by, the Borrower and its Restricted Subsidiaries, other than such audits, assessment reports and other environmental documents not containing information that would reasonably be expected to result in any material Environmental Claims or liability to the Borrower and its Restricted Subsidiaries, taken as a whole.  Representations and warranties of the Borrower or any of its Restricted Subsidiaries with respect to environmental matters are limited to those in this Section 3.15 unless expressly stated.

Section 3.16                             Mortgages.  The Mortgages executed and delivered on or after the Restatement Date pursuant to clauses (h), (i) and (j) of the Collateral and Guarantee Requirement and Section 5.10 or otherwise shall be effective to create in favor of the Collateral Agent (for the benefit of the Secured Parties) a legal, valid and enforceable security interest on all of the Borrowers and the Subsidiary Loan Parties’ right, title and interest in and to the Mortgaged

Property thereunder and the proceeds thereof, and when such Mortgages are filed or recorded in the proper real estate filing or recording offices, the Collateral Agent (for the benefit of the Secured Parties) shall have a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Borrower and the Subsidiary Loan Parties in such Mortgaged Property and, to the extent applicable, subject to Section 9-315 of the UCC, the proceeds thereof, in each case prior and superior in right to any other Person, other than with respect to Permitted Real Property Liens.

Section 3.17                             Real Property.  (a) Schedule 3.17(a) lists completely and correctly as of the Restatement Date all Gathering Station Real Property owned or leased by the Borrower or any Subsidiary Loan Party and the address or location thereof, including the state in which such property is located.

(b)                                 Except as set forth on Schedule 3.17(b), the Gathering System (including all Mortgaged Property) owned, held or leased by the Borrower or any Subsidiary Loan Party are free and clear of Liens other than Permitted Real Property Liens.

(c)                                  The Pipeline Systems are covered by fee deeds, rights of way, easements, leases, servitudes, permits, licenses, or other instruments (collectively, “rights of way”) in favor of the Borrower, the applicable Subsidiary Loan Parties or applicable Restricted Subsidiaries, recorded or filed, as applicable and if and to the extent required in accordance with applicable law to be so recorded or filed, in the official real property records of the county where the real property covered thereby is located or with the office of the applicable Railroad Commission or the applicable Department of Transportation or other Governmental Authority, except where the failure of the Pipeline Systems to be so covered, or any such documentation to be so recorded or filed, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Subject to Permitted Real Property Liens and except to the extent the failure would not reasonably be expected to have a Material Adverse Effect, the rights of way granted to the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary that cover any Pipeline Systems establish a continuous right of way for such Pipeline Systems such that the Borrower, the applicable Subsidiary Loan Parties or applicable Restricted Subsidiaries are able to construct, operate, and maintain the Pipeline Systems in, over, under, or across the land covered thereby in the same way that a prudent owner and operator would construct, operate, and maintain similar assets.

(d)                                 Subject to Permitted Real Property Liens and except as set forth in Schedule 3.17(d), the Gathering Stations are covered by fee deeds, real property leases, or other instruments (collectively “deeds”) in favor of the Borrower and the Subsidiary Loan Parties, except to the extent of Gathering Stations on Gathering Station Real Property that is not Material Gathering Station Real Property.  Subject to Permitted Real Property Liens and except to the extent the failure would not reasonably be expected to have a Material Adverse Effect, the deeds do not contain any restrictions that would prevent the Borrower and the Subsidiary Loan Parties from constructing, operating and maintaining the Gathering Stations in, over, under, and across the land covered thereby in the same way that a prudent owner and operator would construct, operate, and maintain similar assets.

(e)                                  There is no (i) breach or event of default on the part of the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary with respect to any right of way or deed granted to the Borrower, any other Loan Party or any Restricted Subsidiary that covers any portion of the Gathering System, (ii) to the knowledge of the Borrower or any of the Subsidiary Loan Parties, breach or event of default on the part of any other party to any right of way or deed granted to the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary that covers any portion of the Gathering System, and (iii) event that, with the giving of notice or lapse of time or both, would constitute such breach or event of default on the part of the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary with respect to any right of way or deed granted to the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary that covers any portion of the Gathering System or, to the knowledge of the Borrower or any of the Subsidiary Loan Parties, on the part of any other party thereto, in the case of clauses (i), (ii) and (iii) above, to the extent any such breach, default or event, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.  The rights of way and deeds granted to the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary that cover any portion of the Gathering System (to the extent applicable) are in full force and effect in all material respects and are valid and enforceable against the Borrower, the applicable Subsidiary Loan Party or the applicable Restricted Subsidiary party thereto in accordance with the terms of such right of way and deeds (subject to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent transfer, fraudulent conveyance or similar laws effecting creditors’ rights generally and subject, as to enforceability to the effect of general principles of equity) and all rental and other payments due thereunder by the Borrower or the Loan Parties, as applicable, have been duly paid in accordance with the terms of the deeds and rights of way except, in each case, to the extent that a failure, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(f)                                   The Pipeline Systems are located within the confines of the rights of way granted to the Borrower, any Subsidiary Loan Party or any Restricted Subsidiary and do not encroach upon any adjoining property, except to the extent the failure to be so located or any such encroachment would not reasonably be expected to have a Material Adverse Effect.  The Gathering Stations are located within the boundaries of the property affected by the deeds, leases or other instruments to the Borrower, the Subsidiary Loan Parties or any Restricted Subsidiaries and do not encroach upon any adjoining property, except to the extent the failure to be so located or any such encroachment would not reasonably be expected to have a Material Adverse Effect.  The buildings and improvements owned or leased by the Borrower, the Subsidiary Loan Parties or any Restricted Subsidiary, and the operation and maintenance thereof, do not (i) contravene any applicable zoning or building law or ordinance or other administrative regulation or (ii) violate any applicable restrictive covenant or any Governmental Rule, except to the extent the contravention or violation of which would not reasonably be expected to have a Material Adverse Effect.

(g)                                  The material Properties used or to be used in the Borrower’s and its Restricted Subsidiaries’ Midstream Activities are in good repair, working order, and condition, normal wear and tear excepted, except to the extent the failure would not reasonably be expected to have a Material Adverse Effect.  Neither the Properties of the Borrower nor any Restricted Subsidiary has been affected, since December 31, 2012, in any adverse manner as a result of any fire, explosion, earthquake, flood, drought, windstorm, accident, strike or other labor disturbance, embargo, requisition or taking of Real Property or cancellation of contracts, permits or concessions by a Governmental Authority, riot, activities of armed forces or acts of God or of any public enemy that would reasonably be expected to have a Material Adverse Effect.

(h)                                 No eminent domain proceeding or taking has been commenced or, to the knowledge of the Borrower or its Restricted Subsidiaries, is contemplated with respect to all or any material portion of the Mortgaged Property or material portion of the Gathering System, except for that which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(i)                                     Other than Mortgaged Property with respect to which the requirements of clause (h)(3) of the definition of Collateral and Guarantee requirement have been satisfied, none of the Gathering Stations are located in a special flood hazard area as designated by any Governmental Authority.

(j)                                    Neither the Borrower nor any Restricted Subsidiary is obligated under any right of first refusal, option or other contractual right to sell, assign or otherwise dispose of any Mortgaged Property or any interest therein, except as set forth on Schedule 3.17(j) or permitted under Section 6.02 or 6.05.

Section 3.18                             Solvency.  (a) Immediately after giving effect to the Transactions (i) the fair value of the assets (for the avoidance of doubt, calculated to include goodwill and other intangibles) of the Borrower and its Restricted Subsidiaries on a consolidated basis, at a fair valuation, will exceed the debts and liabilities, direct, subordinated, contingent or otherwise, of the Borrower and its Restricted Subsidiaries on a consolidated basis; (ii) the present fair saleable value of the property of the Borrower and its Restricted Subsidiaries on a consolidated basis will be greater than the amount that will be required to pay the probable liability of the Borrower and its Restricted Subsidiaries on a consolidated basis, on their debts and other liabilities, direct, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Borrower and its Restricted Subsidiaries on a consolidated basis will be able to pay their debts and liabilities, direct, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (iv) the Borrower and its Restricted Subsidiaries on a consolidated basis will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted following the Restatement Date.

(b)                                 The Borrower does not intend to, and does not believe that it or any of its Restricted Subsidiaries will, incur debts beyond its ability to pay such debts as they mature, taking into account the timing and amounts of cash to be received by it or any such Restricted Subsidiaries and the timing and amounts of cash to be payable on or in respect of its Indebtedness or the Indebtedness of any such Restricted Subsidiaries.

Section 3.19                             Labor Matters.  There are no strikes pending or threatened against the Borrower or any of its Restricted Subsidiaries that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.  The hours worked and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation in any material respect of the Fair Labor Standards Act or any other applicable law dealing with such matters.  All material payments due from the Borrower or any of its Restricted Subsidiaries or for which any claim may be made against the Borrower or any of its Restricted Subsidiaries, on account of wages and employee health and welfare insurance and other benefits have been paid or accrued as a liability on the books of the Borrower or such Restricted Subsidiary to the extent required by GAAP.  Consummation of the Transactions will not give rise to a right of termination or right of renegotiation on the part of any union under any collective bargaining agreement to which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is a party or by which the Borrower or any of its Restricted Subsidiaries (or any predecessor) is bound, other than collective bargaining agreements that, individually or in the aggregate, are not material to the Borrower and its Restricted Subsidiaries, taken as a whole.

Section 3.20                             Insurance.  Schedule 3.20 sets forth a true, complete and correct description of all material insurance maintained by or on behalf of the Borrower and the Restricted Subsidiaries as of the Restatement Date.  As of such date, such insurance is in full force and effect.  The Borrower believes that the insurance maintained by or on behalf of it and the Restricted Subsidiaries is adequate.

Section 3.21                             Status as Senior Debt; Perfection of Security Interests.  The Obligations shall rank pari passu with or higher than any other senior Indebtedness or securities of the Borrower and each Subsidiary Loan Party and shall constitute senior indebtedness of the Borrower and each Subsidiary Loan Party under and as defined in any documentation documenting any junior indebtedness of the Borrower and each Subsidiary Loan Party.  Each Collateral Document delivered pursuant to Section 4.02 and 5.10 will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a legal, valid and enforceable security interest in the Collateral described therein and proceeds thereof.  In the case of the Pledged Collateral described in the Collateral Agreement, when stock certificates representing such Pledged Collateral are delivered to the Collateral Agent, and in the case of the other Collateral described in the Collateral Agreement, when financing statements and other filings specified therein in appropriate form are filed in the offices specified therein, the Lien created by the Collateral Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Borrower and each Subsidiary Loan Party in such Collateral and the proceeds thereof to the extent perfection can be obtained by filing financing statements, making such other filings specified therein or by possession, as security for the Obligations.  In each case of the security interests in favor of the Collateral Agent, for the benefit of the Secured Parties, described in the preceding sentences, such security interests are prior and superior in right to any other Person, subject, in the case of Pledged Collateral, to Liens permitted by Section 6.02(d), (e), (o), (v), (cc) and (gg); in the case of Mortgaged Property, to Permitted Real Property Liens; and in the case of any other Collateral (except Pledged Collateral and Mortgaged Property), to Liens permitted by Section 6.02.

Section 3.22                             Material Contracts.  Other than as set forth on Schedule 3.22, as of the Restatement Date there are no Material Contracts.  Each Material Contract, including each Gathering Agreement, is in full force and effect, except for such matters in respect of such Material Contract that individually, or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.  Each of the Borrower and each Subsidiary Loan Party has performed, in all material respects, all its obligations under all Material Contracts (including all Gathering Agreements), and to the knowledge of the Borrower, no other party to such Material

Contracts (including Gathering Agreements) is in default thereunder, except in each case to the extent such non-performance or default would not reasonably be expected to have a Material Adverse Effect.  None of the Borrower or any Subsidiary Loan Party has (a) assigned to any Person (other than the Administrative Agent) any of its rights under any Material Contract or (b) waived any of its rights of material value under any Material Contract, except in each case to the extent such assignment or waiver would not reasonably be expected to have a Material Adverse Effect.

Section 3.23                             Foreign Corrupt Practices.  None of the Borrower nor any of its Subsidiaries, nor any director, officer, agent or employee of any such the Borrower or any of its Subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a material violation by such Persons of the FCPA, including without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other Property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA, and the Borrower and its Subsidiaries have conducted their business in material compliance with the FCPA.

ARTICLE IV
CONDITIONS TO CREDIT EVENTS

The obligations of (a) each Lender to make Loans or (b) any Issuing Bank to issue, amend, extend or renew any Letter of Credit hereunder (each of (a) and (b), a “Credit Event”) are subject to the satisfaction of the following conditions (or waiver thereof in accordance with Section 9.08):

Section 4.01                             All Credit Events.  On the date of each Credit Event:

(a)                                 The Administrative Agent shall have received, in the case of a Borrowing, a Borrowing Request as required by Section 2.03 (or a Borrowing Request shall have been deemed given in accordance with the last paragraph of Section 2.03) or, in the case of the issuance of a Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received a notice requesting the issuance of such Letter of Credit as required by Section 2.05(b).

(b)                                 The representations and warranties set forth in Article III hereof shall be true and correct in all material respects on and as of the date of such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit) with the same effect as though made on and as of such date, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

(c)                                  At the time of and after giving effect to such Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit), no Event of Default or Default shall have occurred and be continuing.

Each Credit Event (other than an amendment, extension or renewal of a Letter of Credit without any increase in the stated amount of such Letter of Credit) shall be deemed to constitute a representation and warranty by the Borrower on the date of such Credit Event as to the matters specified in paragraphs (b) (with respect to Article III hereof) and (c) of this Section 4.01.

Section 4.02                             Restatement Date.  In addition to the satisfaction or waiver of each requirement set forth in Section 4.01, on the Restatement Date:

(a)                                 The Administrative Agent (or its counsel) shall have received from each party to each of the following Loan Documents either (x) an original counterpart of such Loan Document signed on behalf of such party or (y) evidence satisfactory to the Administrative Agent (which may include a facsimile copy or PDF copy of each signed signature page) that such party has signed a counterpart of each of the following:

(i)                                     this Agreement,

(ii)                                  each Collateral Document (other than any Restatement Date Mortgage Amendment), and

(iii)                               each promissory note requested pursuant to Section 2.09(e), if any.

(b)                                 The Administrative Agent shall have received, on behalf of itself, the Collateral Agent, the Lenders and each Issuing Bank on the Restatement Date, favorable written opinions of Latham & Watkins LLP, counsel for the Loan Parties, (A) dated the Restatement Date, (B) addressed to each Issuing Bank, the Administrative Agent, the Collateral Agent and the Lenders and (C) in form and substance reasonably satisfactory to the Administrative Agent and covering such matters relating to the Loan Documents as the Administrative Agent shall reasonably request, and each Loan Party hereby instructs such counsel to deliver such opinions.

(c)                                  The Administrative Agent shall have received each of the following for each Loan Party:

(i)                                     a copy (which shall be delivered as attachments to the certificates required in the following clause (ii)) of the certificate or articles of incorporation, partnership agreement or limited liability agreement, including all amendments thereto, or other relevant constitutional documents under applicable law of each such Person, (A) in the case of any such Person that is an entity registered with the state of its formation (which shall include, without limitation, each such Person that is a corporation), certified as of a recent date by the Secretary of State (or other similar official) and a certificate as to the good standing (which, in the case of each such Person that is a Texas entity, shall include both a certificate of account status (or comparable document) and a certificate of existence) of each such Person as of a recent date from such Secretary of State (or other similar official) or (B) in the case of each such Person that is not a registered business organization, certified by the Secretary or Assistant Secretary, or the general partner, managing member or sole member, as applicable, of such Person; and

(ii)                                  a certificate of the Secretary, Assistant Secretary or any Responsible Officer of each Loan Party, in each case dated the Restatement Date and certifying:

(A)                               that attached thereto is a true, correct and complete copy of the by-laws (or partnership agreement, memorandum and articles of association, limited liability company agreement or other equivalent governing documents) of such Person, together with any and all amendments thereto, as in effect on the Restatement Date and at the time the resolutions described in clause (B) below were adopted,

(B)                               that attached thereto is a true, correct and complete copy of resolutions duly adopted by the board of directors (or equivalent governing body) of such Person (or its managing general partner or managing member); that such resolutions authorize (i) the execution, delivery and performance of the Loan Documents to which such Person is a party and (ii) in the case of the Borrower, the Borrowings hereunder; that such resolutions have not been modified, rescinded or amended and are in full force and effect on the Restatement Date,

(C)                               that attached thereto is a true, correct and complete copy of the certificate or articles of incorporation, partnership agreement or limited liability agreement of such Person, certified as required in clause (i) above, and that such governing document or documents have not been amended since the date of the last amendment attached thereto,

(D)                               as to the incumbency and specimen signature of each officer or director executing any Loan Document or any other document delivered in connection herewith on behalf of such Person, and

(E)                                as to the absence of any pending proceeding for the dissolution or liquidation of such Person or, to the knowledge of such Person, threatening the existence of such Person.

(d)                                 The Collateral and Guarantee Requirement with respect to items to be completed as of the Restatement Date shall have been satisfied and the Administrative Agent shall have received a completed Perfection Certificate from each Person required to deliver one or more Collateral Documents pursuant to the Collateral and Guarantee Requirement, dated the Restatement Date and signed by a Responsible Officer of each Loan Party, together with all attachments contemplated thereby, including the results of a search of the UCC (or equivalent under other similar law) filings made with respect to such Persons in the jurisdictions contemplated by the Perfection Certificate and copies of the financing statements (or similar documents) disclosed by such search and evidence reasonably satisfactory to the Administrative Agent that the Liens indicated by such financing statements (or similar documents) are permitted by Section 6.02 or have been released.

(e)                                  The Administrative Agent shall have received evidence or assurances satisfactory to it that, after giving effect to the application of the proceeds of the initial Borrowing hereunder, the Borrower will have at least U.S.$20.0 million in Liquidity (comprised of cash or undrawn availability under the Revolving Facility that would be permitted to be drawn in compliance with the Financial Performance Covenants).

(f)                                   After giving effect to the Transactions, and the other transactions contemplated hereby, the Borrower and its Restricted Subsidiaries shall have no outstanding Indebtedness other than (i) the Loans and other extensions of credit under this Agreement and (ii) other Permitted Indebtedness

(g)                                  There has not been any Material Adverse Effect since December 31, 2012.

(h)                                 The Agents shall have received all fees payable thereto or to any Lender or to the Joint Lead Arrangers on or prior to the Restatement Date (including amounts payable pursuant to the Engagement Letter) and, to the extent invoiced, all other amounts due and payable pursuant to the Existing Credit Agreement and Loan Documents on or prior to the Restatement Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Borrower under the Existing Credit Agreement, hereunder or under any Loan Document.

(i)                                     The Administrative Agent shall have received insurance certificates, endorsements or other appropriate evidence supplied by one or more insurance brokers or insurance companies demonstrating compliance with all insurance requirements set forth in Section 5.02 (including, without limitation, Section 5.02(c)).

(j)                                    The Administrative Agent shall have received a certificate signed by a Responsible Officer of the Borrower as to the matters set forth in clauses (e), (f) and (g) of this Section 4.02 and in clauses (b) and (c) of Section 4.01

(k)                                 The Administrative Agent and the Lenders shall have received all documentation and other information required by regulatory authorities with respect to the Loan Parties under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the U.S.A. PATRIOT Act, that has been reasonably requested by the Administrative Agent at least five Business Days in advance of the Restatement Date.

(l)                                     The Administrative Agent and the Lenders shall have received true and correct copies of a balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the MLP Entity for the twelve-month period ending December 31, 2012, prepared as described in Section 5.04(a).

(m)                             The Administrative Agent shall have received (i) a consolidated balance sheet, prepared on a Pro Forma Basis, of the MLP Entity as of the Restatement Date acceptable to the Administrative Agent and an income statement showing the financial position of the MLP Entity for the twelve-month period ended on June 30, 2013, and (ii) an updated financial model provided by the MLP Entity, which shall not be materially inconsistent with the prior financial model delivered by the MLP Entity to the Administrative Agent in connection with the amendment and restatement (except to the extent of any adjustments as may have been agreed between the Borrower and the Administrative Agent).

(n)                                 The Administrative Agent shall be satisfied that, after giving effect to the initial Borrowings to be made on the Restatement Date, the matters certified to in each certificate are true.  All legal matters in connection with this Agreement, the other Loan Documents and the consummation of the Transactions shall be approved by the Administrative Agent and its legal counsel.

ARTICLE V
AFFIRMATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired (unless such Letters of Credit are fully cash collateralized or otherwise addressed pursuant to another arrangement satisfactory to each applicable Issuing Bank in its sole discretion) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will, and will cause each of its Restricted Subsidiaries (and, to the extent expressly set forth below, other applicable Subsidiaries) to:

Section 5.01                             Existence, Maintenance of Licenses, Property.  (a) Do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence or form, except (i) as otherwise expressly permitted under Section 6.05 and (ii) for the liquidation or dissolution of any Restricted Subsidiary if the assets of such Restricted Subsidiary exceed estimated liabilities and are acquired by the Borrower or a Wholly Owned Subsidiary of the Borrower in such liquidation or dissolution; provided, that Subsidiary Loan Parties may not be liquidated into Subsidiaries that are not Subsidiary Loan Parties.

(b)                                 Do or cause to be done all things necessary to (i) in the Borrower’s reasonable business judgment obtain, preserve, renew, extend and keep in full force and effect the permits, franchises, authorizations, patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect thereto necessary to the normal conduct of its business and (ii) at all times maintain and preserve all property necessary to the normal conduct of its business and keep such property in good repair, working order and condition and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto necessary in order that the business carried on in connection therewith, if any, may be properly conducted at all times (in each case except as expressly permitted by this Agreement); in each case in this paragraph (b) except where the failure to do so could not reasonably be expected to have a Material Adverse Effect.

Section 5.02                             Insurance.  (a) Keep its insurable properties insured at all times by financially sound and reputable insurers in such amounts as shall be customary for similar businesses and maintain such other reasonable insurance, of such types, to such extent and against such risks, as is customary with companies in the same or similar businesses and maintain such other insurance as may be required by law or any other Loan Document.

(b)                                 Cause all such property and casualty insurance policies with respect to the Mortgaged Properties and personal property located in the United States to be endorsed or otherwise amended to include a “standard” or “New York” lender’s loss payable endorsement, in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent, which endorsement shall name the Collateral Agent as loss payee (on behalf of itself, the Administrative Agent, each Issuing Bank and the Lenders) and provide that, from and after the Restatement Date, if the insurance carrier shall have received written notice from either the Administrative Agent or the Collateral Agent of the occurrence of an Event of Default, the insurance carrier shall pay all proceeds otherwise payable to the Borrower or a Restricted Subsidairy under such policies directly to the Collateral Agent; cause all such policies to contain a “Replacement Cost Endorsement,” without any deduction for depreciation, and such other provisions as the Administrative Agent or the Collateral Agent may reasonably (in light of a Default or a material development in respect of the insured property) require from time to time to protect their interests; deliver original or certified copies of all such policies or a certificate of an insurance broker to the Collateral Agent; cause each such policy to provide that it shall not be canceled or not renewed upon less than thirty days’ prior written notice thereof by the insurer to the Administrative Agent and the Collateral Agent (or ten days’ written notice in the event of nonpayment of premiums); and deliver to the Administrative Agent and the Collateral Agent, prior to the cancellation or nonrenewal of any such policy of insurance, a copy of a renewal or replacement policy (or other evidence of renewal of a policy previously delivered to the Administrative Agent and the Collateral Agent), or insurance certificate with respect thereto, together with evidence satisfactory to the Administrative Agent and the Collateral Agent of payment of the premium therefor.

(c)                                  To the extent any Gathering Station is subject to the provisions of the Flood Insurance Laws (as defined below), (i) (A) concurrently with the delivery of any Mortgage in favor of the Collateral Agent in connection therewith, and (B) at any other time after the delivery of such Mortgage, if necessary for compliance with applicable Flood Insurance Laws, provide the Collateral Agent with a standard flood hazard determination form for such Gathering Station and (ii) if any such Gathering Station is located in an area designated a “flood hazard area” in any Flood Insurance Rate Map published by the Federal Emergency Management Agency (or any successor agency), obtain flood insurance in such reasonable total amount as the Administrative Agent or the Collateral Agent may from time to time reasonably require, and otherwise to ensure compliance with the National Flood Insurance Program as set forth in the Flood Disaster Protection Act of 1973, as it may be amended from time to time (the “Flood Insurance Laws”).  In addition, to the extent the Borrower and the Subsidiary Loan Parties fail to obtain or maintain satisfactory flood insurance required pursuant to the preceding sentence with respect to any Gathering Station, the Collateral Agent shall be permitted, in its sole discretion, to obtain forced placed insurance at the Borrower’s expense to ensure compliance with any applicable Flood Insurance Laws.

(d)                                 With respect to each Mortgaged Property and any personal property located in the United States, carry and maintain comprehensive general liability insurance including the “broad form CGL endorsement” (or equivalent coverage) and coverage on an occurrence basis against claims made for personal injury (including bodily injury, death and property damage) and umbrella liability insurance against any and all claims, in each case in amounts and against such risks as are customarily maintained by companies engaged in the same or similar industry operating in the same or similar locations naming the Collateral Agent as an additional insured, on forms reasonably satisfactory to the Collateral Agent.

(e)                                  Notify the Administrative Agent and the Collateral Agent promptly whenever any separate insurance concurrent in form or contributing in the event of loss with that required to be maintained under this Section 5.02 is taken out by the Borrower or any Restricted Subsidiary; and promptly deliver to the Administrative Agent and the Collateral Agent a duplicate original copy of such policy or policies, or an insurance certificate with respect thereto.

(f)                                   In connection with the covenants set forth in this Section 5.02, it is understood and agreed that:

(i)                                     none of the Agents, the Lenders, the Issuing Banks or their respective agents or employees shall be liable for any loss or damage insured by the insurance policies required to be maintained under this Section 5.02, it being understood that (A) the Borrower and its Restricted Subsidiaries shall look solely to their insurance companies or any parties other than the aforesaid parties for the recovery of such loss or damage and (B) such insurance companies shall have no rights of subrogation against the Agents, the Lenders, any Issuing Bank or their agents or employees.  If, however, the insurance policies do not provide waiver of subrogation rights against such parties, as required above, then the Borrower hereby agrees, to the extent permitted by law, to waive, and to cause each of its Restricted Subsidiaries to waive, its right of recovery, if any, against the Agents, the Lenders, any Issuing Bank and their agents and employees; and

(ii)                                  the designation of any form, type or amount of insurance coverage by the Administrative Agent, the Collateral Agent or the Lenders under this Section 5.02 shall in no event be deemed a representation, warranty or advice by the Administrative Agent, the Collateral Agent or the Lenders that such insurance is adequate for the purposes of the business of the Borrower or any Restricted Subsidiary or the protection of their properties.

Section 5.03                             Taxes and Contractual Obligations.  (a) Pay and discharge promptly when due all material Taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon such properties or any part thereof; provided, that such payment and discharge shall not be required with respect to any such Tax, assessment, charge, levy or claim to the extent that (i) the validity or amount thereof shall be contested in good faith by appropriate proceedings, and the Borrower or the affected Restricted Subsidiary, as applicable, shall have set aside on its books adequate reserves in accordance with GAAP with respect thereto or (ii) the failure to pay or discharge would not reasonably be expected to have a Material Adverse Effect.

(b)                                 With respect to payment obligations in any contract or agreement, pay, discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all its material obligations of whatever nature that by law have become or might become a Lien (other than with respect to Liens permitted pursuant to Section 6.02) imposed upon it or upon its Properties, except where the amount or validity thereof is currently being contested in good faith by appropriate proceedings and adequate reserves in conformity with GAAP with respect thereto have been provided on the books of the Borrower or the affected Restricted Subsidiary or if the failure to pay, discharge or otherwise satisfy such obligation would not reasonably be expected to have a Material Adverse Effect.

(c)                                  (i) Perform and observe in all material respects all of the covenants and agreements (other than covenants or agreements to pay covered in Section 5.03(b)) contained in each Material Contract to which the Borrower or a Subsidiary Loan Party is a party that are provided to be performed and observed on the part of the Borrower or such Subsidiary Loan Party (taking into account any grace period); and (ii) diligently and in good faith enforce, using appropriate procedures and proceedings, all of such Person’s material rights and remedies under (including taking all diligent actions required to collect amounts owed to such Person by any other parties thereunder) each Material Contract, except, in the case of clauses (i) and (ii), where the failure to comply with any of the foregoing could not reasonably be expected to have a Material Adverse Effect.

Section 5.04                             Financial Statements, Reports, Copies of Contracts, Etc.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders):

(a)                                 (i) within 120 days after the end of each fiscal year, the MLP Entity’s Form 10-K in respect of such fiscal year, as filed with the SEC; or (ii) if the MLP Entity is no longer a public company or, if at any time, the MLP Entity has any direct operating Subsidiary other than the Borrower, within 120 days after the end of each fiscal year, a consolidated balance sheet and related statements of operations, cash flows and owners’ equity showing the financial position of the Borrower as of the close of such fiscal year and the consolidated results of its operations during such year and setting forth in comparative form the corresponding figures for the prior fiscal year, all audited by independent accountants of recognized national standing reasonably acceptable to the Administrative Agent and accompanied by an opinion of such accountants (which shall not be qualified in any material respect) to the effect that such consolidated financial statements fairly present, in all material respects, the financial position and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP;

(b)                                 (i) within 60 days after the end of each of the first three fiscal quarters of each fiscal year, the MLP Entity’s Form 10-Q in respect of such fiscal quarter, as filed with the SEC; or (ii) if the MLP Entity is no longer a public company or, if at any time, the MLP Entity has any direct operating Subsidiary other than the Borrower, within 60 days after the end of each of the first three fiscal quarters of each fiscal year, an unaudited consolidated balance sheet and related statements of operations and cash flows showing the financial position of the Borrower as of the close of such fiscal quarter and the consolidated results of its operations during such fiscal quarter and the then-elapsed portion of the fiscal year and setting forth in comparative form the corresponding figures for the corresponding periods of the prior fiscal year, all certified by a

Financial Officer, on behalf of the Borrower, to the best of the Borrower’s knowledge, as fairly presenting, in all material respects, the financial position and results of operations of the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP (subject to normal year-end audit adjustments and the absence of footnotes);

(c)                                  concurrently with any delivery of financial statements under (a) or (b) above, a certificate of a Responsible Officer of the Borrower (A) certifying (in the case of (b) above, to the best of the Borrower’s knowledge) that no Event of Default or Default has occurred or, if such an Event of Default or Default has occurred, specifying the nature and extent thereof and any corrective action taken or proposed to be taken with respect thereto, and (B) setting forth a computation of the Financial Performance Covenants in detail reasonably satisfactory to the Administrative Agent;

(d)                                 promptly after the same have been filed, notice that all periodic and other available reports, proxy statements and other materials have been filed by the MLP Entity (with respect to the Borrower or any Restricted Subsidiary), the Borrower or any Restricted Subsidiary with the SEC, or distributed to its public stockholders generally, if and as applicable;

(e)                                  (i) upon the consummation of any Permitted Business Acquisition, the acquisition of any Restricted Subsidiaries or any Person becoming a Restricted Subsidiaries in each case if the aggregate consideration for such transaction exceeds U.S.$25.0 million, or the reasonable request of the Administrative Agent (but not, in the case of such request, more often than annually), an updated Perfection Certificate (or, to the extent such request relates to specified information contained in the Perfection Certificate, such information) reflecting all changes since the date of the information most recently received regarding such entity, pursuant to Section 4.02(e), this paragraph (e) or Section 5.10(f) and (ii) on or before the first day of any Acquisition Period, a certificate of a Responsible Officer certifying compliance with the requirements of the definition of “Permitted Business Acquisition”, setting forth calculations demonstrating compliance with the Financial Performance Covenants and stating the consideration paid in connection with such acquisition;

(f)                                   concurrently with the delivery of financial statements under Section 5.04(a), a certificate executed by a Responsible Officer of the Borrower certifying compliance with Section 5.02(c) and providing evidence of such compliance, including without limitation copies of any flood hazard determination forms required to be delivered pursuant to Section 5.02(c);

(g)                                  promptly, a copy of all reports submitted to the board of directors or equivalent governing body (or any committee thereof) of the General Partner, the Borrower or any Restricted Subsidiary in connection with any material interim or special audit made by independent accountants of the books of the Borrower or any Restricted Subsidiary;

(h)                                 promptly, from time to time, such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of any Loan Document, or such consolidating financial statements, as in each case the Administrative Agent may reasonably request (for itself or on behalf of any Lender);

(i)                                     promptly upon request by the Administrative Agent, copies of:  (i) each Schedule SB (Single-Employer Defined Benefit Plan Actuarial Information) to the annual report (Form 5500 Series) filed with the Internal Revenue Service with respect to a Plan; (ii) the most recent actuarial valuation report for any Plan; (iii) all notices received from a Multiemployer Plan sponsor or a Plan sponsor or any governmental agency concerning an ERISA Event; and (iv) such other documents or governmental reports or filings relating to any Plan or Multiemployer Plan as the Administrative Agent shall reasonably request;

(j)                                    no later than 60 days following the first day of each fiscal year of the Borrower, a copy of the annual budget for such fiscal year, in form and substance reasonably satisfactory to the Administrative Agent;

(k)                                 promptly, and in any event within five Business Days of the Borrower obtaining knowledge of (i) any loss, destruction, casualty or other insured damage to or (ii) any taking under power of eminent domain or by condemnation or similar proceeding of any Property of the Borrower or any Restricted Subsidiary, that individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect, the Borrower shall notify the Agents, providing reasonable details of such occurrence;

(l)                                     promptly, and in any event within thirty days of the Borrower or any Subsidiary Loan Party executing any Material Contract (other than a Material Contract existing on the Restatement Date) and any material amendment, supplement or other modification to any other Material Contract, copies of such new Material Contract, amendment, supplement or other modification (it being understood that this clause (m) in no way expands or otherwise modifies the limitation set forth in Section 6.09 with respect to amendments and other modifications to Gathering Agreements or other Material Contracts); and

(m)                             concurrently with the delivery of the financial statements under Section 5.04(a), a certificate executed by a Responsible Officer of the Borrower certifying that as of December 31 of the preceding calendar year not less than a substantial majority (as mutually agreed by the Borrower and the Collateral Agent each acting reasonably and in good faith) of the value (including the fair market value of improvements owned by the Borrower or any Subsidiary Loan Party and located thereon or thereunder) of the Gathering System Real Property is subject to the Lien of the Mortgage.

Documents required to be delivered pursuant to Section 5.04(l) (to the extent any such documents are included in materials otherwise filed with the SEC) shall be deemed to have been delivered on the earlier of (i) the date on which the MLP Entity posts such documents, or provides a link thereto on the MLP Entity’s website on the Internet or at http://www.sec.gov or (ii) the date on which such documents are posted on the MLP Entity’s behalf on an Internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that:  (i) the MLP Entity shall deliver electronic or paper copies of such documents to the Administrative Agent if requested and (ii) the MLP Entity shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents and provide to the Administrative Agent electronic versions (i.e., soft copies) of such documents.  The Administrative Agent shall have no obligation to request the delivery or to maintain copies of the documents referred to above, and in any event the Administrative Agent shall have no responsibility to monitor compliance by the MLP Entity with any such request for delivery, and each Lender shall be solely responsible for requesting delivery to it or maintaining its copies of such documents.

Section 5.05                             Litigation and Other Notices.  Furnish to the Administrative Agent (which will promptly furnish such information to the Lenders) written notice of the following promptly after any Responsible Officer of the Borrower or any Restricted Subsidiary obtains actual knowledge thereof:

(a)                                 any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) proposed to be taken with respect thereto;

(b)                                 the filing or commencement of, or any written threat or written notice of intention of any Person to file or commence, or any material development in any action, suit or proceeding, whether at law or in equity or by or before any Governmental Authority or in arbitration, against the Borrower or any Restricted Subsidiary, with respect to which there is a reasonable probability of adverse determination and which, if adversely determined, could reasonably be expected to have a Material Adverse Effect;

(c)                                  any other development specific to the Borrower or any Restricted Subsidiary that is not a matter of general public knowledge and that has had, or could reasonably be expected to have, a Material Adverse Effect; and

(d)                                 the occurrence of any ERISA Event that, together with all other ERISA Events that have occurred, could reasonably be expected to have a Material Adverse Effect.

Section 5.06                             Compliance with Laws.  Comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its Property, whether now in effect or hereafter enacted, except, other than with respect to Sanctions, where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect; provided, that this Section 5.06 shall not apply to Environmental Laws, which are the subject of Section 5.09, or to laws related to Taxes, which are the subject of Section 5.03.

Section 5.07                             Maintaining Records; Access to Properties and Inspections; Maintaining Gathering System.  (a) Maintain all financial records in accordance with GAAP and permit the Administrative Agent (or any Persons designated thereby) or, upon the occurrence and during the continuation of an Event of Default, any Lender or any Issuing Bank, to visit and inspect the financial records and the properties of the Borrower or any of its Restricted Subsidiaries at reasonable times, upon reasonable prior notice to the Borrower, and as often as reasonably requested and to make extracts from and copies of such financial records, and permit the Administrative Agent (or any Persons designated thereby) or, upon the occurrence and during the continuation of an Event of Default, any Lender or any Issuing Bank, upon reasonable prior notice to the Borrower to discuss the affairs, finances and condition of the Borrower or any of its Restricted Subsidiaries with the officers thereof, or the general partner, managing member or sole member thereof, and independent accountants therefor (subject to reasonable requirements of confidentiality, including requirements imposed by law or by contract); provided, that, during any calendar year absent the occurrence and continuation of an Event of Default, only one visit by the Administrative Agent shall be at the Borrower’s expense; provided, further, that when an Event of Default exists, the Administrative Agent, any Lender or any Issuing Bank may do any of the foregoing at the expense of the Borrower.

(b)                                 (i) Except as set forth in Section 6.05 and subject to Permitted Real Property Liens, maintain or cause the maintenance of the interests and rights (1) with respect to the  Pipeline Systems (and the related rights of way, easements or other Real Property) to the extent that, individually or in the aggregate, the failure to maintain or cause the maintenance of such interests and rights would not reasonably be expected to have a Material Adverse Effect and (2) in all material respects with respect to the Gathering Stations, (ii) subject to the Permitted Real Property Liens and consistent with industry standards, maintain the Pipeline Systems within the confines of the rights of way granted to the Borrower or the applicable Subsidiary Loan Party or Restricted Subsidiary with respect thereto without material encroachment upon any adjoining property and maintain the Gathering Stations within the boundaries of the deeds and without material encroachment upon any adjoining property, (iii) maintain such rights of ingress and egress necessary to permit the Borrower, the Subsidiary Loan Parties or the Restricted Subsidiaries to inspect, operate, repair, and maintain the Gathering System in accordance with industry standards except to the extent that the failure to maintain or cause the maintenance of such interests and rights, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect; provided, that the Borrower or any Restricted Subsidiary may hire third parties to perform these functions, and (iv) maintain all material agreements, licenses, permits, and other rights required for any of the foregoing described in clauses (i), (ii) and (iii) of this Section 5.07(b) in full force and effect in accordance with their terms, timely make any payments due thereunder, and prevent any default thereunder that could result in a termination or loss thereof, except any such failure to maintain any thereof or make any such payments, or any such default, that could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

Section 5.08                             Use of Proceeds.  Use the proceeds of the Loans and the issuance of Letters of Credit solely for the purposes described in Section 3.11.

Section 5.09                             Compliance with Environmental Laws.  Comply, cause all of the Restricted Subsidiaries to comply, and make commercially reasonable efforts to cause all lessees and other Persons occupying its properties to comply, with all Environmental Laws applicable to its business, operations and properties; obtain and maintain in full force and effect all material authorizations, registrations, licenses and permits required pursuant to Environmental Law for its business, operations and properties; and perform any investigation, remedial action or cleanup required pursuant to the Release of any Hazardous Materials as required pursuant to Environmental Laws, except, in each case with respect to this Section 5.09, to the extent the failure to do so could not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.10                             Further Assurances; Additional Subsidiary Loan Parties and Collateral.  (a) Execute and deliver (i) any and all further documents, financing statements, agreements and instruments, and take all such further actions (including the filing and recording of financing statements, fixture filings, transmitting utility filings, Mortgages and other documents and recordings of Liens in stock registries or land title registries, as applicable), that may be appropriate, or that otherwise may be reasonably requested by the Administrative Agent, to cause the Collateral and Guarantee Requirement to be and remain satisfied, all at the expense of the Loan Parties, and provide to the Administrative Agent, from time to time upon reasonable request, evidence reasonably satisfactory to the Administrative Agent as to the perfection and priority of the Liens created or intended to be created by the Collateral Documents and (ii) all such other documents, agreements and instruments reasonably requested by the Administrative Agent to cure any defects in, or otherwise give effect to, the Loan Documents and the Transactions contemplated hereby.

(b)                                 Upon the acquisition of any Material Gathering Station Real Property after  the Restatement Date (including by means of any existing Gathering Station Real Property becoming Material Gathering Station Real Property), (i) grant and cause each of the Subsidiary Loan Parties to grant to the Collateral Agent security interests and Mortgages in all such Material Gathering Station Real Property and satisfy the requirements of clause (h) of the definition of Collateral and Guarantee Requirement with respect to all such Material Gathering Station Real Property within 60 days (or such longer period of time as the Collateral Agent may consent to in its sole discretion) after the latest to occur of (x) the date of the acquisition of such Material Gathering Station Real Property and (y) the date such Material Gathering Station Real Property is placed into service.

(c)                                  Provide to the Administrative Agent, concurrently or prior to the delivery of the Mortgages pursuant to clause (b) of this Section 5.10, title information (including without limitation deeds, permits and similar agreements) in form and substance reasonably satisfactory to the Administrative Agent evidencing the Borrower’s or the applicable Subsidiary Loan Party’s interests in the Gathering Station Real Property covered by such Mortgages.

(d)                                 Not later than the date of delivery of the financial statements under Section 5.04(a) each year, the Borrower shall cause not less than a substantial majority (as mutually agreed by the Borrower and the Collateral Agent each acting reasonably and in good faith) of the value (including the fair market value of improvements owned by the Borrower or any Subsidiary Loan Party and located thereon or thereunder) of the Gathering System Real Property as of December 31 of the preceding calendar year, to be subject to the Lien of a Mortgage.

(e)                                  If any additional direct or indirect Material Subsidiary of the Borrower is formed, acquired or becomes a Material Subsidiary pursuant to clause (b) in the definition thereof after the Restatement Date, then within five Business Days (or such longer period of time as the Collateral Agent may consent to in its sole discretion) after the date of such formation, acquisition or becoming, notify the Administrative Agent and the Lenders thereof and, within 60 days (or such longer period of time as the Collateral Agent may consent to in its sole discretion) after the date of usch formation, acquisition or becoming, cause such Material Subsidiary to become a Subsidiary Loan Party by joining the Collateral Agreement and otherwise cause the Collateral and Guarantee Requirement to be satisfied with respect to it.

(f)                                   If at any time, the total assets of all Restricted Subsidiaries (whether or not such Restricted Subsidiaries are Wholly Owned Subsidiaries of the Borrower) that are not

Subsidiary Loan Parties exceed 10% of Consolidated Total Assets, the Borrower shall, within five Business Days (or such longer period of time as the Collateral Agent may consent to in its sole discretion), cause additional Restricted Subsidiaries to become Subsidiary Loan Parties, as provided in clause (e) above, such that the total assets of all Restricted Subsidiaries that are not Subsidiary Loan Parties no longer exceed 10% of Consolidated Total Assets.

(g)                                  In the case of any Loan Party, furnish to the Collateral Agent (A) prompt written notice of any change in such Loan Party’s corporate or organization name or organizational identification number or other change that may have an effect on the “know your customer” or U.S.A. PATRIOT ACT disclosures delivered in connection with this Agreement or any other Loan Document; and (B) prior written notice of any change in such Loan Party’s identity or organizational structure; provided, that no Loan Party shall effect or permit any such change unless all filings have been made, or will have been made within any statutory period, under the UCC or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid, legal and perfected security interest in all the Collateral for the benefit of the Secured Parties.

(h)                                 The Collateral and Guarantee Requirement and the other provisions of this Section 5.10 need not be satisfied with respect to any assets or Equity Interests acquired after the Restatement Date in accordance with this Agreement if, and to the extent that, and for so long as doing so would violate Section 9.21.

Section 5.11                             Fiscal Year.  Cause its fiscal year to end on December 31.

Section 5.12                             Post-Closing Conditions.  Within 60 days following the Restatement Date (or such longer period of time as the Collateral Agent may consent to in its sole discretion), the Collateral Agent shall receive the following with respect to all Real Property subject to a Mortgage as of the Restatement Date:

(a)                                 a Restatement Date Mortgage Amendment with respect to each existing Mortgage, duly executed and acknowledged by the Borrower or the applicable Subsidiary Loan Party, and in the proper form for recording in the applicable recording office, together with such certificates, affidavits or questionnaires as shall be required under applicable law in connection with the recording or filing thereof, in each case in form and substance reasonably satisfactory to the Collateral Agent;

(b)                                 with respect to each Restatement Date Mortgage Amendment (unless otherwise consented to by the Collateral Agent in its sole discretion), opinions of local counsel or such other special counsel to the Borrower and the Subsidiary Loan Parties, which opinions (i) shall be addressed to the Collateral Agent and each of the Lenders, (ii) shall cover the due authorization, execution, delivery and enforceability of each Restatement Date Mortgage Amendment and the enforceability of each existing Mortgage as amended by the applicable Restatement Date Mortgage Amendment and (iii) shall be in form and substance reasonably satisfactory to the Collateral Agent; and

(c)                                  such other certificates, documents and information as are reasonably requested by the Lenders.

ARTICLE VI
NEGATIVE COVENANTS

The Borrower covenants and agrees with each Lender that so long as this Agreement shall remain in effect and until the Commitments have been terminated and the principal of and interest on each Loan, all Fees and all other expenses or amounts payable under any Loan Document shall have been paid in full and all Letters of Credit have been canceled or have expired (unless such Letters of Credit are fully cash collateralized or otherwise addressed pursuant to another arrangement satisfactory to each applicable Issuing Bank in its sole discretion) and all amounts drawn thereunder have been reimbursed in full, unless the Required Lenders shall otherwise consent in writing, the Borrower will not, and will not cause or permit any of its its Restricted Subsidiaries (and, to the extent expressly set forth below, other applicable Subsidiaries) to:

Section 6.01                             Indebtedness.  Incur, create, assume or permit to exist any Indebtedness, except:

(a)                                 Indebtedness existing on the Restatement Date and set forth on Schedule 6.01 (excluding Indebtedness under clause (b) of this Section 6.01) and any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness (other than intercompany Indebtedness Refinanced with Indebtedness owed to a Person not affiliated with the Borrower or any Restricted Subsidiary of the Borrower);

(b)                                 Indebtedness created hereunder and under the other Loan Documents;

(c)                                  Indebtedness of the Borrower and the Restricted Subsidiaries pursuant to (i) Secured Swap Agreements and (ii) Other Swap Agreements;

(d)                                 Indebtedness owed to (including obligations in respect of letters of credit or bank guarantees or similar instruments for the benefit of) any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance to the Borrower or any Restricted Subsidiary of the Borrower, pursuant to reimbursement or indemnification obligations to such Person; provided that upon the incurrence of Indebtedness with respect to reimbursement obligations regarding workers’ compensation claims, such obligations are reimbursed not later than 30 days following such incurrence;

(e)                                  unsecured Indebtedness of the Borrower or any Subsidiary Loan Party owing to any other Loan Party (the “Subordinated Intercompany Debt”), provided, that such Indebtedness is not held, assigned, transferred, negotiated or pledged to any Person other than a Loan Party, and provided, further, that any such Indebtedness for borrowed money shall be subordinated to the Obligations on terms reasonably satisfactory to the Administrative Agent;

(f)                                   Indebtedness in respect of performance bonds, warranty bonds, bid bonds, appeal bonds, surety bonds, labor bonds and completion or performance guarantees and similar obligations, in each case provided in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business and Indebtedness arising out of advances on exports, advances on imports, advances on trade receivables, customer prepayments and similar transactions in the ordinary course of business and consistent with past practice;

(g)                                  Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business or other cash management services in the ordinary course of business; provided, that (i) such Indebtedness (other than credit or purchase cards) is extinguished within five Business Days of its incurrence and (ii) such Indebtedness in respect of credit or purchase cards is extinguished within 60 days from its incurrence;

(h)                                 (i) Indebtedness of a Restricted Subsidiary acquired after the Restatement Date or a Person merged into, amalgamated or consolidated with the Borrower or any Restricted Subsidiary after the Restatement Date and Indebtedness assumed in connection with the acquisition of assets, which Indebtedness in each case, exists at the time of such acquisition, merger, amalgamation or consolidation and is not created in contemplation of such event and where such acquisition, merger, amalgamation or consolidation is permitted by this Agreement and (ii) any Permitted Refinancing Indebtedness incurred to Refinance such Indebtedness; provided, that the aggregate principal amount of such Indebtedness outstanding at any time (together with Indebtedness outstanding pursuant to this paragraph (h) and paragraph (i) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), shall not exceed the greater of (A) U.S.$50.0 million and (B) 5.5% of Consolidated Total Assets;

(i)                                     Capital Lease Obligations (including any Sale and Lease-Back Transaction that is permitted under Section 6.03) and Purchase Money Obligations to the extent that the aggregate total of all such Capital Lease Obligations and Purchase Money Obligations outstanding at any one time (together with Indebtedness outstanding pursuant to this paragraph (i) and paragraph (h) of this Section 6.01 and the Remaining Present Value of outstanding leases permitted under Section 6.03), shall not exceed the greater of (A) U.S.$50.0 million and (B) 5.5% of Consolidated Total Assets;

(j)                                    other secured Indebtedness of the Borrower or any Subsidiary Loan Party, in an aggregate principal amount at any time outstanding pursuant to this Section 6.01(j) not to exceed the greater of (i) U.S.$30.0 million and (ii) 3.0% of Consolidated Total Assets; provided, that (i) the Indebtedness hereunder shall be at least pari passu in payment with such other Indebtedness and on or prior to the incurrence or creation of such other Indebtedness, the agent and lenders under such facility shall have entered into such intercreditor agreements as may be reasonably required or agreed by the Administrative Agent;

(k)                                 Guarantees (i) by the Borrower or any Subsidiary Loan Party of any Indebtedness of the Borrower or any Subsidiary Loan Party expressly permitted to be incurred under this Agreement, (ii) by the Borrower or any Restricted Subsidiary of Indebtedness of any Restricted Subsidiary that is not a Subsidiary Loan Party to the extent permitted by Section 6.04, and (iii) by any Restricted Subsidiary that is not a Subsidiary Loan Party of Indebtedness of another Restricted Subsidiary that is not a Subsidiary Loan Party; provided, that Guarantees under clause (ii) of this Section 6.01(k) and any other Guarantees by the Borrower or any Subsidiary Loan Party under this Section 6.01(k) of any other Indebtedness of a Person that is subordinated to other Indebtedness of such Person shall be expressly subordinated to the Obligations on terms consistent with those used, or to be used, for Subordinated Intercompany Debt;

(l)                                     Indebtedness arising from agreements of the Borrower or any Restricted Subsidiary of the Borrower providing for indemnification, adjustment of purchase price, earn outs or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than Guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition;

(m)                             Indebtedness supported by a Letter of Credit, in a principal amount not in excess of the stated amount of such Letter of Credit;

(n)                                 Indebtedness consisting of Permitted Junior Debt;

(o)                                 Indebtedness assumed in connection with a Permitted Business Acquisition to the extent permitted under Section 6.04(j);

(p)                                 Guarantees of Indebtedness of Unrestricted Subsidiaries to the extent that Investments are permitted under Sections 6.04(a)(i), 6.04(i) or 6.04(k).

(q)                                 other unsecured Indebtedness not otherwise permitted by this Section 6.01 in an aggregate principal amount at any time outstanding not to exceed U.S.$25.0 million; and

(r)                                    all premium (if any), interest (including post-petition interest), fees, expenses, charges and additional or contingent interest on obligations described in paragraphs (a) through (q) above.

Section 6.02                             Liens.  Create, incur, assume or permit to exist any Lien on any Property (including stock or other securities of any Person, including of any Restricted Subsidiaries) at the time owned by it or on any income or revenues or rights in respect of any thereof, except (without duplication):

(a)                                 Liens on Property of the Borrower and its Restricted Subsidiaries existing on the Restatement Date and set forth on Schedule 6.02; provided, that such Liens shall secure only those obligations that they secure on the Restatement Date (and extensions, renewals and Refinancings of such obligations permitted by Section 6.01(a)) and shall not subsequently apply to any other Property of the Borrower or any of its Restricted Subsidiaries;

(b)                                 any Lien created under the Loan Documents (or otherwise securing the Obligations) or permitted in respect of any Mortgaged Property by the terms of the applicable Mortgage;

(c)                                  any Lien on any Property of the Borrower or any Restricted Subsidiary securing Indebtedness or Permitted Refinancing Indebtedness permitted by Section 6.01(h); provided, that (i) such Lien does not apply to any other Property of the Borrower or any Restricted Subsidiary not securing such Indebtedness at the date of the acquisition of such

Property (other than after-acquired property subjected to a Lien securing Indebtedness and other obligations incurred prior to such date and which Indebtedness and other obligations are permitted hereunder that require a pledge of after-acquired property, it being understood that such requirement shall not be permitted to apply to any property to which such requirement would not have applied but for such acquisition), (ii) such Lien is not created in contemplation of or in connection with such acquisition and (iii) in the case of a Lien securing Permitted Refinancing Indebtedness, such Lien is permitted in accordance with clause (e) of the definition of the term “Permitted Refinancing Indebtedness”;

(d)                                 Liens for Taxes, assessments or other governmental charges or levies not yet delinquent or that are being contested in compliance with Section 5.03;

(e)                                  Liens imposed by law (including, without limitation, Liens in favor of customers for equipment under order or in respect of advances paid in connection therewith) such as landlord’s, carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, construction or other like Liens arising in the ordinary course of business and securing obligations that are not overdue by more than 45 days or that are being contested in good faith by appropriate proceedings and in respect of which, if applicable, the Borrower or any Restricted Subsidiary shall have set aside on its books adequate reserves in accordance with GAAP;

(f)                                   (i) pledges and deposits made in the ordinary course of business in compliance with the Federal Employers Liability Act or any other workers’ compensation, unemployment insurance and other social security laws or regulations under U.S. or foreign law and deposits securing liability to insurance carriers under insurance or self-insurance arrangements in respect of such obligations and (ii) pledges and deposits securing liability for reimbursement or indemnification obligations of (including obligations in respect of letters of credit or bank guarantees for the benefit of) insurance carriers providing property, casualty or liability insurance to the Borrower or any of its Restricted Subsidiaries;

(g)                                  deposits to secure the performance of bids, trade contracts (other than for Indebtedness), leases (other than Capital Lease Obligations), statutory obligations, surety and appeal bonds, costs of litigation where required by law, performance and return of money bonds, warranty bonds, bids, leases, government contracts, trade contracts, completion or performance guarantees and other obligations of a like nature incurred in the ordinary course of business, including those incurred to secure health, safety and environmental obligations in the ordinary course of business;

(h)                                 zoning restrictions, by-laws and other ordinances of Governmental Authorities, easements, trackage rights, leases (other than Capital Lease Obligations), licenses, permits, special assessments, development agreements, deferred services agreements, restrictive covenants, owners’ association encumbrances, rights of way, restrictions on use of real property and other similar encumbrances that do not render title unmarketable and that, in the aggregate, do not interfere in any material respect with the ordinary conduct of the business of the Borrower or any Restricted Subsidiary or would not result in a Material Adverse Effect;

(i)                                     security interests in respect of Purchase Money Obligations with respect to equipment or other property or improvements thereto acquired (or, in the case of improvements, constructed) by the Borrower or any of its Restricted Subsidiaries (including the interests of vendors and lessors under conditional sale and title retention agreements); provided, that (i) such security interests secure Indebtedness permitted by Section 6.01(i) (including any Permitted Refinancing Indebtedness in respect thereof) and (ii) such security interests do not apply to any other Property of the Borrower or any Restricted Subsidiaries (other than to accessions to such equipment or other property or improvements) except to the extent that individual financings of equipment provided by a single lender may be cross-collateralized to other financings of equipment provided solely by such lender;

(j)                                    Liens securing Capital Lease Obligations, to the extent such Capital Lease Obligation is permitted hereunder and such Liens attach only to the property being leased in such transaction and any accessions thereto or proceeds thereof;

(k)                                 Liens securing judgments that do not constitute an Event of Default under Section 7.01(j);

(l)                                     Liens disclosed by any title insurance policies, title commitments or title reports with respect to the Mortgaged Properties and any replacement, extension or renewal of any such Lien; provided, that such replacement, extension or renewal Lien shall not cover any property other than the property that was subject to such Lien prior to such replacement, extension or renewal; provided, further, that the Indebtedness and other obligations secured by such replacement, extension or renewal Lien are permitted by this Agreement;

(m)                             any interest or title of, or Liens created by, a lessor under any leases or subleases entered into by the Borrower or any Restricted Subsidiary, as tenant, in the ordinary course of business;

(n)                                 Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or securities intermediaries not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Borrower or any of the Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Borrower and the Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any of the Restricted Subsidiaries in the ordinary course of business;

(o)                                 Liens arising solely by virtue of any statutory or common law provision relating to security intermediaries’ or banker’s liens, rights of set-off or similar rights;

(p)                                 Liens securing obligations in respect of trade-related letters of credit permitted under Section 6.01(f) and covering the goods (or the documents of title in respect of such goods) financed by such letters of credit and the proceeds and products thereof;

(q)                                 licenses of intellectual property granted in the ordinary course of business;

(r)                                    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods, machinery or other equipment;

(s)                                   Liens solely on any cash earnest money deposits made by the Borrower or any of its Restricted Subsidiaries in connection with any letter of intent or purchase agreement permitted hereunder;

(t)                                    Liens arising from precautionary UCC financing statement filings regarding operating leases entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(u)                                 Liens securing insurance premium financing arrangements in an aggregate principal amount not to exceed 2.0% of Consolidated Total Assets; provided, that such Lien is limited to the applicable insurance contracts;

(v)                                 Liens given to a public utility or any Governmental Authority when required by such utility or Governmental Authority in connection with the operations of the Borrower or any Restricted Subsidiary;

(w)                               Liens in connection with subdivision agreements site plan control agreements, development agreements, facilities sharing agreements, cost sharing agreements and other similar agreements in connection with the use of Real Property;

(x)                                 Liens in favor of any tenant, occupant or licensee under any lease, occupancy agreement or license with the Borrower or any Restricted Subsidiary;

(y)                                 Liens restricting or prohibiting access to or from lands abutting controlled access highways or covenants affecting the use to which lands may be put;

(z)                                  Liens incurred or pledges or deposits made in favor of a Governmental Authority to secure the performance of the Borrower or any Restricted Subsidiary under any Environmental Law to which any assets of such Person are subject;

(aa)                          Liens consisting of minor irregularities in title, boundaries, or other minor survey defects, easements, leases, restrictions, servitudes, licenses, permits, reservations, exceptions, zoning restrictions, rights of way, conditions, covenants, mineral or royalty rights or reservations or oil, gas and mineral leases and rights of others in any property of the Borrower or any Restricted Subsidiary, including rights of eminent domain (including those for streets, roads, bridges, pipes, pipelines, natural gas gathering systems, processing facilities, railroads, electric transmission and distribution lines, telegraph and telephone lines, the removal of oil, gas or other minerals or other similar purposes, flood control, air rights, water rights, rights of others with respect to navigable waters, sewage and drainage rights) that exist as of the Restatement Date or at the time the affected property is acquired, or are granted by the Borrower or any Restricted Subsidiary in the ordinary course of business and other similar charges or encumbrances which do not secure the payment of Indebtedness by the Borrower or any Restricted Subsidiary and otherwise do not materially interfere with the occupation, use and enjoyment by the Borrower or any Restricted Subsidiary of any Mortgaged Property in the normal course of business or materially impair the value thereof;

(bb)                          contractual Liens that arise in the ordinary course of business under operating agreements, joint venture agreements, oil and gas partnership agreements, oil and gas leases, farm-out agreements, division orders, contracts for the sale, transportation or exchange of oil and natural gas, unitization and pooling declarations and agreements, area of mutual interest agreements, overriding royalty agreements, marketing agreements, processing agreements, net profits agreements, development agreements, gas balancing or deferred production agreements, injection, repressuring and recycling agreements, salt water or other disposal agreements, seismic or other geophysical permits or agreements, gathering agreements, storage and terminalling agreements, throughput agreements, equipment rental agreements and other agreements which are usual and customary in the oil and gas business and are for claims which are not delinquent or which are being contested in good faith by appropriate action and for which adequate reserves have been maintained in accordance with GAAP; provided, that any such Lien referred to in this clause (bb) does not materially impair (i) the use of the property covered by such Lien for the purposes for which such Property is held by the Borrower or Restricted Subsidiary, or (ii) the value of such Property subject thereto;

(cc)                            Liens that secure Indebtedness permitted to be incurred under Section 6.01(j) and Liens not otherwise permitted under this Section 6.02 securing obligations in an aggregate amount not to exceed the greater of (i) U.S.$80.0 million and (ii) 5.0% of Consolidated Total Assets; provided, however, that no part of the Pipeline Systems that is not the subject of a Lien in favor of the Collateral Agent, for the benefit of the Secured Parties, may be the subject of a Lien permitted by this clause (cc); and provided further, that to the extent such Liens permitted under this clause (cc) secure Indebtedness incurred in connection with a Permitted Business Acquisition pursuant to Section 6.01(o), such Liens shall only be permitted to encumber the assets acquired pursuant to such Permitted Business Acquisition and shall not be permitted to encumber any other assets of the Borrower or any Restricted Subsidiary;

(dd)                          Liens created in the ordinary course of business upon specific items of inventory or other goods and proceeds of the Borrower or any of its Restricted Subsidiaries securing such Person’s obligations in respect of banker’s acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods; and

(ee)                            licenses granted in the ordinary course of business and leases of property of the Loan Parties that are not material to the business and operations of the Loan Parties.

(ff)                              Liens in cash collateral securing obligations of any Loan Party with respect to Other Swap Agreements in an amount not to exceed U.S.$10 million at any time.

(gg)                            any purchase option, call or similar right of a third party with respect to securities representing an interest in (i) a joint venture or (ii) an Unrestricted Subsidiary.

Notwithstanding the foregoing or anything else to the contrary in any other Loan Document, (i) no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral (including any Pledged Collateral pledged by the MLP Entity), other than the Liens described in clauses (b), (d), (e), (o), (v), (cc) and (gg) (such clauses being the clauses that permit Liens arising by operation of law, Liens in favor of the Collateral Agent pursuant to the Loan Documents, Liens in support of Indebtedness incurred under Section 6.01(j), and purchase options, calls and similar rights with respect to interests in joint ventures and Unrestricted

Subsidiaries), (ii) no Liens shall be permitted to exist, directly or indirectly, on Pledged Collateral that are prior and superior in right to Liens in favor of the Collateral Agent other than Liens that have priority by operation of law, (iii) no Liens shall be permitted to exist, directly or indirectly, on Collateral (other than Pledged Collateral or Mortgaged Property), including any Collateral pledged by the MLP Entity, that are prior and superior in right to any Liens in favor of the Collateral Agent other than Liens permitted by this Section 6.02 and (iv) no Liens shall be permitted to exist, directly or indirectly, on Mortgaged Property or the Pipeline Systems, other than Liens in favor of the Collateral Agent and Permitted Real Property Liens.

Section 6.03                             Sale and Lease-back Transactions.  Enter into any arrangement, directly or indirectly, with any Person whereby it shall sell or transfer any property, real or personal, used or useful in its business, whether now owned or hereafter acquired, and thereafter rent or lease such property or other property that it intends to use for substantially the same purpose or purposes as the property being sold or transferred (a “Sale and Lease-Back Transaction”); provided, that a Sale and Lease-Back Transaction shall be permitted so long as at the time the lease in connection therewith is entered into, and after giving effect to the entering into of such lease, the Remaining Present Value of all outstanding leases permitted under this Section 6.03, when aggregated with the Indebtedness referred to in Sections 6.01(h) and (i), does not exceed the greater of (A) U.S.$50.0 million and (B) 5.5% of Consolidated Total Assets.

Section 6.04                             Investments, Loans and Advances.  Purchase, hold or acquire (including pursuant to any merger or amalgamation with a Person that is not a Restricted Subsidiary immediately prior to such merger) any Equity Interests, evidences of Indebtedness or other securities of, make or permit to exist any loans or advances (other than intercompany current liabilities incurred in the ordinary course of business in connection with the cash management operations of the Borrower and the Restricted Subsidiaries, which cash management operations shall not extend to any Person that is not a Restricted Subsidiary) to or Guarantees of the obligations of, or make or permit to exist any investment or any other interest (each, an “Investment”), in any other Person, except:

(a)                                 Investments after the Restatement Date by (i) so long as no Default or Event of Default has occurred and is continuing (both before and immediately after giving effect to the applicable Investment), the Borrower or any Subsidiary Loan Party in Subsidiaries that are not Subsidiary Loan Parties in an aggregate amount (valued at the time of the making thereof and without giving effect to any write-downs or write-offs thereof) not to exceed an amount equal to the sum of, without duplication, an amount equal to (A) the greater of (1) U.S.$50.0 million and (2) 3.0% of Consolidated Total Assets plus (B) any return of capital actually received by the respective investors in respect of Investments previously made by them pursuant to clause (i) of this Section 6.04(a), and (ii) the Borrower and any Subsidiary Loan Party in the Borrower or any Subsidiary Loan Party; provided, that notwithstanding anything to the contrary set forth in this Agreement, subject to the provisions of the definition of “Additional Equity Contributions”, the Borrower shall be entitled to make Investments, without limitation and at any time (including after the occurrence and during the continuance of a Default or Event of Default) from the proceeds of any Additional Equity Contributions made to the Borrower and not otherwise applied or returned to the MLP Entity (as a distribution of Available Cash or otherwise); and provided, further, any Investments made with such Additional Equity Contributions shall not count against any of the limitations on Investment set forth in this Section 6.04;

(b)                                 Permitted Investments and Investments that were Permitted Investments when made;

(c)                                  Investments arising out of the receipt by the Borrower or any of its Restricted Subsidiaries of noncash consideration for the sale of assets permitted under Section 6.05;

(d)                                 (i) so long as no Default or Event of Default has occurred and is continuing (both before and immediately after giving effect to the applicable loans or advances), loans and advances to employees of the Borrower, any of its Restricted Subsidiaries or, to the extent such employees are providing services rendered on behalf of the Borrower or any Subsidiary Loan Party, any Parent Company in the ordinary course of business not to exceed U.S.$5.0 million in the aggregate at any time outstanding (calculated without regard to write-downs or write-offs thereof) and (ii) advances of payroll payments and expenses to employees of the Borrower, any of its Restricted Subsidiaries or, to the extent such employees are providing services on behalf of the Borrower or any Subsidiary Loan Party, any Parent Company in the ordinary course of business;

(e)                                  accounts receivable arising and trade credit granted in the ordinary course of business and any securities received in satisfaction or partial satisfaction thereof from financially troubled account debtors to the extent reasonably necessary in order to prevent or limit loss and any prepayments and other credits to suppliers made in the ordinary course of business;

(f)                                   Swap Agreements permitted under Section 6.13 and Section 6.01;

(g)                                  Investments existing on the Restatement Date and set forth on Schedule 6.04;

(h)                                 Investments resulting from pledges and deposits referred to in Section 6.02(f) and (g);

(i)                                     so long as immediately before and after giving effect to such Investment, no Default or Event of Default has occurred and is continuing, other Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount (valued at the time of the making thereof, and without giving effect to any write-downs or write-offs thereof) not to exceed the greater of (A) U.S.$100.0 million and (B) 10.0% of Consolidated Total Assets (plus any returns of capital actually received by the respective investor in respect of investments theretofore made by it pursuant to this paragraph (i));

(j)                                    Investments constituting Permitted Business Acquisitions; provided, that for clarification, that with respect to any transaction that would be a Permitted Business Acquisition, but for the failure of the Borrower (or one of its Restricted Subsidiaries) to satisfy one or more of the conditions set forth in the definition of “Permitted Business Acquisition”, the Borrower (or its Restricted Subsidiary) shall be permitted to undertake such transaction to the extent such transaction is (i) expressly required by one or more Gathering Agreements or other Material Contracts or (ii) is an ordinary course Capital Expenditure reasonably required to continue the development of the Gathering System;

(k)                                 additional Investments to the extent made with proceeds of additional Equity Interests of the Borrower or the MLP Entity that are otherwise permitted to be issued pursuant to this Agreement;

(l)                                     Investments (including, but not limited to, Investments in Equity Interests, intercompany loans, and Guarantees of Indebtedness otherwise expressly permitted hereunder) after the Restatement Date by Restricted Subsidiaries that are not Subsidiary Loan Parties in the Borrower or any Subsidiary Loan Party;

(m)                             Investments received in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, customers and suppliers, in each case in the ordinary course of business;

(n)                                 Investments of a Restricted Subsidiary of the Borrower acquired after the Restatement Date or of a corporation merged or amalgamated or consolidated into the Borrower or merged or amalgamated into or consolidated with a Restricted Subsidiary of the Borrower in accordance with Section 6.05 after the Restatement Date to the extent that such Investments were not made in contemplation of or in connection with such acquisition, merger or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(o)                                 Guarantees by the Borrower or any of its Restricted Subsidiaries of operating leases (other than Capital Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case entered into by any Restricted Subsidiary in the ordinary course of business; and

(p)                                 Investments in joint ventures in an aggregate amount not to exceed U.S.$100.0 million.

Section 6.05                             Mergers, Consolidations, Sales of Assets and Acquisitions.  Merge into, amalgamate with or consolidate with any other Person, or permit any other Person to merge into, amalgamate with or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any part of its assets (whether now owned or hereafter acquired), or issue, sell, transfer or otherwise dispose of any Equity Interests of the Borrower or any Subsidiary Loan Party or other Restricted Subsidiary of the Borrower, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person or, except as permitted by Section 5.01(a), liquidate, wind up or dissolve itself (or suffer any liquidation or dissolution), except that this Section shall not prohibit:

(a)                                 (i) the purchase and sale of inventory, supplies, materials and equipment and the purchase and sale of rights or licenses or leases of intellectual property, in each case in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries, (ii) the sale of any other asset in the ordinary course of business by the Borrower or any Restricted Subsidiary, (iii) the sale of surplus, obsolete or worn out equipment or other property in the ordinary course of business by the Borrower or any of its Restricted Subsidiaries or (iv) the sale of Permitted Investments in the ordinary course of business;

(b)                                 if at the time thereof and immediately after giving effect thereto no Event of Default shall have occurred and be continuing, (i) the merger or consolidation of any Restricted Subsidiary into the Borrower in a transaction in which the Borrower is the surviving corporation, (ii) the merger or consolidation of any Restricted Subsidiary into or with the Borrower or any Subsidiary Loan Party in a transaction in which the surviving or resulting entity is the Borrower or a Subsidiary Loan Party, (iii) the merger, amalgamation or consolidation of any Restricted Subsidiary that is not a Subsidiary Loan Party into or with any other Restricted Subsidiary that is not a Subsidiary Loan Party, (iv) the liquidation, winding up or dissolution or change in form of entity of any Restricted Subsidiary if the Borrower determines in good faith that such liquidation, winding up, dissolution or change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders or (v) the change in form of entity of the Borrower if the Borrower determines in good faith that such change in form is in the best interests of the Borrower and is not materially disadvantageous to the Lenders;

(c)                                  sales, transfers, leases or other dispositions (i) to the Borrower or to a Restricted Subsidiary and (ii) to an Unrestricted Subsidiary of the Borrower or any other Person (in the case of clause (i) or (ii), upon voluntary liquidation or otherwise); provided, that any sales, transfers, leases or other dispositions by a Restricted Subsidiary to an Unrestricted Subsidiary or any other Affiliate shall be made in compliance with Section 6.07; and provided, further, that the aggregate gross proceeds of any sales, transfers, leases or other dispositions by a Restricted Subsidiary to an Unrestricted Subsidiary or any other Person in reliance upon this paragraph (c) and the aggregate gross proceeds of any or all assets sold, transferred or leased in reliance upon paragraph (g) below shall not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets as of the end of the immediately preceding fiscal year;

(d)                                 Sale and Lease-Back Transactions permitted by Section 6.03;

(e)                                  Investments permitted by Section 6.04, Liens permitted by Section 6.02 and dividends and distributions permitted by Section 6.06;

(f)                                   the sale of defaulted receivables in the ordinary course of business and not as part of an accounts receivables financing transaction;

(g)                                  sales, transfers, leases or other dispositions of assets not otherwise permitted by this Section 6.05; provided, that the aggregate gross proceeds (including noncash proceeds) of any or all assets sold, transferred, leased or otherwise disposed of in reliance upon this paragraph (g) and in reliance upon the second proviso to paragraph (c) above shall not exceed, in any fiscal year of the Borrower, 5.0% of Consolidated Total Assets as of the end of the immediately preceding fiscal year; provided, further, that the Net Proceeds thereof are applied in accordance with Section 2.11(c); and provided, further, that after giving effect thereto, no Default or Event of Default shall have occurred;

(h)                                 any merger or consolidation in connection with a Permitted Business Acquisition or any other acquisition permitted hereby; provided, that following any such merger or consolidation (i) involving the Borrower, the Borrower is the surviving corporation, (ii) involving a Subsidiary Loan Party (but not the Borrower), the surviving or resulting entity shall be a Subsidiary Loan Party and (ii) involving a Restricted Subsidiary (but not the Borrower or a Subsidiary Loan Party), the surviving or resulting entity shall be a Restricted Subsidiary;

(i)                                     licensing and cross-licensing arrangements involving any technology or other intellectual property of the Borrower or any Restricted Subsidiary in the ordinary course of business; and

(j)                                    abandonment, cancellation or disposition of any intellectual property of the Borrower in the ordinary course of business.

Notwithstanding anything to the contrary contained in Section 6.05 above, (i) the Borrower or any Subsidiary of the Borrower may, so long as no Event of Default shall have occurred and be continuing or would result therefrom, sell, transfer or otherwise dispose of the assets of, or Equity Interests in, any Unrestricted Subsidiary or any Person that is not a Subsidiary to any Person, (ii) no sale, transfer or other disposition of assets shall be permitted by this Section 6.05 (other than sales, transfers, leases or other dispositions to the Borrower and the Subsidiary Loan Parties pursuant to the foregoing clause (i) or Section 6.05(c) hereof) unless such disposition is for fair market value, (iii) no sale, transfer or other disposition of assets in excess of U.S.$5.0 million shall be permitted by paragraph (a)(i), (a)(ii), (a)(iv), (d) or (g) of this Section 6.05 unless such disposition is for at least 75% cash consideration; provided, that for purposes of clause (iii) above, the amount of any secured Indebtedness or other Indebtedness of a Subsidiary of the Borrower that is not a Subsidiary Loan Party (as shown on the MLP Entity’s or the Borrower’s, as applicable, most recent balance sheet or in the notes thereto) that is assumed by the transferee of any such assets shall be deemed to be cash and (iv) the Borrower shall, in no event, be incorporated or organized under the laws of any jurisdiction other than the United States of America, any State thereof or the District of Columbia.

Section 6.06                             Dividends and Distributions.  Declare or pay, directly or indirectly, any dividend or make any other distribution (by reduction of capital or otherwise), whether in cash, property, securities or a combination thereof, with respect to any of its Equity Interests (other than dividends and distributions on Equity Interests payable solely by the issuance of additional shares of Equity Interests of the Person paying such dividends or distributions) or directly or indirectly redeem, purchase, retire or otherwise acquire for value any shares of any class of its Equity Interests or set aside any amount for any such purpose; provided, that:

(a)                                 any Restricted Subsidiary of the Borrower may declare and pay dividends to, repurchase its Equity Interests from, or make other distributions to, directly or indirectly, the Borrower or any Restricted Subsidiary (or, with respect to any Restricted Subsidiary that is not a Wholly Owned Subsidiary of the Borrower, to each parent of such Restricted Subsidiary (including the Borrower, any other Restricted Subsidiary that is a direct or indirect parent of such Restricted Subsidiary and each other owner of Equity Interests of such Restricted Subsidiary) on a pro rata basis (or more favorable basis from the perspective of the Borrower or such Restricted Subsidiary) based on their relative ownership interests);

(b)                                 the Borrower and each of its Restricted Subsidiaries may repurchase, redeem or otherwise acquire or retire to finance any such repurchase, redemption or other acquisition or retirement for value any Equity Interests of the Borrower or any of its Restricted

Subsidiaries held by any current or former officer, director, consultant, or employee of the Borrower or any Subsidiary of the Borrower or, to the extent such Equity Interests were issued as compensation for services rendered on behalf of the Borrower or any Subsidiary Loan Party, any employee of any Parent Company, pursuant to any equity subscription agreement, stock option agreement, shareholders’, members’ or partnership agreement or similar agreement, plan or arrangement or any Plan and the Borrower and Restricted Subsidiaries may declare and pay dividends to the Borrower or any other Restricted Subsidiary of the Borrower the proceeds of which are used for such purposes; provided, that the aggregate amount of such purchases or redemptions in cash under this paragraph (b) shall not exceed in any fiscal year U.S.$5.0 million (plus the amount of net proceeds (i) received by the Borrower during such calendar year from sales of Equity Interests of the Borrower to directors, consultants, officers or employees of the Borrower or any of its Affiliates in connection with permitted employee compensation and incentive arrangements and (ii) of any key-man life insurance policies received during such calendar year) which, if not used in any year, may be carried forward to any subsequent calendar year;

(c)                                  if no Default or Event of Default then exists or would result therefrom, then the Borrower may declare and pay dividends or make other distributions from the proceeds of any substantially concurrent issuance or sale of Equity Interests permitted to be made under this Agreement other than an Additional Equity Contribution or a Specified Equity Contribution; provided, that the proceeds of an issuance or sale to a Restricted Subsidiary may not be used to declare or pay dividends or make other distributions;

(d)                                 noncash repurchases, redemptions or exchanges of Equity Interests deemed to occur upon exercise of stock options or exchange of exchangeable shares if such Equity Interests represent a portion of the exercise price of such options;

(e)                                  [Reserved];

(f)                                   the Borrower may repay capital invested in it by the MLP Entity or may declare and make distributions on or with respect to the Equity Interests of the Borrower or any other Loan Party with Available Cash on a quarterly basis; provided, that immediately before and after giving effect to such repayment, declaration or distribution, (i) no Default or Event of Default then exists or would result therefrom, and (ii) the Borrower shall be in compliance (on a Pro Forma Basis and after giving effect to the making of such distribution) with the Financial Performance Covenants as of the end of the immediately preceding fiscal quarter; and

(g)                                  the Borrower may make quarterly distributions to the MLP Entity in an amount not in excess of any tax distributions permitted to be made by the MLP Entity pursuant to Section 6.2 of the MLP Entity’s Partnership Agreement and calculated as if the MLP Entity did not hold any assets other than Equity Interests of the Borrower; provided, that, (i) the Borrower may not make any such distribution after the occurrence, and during the continuance,  of an Event of Default pursuant to Sections 7.01(b), (c), (f), (h) or (i), and (ii) unless the Secured Parties have exercised or the Required Lenders have voted to exercise any rights or remedies pursuant hereto or under the Collateral Documents, the Borrower may make only one such quarterly distribution after the occurrence, and during the continuance, of any other Event of Default.

Section 6.07                             Transactions with Affiliates.  (a) Sell or transfer any Property to, or purchase or acquire any Property from, or otherwise engage in any other transaction (or series of related transactions) with, any of its Affiliates, unless such transaction is (or, if a series of related transactions, such transactions, taken as a whole, are) upon terms that are no less favorable (after taking into account the totality of the relationships between the parties involved, including other transactions that may be particularly favorable to the Borrower or any of its Restricted Subsidiaries) to the Borrower or such Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate; provided, that this clause (a) shall not apply to the indemnification of directors (or persons holding similar positions for non-corporate entities) of the Borrower and its Restricted Subsidiaries in accordance with customary practice.

(b)                                 The foregoing paragraph (a) shall not prohibit, to the extent otherwise permitted under this Agreement,

(i)                                     any issuance of securities, or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, stock options, stock ownership plans, including restricted stock plans, stock grants, directed share programs and other equity based plans customarily maintained by similar companies and the granting and performance of registration rights approved by the board of directors of any Restricted Subsidiary, as applicable,

(ii)                                  transactions among the Borrower and the other Loan Parties and transactions among the Restricted Subsidiaries that are not Subsidiary Loan Parties otherwise permitted by this Agreement,

(iii)                               any indemnification agreement or any similar arrangement entered into with directors, officers, consultants and employees of the Borrower or any of its Affiliates in the ordinary course of business and the payment of fees and indemnities to directors, officers, consultants and employees of the Borrower and its Restricted Subsidiaries in the ordinary course of business and, to the extent such fees and indemnities are directly attributable to services rendered on behalf of the Borrower or the Subsidiary Loan Parties, any employee of any Parent Company,

(iv)                              transactions pursuant to permitted agreements in existence on the Restatement Date and set forth on Schedule 6.07 or any amendment thereto to the extent such amendment would not have a Material Adverse Effect,

(v)                                 any employment agreement or employee benefit plan entered into by the Borrower or any of its Affiliates in the ordinary course of business or consistent with past practice and payments pursuant thereto,

(vi)                              transactions otherwise permitted under Section 6.06 and Investments permitted by Section 6.04,

(vii)                           any purchase by the MLP Entity of Equity Interests of the Borrower, so long as the Collateral and Guarantee Requirement is complied with in respect of such Equity Interests,

(viii)                        payments by the Borrower or any of its Restricted Subsidiaries to the Sponsor, any Sponsor Affiliate or the MLP Entity made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including in connection with acquisitions or divestitures, which payments are approved by the General Partner or the board of directors of any Restricted Subsidiary, as applicable, in good faith,

(ix)                              transactions with any Affiliate for the purchase or sale of goods, products, parts and services entered into in the ordinary course of business in a manner consistent with past practice,

(x)                                 any transaction in respect of which the Borrower delivers to the Administrative Agent (for delivery to the Lenders) a letter addressed to the Borrower from an accounting, appraisal or investment banking firm, in each case of nationally recognized standing that is (A) in the good faith determination of the Borrower qualified to render such letter and (B) reasonably satisfactory to the Administrative Agent, which letter states that such transaction is on terms that are no less favorable to the Borrower or Restricted Subsidiary, as applicable, than would be obtained in a comparable arm’s-length transaction with a Person that is not an Affiliate,

(xi)                              if such transaction is with a Person in its capacity as a holder (A) of Indebtedness of the Borrower or any Restricted Subsidiary of the Borrower where such Person is treated no more favorably than the other holders of Indebtedness of the Borrower or any such Restricted Subsidiary or (B) of Equity Interests of the Borrower or any Restricted Subsidiary of the Borrower where such Person is treated no more favorably than the other holders of Equity Interests of the Borrower or such Restricted Subsidiary,

(xii)                           payments by the Borrower or any of its Restricted Subsidiaries to any Affiliate in respect of compensation, expense reimbursement, or benefits to or for the benefit of current or former employees, independent contractors or directors of the Borrower or any of its Subsidiaries, or, to the extent such compensation, expense reimbursement, or benefits are directly attributable to services rendered on behalf of the Borrower or any Subsidiary Loan Party, any employee of any Parent Company, and

(xiii)                        any transaction with an Affiliate that satisfies the requirements of Section 7.9 of the MLP Entity’s Partnership Agreement.

Section 6.08                             Business of the Borrower and the Restricted Subsidiaries.  Notwithstanding any other provisions hereof, with respect to the Borrower and each Restricted Subsidiary, engage at any time in any business or business activity other than any business or business activity conducted by it on the Restatement Date, Midstream Activities and any business or business activities incidental or related thereto, or any business or activity that is reasonably similar thereto or a reasonable extension, development or expansion thereof or ancillary or complementary thereto, including, without limitation, the consummation of the Transactions.

Section 6.09                             Limitation on Modifications of Indebtedness; Modifications of Certificate of Incorporation, By-laws and Certain Other Agreements; Etc.  (a) Amend or modify or grant any waiver or release under or terminate in any manner (i) with respect to the Borrower or any Restricted Subsidiary, such Person’s articles or certificate of incorporation or the by-laws, partnership agreement or limited liability company operating agreement, as applicable, or (ii) the Gathering Agreements or any other Material Contract, in the case of the foregoing clauses (i) and (ii), if such amendment, modification, waiver, release or termination could reasonably be expected to result in a Material Adverse Effect or affect the assignability of any such contract or agreement in a manner that would materially impair the rights, remedies or benefits of the Secured Parties under the Collateral Documents (including in such agreement as Collateral).  In no event shall an Unrestricted Subsidiary assume, take assignment of or otherwise obtain any rights of any Loan Party under any Gathering Agreement now or hereinafter in effect relating to or providing for the provision of services by any Loan Party in connection with the Gathering System.  For the avoidance of doubt, amendments or modifications to any such contracts for the addition of any drill pad or any receipt and delivery point, and modifications to fees (except any decrease to fees such that the overall expected benefit to the Loan Party party thereto would be materially adversely affected) received by any Loan Party in respect thereof shall not in itself be considered to have a Material Adverse Effect;

(b)                                 (i) Make, or agree or offer to pay or make, directly or indirectly, any payment or other distribution (whether in cash, securities or other property) of or in respect of principal of or interest on Permitted Junior Debt or any payment or other distribution (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any Permitted Junior Debt, except for (to the extent permitted by the subordination provisions thereof) (A) payments of regularly scheduled interest, (B) payments made solely with the proceeds from the issuance of common Equity Interests or from equity contributions, (C) so long as no Default or Event of Default has occurred and is continuing or would result therefrom, prepayments of any Permitted Junior Debt; provided, that, no such prepayments shall be made with the proceeds of Loans, and (D) (1) prepayments made with the proceeds of any Permitted Refinancing Indebtedness in respect thereof or (2) prepayments with the proceeds of any non-cash interest bearing Equity Interests issued for such purchase that are not redeemable prior to the date that is six months following the Stated Maturity Date and that have terms and covenants no more restrictive than the Permitted Junior Debt being so refinanced; or (ii) amend or modify, or permit the amendment or modification of, any provision of any Permitted Junior Debt or any agreement relating thereto other than amendments or modifications that are not materially adverse to the Lenders and that do not affect the subordination provisions thereof in a manner adverse to the Lenders.

(c)                                  Enter into any agreement or instrument that by its terms restricts (i) the payment of dividends or distributions or the making of cash advances to the Borrower or any other Loan Party by a Restricted Subsidiary or (ii) the granting of Liens by the Borrower or a Restricted Subsidiary pursuant to the Collateral Documents, in each case other than those arising under any Loan Document, except, in each case, restrictions existing by reason of:

(A)                               restrictions imposed by applicable law;

(B)                               contractual encumbrances or restrictions in effect on the Restatement Date under any agreements related to any permitted renewal, extension or refinancing of any Indebtedness existing on the Restatement Date that does not expand the scope of any such encumbrance or restriction;

(C)                               any restriction on a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of all or substantially all the Equity Interests or assets of such Restricted Subsidiary pending the closing of such sale or disposition (but only to the extent such sale or disposition would be permitted under this Agreement, if consummated);

(D)                               customary provisions in joint venture agreements and other similar agreements applicable to joint ventures entered into in the ordinary course of business;

(E)                                any restrictions imposed by any agreement relating to secured Indebtedness permitted by this Agreement to the extent that such restrictions apply only to the Property securing such Indebtedness;

(F)                                 customary provisions contained in leases or licenses of intellectual property and other similar agreements entered into in the ordinary course of business;

(G)                               customary provisions restricting subletting or assignment of any lease governing a leasehold interest; provided, however, that this clause (G) shall not apply to any lease or other agreement in respect of any portion of the Gathering System;

(H)                              customary provisions restricting assignment of any agreement entered into in the ordinary course of business;

(I)                                   customary restrictions and conditions contained in any agreement relating to the sale of any asset permitted under Section 6.05 pending the consummation of such sale;

(J)                                   in the case of any Person that becomes a Restricted Subsidiary after the Restatement Date, any agreement in effect at the time such Person so becomes a Restricted Subsidiary, so long as such agreement was not entered into in contemplation of such Person becoming such a Restricted Subsidiary; or

(K)                              restrictions imposed by any Permitted Junior Debt that (i) do not require the direct or indirect granting of any Lien to secure such Permitted Junior Debt or other obligation by virtue of the granting of a Lien on or pledge of any Property of any Loan Party, and (ii) in any case do not directly or indirectly restrict the granting of Liens pursuant to the Collateral Documents.

Section 6.10                             Leverage Ratio.  Beginning at the end of the first full fiscal quarter ending after the Restatement Date, for any Test Period, permit the Leverage Ratio on the last day of any fiscal quarter, to be in excess of the Maximum Leverage Ratio then in effect.

Section 6.11                             Senior Secured Leverage Ratio.  Commencing with the Test Period ending on the last day of the fiscal quarter in which the Financial Covenant Adjustment Date occurs, and as of the end of any Test Period thereafter, permit the Senior Secured Leverage Ratio to be greater than 3.75 to 1.00.

Section 6.12                             Interest Coverage Ratio.  Beginning at the end of the first full fiscal quarter after the Restatement Date, for any Test Period, permit the Interest Coverage Ratio on the last day of any fiscal quarter to be less than 2.50:1.00.

Section 6.13                             Swap Agreements and Power Purchase Agreements.  Enter into any Swap Agreement, other than Swap Agreements (a) with respect to commodities entered into in the ordinary course of business to hedge or mitigate risks to which the Borrower or any Subsidiary Loan Party is exposed in the conduct of its business or the management of its liabilities, and (b) entered into in the ordinary course of business to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Subsidiary Loan Party, which in the case of each of clauses (a) and (b) are entered into for bona fide risk mitigation purposes and that are not speculative in nature.  Notwithstanding the foregoing, the Borrower may enter into any Power Purchase Agreement in the ordinary course of business.

Section 6.14                             Limitation on Leases.  The Borrower will not and will not permit any of its Restricted Subsidiaries to create, incur, assume or suffer to exist any obligation for the payment of rent or hire of its or their assets of any kind whatsoever (real or personal but excluding Capitalized Lease Obligations otherwise permitted under this Agreement), under operating leases that would cause the aggregate amount of all payments made by any such Restricted Subsidiary or the Borrower pursuant to all such leases including any residual payments at the end of any lease, to exceed U.S.$30.0 million in any period of twelve (12) consecutive calendar months during the life of such leases.

ARTICLE VII
EVENTS OF DEFAULT

Section 7.01                             Events of Default.  In case of the happening of any of the following events (“Events of Default”):

(a)                                 any representation or warranty made or deemed made by the Borrower, any Restricted Subsidiary or the MLP Entity in any Loan Document, or any representation,

warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished by the Borrower, any Restricted Subsidiary or the MLP Entity; provided, that (i) to the extent the fact, event or circumstance that caused a representation or warranty to be false or incorrect in any material respect is capable of being cured, corrected or otherwise remedied and (ii) such fact, event or circumstance has been cured, corrected or otherwise remedied within 30 days after notice thereof from the Administrative Agent or any Lender to the Borrower, any such false or incorrect representation or warranty shall not be an Event of Default; provided, that such extension of time to cure could not reasonably be expected to have a Material Adverse Effect;

(b)                                 default shall be made in the payment of any principal of any Loan or the reimbursement with respect to any Revolving L/C Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or by acceleration thereof or otherwise;

(c)                                  default shall be made in the payment of any interest on any Loan or on any Revolving L/C Disbursement or in the payment of any Fee or any other amount (other than an amount referred to in (b) above) due under any Loan Document, when and as the same shall become due and payable, and such default shall continue unremedied for a period of five Business Days;

(d)                                 default shall be made in the due observance or performance by (i) the Borrower or any of its Restricted Subsidiaries of any covenant, condition or agreement contained in Section 5.01(a) (with respect to the Borrower), 5.05(a), 5.08, 5.10, 5.12 or Article VI or (ii) the MLP Entity of any covenant, condition or agreement contained in Section 3.04(e) of the Collateral Agreement;

(e)                                  default shall be made in the due observance or performance by the Borrower, any Restricted Subsidiary or the MLP Entity of any covenant, condition or agreement of such Person contained in any Loan Document (other than those specified in paragraphs (b), (c) and (d) above) and such default shall continue unremedied for a period of thirty days after notice thereof from the Administrative Agent or any Lender to the Borrower;

(f)                                   (i) any event or condition occurs that (A) results in any Material Indebtedness becoming due prior to its scheduled maturity or (B) enables or permits (with all applicable grace periods having expired) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity, or (ii) without limiting the foregoing clause (i), the Borrower or any of its Restricted Subsidiaries shall fail to pay any principal of any Material Indebtedness at the stated final maturity thereof; provided, that this clause (f) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the Property securing such Indebtedness if such sale or transfer is permitted hereunder and under the documents providing for such Indebtedness;

(g)                                  there shall have occurred a Change in Control;

(h)                                 an involuntary proceeding shall be commenced or an involuntary petition shall be filed in a court of competent jurisdiction seeking (i) relief in respect of the MLP Entity, the Borrower or any Material Subsidiary, or of a substantial part of the Property of the MLP Entity, the Borrower and its Material Subsidiaries, taken as a whole, under Title 11 of the United States Code, as now constituted or hereafter amended or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the MLP Entity, the Borrower or any Material Subsidiary or for a substantial part of the Property of the MLP Entity, the Borrower and its Material Subsidiaries, taken as a whole, or (iii) the winding-up or liquidation of the MLP Entity, the Borrower or any Material Subsidiary (except, in the case of any Material Subsidiary, in a transaction permitted by Section 6.05); and such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(i)                                     the MLP Entity, the Borrower or any Material Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking relief under Title 11 of the United States Code, as now constituted or hereafter amended, or any other federal, state or foreign bankruptcy, insolvency, receivership or similar law, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or the filing of any petition described in paragraph (h) above, (iii) apply for, request or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the MLP Entity, the Borrower or any Material Subsidiary or for a substantial part of the Property of the MLP Entity, the Borrower and its Material Subsidiaries, taken as a whole, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) become unable, admit in writing its inability or fail generally to pay its debts as they become due;

(j)                                    the failure by the Borrower or any of its Restricted Subsidiaries to pay one or more final judgments aggregating in excess of U.S.$20.0 million (to the extent not covered by third-party insurance as to which the insurer does not dispute coverage or bonded), which judgments are not discharged or effectively waived or stayed for a period of 60 consecutive days, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Borrower or any of its Restricted Subsidiaries to enforce any such judgment;

(k)                                 one or more ERISA Events shall have occurred that, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

(l)                                     (i) any Loan Document shall for any reason be asserted in writing by the MLP Entity, the Borrower or any Restricted Subsidiary not to be a legal, valid and binding obligation of any party thereto, (ii) any security interest purported to be created by any Collateral Document and to extend to Collateral that is not immaterial to the Loan Parties on a consolidated basis shall cease to be in full force and effect, or shall be asserted in writing by the MLP Entity, the Borrower or any Restricted Subsidiary not to be, a valid and perfected security interest (having the priority required by this Agreement or the relevant Collateral Document) in the securities, assets or properties covered thereby, except to the extent that (A) any such loss of perfection or priority results from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Agreement or to file UCC continuation statements, (B) such loss is covered by a lender’s title insurance policy and the Administrative Agent shall be reasonably satisfied with the credit of such insurer or (C) any such loss of validity, perfection or priority is the result of any failure by the Collateral Agent or the Administrative Agent to take any action necessary to secure the validity, perfection or priority of the Liens or (iii) the Guarantees by any Loan Party of any of the Obligations shall cease to be in full force and effect (other than in accordance with the terms thereof), or shall be asserted in writing by the Borrower or any other Loan Party or any other Person not to be in effect or not to be legal, valid and binding obligations;

(m)                             (A) any Environmental Claim against the Borrower or any of its Restricted Subsidiaries or (B) any Liability of the Borrower or any of its Restricted Subsidiaries for any Release or threatened Release of Hazardous Materials or (C) any Liability of the Borrower or any of its Restricted Subsidiaries for any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any real property currently or formerly owned, leased or operated by any predecessor of the Borrower or any of its Restricted Subsidiaries, or any property at which the Borrower or any of its Restricted Subsidiaries has sent Hazardous Materials for treatment, storage or disposal (each, an “Environmental Event”) shall have occurred that, when taken together with all other Environmental Events that have occurred and continue to exist, could reasonably be expected to result in a Material Adverse Effect; or

then, and in every such event (other than an event with respect to the MLP Entity or the Borrower described in paragraph (h) or (i) above), and at any time thereafter during the continuance of such event, the Administrative Agent, at the request of the Required Lenders, shall, by notice to the Borrower, take any or all of the following actions, at the same or different times:  (i) terminate forthwith the Commitments, (ii) declare the Loans then outstanding to be forthwith due and payable in whole or in part, whereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities (including all amounts under Letters of Credit then outstanding) of the Borrower accrued hereunder and under any other Loan Document, shall become forthwith due and payable, without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding and (iii) demand cash collateral pursuant to Section 2.05(j); and in any event with respect to the MLP Entity or the Borrower described in paragraph (h) or (i) above, the Commitments shall automatically terminate, the principal of the Loans then outstanding, together with accrued interest thereon and any unpaid accrued Fees and all other liabilities (including all amounts under Letters of Credit then outstanding) of the Borrower accrued hereunder and under any other Loan Document, shall automatically become due and payable and the Administrative Agent shall be deemed to have made a demand for cash collateral to the full extent permitted under Section 2.05(j), without presentment, demand, protest, notice of acceleration, notice of intent to accelerate or any other notice of any kind, all of which are hereby expressly waived by the Borrower, anything contained herein or in any other Loan Document to the contrary notwithstanding.

ARTICLE VIII
THE AGENTS

Section 8.01                             Appointment and Authority.  (a) Each of the Lenders and each Issuing Bank hereby irrevocably appoints RBS to act on its behalf as the Administrative Agent hereunder and under the other Loan Documents and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof or thereof, together with such actions and powers as are reasonably incidental thereto.

(b)                                 RBS shall also act as the Collateral Agent under the Loan Documents, and each of the Lenders (including in its capacities, as a potential Secured Swap Agreement Counterparty and a potential Cash Management Bank) and each of the Issuing Banks hereby irrevocably appoints and authorizes RBS to act as the agent of such Lender or Issuing Bank, as the case may be, for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by the Borrower, each Subsidiary Loan Party and the MLP Entity to secure any of the Obligations, together with such powers and discretion as are reasonably incidental thereto.  In this connection, the Collateral Agent and any co-agents, sub-agents and attorneys-in-fact appointed by the Collateral Agent pursuant to Section 8.05 or Section 8.13 for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Collateral Documents, or for exercising any rights and remedies thereunder at the direction of the Administrative Agent, shall be entitled to the benefits of all provisions of this Article VIII (including Section 8.12) and Article IX as though such co-agents, sub-agents and attorneys-in-fact were the Collateral Agent under the Loan Documents.

(c)                                  The provisions of this Article are solely for the benefit of the Administrative Agent, the Collateral Agent, any co-agents, sub-agents, attorneys-in-fact or other appointees thereof, the Lenders and the Issuing Banks, and none of the MLP Entity, the Borrower nor any Subsidiary of the Borrower shall have rights as a third party beneficiary of any of such provisions.

Section 8.02                             Rights as a Lender.  Any Person serving as an Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender, and may exercise the same as though it were not an Agent, and the term “Lender” or “Lenders” shall, unless otherwise expressly indicated or unless the context otherwise requires, include a Person serving as an Agent hereunder in its individual capacity.  Such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if such Person were not an Agent hereunder and without any duty to account therefor to the Lenders.

Section 8.03                             Exculpatory Provisions.  No Agent shall have any duties or obligations except those expressly set forth herein and in the other Loan Documents, and its duties hereunder shall be administrative in nature.  Without limiting the generality of the foregoing, no Agent:

(a)                                 shall be subject to any fiduciary or other implied duties, regardless of whether a Default or Event of Default has occurred and is continuing;

(b)           shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that such Agent is required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be expressly provided for herein or in the other Loan Documents); provided, that no Agent shall be required to take any action that, in its opinion or the opinion of its counsel, may expose such Agent to liability or that is contrary to any Loan Document or applicable law;

(c)           shall, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Affiliates that is communicated to or obtained by the Person serving as such Agent or any of its Affiliates in any capacity;

(d)           shall be liable for any action taken or not taken by it (i) with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as such Agent shall believe in good faith shall be necessary, under the circumstances as provided in Sections 9.08 and 7.01) or (ii) in the absence of its own gross negligence or willful misconduct as determined by a court of competent jurisdiction by final and non-appealable judgment;

(e)           shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement or any other Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or thereunder or in connection herewith or therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein or therein or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement, any other Loan Document or any other agreement, instrument or document, or the creation, perfection or priority of any Lien purported to be created by the Collateral Documents, (v) the value or the sufficiency of any Collateral, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to such Agent; and

(f)            shall be deemed to have knowledge of any Default or Event of Default unless and until written notice describing such Default or Event of Default is received by such Agent from the Borrower, a Lender or an Issuing Bank.

Section 8.04          Reliance by Agents.  Any Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by an appropriate Person.  Any Agent also may rely upon any statement made to it orally or by telephone and believed by it to have been made by an appropriate Person, and shall not incur any liability for relying thereon.  In determining compliance with any condition hereunder to the making of a Loan or the issuance, extension, renewal or increase of a Letter of Credit that by its terms must be fulfilled to the satisfaction of a Lender or an Issuing Bank, any Agent may presume that such condition is satisfactory to such Lender or Issuing Bank unless such Agent shall have received notice to the contrary from such

Lender or Issuing Bank prior to the making of such Loan or issuance of a Letter of Credit, as applicable.  Any Agent may consult with legal counsel (who may include counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

Section 8.05          Delegation of Duties.  Without in any way limiting Section 8.13, any Agent may perform any and all of its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more co-agents, sub-agents and/or attorneys-in-fact appointed by such Agent.  Any Agent and any such co-agents, sub-agents and/or attorneys-in-fact may perform any and all of its duties and exercise its rights and powers by or through their respective Related Parties.  The exculpatory provisions of this Article shall apply to any such co-agents, sub-agents and/or attorneys-in-fact and to the Related Parties of each Agent and any such co-agents, sub-agents and/or attorneys-in-fact, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as an Agent.

Section 8.06          Resignation of the Agents.  Any Agent may at any time give notice of its resignation to the Lenders, Issuing Banks and the Borrower.  Upon receipt of any such notice of resignation, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, and having a combined capital and surplus of at least U.S.$1.0 billion.  During an Agent Default Period, the Borrower and the Required Lenders may remove the relevant Agent subject to the execution and delivery by the Borrower and the Required Lenders of removal and liability release agreements reasonably satisfactory to the relevant Agent, which removal shall be effective upon the acceptance of appointment by a successor as such Agent.  Upon any proposed removal of an Agent during an Agent Default Period, the Required Lenders shall have the right to appoint a successor with the consent of the Borrower (not to be unreasonably withheld or delayed), which shall be a financial institution with an office in the United States, or an Affiliate of any such financial institution with an office in the United States, and having a combined capital and surplus of at least U.S.$1.0 billion.  In the case of the resignation of an Agent, if no such successor shall have been appointed by the Required Lenders and the Borrower and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then such resignation shall nonetheless become effective in accordance with such notice and (a) the retiring Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except that in the case of any collateral security held by the Collateral Agent on behalf of the Secured Parties under any of the Loan Documents, the retiring Collateral Agent shall continue to hold such collateral security, as bailee, until such time as a successor Collateral Agent is appointed), (b) except for indemnity payments owed to the retiring or removed Administrative Agent, all payments, communications and determinations provided to be made by, to or through the Administrative Agent shall instead be made by or to each Lender or Issuing Bank directly, until such time as the Required Lenders and the Borrower appoint a successor Administrative Agent as provided for above in this Section and (c) the Borrower and the Lenders agree that in no event shall the retiring Agent or any of its Affiliates or any of their respective officers, directors, employees, agents advisors or representatives have any liability to the MLP Entity, the Borrower or any Subsidiary, any Lender

or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of the failure of a successor Agent to be appointed and to accept such appointment.  Upon the acceptance of a successor’s appointment as Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring,  retired or removed Agent (other than any rights to indemnity payments owed to the retiring or removed Agent), and the retiring, retired or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents (if not already discharged therefrom as provided above in this Section).  The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor.  After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article (including Section 8.12) and Section 9.05 shall continue in effect for the benefit of such retiring or removed Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Section 8.07          Non-Reliance on the Agents, Other Lenders and Issuing Bank.  Each Lender and each Issuing Bank acknowledges that it has, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement.  Each Lender and each Issuing Bank also acknowledges that it will, independently and without reliance upon any Agent or any other Lender or Issuing Bank or any of their Related Parties and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Section 8.08          No Other Duties, Etc.  Anything herein to the contrary notwithstanding, no Joint Lead Arranger, Co-Syndication Agent or Co-Documentation Agent nor the Sole Bookrunner shall have any powers, duties or responsibilities under this Agreement or any of the other Loan Documents, except in its capacity, if any, as an Agent, a Lender or an Issuing Bank hereunder.

Section 8.09          Administrative Agent May File Proofs of Claim.  In case of the pendency of any proceeding under any federal, state or foreign bankruptcy, insolvency, receivership or similar law or any other judicial proceeding relative to the MLP Entity, the Borrower or any Restricted Subsidiary, the Administrative Agent (irrespective of whether the principal of any Loan shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower or any other Loan Party) shall be entitled and empowered (but not obligated), by intervention in such proceeding or otherwise:

(a)           to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, any Issuing Bank and the Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders, any Issuing Bank and the Administrative Agent and their respective agents and counsel and all other amounts due the Lenders, any Issuing Bank and the Administrative Agent under Sections 2.12, 8.12, and 9.05) allowed in such judicial proceeding; and

(b)           to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Issuing Bank to make such payments to the Administrative Agent and, if the Administrative Agent shall consent to the making of such payments directly to the Lenders and the Issuing Banks, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under Sections 2.12, 8.12, and 9.05.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any Issuing Bank any plan of reorganization, arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any Issuing Bank to authorize the Administrative Agent to vote in respect of the claim of any Lender or any Issuing Bank in any such proceeding and to subordinate any Lien on any Property granted to or held by the Administrative Agent under any Loan Document to the holder of any Permitted Lien.

Section 8.10          Authorization for Certain Releases.  With respect to releases and terminations delivered pursuant to Section 9.18, each Issuing Bank, each Agent, each Lender (including in its capacities as a Lender, as a potential Cash Management Bank and a potential Secured Swap Agreement Counterparty), hereby irrevocably authorizes either or both Agents to enter into such releases and terminations without further or additional consents being delivered by any Issuing Bank, any Agent, any Lender, any Cash Management Bank or any Secured Swap Agreement Counterparty.  Upon request by the Administrative Agent or the Collateral Agent at any time, the Required Lenders will confirm in writing each Agent’s authority provided for in the previous sentence.  For purposes of this Section 8.10 and Section 8.15, each Lender that is or becomes a Secured Swap Agreement Counterparty and/or Cash Management Bank is executing this Credit Agreement in its capacity as both or each of a Lender, Secured Swap Agreement Counterparty and/or Cash Management Bank.

Section 8.11          Cash Management Banks and Secured Swap Agreement Counterparty Regarding Collateral Matters.  (a) No Cash Management Bank or Secured Swap Agreement Counterparty that obtains the benefits of the Collateral Documents or any Collateral by virtue of the provisions hereof or of the Collateral Documents shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Document or otherwise in respect of the Collateral (including the release or impairment of any Collateral) unless such Cash Management Bank or such Secured Swap Agreement Counterparty shall also be a Lender, Joint Lead Arranger or Agent hereunder and in such case, only in such Person’s capacity as a Lender, Joint Lead Arranger or Agent and only to the extent expressly provided in the Loan Documents.  Notwithstanding any other provision of this Article VIII to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, obligations (including any Obligations) arising under the Secured Cash Management Agreements and Secured Swap Agreements unless the Administrative Agent has received written notice of such Obligations, together with such supporting documentation as the Administrative Agent may request, from the applicable Cash Management Bank or Secured Swap Agreement Counterparty, as the case may be.

(b)           The benefit of the Collateral Documents and the provisions of this Agreement and the other Loan Documents relating to the Collateral shall also extend to, secure and be available on a pro rata basis (as set forth in Section 9.23 of this Agreement) to each Secured Swap Agreement Counterparty and each Cash Management Bank with respect to any obligations of the Borrower or any Subsidiary Loan Party arising under such Secured Swap Agreement or Secured Cash Management Agreement, as applicable, until such obligations are paid in full or otherwise expire or are terminated (and notwithstanding that the outstanding Obligations have been repaid in full and the Commitments have terminated); provided, that with respect to any Secured Swap Agreement or Secured Cash Management Agreement that remains secured after the counterparty thereto is no longer a Secured Swap Agreement Counterparty or Cash Management Bank, as applicable, or the outstanding Obligations (other than any obligations arising under or pursuant to one or more Secured Swap Agreement) have been repaid in full and the Commitments have terminated, the provisions of this Article VIII shall also continue to apply to such Secured Swap Agreement Counterparty or Cash Management Bank, as applicable, in consideration of its benefits hereunder and each such Secured Swap Agreement Counterparty or Cash Management Bank, as applicable, shall, if requested by the Administrative Agent, promptly execute and deliver to the Administrative Agent all such other documents, agreements and instruments reasonably requested by the Administrative Agent to evidence the continued applicability of the provisions of Article VIII.

Section 8.12          Indemnification.  Each Lender and Issuing Bank severally agrees (i) to reimburse each Agent, on demand, in the amount of its pro rata share (based on its Commitments hereunder (or if such Commitments shall have expired or been terminated, in accordance with the respective principal amounts of its applicable outstanding Loans) or portion of outstanding Revolving L/C Disbursements owed to it, as applicable) of any reasonable expenses incurred for the benefit of the Lenders and the Issuing Banks by such Agent, including reasonable counsel fees and compensation of agents and employees paid for services rendered on behalf of the Lenders and the Issuing Banks, which shall not have been reimbursed by the Borrower and (ii) to indemnify and hold harmless each Agent and any of its directors, officers, employees or agents, on demand, in the amount of such pro rata share, from and against any and all liabilities, Taxes, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent in its capacity as Administrative Agent or Collateral Agent, as applicable, or any of them in any way relating to or arising out of this Agreement or any other Loan Document or any action taken or omitted by it or any of them under this Agreement or any other Loan Document, to the extent the same shall not have been reimbursed by the Borrower; provided, that no Lender or Issuing Bank shall be liable to any Agent for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements to the extent found in a final nonappealable judgment by a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Agent or any of its directors, officers, employees or agents.

Section 8.13          Appointment of Supplemental Collateral Agents.  (a) This Section 8.13 shall not in any way limit Section 8.05.  It is the purpose of this Agreement and the other Loan Documents that there shall be no violation of any law of any jurisdiction denying or restricting the right of banking corporations or associations or other institutions to transact business as agent or trustee in such jurisdiction.  It is recognized that in case of litigation under this Agreement or any of the other Loan Documents, and in particular in case of the enforcement of any of the Loan Documents, or in case the Collateral Agent deems that by reason of any present or future law of any jurisdiction it may not exercise any of the rights, powers or remedies granted herein or in any of the other Loan Documents or take any other action which may be desirable or necessary in connection therewith, it may be necessary that the Collateral Agent appoint an additional institution as a separate trustee, co-trustee, collateral agent, collateral sub-agent or collateral co-agent (any such additional individual or institution being referred to herein individually as a “Supplemental Collateral Agent” and collectively as “Supplemental Collateral Agents”).

(b)           In the event that the Collateral Agent appoints a Supplemental Collateral Agent with respect to any Collateral, (i) each and every right, power, privilege or duty expressed or intended by this Agreement or any of the other Loan Documents to be exercised by or vested in or conveyed to the Collateral Agent with respect to such Collateral shall be exercisable by and vest in such Supplemental Collateral Agent to the extent, and only to the extent, necessary to enable such Supplemental Collateral Agent to exercise such rights, powers and privileges with respect to such Collateral and to perform such duties with respect to such Collateral, and every covenant and obligation contained in the Loan Documents and necessary to the exercise or performance thereof by such Supplemental Collateral Agent shall run to and be enforceable by either or both the Collateral Agent and/or such Supplemental Collateral Agent, and (ii) the provisions of this Article and of Section 9.05 that refer to the Administrative Agent, the Collateral Agent or the Agents shall inure to the benefit of such Supplemental Collateral Agent and all references therein to the Administrative Agent, the Collateral Agent or the Agents shall be deemed to be references to the Administrative Agent, the Collateral Agent or the Agents and/or such Supplemental Collateral Agent, as the context may require.

(c)           Should any instrument in writing from any Loan Party be required by any Supplemental Collateral Agent so appointed by the Collateral Agent for more fully and certainly vesting in and confirming to it such rights, powers, privileges and duties, such Loan Party shall execute, acknowledge and deliver any and all such instruments promptly upon request by the Collateral Agent.  In case any Supplemental Collateral Agent, or a successor thereto, shall die, become incapable of acting, resign or be removed, all the rights, powers, privileges and duties of such Supplemental Collateral Agent, to the extent permitted by law, shall vest in and be exercised by the Collateral Agent until the appointment of a new Supplemental Collateral Agent.

Section 8.14          Withholding.  To the extent required by any applicable law, the Administrative Agent may withhold from any payment to any Lender or Issuing Bank an amount equivalent to any applicable withholding Tax.  If any payment has been made to any Lender or Issuing Bank by the Administrative Agent without the applicable withholding Tax being withheld from such payment and the Administrative Agent has paid over the applicable withholding Tax to the Internal Revenue Service or any other Governmental Authority, or the Internal Revenue Service or any other Governmental Authority asserts a claim that the Administrative Agent did not properly withhold Tax from amounts paid to or for the account of any Lender or Issuing Bank because the appropriate form was not delivered or was not properly executed or because such Lender or Issuing Bank failed to notify the Administrative Agent of a change in circumstance which rendered the exemption from, or reduction of, withholding Tax ineffective or for any other reason, such Lender or Issuing Bank shall indemnify the Administrative Agent fully for all amounts paid, directly or indirectly, by the Administrative Agent as Tax or otherwise, including any penalties or interest and together with all expenses (including legal expenses, allocated internal costs and out-of-pocket expenses) incurred.

Section 8.15          Enforcement.  The authority to enforce rights and remedies hereunder and under the other Loan Documents against any Loan Party or any of them shall be vested in, and all actions and proceedings at law in connection with such enforcement may be instituted and maintained by, the Administrative Agent or the Collateral Agent in accordance with Section 7.01 and the Collateral Documents for the benefit of each Lender (including in its capacities as a Lender, as a potential Cash Management Bank and a potential Secured Swap Agreement Counterparty) and the Issuing Banks, as applicable; provided, that the foregoing shall not prohibit (a) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Administrative Agent or Collateral Agent, as applicable) hereunder and under the other Loan Documents, (b) any Lender or Issuing Bank from exercising any enforcement rights, including setoff rights in accordance with Section 9.06 (subject to the terms of Section 2.18(c)), or (c) any Lender or Issuing Bank from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Loan Party under any federal, state or foreign bankruptcy, insolvency, receivership or similar law; and provided, further, that if at any time there is no Person acting as the Administrative Agent or the Collateral Agent, as applicable, hereunder and under the other Loan Documents, then (i) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent or the Collateral Agent, as applicable, pursuant to Section 7.01 and the Collateral Documents, as applicable and (ii) in addition to the matters set forth in clauses (b) and (c) of the preceding proviso and subject to Section 2.18(c), any Lender or Issuing Bank may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders.  For purposes of Section 8.10 and this Section 8.15, each Lender that is or becomes a Secured Swap Agreement Counterparty and/or Cash Management Bank is executing this Credit Agreement in its capacity as both or each of a Lender, Secured Swap Agreement Counterparty and/or Cash Management Bank.

ARTICLE IX
MISCELLANEOUS

Section 9.01          Notices.  (a) Except in the case of notices expressly permitted to be given by telephone and except as provided in the following Subsection (b), all notices and other communications provided for herein shall be in writing and shall be delivered by hand, overnight service, courier service, mailed by certified or registered mail or sent by facsimile, as set forth on Schedule 9.01;

(b)           Notices and other communications to the Lenders hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Administrative Agent; provided, that the foregoing shall not apply to service of process, or to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender.  Each of the Administrative Agent, the Collateral Agent and the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided, that approval of such procedures may be limited to particular notices or communications.

(c)           All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given (i) on the date of receipt if delivered prior to 5:00 p.m., New York City time on a Business Day, on such date by hand, overnight courier service, facsimile or (to the extent permitted by paragraph (b) above) electronic means, or (ii) on the date five Business Days after dispatch by certified or registered mail with respect to both foregoing clauses (i) and (ii), to the extent properly addressed and delivered, sent or mailed to such party as provided in this Section 9.01 or in accordance with the latest unrevoked direction from such party given in accordance with this Section 9.01.

(d)           Any party hereto may change its address or facsimile number for notices and other communications hereunder by written notice to the other parties hereto.

Section 9.02          Survival of Agreement.  All covenants, agreements, representations and warranties made by the MLP Entity, the Borrower, each Subsidiary Loan Party, and each other Restricted Subsidiary herein, in the other Loan Documents and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Lenders and each Issuing Bank and shall survive the making by the Lenders of the Loans, the execution and delivery of the Loan Documents and the issuance of the Letters of Credit, regardless of any investigation made by such Persons or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or Revolving L/C Disbursement or any Fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding (unless such Letter of Credit is fully cash collateralized and otherwise addressed pursuant to another arrangement satisfactory to each applicable Issuing Bank) and so long as the Commitments have not been terminated.  Without prejudice to the survival of any other agreements contained herein, indemnification and reimbursement obligations contained herein (including pursuant to Section 2.15, 2.17 and 9.05) shall survive the payment in full of the principal and interest hereunder, the expiration of the Letters of Credit and the termination of the Commitments or this Agreement.

Section 9.03          Binding Effect.  This Agreement shall become effective when it shall have been executed by the Borrower and the Agents and when the Administrative Agent shall have received copies hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the Borrower, each Issuing Bank, the Agents and each Lender and their respective permitted successors and assigns.

Section 9.04          Successors and Assigns.  (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section), the Lenders, the Agents, each Issuing Bank and, to the extent expressly contemplated hereby, the Related Parties of each of the Agents, each Issuing Bank, and the Lenders, and the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           (i) Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to it) with the prior written consent (such consent not to be unreasonably withheld or delayed) of:

(A)          the Borrower; provided, that no consent of the Borrower shall be required (1) for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or a Federal Reserve Bank or a central bank or (2) if an Event of Default has occurred and is continuing any other assignee (provided, that, in the case of either of clauses (1) or (2), any liability of the Borrower to an assignee under Section 2.15 or 2.17 shall be limited to the amount, if any, that would have been payable hereunder by the Borrower in the absence of such assignment); provided, that if the Borrower shall fail to respond to a request for consent to an assignment within ten Business Days of receipt of such request for consent, the Borrower shall be deemed to have consented;

(B)          the Administrative Agent; provided, that no consent of the Administrative Agent shall be required for an assignment of a Loan to a Person that is a Lender, an Affiliate of a Lender or an Approved Fund immediately prior to giving effect to such assignment;

(C)          in the case of any assignment of any Revolving Facility Commitment, each Issuing Bank; and

(D)          in the case of any assignment of any Revolving Facility Commitment, each Swingline Lender.

(ii)           Assignments shall be subject to the following additional conditions:

(A)          except in the case of an assignment to a Lender, an Affiliate of a Lender or an Approved Fund, an assignment of the entire remaining amount of the assigning Lender’s Commitment and/or Loans or contemporaneous assignments to related Approved Funds that equal at least U.S.$2.5 million in the aggregate, the amount of the Commitment and/or Loans, as applicable, of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than U.S.$5.0 million and increments of U.S.$1.0 million in excess thereof unless the Borrower and the Administrative Agent otherwise consent (such consent not to be unreasonably withheld or delayed); provided, that no such consent of the Borrower shall be required if an Event of Default has occurred and is continuing;

(B)          each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement;

(C)          the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance;

(D)          the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire and any other administrative information that the Administrative Agent may reasonably request;

(E)           no such assignment shall be made to the Borrower or any of its Affiliates, or a Defaulting Lender;

(F)           notwithstanding anything to the contrary herein, no such assignment shall be made to a natural person; and

(G)          in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable pro rata share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting

Lender to the Administrative Agent and each other Lender hereunder (and interest accrued thereon), and (y) acquire (and fund as appropriate) its full pro rata share of all Loans.  Notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable law without compliance with the provisions of this paragraph, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs.

The term “Approved Fund” shall mean any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course and that is administered or managed by a Lender, an Affiliate of a Lender or an entity or an Affiliate of an entity that administers or manages a Lender.

(iii)          Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section below, from and after the effective date specified in each Assignment and Acceptance the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender hereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Section 2.15, 2.16, 2.17 and 9.05 provided, that except to the extent otherwise expressly agreed by the affected parties, no assignment by a Defaulting Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender’s having been a Defaulting Lender).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall not be effective as an assignment hereunder.

(iv)          The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans and Revolving L/C Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Agents, each Issuing Bank and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender (as to its Commitments only), at any reasonable time and from time to time upon reasonable prior notice.

(v)           The parties to each assignment shall deliver to, and for the account of, the Administrative Agent a processing and recordation fee in the amount of $3,500; provided, that the Administrative Agent may, in its sole discretion, elect to waive such processing and recordation fee in the case of any assignment.  Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, any administrative information reasonably requested by the Administrative Agent (unless the assignee shall already be a Lender hereunder), any written consent to such assignment required by paragraph (b) of this Section, and the processing and recordation fee referred to above (unless waived as set forth above), the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           (i) Any Lender may, without the consent of the Borrower, the Administrative Agent, the Swingline Lender or any Issuing Bank, sell participations to one or more banks or other entities (other than the Borrower or any of its Affiliates) (a “Participant”) in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans and Revolving L/C Disbursements owing to it); provided, that (A) such Lender’s obligations under this Agreement shall remain unchanged, (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (C) the Borrower, the Agents, the Swingline Lender and each Issuing Bank and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement.  Any agreement or instrument (oral or written) pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to exercise rights under and to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement and the other Loan Documents; provided, that (x) such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in Section 9.04(a)(i) or clause (i) through (vii) of the first proviso to Section 9.08(b) that affects such Participant and (y) no other agreement (oral or written) in respect of the foregoing with respect to such Participant may exist between such Lender and such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits (and subject to the requirements and limitations) of Section 2.15, 2.16 and 2.17 to the same extent as if it were the Lender from whom it obtained its participation and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.06 as though it were a Lender, provided, that such Participant agrees to be subject to Section 2.18(c) as though it were a Lender.

(ii)           A Participant shall not be entitled to receive any greater payment under Section 2.15, 2.16 or 2.17 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent (which shall not be unreasonably withheld or delayed) and the Borrower may withhold its consent if a Participant would be entitled to require greater payment than the applicable Lender under such Sections.  A Participant that would be a Non-U.S. Lender if it were a Lender shall not be entitled to the benefits of Section 2.17 to the extent such Participant fails to comply with Section 2.17(e) as though it were a Lender.

(d)           Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided, that no Lender shall have any obligation to disclose all or any portion of the Participant Register to any Person (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.

(e)           Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement and its promissory note, if any, to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or central bank having jurisdiction over such Lender, and this Section shall not apply to any such pledge or assignment of a security interest; provided, that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto, and any such pledgee (other than a pledgee that is the Federal Reserve Bank or central bank) shall acknowledge in writing that its rights under such pledge are in all respects subject to the limitations applicable to the pledging Lender under this Agreement or the other Loan Documents.

Section 9.05          Expenses; Indemnity.  (a) The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers and their respective Affiliates in connection with the preparation of this Agreement and the other Loan Documents, (i) the syndication of the Commitments, (ii) the administration of this Agreement (including expenses incurred in connection with due diligence and initial and ongoing Collateral examination to the extent incurred with the reasonable prior approval of the Borrower and the reasonable fees, disbursements and charges for counsel in each jurisdiction where Collateral is located) and (iii) any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the Transactions hereby contemplated shall be consummated).  The Borrower agrees to pay all reasonable and documented out-of-pocket expenses incurred by the Agents, the Joint Lead Arrangers, their respective Affiliates or each Lender in connection with the enforcement and protection of their rights in connection with this Agreement and the other Loan Documents, in connection with the Loans made or the Letters of Credit issued hereunder, including the reasonable fees, charges and disbursements of counsel for the Agents and the Joint Lead Arrangers (including external counsel and the reasonable and documented allocated costs of internal counsel for the Agents, the Joint Lead Arrangers, each Issuing Bank or any Lender); provided, that, absent any conflict of interest, the Agents and the Joint Lead Arrangers shall not be entitled to indemnification for the fees, charges or disbursements of more than one counsel in each jurisdiction.

(b)           The Borrower agrees to indemnify the Agents, the Joint Lead Arrangers, each Issuing Bank, each Lender and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and to hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related expenses, including reasonable and documented counsel fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (i) the execution or delivery of the Engagement Letter, this Agreement or any other Loan Document or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto and thereto of their respective obligations thereunder or the consummation of the Transactions and the other transactions contemplated hereby or thereby, (ii) any Loan or Letter of Credit (including any refusal by an Issuing Bank to honor a demand for payment under a Letter of Credit, as further described in Section 2.05(f), the use of the proceeds of the Loans or the use of any Letter of Credit or (iii) any claim, litigation, investigation or proceeding relating to any of the foregoing, whether or not the Borrower, its Subsidiaries, the MLP Entity, any Indemnitee or any other Person initiated or is a party thereto; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses are determined by a final, nonappealable judgment rendered by a court of competent jurisdiction (A) to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee (or any of such Indemnitee’s Related Parties) or (B) to arise from disputes solely among Indemnitees if such dispute (i) does not involve any action or inaction by the MLP Entity, the Borrower or any Subsidiary and (ii) is not related to any action by an Indemnitee in its capacity as Agent or Joint Lead Arranger.  Subject to and without limiting the generality of the foregoing sentence, the Borrower agrees to indemnify each Indemnitee against, and hold each Indemnitee harmless from, any and all losses, penalties, claims, damages, liabilities and related expenses, including reasonable and documented counsel or consultant fees, charges and disbursements, incurred by or asserted against any Indemnitee arising out of, in any way connected with, or as a result of (A) any Environmental Event or Environmental Claim related in any way to the Borrower or any of its Subsidiaries, or (B) any actual or alleged presence, Release or threatened Release of Hazardous Materials at, under, on or from any Real Property currently or formerly owned, leased or operated by the Borrower or any of its Subsidiaries or by any predecessor of the Borrower or any of its Subsidiaries, or any property at which the Borrower or any of its Subsidiaries has sent Hazardous Materials for treatment, storage or disposal; provided, that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, penalties, claims, damages, liabilities or related expenses have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, as determined by a final and nonappealable judgment in a court of competent jurisdiction.  In the event of any of the foregoing, each Indemnitee shall be indemnified whether or not such amounts are caused by or arising, in whole or in part, out of the comparative, contributory or sole negligence of any Indemnitee (except to the extent of gross negligence as specified above).  In no event shall any Indemnitee be liable to the MLP Entity, the Borrower, any Subsidiary Loan Party, or any other Subsidiary, or shall the MLP Entity, the Borrower or any Subsidiary be liable to any Indemnitee, for any consequential, indirect, special or punitive damages; provided, however, that nothing in this sentence shall limit the Borrower’s indemnification obligations set forth in this Section 9.05.  No Indemnitee shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed to such unintended recipients by such Indemnitee through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Documents or the transactions contemplated hereby or thereby other than for direct or actual damages resulting from the gross negligence, bad faith, or willful misconduct of such Indemnitee as determined by a court of competent jurisdiction.  The provisions of this Section 9.05 shall remain operative and in full force and effect regardless of the expiration of the term of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of the Engagement Letter, this Agreement or any other Loan Document, or any investigation made by or on behalf of any Agent, any Issuing Bank, any Joint Lead Arranger or any Lender.  All amounts due under this Section 9.05 shall be payable on written demand accompanied by reasonable documentation with respect to any reimbursement, indemnification or other amount requested.

(c)           This Section 9.05 shall not apply to Taxes.

Section 9.06          Right of Set-off.  If an Event of Default shall have occurred and be continuing, each Lender and any Issuing Bank and any Affiliate of a Lender or Issuing Bank is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender or such Issuing Bank or such Affiliate of a Lender or Issuing Bank to or for the credit or the account of any Loan Party or any Subsidiary that is not a Foreign Subsidiary, against any and all obligations of the Loan Parties, now or hereafter existing under this Agreement or any other Loan Document held by such Lender or such Issuing Bank or such Affiliate of a Lender or Issuing Bank, irrespective of whether or not such Lender or such Issuing Bank or such Affiliate of a Lender or Issuing Bank shall have made any demand under this Agreement or such other Loan Document and although the obligations may be unmatured.  The rights of each Lender and each Issuing Bank and each Affiliate of a Lender or Issuing Bank under this Section 9.06 are in addition to other rights and remedies (including other rights of set-off) that such Lender or such Issuing Bank or such Affiliate of a Lender or Issuing Bank may have.

Section 9.07          Applicable Law.  THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS (OTHER THAN AS EXPRESSLY SET FORTH IN OTHER LOAN DOCUMENTS) SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

Section 9.08          Waivers; Amendment.  (a) No failure or delay of the Agents, any Issuing Bank or any Lender in exercising any right, power or remedy hereunder or under any Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy, or any abandonment or discontinuance of steps to enforce such a right, power or remedy, preclude any other or further exercise thereof or the exercise of any other right, power or remedy.  The rights, powers and remedies of the Agents, each Issuing Bank and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or any other Loan Document or consent to any departure by the MLP Entity, the Borrower or any Subsidiary Loan Party therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  No notice or demand on the MLP Entity, the Borrower or any Subsidiary Loan Party in any case shall entitle such Person to any other or further notice or demand in similar or other circumstances.

(b)           Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be waived, amended or modified except (x) in the case of this Agreement, pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders (or the Administrative Agent with the consent of the Required Lenders) and (y) in the case of any other Loan Document, pursuant to an agreement or agreements in writing entered into by each Loan Party party thereto and the Collateral Agent and consented to by the Required Lenders; provided, that no such agreement shall

(i)            decrease or forgive the principal amount of, or extend the final maturity of, or decrease the rate of interest on, any Loan or any Revolving L/C Disbursement, without the prior written consent of each Lender directly affected thereby; provided, that any amendment to the financial covenant definitions in this Agreement shall not constitute a reduction in the rate of interest for purposes of this clause (i) and provided, further, that, any waiver of all or a portion of any post-default increase in interest rates shall be effective upon the consent of the Required Lenders,

(ii)           increase or extend the Commitment of any Lender or decrease the Commitment Fees, Revolving L/C Participation Fees, the other Fees or any other fees payable to any Lender without the prior written consent of such Lender (it being understood that waivers or modifications of conditions precedent, covenants, Defaults or Events of Default shall not constitute an increase in the Commitments of any Lender),

(iii)          extend any date on which payment of interest on any Loan, Revolving L/C Disbursement or any Fees or any other payment hereunder is due, without the prior written consent of each Lender adversely affected thereby,

(iv)          change the order of application of any amounts from the application thereof set forth in the applicable provisions of Section 2.18(b), Section 2.18(c) or Section 9.23 or change any provision hereof that establishes the pro rata treatment among the Lenders in a manner that would by such change alter the pro rata sharing or other pro rata treatment of the Lenders, without the prior written consent of each Lender adversely affected thereby; provided, that a change in any Lender’s Revolving Facility Percentage resulting from an increase in the Revolving Facility Commitments pursuant to Section 2.20 shall be permitted pursuant to the procedures set forth in such Section 2.20,

(v)           extend the stated expiration date of any Letter of Credit beyond the Revolving Maturity Date, without the prior written consent of each Lender directly affected thereby,

(vi)          amend or modify the provisions of this Section 9.08 or any requirement of Article IV or the definition of the terms “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the prior written consent of each Lender, and

(vii)         release all or substantially all the Collateral or release all or substantially all of the value of the Guarantees of the MLP Entity and the Subsidiary Loan Parties without the prior written consent of each Lender and Issuing Bank (except, in the case of any Subsidiary Loan Party, to the extent of a release in connection with a transaction expressly permitted in Sections 6.02 or 6.05);

provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent, the Collateral Agent, an Issuing Bank or a Swingline Lender hereunder or under the other Loan Documents, without the prior written consent of such Administrative Agent, Collateral Agent, Issuing Bank or Swingline Lender, as applicable.  Notwithstanding anything to the contrary herein, the aggregate principal amount of Loans, Revolving L/C Exposures, Swingline Exposures and Available Unused Commitment of a Defaulting Lender shall not be included in determining whether all Lenders, Required Lenders or affected Lenders have taken or may take any action hereunder; provided, that (i) any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender, which affects such Defaulting Lender differently than other affected Lenders, shall require the consent of such Defaulting Lender, (ii) the Commitment of such Defaulting Lender may not be increased or extended without the consent of such Defaulting Lender and (iii) any amendment that reduces the principal amount of, rate of interest on or extends the final maturity of any Loan made by such Defaulting Lender, shall require the consent of such Defaulting Lender.  Each Lender shall be bound by any waiver, amendment or modification authorized by this Section 9.08 and any consent by any Lender pursuant to this Section 9.08 shall bind any assignee of such Lender.

(c)           With the consent of each Loan Party, as applicable, Administrative Agent and/or Collateral Agent may (in their respective sole discretion, or shall, to the extent required by any Loan Document) enter into any amendment, modification or waiver of any Loan Document, or enter into any new agreement or instrument, to effect the granting, perfection, protection, expansion or enhancement of any security interest in any Collateral or additional property to become Collateral for the benefit of the Secured Parties, or as required by local law to give effect to, or protect any security interest for the benefit of the Secured Parties, in any property or so that the security interests therein comply with applicable law.

(d)           Notwithstanding the foregoing, (i) technical and conforming modifications to the Loan Documents may be made with the consent of the Borrower and the Administrative Agent to the extent necessary to integrate any Incremental Commitments on the terms and conditions provided for in Section 2.20, and (ii) any Loan Document may be amended, modified, supplemented or waived with the written consent of the Administrative Agent and the Borrower without the need to obtain the consent of any Lender if such amendment, modification, supplement or waiver is executed and delivered in order to cure an ambiguity, omission, mistake or defect in such Loan Document; provided, that in connection with this clause (ii), in no event will the Administrative Agent be required to substitute its judgment for the judgment of the Lenders or the Required Lenders, and the Administrative Agent may in all circumstances seek the approval of the Required Lenders, the affected Lenders or all Lenders in connection with any such amendment, modification, supplement or waiver.

Section 9.09          Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the applicable interest rate, together with all fees and charges that are treated as interest under applicable law (collectively, the “Charges”), as provided for herein or in any other document executed in connection herewith, or otherwise contracted for, charged, received, taken or reserved by any Lender or any Issuing Bank, shall exceed the maximum lawful rate (the “Maximum Rate”) that may be contracted for, charged, taken, received or reserved by such Lender in accordance with applicable law, the rate of interest payable hereunder, together with all Charges payable to such Lender or such Issuing Bank, shall be limited to the Maximum Rate, provided, that such excess amount shall be paid to such Lender or such Issuing Bank on subsequent payment dates to the extent not exceeding the legal limitation.

Section 9.10          Entire Agreement.  This Agreement, the other Loan Documents and the agreements regarding certain Fees referred to herein constitute the entire contract between the parties relative to the subject matter hereof.  Any previous agreement among or representations from the parties or their Affiliates with respect to the subject matter hereof is superseded by this Agreement and the other Loan Documents.  Notwithstanding the foregoing, the Engagement Letter shall survive the execution and delivery of this Agreement and remain in full force and effect.  Nothing in this Agreement or in the other Loan Documents, expressed or implied, is intended to confer upon any party other than the parties hereto and thereto any rights, remedies, obligations or liabilities under or by reason of this Agreement or the other Loan Documents.

Section 9.11          Waiver of Jury Trial.  EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.  EACH PARTY HERETO (i) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (ii) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.11.

Section 9.12          Severability.  In the event any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby.  The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 9.13          Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which, when taken together, shall constitute but one contract, and shall become effective as provided in Section 9.03.  Delivery of an executed counterpart to this Agreement by facsimile transmission or an electronic transmission of a PDF copy thereof shall be as effective as delivery of a manually signed original.  Any such delivery shall be followed promptly by delivery of the manually signed original.

Section 9.14          Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

Section 9.15          Jurisdiction; Consent to Service of Process.  (a) Each of the Borrower, the Agents, each Issuing Bank and the Lenders hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Section 9.01.  Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Agreement (other than Section 8.09) shall affect any right that any Lender or any Issuing Bank may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

(b)           Each of the Borrower, the Agents, each Issuing Bank and the Lenders hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or federal court sitting in New York County.  Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

Section 9.16          Confidentiality.  Each of the Lenders, each of the Issuing Banks and each of the Agents agrees that it shall maintain in confidence any information relating to the Borrower and its Subsidiaries and their respective Affiliates furnished to it by or on behalf of the Borrower or the other Loan Parties or such Subsidiary or Affiliate (other than information that (x) has become generally available to the public other than as a result of a disclosure by such party in breach of this Agreement, (y) has been independently developed by such Lender, such Issuing Bank or such Agent without violating this Section 9.16 or (z) was available to such Lender, such Issuing Bank or such Agent from a third party having, to such Person’s actual knowledge, no obligations of confidentiality to the Borrower or any of its Subsidiaries or any such Affiliate) and shall not reveal the same other than to its directors, trustees, officers, employees, agents and advisors with a need to know or to any Person that approves or administers the Loans on behalf of such Lender or Issuing Bank (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), except:  (i) to the extent necessary to comply with law or any legal process or the regulatory (including self-regulatory) or supervisory requirements of any Governmental Authority (including bank examiners), the National Association of Insurance Commissioners or of any securities exchange on which securities of the disclosing party or any Affiliate of the disclosing party are listed or traded, (ii) as part of reporting or review procedures to Governmental Authorities (including bank examiners) or the National Association of Insurance Commissioners, (iii) to its parent companies, Affiliates, counsel or auditors (so long as each such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16), (iv) to any Issuing Bank, any Joint Lead Arranger, any Agent, any other Lender or any other party of any Loan Document and the Affiliates of each, (v) in connection with the exercise of any remedies under any Loan Document or in order to enforce its rights under any Loan Document in a legal proceeding, (vi) to any prospective assignee of, or prospective Participant in, any of its rights under this Agreement (so long as such Person shall have been instructed to keep the same confidential in accordance with this Section 9.16 or on terms at least as restrictive as those set forth in this Section 9.16), (vii) to any direct or indirect contractual counterparty in Swap Agreements or such contractual counterparty’s professional advisor (so long as each such contractual counterparty agrees to be bound by the provisions of this Section 9.16 or on terms at least as restrictive as those set forth in Section 9.16 and each such professional advisor shall have been instructed to keep the same confidential in accordance with this Section 9.16), (viii) with the consent of the Borrower and (ix) on a confidential basis to (x) any rating agency in connection with rating the Borrower or its Subsidiaries or this Agreement or (y) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to this Agreement.  If a Lender, an Issuing Bank or an Agent is requested or required to disclose any such information (other than to its bank examiners and similar regulators, or to internal or external auditors) pursuant to or as required by law or legal process or subpoena, then, to the extent reasonably practicable, it shall give prompt notice thereof to the Borrower so that the Borrower may seek an appropriate protective order and such Lender, Issuing Bank or Agent will cooperate with the Borrower (or the applicable Subsidiary or Affiliate) in seeking such protective order.

Section 9.17          Communications.  (a) Delivery.  (i) Each Loan Party hereby agrees that it will use all reasonable efforts to provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent pursuant to this Agreement and any other Loan Document, including, without limitation, all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (A) relates to a request for a new, or a conversion of an existing, borrowing or other extension of credit (including any election of an interest rate or interest period relating thereto), (B) relates to the payment of any principal or other amount due under this Agreement prior to 5:00 p.m., New York City time on the scheduled date therefor, (C) provides notice of any Default or Event of Default under this Agreement or (D) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any borrowing or other extension of credit hereunder (all such non-excluded communications collectively, the “Communications”), by transmitting the Communications in an electronic/soft medium in a format reasonably acceptable to the Administrative Agent at the address referenced in Section 9.01(a)(ii).  Nothing in this Section 9.17 shall prejudice the right of the Agents, the Joint Lead Arrangers, the Lenders, each Issuing Bank or any Loan Party to give any notice or other communication pursuant to this Agreement or any other Loan Document in any other manner specified in this Agreement or any other Loan Document.

(ii)           Each Lender agrees that notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform (as defined below) shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents.  Each Lender agrees (A) to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s e-mail address to which the foregoing notice may be sent by electronic transmission and (B) that the foregoing notice may be sent to such e-mail address.

(b)           Posting.  Each Loan Party further agrees that the Administrative Agent may make the Communications available to the Lenders by posting the Communications on Intralinks or a substantially similar electronic transmission system (the “Platform”).  The Borrower hereby acknowledges that (i) the Administrative Agent and/or the Joint Lead Arrangers will make available to the Lenders materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on the Platform and (ii) certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that it will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all such Borrower Materials shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Joint Lead Arrangers, each Issuing Bank and the Lenders to treat such Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its Affiliates or their respective securities for purposes of United States federal and state securities laws; (y) all Borrower Materials marked “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information;” and (z) the Administrative Agent and the Joint Lead Arranger shall be entitled to treat any Borrower Materials that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”  Notwithstanding the foregoing, the Borrower shall not be under any obligation to mark any Borrower Materials “PUBLIC” to the extent the Borrower determines that such Borrower Materials contain material non-public information with respect to the Borrower or its Affiliates or their respective securities for purposes of United States federal and state securities laws.

(c)           Platform.  The Platform is provided “as is” and “as available.”  The Agent Parties (as defined below) do not warrant the accuracy or completeness of the Communications, or the adequacy of the Platform and expressly disclaim liability for errors or omissions in the Communications.  No warranty of any kind, express, implied or statutory, including, without limitation, any warranty of merchantability, fitness for a particular purpose, non-infringement of third party rights or freedom from viruses or other code defects, is made by any Agent Party in connection with the Communications or the Platform.  In no event shall the Administrative Agent, the Collateral Agent or any of its or their affiliates or any of their respective officers, directors, employees, agents advisors or representatives (collectively, “Agent Parties”) have any liability to the Loan Parties, any Lender or Issuing Bank or any other Person or entity for damages of any kind, including, without limitation, direct or indirect, special, incidental or consequential damages, losses or expenses (whether in tort, contract or otherwise) arising out of any Loan Party’s or the Administrative Agent’s or the Collateral Agent’s transmission of communications through the internet, except to the extent the liability of any Agent Party is found in a final non-appealable judgment by a court of competent jurisdiction to have resulted primarily from such Agent Party’s gross negligence or willful misconduct.

Section 9.18          Release of Liens and Guarantees.  (a) In the event that (i) the Borrower or any Subsidiary Loan Party conveys, sells, leases, assigns, transfers or otherwise disposes of all or any portion of its assets (including the Equity Interests of any of its Subsidiaries) to a Person that is not (and is not required to become) a Loan Party in a transaction not prohibited by the Loan Documents or (ii) any Subsidiary Loan Party becomes an Unrestricted Subsidiary, then, in any of such cases, the Administrative Agent and the Collateral Agent shall promptly (and the Lenders hereby authorize the Administrative Agent and the Collateral Agent to) take such action and execute any such documents as may be reasonably requested by the Borrower and at the Borrower’s sole cost and expense to release any Liens created by any Loan Document in respect of such Equity Interests, Subsidiary Loan Party or assets that are the subject of such disposition and to release any Guarantees of the Obligations, and any Liens granted to secure the Obligations, in each case by a Person that ceases to be a Subsidiary of the Borrower or ceases to be a Subsidiary Loan Party as a result of a transaction described above.  Any representation, warranty or covenant contained in any Loan Document relating to any such Equity Interests or assets shall no longer be deemed to be made once such Equity Interests or assets are so conveyed, sold, leased, assigned, transferred or disposed of.

(b)           When all the Obligations are paid in full in cash and Commitments are terminated (other than (i) contingent indemnification obligations, (ii) obligations and liabilities under Secured Cash Management Agreements and Secured Swap Agreements and (iii) obligations and liabilities under Letters of Credit, which shall be cash collateralized in full or as to which arrangements otherwise satisfactory to the applicable Issuing Bank shall have been made), the Collateral Documents, the Guarantees made therein, the Security Interest (as defined therein) and all other security interests granted thereby shall terminate, and each Loan Party shall automatically be released from its obligations thereunder and the security interests in the Collateral granted by any Loan Party shall automatically be released.  At such time, the Administrative Agent and the Collateral Agent agree to take such actions as are reasonably requested by the Borrower at the Borrower’s expense to evidence and effectuate such termination and release of the Guarantees, Liens and security interests created by the Loan Documents.

(c)           Authorizations for each release and termination specified in this Section 9.18 shall be required only to the extent required by Section 8.10.

Section 9.19          U.S.A. PATRIOT Act and Similar Legislation.  Each Lender and Issuing Bank hereby notifies each Loan Party that pursuant to the requirements of the U.S.A. PATRIOT Act and similar legislation, as applicable, it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of each Loan Party and other information that will allow the Lenders to identify such Loan Party in accordance with such legislation.  Each Loan Party agrees to furnish such information promptly upon request of a Lender.  Each Lender shall be responsible for satisfying its own requirements in respect of obtaining all such information.

Section 9.20          Judgment.  If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in one currency into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the first mentioned currency with such other currency at the Administrative Agent’s office on the Business Day preceding that on which final judgment is given.

Section 9.21          Pledge and Guarantee Restrictions.  Notwithstanding any provision of this Agreement or any other Loan Document to the contrary (including any provision that would otherwise apply notwithstanding other provisions or that is the beneficiary of other overriding language):

(a)           no Foreign Subsidiary shall guarantee or support any Obligation of the Borrower;

(b)           no Excluded Assets shall be Collateral and (ii) any guarantee provided by any Domestic Subsidiary of the Borrower, substantially all of whose assets consist of the Equity Interests in “controlled foreign corporations” under Section 957 of the Code shall be without recourse to the 35% of the issued and outstanding voting Equity Interests held by such Domestic Subsidiary in Foreign Subsidiaries which, pursuant to clause (b) of the definition of Excluded Assets, are not required to be pledged by such Domestic Subsidiary; and

(c)           no grant of a Lien or provision of a Guarantee by any Person shall be required to the extent that such grant or such provision would, in the reasonable determination of the Lenders:

(i)            result in a Lien being granted over assets of such Person, the acquisition of which Person was financed from a subsidy or payments, the terms of which prohibit any assets acquired with such subsidy or payment being used as collateral but only to the extent such financing is permitted by this Agreement;

(ii)           include any lease, license, contract or agreement to which such Person is a party, or any of such Person’s rights or interest thereunder, if and to the extent that a security interest is prohibited by or in violation of a term, provision or condition of any such lease, license, contract or agreement, in each case solely to the extent that the applicable Loan Party has previously used commercially reasonable efforts to remove such prohibition or limitation or to obtain any required consents to eliminate or have waived any such prohibition or limitation (unless such term, provision or condition would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the U.S. Bankruptcy Code) or principles of equity); provided, that this Section 9.21 shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the contractual prohibition shall no longer be applicable and, to the extent severable, which Lien shall attach immediately to any portion of such lease, license, contract or agreement not subject to the prohibitions specified above; and provided, further, that the provisions hereof shall not exclude any “proceeds” (as defined in the UCC) of any such lease, license, contract or agreement;

(iii)          result in the contravention of applicable law, unless such applicable law would be rendered ineffective with respect to the creation of the security interest hereunder pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions); provided, that this Section 9.21 shall not prohibit the grant of a Lien or a provision of a guarantee at such time as the legal prohibition shall no longer be applicable and to the extent severable (which Lien shall attach immediately to any portion not subject to the prohibitions specified above); or

(iv)          result in a breach of a Material Contract existing on the Restatement Date and binding on such Person solely to the extent that the Borrower or the applicable Loan Party has previously used commercially reasonable efforts to amend, restate, supplement or otherwise modify the terms of such Material Contract to avoid such breach or to obtain a consent to, or waive, any such breach; provided, that this clause (iv) shall only apply to the granting of Liens and not to the provision of any guarantee.

The parties hereto agree that any pledge, guaranty or security or similar interest made or granted in contravention of this Section 9.21 shall be void ab initio, but only to the extent of such contravention.

Section 9.22          No Fiduciary Duty.  Each Agent, each Lender, each Issuing Bank and their respective Affiliates (collectively, solely for purposes of this paragraph, the “Lenders”), may have economic interests that conflict with those of the MLP Entity, the Borrower and the Subsidiaries of the Borrower.  The Borrower hereby agrees that subject to applicable law, nothing in the Loan Documents or otherwise will be deemed to create an advisory, fiduciary or agency relationship or fiduciary or other implied duty between the Lenders and the Loan Parties, their equity holders or their Affiliates.  The Borrower hereby acknowledges and agrees that (i) the transactions contemplated by the Loan Documents are arm’s-length commercial transactions between the Lenders, on the one hand, and the Loan Parties, on the other, (ii) in connection therewith and with the process leading to such transaction none of the Lenders is acting as the agent or fiduciary of any Loan Party, its management, equity holders, creditors or any other person, (iii) no Lender has assumed an advisory or fiduciary responsibility in favor of any Loan Party with respect to the transactions contemplated hereby or the process leading thereto (irrespective of whether any Lender or any of its Affiliates has advised or is currently advising such Loan Party on other matters) or any other obligation to any Loan Party except the obligations expressly set forth in the Loan Documents, (iv) the Borrower and each other Loan Party has consulted its own legal and financial advisors to the extent it has deemed appropriate and (v) the Lenders may be engaged in a broad range of transactions that involve interests that differ from those of the Borrower and its Affiliates and no Lender has an obligation to disclose any such interests to the Borrower or its Affiliates.  The Borrower further acknowledges and agrees that it is responsible for making its own independent judgment with respect to such transactions and the process leading thereto.

Section 9.23          Application of Funds.  After the exercise of remedies provided for in Section 7.01 (or after the Loans have automatically become immediately due and payable), any amounts received by the Administrative Agent from the Collateral Agent pursuant to any Collateral Document and any other amounts received by the Administrative Agent on account of the Loan Document Obligations shall be applied by the Administrative Agent in the following order:

(a)           First, to payment of that portion of the Loan Document Obligations constituting Fees, indemnities, expenses and other amounts (other than principal, interest and Revolving L/C Participation Fees but including Fees, charges and disbursements of counsel to the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent) payable to the Joint Lead Arrangers, the Administrative Agent and the Collateral Agent in their respective capacities as such;

(b)           Second, to payment of that portion of the Loan Document Obligations constituting Fees, indemnities and other amounts (other than principal, interest and Revolving L/C Participation Fees) payable to the Lenders and the Issuing Banks (including Fees, charges and disbursements of counsel to the respective Lenders and the Issuing Banks) arising under the Loan Documents, ratably among them in proportion to the respective amounts described in this clause Second payable to them;

(c)           Third, to payment of that portion of the Loan Document Obligations constituting accrued and unpaid Revolving L/C Participation Fees and interest on the Loans, Revolving L/C Exposure and other Obligations arising under the Loan Documents, ratably among the Lenders and the Issuing Banks in proportion to the respective amounts described in this clause Third payable to them;

(d)           Fourth, to payment of that portion of the Loan Document Obligations constituting unpaid principal of the Loans, Revolving L/C Reimbursement Obligations, payments for early termination (and any other unpaid amount then due and owing under any Secured Swap Agreement) owed to a Person that is a Secured Swap Agreement Counterparty and amounts owed pursuant to any Secured Cash Management Agreement to a Cash Management Bank, ratably among the Lenders, the Issuing Banks, Secured Swap Agreement Counterparties and Cash Management Banks in proportion to the respective amounts described in this clause Fourth held by them;

(e)           Fifth, to the Administrative Agent for the account of the Issuing Banks, to cash collateralize that portion of Revolving L/C Exposure comprised of the aggregate undrawn amount of Letters of Credit; and

(f)            Last, the balance, if any, after all of the Loan Document Obligations have been indefeasibly paid in full, to the Borrower or as otherwise required by Law.

Subject to Section 2.05(j), amounts used to cash collateralize the aggregate undrawn amount of Letters of Credit pursuant to clause Fifth above shall be applied to satisfy drawings under such Letters of Credit as they occur.  If any amount remains on deposit as cash collateral after all Letters of Credit have either been fully drawn or expired, such remaining amount shall be applied to the other Obligations, if any, in the order set forth above.

Section 9.24          Transactions on the Restatement Date.  The parties hereto agree that on the Restatement Date, the following transactions shall be deemed to occur automatically, without further action by any party hereto:

(a)           the Existing Credit Agreement shall be deemed to be amended and restated in its entirety in the form of this Agreement;

(b)           all Existing Obligations (including any Existing Obligations that have accrued, but are not payable, as of the Restatement Date) shall, to the extent not paid on the Restatement Date, be deemed to be Obligations outstanding (and in the case of any accrued Existing Obligations that have accrued, but are not payable, as of the Restatement Date, such accrued Existing Obligations shall be paid on the date or dates that such Existing Obligations were due under the Existing Credit Agreement);

(c)           the Liens in favor of Collateral Agent securing payment of the Existing Obligations shall remain in full force and effect with respect to the Obligations and are hereby reaffirmed in accordance with the Collateral Documents; and

(d)           the parties acknowledge and agree that this Agreement and the other Loan Documents do not constitute a novation, payment and reborrowing or termination of the Existing Obligations and that all such Existing Obligations are in all respects continued and outstanding as Obligations under this Agreement with only the terms being modified from and after the effective date of this Agreement as provided in this Agreement and the other Loan Documents.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

SUMMIT MIDSTREAM HOLDINGS, LLC,
as Borrower

By:	/s/ Matthew S. Harrison
Name:	Matthew S. Harrison
Title:	Senior Vice President and Chief Financial Officer

Second Amended and Restated Credit Agreement

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent, Collateral Agent, an Issuing Bank and a Lender

By:	/s/ Sanjay Remond
Name:	Sanjay Remond
Title:	Authorised Signatory

Second Amended and Restated Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By:	/s/ Michael Clayborne
Name:	Michael Clayborne
Title:	Vice President

Second Amended and Restated Credit Agreement

BMO HARRIS FINANCING, INC., as a Lender

By:	/s/ Kevin Utsey
Name:	Kevin Utsey
Title:	Director

Second Amended and Restated Credit Agreement

ING CAPITAL LLC, as a Lender

By:	/s/ Cheryl LaBelle
Name:	Cheryl LaBelle
Title:	Managing Director

Second Amended and Restated Credit Agreement

REGIONS BANK, as a Lender

By:	/s/ David Valentine
Name:	David Valentine
Title:	Vice President

Second Amended and Restated Credit Agreement

COMPASS BANK, as a Lender

By:	/s/ Kathleen J. Bowen
Name:	Kathleen J. Bowen
Title:	Senior Vice President

Second Amended and Restated Credit Agreement

DEUTSCHE BANK TRUST COMPANY AMERICAS,
as a Lender

By:	/s/ Michael Getz	/s/ Marcus M. Tarkington
Name:	Michael Getz	Marcus M. Tarkington
Title:	Vice President	Director

Second Amended and Restated Credit Agreement

ROYAL BANK OF CANADA, as a Lender

By:	/s/ Jason S. York
Name:	Jason S. York
Title:	Authorized Signatory

Second Amended and Restated Credit Agreement

WELLS FARGO BANK, N.A., as a Lender

By:	/s/ Brandon Kast
Name:	Brandon Kast
Title:	Assistant Vice President

Second Amended and Restated Credit Agreement

AMEGY BANK NATIONAL ASSOCIATION, as a Lender

By:	/s/ Jill McSorley
Name:	Jill McSorley
Title:	Senior Vice President

Second Amended and Restated Credit Agreement

BARCLAYS BANK PLC, as a Lender

By:	/s/ Christopher R. Lee
Name:	Christopher R. Lee
Title:	Assistant Vice President

Second Amended and Restated Credit Agreement

BRANCH BANKING & TRUST COMPANY, as a Lender

By:	/s/ Deanna Breland
Name:	Deanna Breland
Title:	Senior Vice President

Second Amended and Restated Credit Agreement

CADENCE BANK, N.A., as a Lender

By:	/s/ David Anderson
Name:	David Anderson
Title:	Vice President

Second Amended and Restated Credit Agreement

CAPITAL ONE, NA., as a Lender

By:	/s/ Christopher Kuna
Name:	Christopher Kuna
Title:	Vice President

Second Amended and Restated Credit Agreement

CITIBANK, N.A. as a Lender

By:	/s/ Thomas Benavides
Name:	Thomas Benavides
Title:	Senior Vice President

Second Amended and Restated Credit Agreement

COMERICA BANK, as a Lender

By:	/s/ John S. Lesikar
Name:	John S. Lesikar
Title:	Vice President

Second Amended and Restated Credit Agreement

CREDIT AGRICOLE CORPORATE AND INVESTMENT BANK, as a Lender

By:	/s/ Dixon Schultz
Name:	Dixon Schultz
Title:	Managing Director

By:	/s/ Michael Willis
Name:	Michael Willis
Title:	Managing Director

Second Amended and Restated Credit Agreement

MORGAN STANLEY BANK, N.A., as a Lender

By:	/s/ Kelly Chin
Name:	Kelly Chin
Title:	Authorized Signatory

Second Amended and Restated Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By:	/s/ David B. Mitchell
Name:	David B. Mitchell
Title:	Execuive Vice President

Second Amended and Restated Credit Agreement

SUMITOMO MITSUI BANKING CORPORATION, as a Lender

By:	/s/ Katsuyuki Kubo
Name:	Katsuyuki Kubo
Title:	Executive Director

Second Amended and Restated Credit Agreement

GOLDMAN SACHS BANK USA, as a Lender

By:	/s/ Mark Walton
Name:	Mark Walton
Title:	Authorized Signatory

Second Amended and Restated Credit Agreement

MIDFIRST BANK, as a Lender

By:	/s/ James P. Boggs
Name:	James P. Boggs
Title:	Senior Vice President

Second Amended and Restated Credit Agreement

Schedule 1.01(a)

Exception to Collateral and Guarantee Requirement

None.

Schedule 1.01(b)

Restatement Date Mortgaged Gathering Stations Real Property

1.                                      The Arlington Gathering Station No. 1, located at 1015 West Harris Road in Arlington, Texas.

2.                                      The Dalworthington Gathering Station No. 1, located at 3018 W. Pioneer Parkway in Dalworthington Gardens, Texas.

3.                                      The Johnson County Station No. 1, located at 3230 Chambers Street in Venus, Texas.

4.                                      The East Mamm Compressor Station, located in the N1/2N1/2 of Section 36, T6S, R93W, 6th PM, Garfield County, Colorado.

5.                                      The Hunter Mesa Compressor Station, located in the SE1/4 SE1/4 of Section 1, T7S, R93W, 6th PM, Garfield County, Colorado.

6.                                      The Pumba Compressor Station, located in the NE1/4 of Section 10, T7S, R93W, 6th P.M., Garfield County, Colorado.

7.                                      The Rifle Booster Compressor Station, located in the NE1/4 of Section 13, T6S, R94W, 6th P.M., Garfield County, Colorado.

8.                                      K-28E Field Compressor Station, located in the W1/2 of Section 28, T7S, R92W, 6th P.M., Garfield County, Colorado.

9.                                      The High Mesa Compressor Station, located in the SE1/4 NW1/4 and the SW1/4 NE1/4 of Section 36, T7S, R96W, 6th P.M., Garfield County.

10.                               The Orchard Compressor Station, located in the SW1/4 of  Section 27, T7S, R96W, 6th P.M., Garfield County, Colorado.

11.                               The North Compressor Station, located in Outlot 1 of the SE1/4 SE1/4 of Section 25, T159N, R91W, 5th P.M., Burke County, North Dakota.

12.                               The Ross Compressor Station, located in Outlot 1 in the E1/2 SE1/4 of Section 8, T156N, R92W, 5th P.M., Mountrail County, North Dakota.

13.                               The Sidonia Compressor Station, located in Outlot 1 of the NW1/4 NW1/4 of Section 30, T158N, R89W, 5th P.M., Mountrail County, North Dakota.

14.                               The East Compressor Station, located in Outlot 1 of the SW1/4 SE1/4 of Section 35, T157N, R90W, 5th P.M., Mountrail County, North Dakota.

15.                              The West Compressor Station, being the South 5.0 acres of Outlot 1 in the SE1/4 of Section 6, T157N, R90W, 5th P.M., Mountrail County, North Dakota.

16.                               The Mirage Compressor Station, located in Outlot 1 of the NE1/4 NE1/4 of Section 29, T160N, R92W, 5th P.M., Burke County, North Dakota.

17                                  The Phoenix Compressor Station, being a parcel containing approximately 5.0 acres, located within the SW1/4 SW1/4 of Section 11, T158N, R92W, 5th P.M., Mountrail County, North Dakota.

18.                               The Middle Point Compressor Station, being a parcel containing approximately 7.0 acres, located in Map 12, Parcel 34, New Milton District, Doddridge County, West Virginia.

19.                               The Zinnia Compressor Station, being a leasehold interest in Parcels 9 and 10, Map 361, Union District, Harrison County, West Virginia.

Schedule 1.01(c)

Restatement Date Mortgaged Pipeline Systems Real Property

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
27952.000	RONALD E TIPPING ET AL	ENCANA OIL & GAS (USA) INC	2/18/2008	NA 4640	NA 164	746910 2432989	GARFIELD MESA	T78 R96W A TRACT OF LAND IN SECTIONS 27, 33 AND 34
29978.000	FRAC TECH SERVICES LLC	ENCANA OIL & GAS (USA) INC	8/1/2006	1829	182	703727	GARFIELD	T7S R97W 6TH PM SEC SW
29995.000	JAMES AND TAMA LAKE	ENCANA GATHERING SERVICES (USA)	12/14/2004	1651	631	666043	GARFIELD	T8S R96W 6TH PM SEC 10 SENE, MORE FULLY DESCRIBED IN A PLAT RECORDED AUGUST 13, 1997 REC NO. 512282 IN GARFIELD COUNTY
31091.000	FRAC TECH SERVICES LLC	ENCANA OIL & GAS (USA) INC	3/30/2007	NA	NA	722999	GARFIELD	T7S R96W 6TH PM SEC 27 S2
31187.000	RONALD E TIPPING ET AL	HOLY CROSS ENERGY	9/8/2009	NR	NR	NR	GARFIELD	T7S R96W 6TH PM SEC 34 A TRACT OF LAND CONTAINING 2.00 ACRES, MORE OR LESS, LOCATED IN THE SWNW
39454.000	JERRY L SATTERFIELD ET AL	ENCANA OIL & GAS (USA) INC	2/7/2005	1663	37	668697	GARFIELD	T8S R96W 6TH PM SEC 3 W2SE, THE WEST 10 ACRES OF THE SESE SEC 10 N2NE, E2NW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
39455.000	JERRY AND MARY SATTERFIELD	ENCANA GATHERING SERVICES (USA)	11/24/2004	16513	628	666042	GARFIELD

T8S R96W 6TH PM
SEC 10 THE NORTH 15 ACRES OF THE EAST 30 ACRES OF THE NENE, LESS AND EXCEPT THAT PORTION CONVEYED TO THE BOARD OF COUNTY COMMISSIONERS OF GARFIELD COUNTY IN BOOK 133 AT PAGE 292, AND EXCEPT THAT PORTION OF THE NENE OF SECTION 10 LYING NORTHEAST OF COUNTY ROAD 306 AS IT IS NOW IN PLACE AND IN USE

29380.000	EDWARD B & GRACE E PETERS	WESTERN SLOPE GAS COMPANY	4/22/1962	340	544	217356	GARFIELD	T7S R95W SEC 10 BEGINNING AT A POINT ON THE SOUTH LINE OF THE SWSESE OF SECTION 10, T7S, R95W
12098.000	BENZEL LIVESTOCK CO	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/3/1999	1175	157	559905	GARFIELD	T7S R93W SEC 1 NESE
12107.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/16/1999	1175	166	559908	GARFIELD	T7S R92W SEC 6 NESE
12122.000	BJM LTD	BALLARD PETROLEUM LLC	11/11/1999	1175	163	559907	GARFIELD	TS7 R92W SEC 6 LOT 3
12222.000	H B SHAEFFER & ROBERTA M	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/3/2000	1192	533	564917	GARFIELD	T7S R93W SEC 11 NESE, E2NE
12308.000	MANUEL ABT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/29/2000	1192	527	564915	GARFIELD	T6S R93W SEC 33 SESE
12309.000	WALTER & WALKER ROLES	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/10/2000	1192	530	564916	GARFIELD	T7S R93W SEC 13 E2SW, W2SE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
12343.000	BENZEL LIVESTOCK CO	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/11/2000	1259	87	582205	GARFIELD	T6S R93W SEC 26 W2SE SEC 35 NWNE
12346.000	BARTON PORTER LINDA CRAIG	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/14/2000	1259	70	582199	GARFIELD	T6S R93W SEC 35 NESW
12356.000	KELLY COUEY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/17/2000	1259	76	582201	GARFIELD	T6S R92W SEC 32 W2NW
12357.000	RICHARD H GRAHM ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/10/2000	1259	84	582204	GARFIELD	T8S R92W SEC 32 NWSW
12358.000	ROBERT T LAZIER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/5/2000	1259	66	582197	GARFIELD	T6S R93W SEC 23 S2SE SEC 26 NWNE
12359.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/13/2000	1259	93	582207	GARFIELD	T6S R93W SEC 26 SWNE, NWSE, S2SE
12364.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/29/2000	1259	100	582210	GARFIELD	T6S R92W SEC 31 SESW (LOT 4)
23036.000	JOHN & PAMELA SAMPLE	MESA HYDROCARBONS, INC	2/1/1994	NA	NA	807142	GARFIELD	T7S, R92W SEC 17 E2 SEC 20 N2NE2
23040.000	JAMES F DODGE ET UX	MESA HYDROCARBONS, INC	2/14/1999	1211	691	570546	GARFIELD	T7S R92W SEC 8 NWSW
28511.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	10/17/2004	925	656	472188	GARFIELD	T7S R93W SEC 1 SW
28513.000	BARBARA A PITMAN ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/14/1997	1035	778	514228	GARFIELD	T7S R92W SEC 18 N2NE
28514.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	583	536451	GARFIELD	T7S R92W SEC 18 NWSW, NWSE T7S 93W SEC 13 SESE
28515.000	LESTER GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/3/1996	1007	860	504026	GARFIELD	T7S R92W SEC 18 LOT 2(SWSW, NWSW 16,35), LESS THE EAST 3 ACRES THEREOF
28516.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	567	536447	GARFIELD	T7S R92W SEC 18 N2SE, NESW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28518.000	BARBARA A PITMAN ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/2/1997	1035	839	514210	GARFIELD	T7S R92W SEC 18 NE
28519.000	BARBARA A PITMAN ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/7/1998	1072	995	526938	GARFIELD	T7S R92W SEC 18 W2NE
28520.000	LESTER A GRAHAM ET AL	SWANSON & MORRIS LLC OIL & GAS	6/27/1994	920	505	470181	GARFIELD	T7S R92W SEC 18 LOT 2(SWSW, NWSW 16,35), LESS THE EAST 3 ACRES T7S R93W SEC 13 E2NE
28539.000	BENZEL LIVESTOCK	SNYDER OIL CORPORATION	9/8/1994	925	666	472190	GARFIELD	T6S R93W SEC 26 SESE SEC 35 NE SEC 36 N2
28543.000	CHARLES AND PATRICIA DUNN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/17/1997	1035	868	514219	GARFIELD	T7S R92W SEC 4 S2SE SEC 9 NWNE
28544.000	CHARLES AND PATRICIA DUNN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/29/1997	1035	859	514216	GARFIELD	T7S R92W SEC 4 S2SE SEC 9 NWNE
28545.000	CHARLES L & PATRICIA DUNN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/19/1996	1035	880	541223	GARFIELD	T7S R92W SEC 4 NESW
2846.000	K R K LIMITED LP	SNYDER OIL CORPORATION	11/15/1994	925	694	472202	GARFIELD	T7S R92W SEC 6 PART OF LOT 3(NWSW, SWSW 18, 10) SEC 7 PART OF LOT 1(SENE, SWNE 14.78)
28548.000	BJM LTD	SNYDER OIL CORPORATION	1/12/1996	980	815	494100	GARFIELD	T7S R92W SEC 6 SESE
28550.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/11/1997	1035	856	514215	GARFIELD	T7S R92W SEC 6 LOT 1(SENE, SWNE 14.78), SE
28553.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/1/1999	1147	461	551088	GARFIELD	T7S R92W SEC 7 NWNE
28557.000	KRK LTD	SNYDER OIL CORPORATION	12/1/1995	960	919	486352	GARFIELD	T7S R92W SEC 7 S2NE, NWSE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28571.000	KRK LTD	SNYDER OIL CORPORATION	8/7/1995	950	872	482183	GARFIELD	T7S R92W SEC 7 N2NW
28572.000	KRK LTD	ENCANA GATHERING SERVICES (USA)	6/21/1996	1007	863	504027	GARFIELD	T7S R92W SEC 7 NENE
28574.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/24/1997	1035	901	514230	GARFIELD	T7S R92W SEC 7 N2NE
28578.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/19/1998	1073	2	526940	GARFIELD	T7S R92W SEC 7 SESW
28580.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/8/1999	1175	145	559901	GARFIELD	T7S R92W SEC 7 LOT 1(SWNW 18.30, NWNW 18.30)
28581.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/25/1998	1099	233	535749	GARFIELD	T7S R92W SEC 7 LOT 2(SWSW 16.50, NWSW 16.50)
28583.000	KRK LTD	SNYDER OIL CORPORATION	2/16/1996	980	875	494114	GARFIELD	T7S R92W SEC 7 S2S2, NESE, SENE
28584.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/22/1998	1072	992	526937	GARFIELD	T7S R92W SEC 7 SWNE, NWSE
28585.000	KRK LTD	SNYDER OIL CORPORATION	12/1/1995	960	916	486351	GARFIELD	T7S R92W 6TH PM SEC 7 S2SE
28587.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/12/1996	1035	898	514229	GARFIELD	T7S R92W SEC 7 N2SE
28589.000	KRK LTD	SNYDER OIL CORPORATION	11/12/1994	925	698	472203	GARFIELD	T7S R92W SEC 7 SESE
28596.000	KRK LTD	SNYDER OIL CORPORATION	1/12/1996	980	818	494101	GARFIELD	T7S R92W SEC 7 NENE
28600.000	KRK LTD	SNYDER OIL CORPORATION	8/22/1994	925	673	472194	GARFIELD	T7S R92W SEC 7 W2W2
28602.000	CHARLES L & PATRICIA DUNN	SNYDER OIL CORPORATION	11/10/1994	980	794	494093	GARFIELD	T7S R92W SEC 9 NENW, NWNE
28603.000	KELLY WILBUR COUEY	SNYDER OIL CORPORATION	11/15/1994	933	333	475082	GARFIELD	T7S R92W SEC 9 NWNW
28604.000	LESTER GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/24/1996	1007	830	504015	GARFIELD	T7S R92W SEC 13 NENE
28610.000	PAUL D PITMAN	SNYDER OIL CORPORATION	11/16/1994	925	691	472201	GARFIELD	T7S R92W SEC 18 NE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28614.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/6/1998	1099	226	535747	GARFIELD	T7S R92W SEC 18 SENW, LOT1(NWNW 15.85, SWNW 15.85)
28615.000	SHAEFFER LTD	AEC GATHERING SERVICES (USA) INC	2/26/2002	NA	NA	807132	GARFIELD	T7S R92W SEC 18 NENW, LOT1(NWNW 15.85, SWNW 15.85) N2
28616.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/6/1996	1007	857	504025	GARFIELD	T7S R92W SEC 18 THE EAST 3 ACRES OF LOT 2(NWSW 16.35, SWSW 16.35)
28617.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/18/1998	1073	17	526945	GARFIELD	T7S R92W SEC 18 NENW
28618.000	LESTER A GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/2/1999	1147	449	551084	GARFIELD

T7S R92W
SEC 18  LOT2(NWSW 16.35, SWSW 16.35) LESS A TRACT DESCRIBED AS:
BEGINNING
AT THE NORTHWEST CORNER OF THE NESW OF SECTION; THENCE SOUTH 1320 FEET; THENCE WEST 99 FEET; THENCE NORTH 1320 FEET; THENCE EAST 99 FEET TO THE POINT OF BEGINNING, CONTAINING 3 ACRES OF THE NE OF LOT 2 OF SAID SECTION 18, CONTAINING 13.35 ACRES, MORE OR LESS.

28647.000	MIKE BUSBY & CRUZ LATIL	AEC GATHERING SERVICES (USA) INC	2/6/2002	1343	81	600497	GARFIELD	T6S R93W SEC 27 NWNE
28658.000	CILFFORD & MONICA CAPPELLI	ENCANA GATHERING SERVICES (USA)	12/3/2002	1414	369	616055	GARFIELD	T6S R93W SEC 28 SENE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28664.000	BJM LTD	ENCANA GATHERING SERVICES (USA)	7/24/2002	1387	837	610954	GARFIELD	T6S R92W SEC 30 SWSW
28665.000	BJM LTD	SNYDER OIL CORPORATION	12/10/1994	933	338	475084	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SESW 48.21)
28667.000	RICHARD E BARRY ET AL	ENCANA OIL & GAS (USA) INC	10/6/2003	1539	44	640970	GARFIELD	T6S R92W SEC 32 NESW, PART OF SENW
28669.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	11/25/1994	925	722	472210	GARFIELD	T6S R93W SEC 36 ALL
28670.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	11/14/1994	925	719	472209	GARFIELD	T6S R93W SEC 36 SE
28671.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	1/18/2001	1259	834	582388	GARFIELD	T6S R93W SEC 36 E2SW
28673.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	12/8/1995	980	821	494102	GARFIELD	T6S R93W SEC 36 NE
28679.000	MARVELLE COUEY	SNYDER OIL COMPANY	1/9/1996	980	833	494106	GARFIELD	T6S R92W SEC 32 SWSE
28680.000	MARVELLE COUEY	SNYDER OIL COMPANY	4/2/1996	980	782	494089	GARFIELD	T7S R92W SEC 5 LOT2(SENW 13.54, SWNW 13.54), NESW T6S R92W SEC 32 SESW
28681.000	FLOYD M & NATASHA ADAIR	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/28/1997	1035	889	514226	GARFIELD	T6S R92W SEC 32 NESW
28682.000	MARVELLE COUEY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/18/2001	1259	73	582200	GARFIELD	T6S R92W SEC 32 SWNW
28685.000	MARVELLE COUEY	SNYDER OIL COMPANY	4/25/1996	980	768	494085	GARFIELD	T6S R92W SEC 5 NWSE T6S R92W SEC 32 SWSE
28686.000	CAROL SHIDELER BENNETT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/19/1998	1099	206	535739	GARFIELD	T6S R92W SEC 32 NESE SEC 33 SWNW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28690.000	BENZEL LIVESTOCK COMPANY	HOLY CROSS ENERGY	8/12/2003	NA	NA	807089	GARFIELD	T6S R93W SEC 36 AS MORE FULLY DESCRIBED IN BOOK 964 AT PAGE 604 IN THE RECORDS OF THE GARFIELD COUNTY CLERK AND RECORDER’S OFFICE, GLENWOOD SPRINGS, CO
28692.000	BARRY & MARILYN SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/8/1999	1129	662	545473	GARFIELD	T7S R92W SEC 19 SWSE
28694.000	PAUL ROB SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/23/1998	1109	185	538788	GARFIELD	T7S R92W SEC 30
28695.000	BARRY & MARILYN SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/2/1998	1099	229	535784	GARFIELD	T7S R92W SEC 19 S2NE, SE SEC 30 THE NORTH 60.00 ACRES OF THE NWNE
28900.000	JAMES A & PEARL M KNIGHT	SNYDER OIL COMPANY	9/30/1994	925	660	472189	GARFIELD	T7S R92W SEC 22 SWNW, NWSW
28913.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/19/1996	1007	846	504021	GARFIELD	T6S R92W SEC 32 SESE
28943.000	BARRY & MARILYN SHIDELER	ENCANA GATHERING SERVICES (USA)	6/7/2004	1603	323	655559	GARFIELD	T8S R92W SEC 6 NW AKA LOT3(NWNW 34.33, NENW 34.33) T8S R93W SEC 1 E2, SESW, INCLUDING TRACT 45 SEC 12 N2, NWSW
28944.000	BARRY & MARILYN SHIDELER	ENCANA GATHERING SERVICES (USA)	2/27/2004	1568	298	648222	GARFIELD	T7S R92W SEC 19 S2NE, SE SEC 30 THE NORTH 60.00 ACRES OF THE NWNE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28972.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL COMPANY	12/22/1994	NA	NA	807091	GARFIELD	T6S R93W SEC 36 SW
28973.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL COMPANY	12/23/1994	NA	NA	807092	GARFIELD	T6S R93W SEC 26 SENE
28977.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	12/24/1994	NA	NA	807094	GARFIELD	T7S R93W SEC 1 SE
28979.000	BJM LTD	SNYDER OIL COMPANY	12/10/1994	933	338	475084	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SESW 48.21)
28981.000	BJM LTD	SNYDER OIL COMPANY	12/16/1994	NA	NA	807101	GARFIELD	T6S R92W SEC 31 LOT4(SESW 48.55, SWSW 48.55) T7S R92W SEC 6 LOT 2(SWNW 9.69, SENW 9.69), N2N2 OF LOT 3(NWSW 18.10, SWSW 18.10), N2NESW
28982.000	CHARLES L & PATRICIA DUNN	SNYDER OIL COMPANY	12/20/1995	NA	NA	807106	GARFIELD	T7S R92W SEC 4 S2SE SEC 9 NWNE
28983.000	KRK LTD	SNYDER OIL COMPANY	1/13/1995	NA	NA	807150	GARFIELD	T7S R92W SEC 6 S2 OF LOT 3(NWSW 18.10, SWSW 18.10), SESW
28986.000	BJM LTD	SNYDER OIL CORPORATION	12/16/1994	NA	NA	807102	GARFIELD	T6S R92W SEC 31 LOT1(NWNW 48.25, NENW 48.25), LOT 2(SWNW 48.21, SENW 48.21), LOT 3 (NWSW 48.25, NESW 48.25), LOT 4(SESW 48.55, SWSW 48.55)
28988.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/23/1998	1099	236	535750	GARFIELD	T7S R93W SEC 12 NW
28990.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/6/1999	1175	142	559900	GARFIELD	T7S R93W SEC 12 N2SE, S2NE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28991.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/23/2001	1307	665	592761	GARFIELD	T7S R93W SEC 12 N2
28992.000	SHAEFFER LTD	SNYDER OIL CORPORATION	3/6/1995	947	283	480822	GARFIELD	T7S R93W SEC 12 NW
28993.000	SHAEFFER LTD	SNYDER OIL CORPORATION	2/5/1995	980	827	494104	GARFIELD	T7S R93W SEC 12 NE
28994.000	JERRY & DOROTHY R COOK	SNYDER OIL CORPORATION	11/16/1994	925	688	472200	GARFIELD	T7S R93W SEC 12 S2NE
28997.000	SHAEFFER LTD	SWANSON & MORRIS LLC	6/28/1994	918	233	469352	GARFIELD	T7S R93W SEC 13 NWNE
28998.000	PAUL PITMAN	SWANSON & MORRIS LLC	6/28/1994	918	231	469351	GARFIELD	T7S R93W SEC 13 NW
28999.000	PAUL D PITMAN	SNYDER OIL CORPORATION	9/12/1994	925	678	472196	GARFIELD	T7S R93W SEC 13 NW
29003.000	EDDIE B & DENISE L ELDER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/27/1997	1049	198	518749	GARFIELD	T7S R93W SEC 13 THAT PART OF THE NW, DESCRIBED AS PARCEL “A” IN RESOLUTION NO. 89-106 OF THE GARFIELD COUNTY, COLORADO, BOARD OF COUNTY COMMISSIONERS DATED 07/03/89
29004.000	TIMOTHY ALLEN ROE ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/29/1997	1035	907	514232	GARFIELD	T7S R93W SEC 13 W2SW SEC 24 NWNW
29005.000	DANIEL A & GRETCHEN DUMAS	ENCANA GATHERING SERVICES (USA)	2/20/2003	NA	NA	807114	GARFIELD	T7S R93W SEC 14 SE
29007.000	BARBARA A & NANCY PITMAN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/11/1997	1035	910	514233	GARFIELD	T7S R93W 6TH PM SEC 13 SWNW
29009.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	12/21/1994	933	375	475096	GARFIELD	T7S R93W SEC 13 SESE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29010.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/6/1999	1175	136	559898	GARFIELD	T7S R93W SEC 13 NWNE T7S R92W SEC 18 LOT 1(NWNW 15.85, SWNW 15.85)
29012.000	WALTER ROLES ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/20/1999	1147	446	551083	GARFIELD	T7S R93W SEC 13 N2SE
29013.000	LESTER A GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/30/1999	1175	130	559896	GARFIELD	T7S R93W SEC 13 NENE
29018.000	BARBARA A PITMAN ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/10/1999	1175	133	559897	GARFIELD	T7S R93W SEC 13 NW
29022.000	JAMES L ROSE	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/8/2001	1307	657	592758	GARFIELD	T7S R93W SEC 14 NW SEC 15 NE, SE
29023.000	JAMES L ROSE	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1999	1175	127	559895	GARFIELD	T7S R93W SEC 14 NE, NWSE
29024.000	HAROLD B SHAEFFER ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/22/2001	1307	659	592759	GARFIELD	T7S R93W SEC 14 NENE
29040.000	JAMES C PARKER	SWANSON & MORRIS LLC	5/5/1994	980	800	494095	GARFIELD	T7S R93W SEC 11 SWNW SEC 10 SWNE, S2NW SEC 9 S2NE
29055.000	JAMES C PARKER	SNYDER OIL CORPORATION	11/29/1994	933	345	475086	GARFIELD	T7S R93W SEC 9 E2 SEC 10 SW SEC 15 ALL SEC 22 W2NE, E2NW
29062.000	WILLIAM D URQUHART ET AL	SWANSON & MORRIS LLC	4/26/1994	920	515	470186	GARFIELD	T7S R93W SEC 10 SENE
29063.000	JAMES C PARKER	SNYDER OIL CORPORATION	9/7/1995	960	913	486350	GARFIELD	T7S R93W SEC 10 SE SEC 15 NE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29066.000	HAROLD B SHAEFFER ET UX	SWANSON & MORRIS LLC	4/16/1994	918	241	469356	GARFIELD	T7S R93W SEC 11 E2NE T6S R92W SEC 31 SW T7S R92 SEC 6 LOT 2(SWNW 9.69, SENW 9.69), PART OF LOT 3(NWSW 18.10, SWSW 18.10)
29079.000	BJM LTD	SNYDER OIL CORPORATION	11/12/1994	925	709	472206	GARFIELD	T6S R92W SEC 31 SW T7S R92W SEC 6 LOT 2(SWNW 9.69, SENW 9.69), PART OF LOT 3(NWSW 18.10, SWSW 18.10)
29082.000	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	12/12/1994	933	380	475098	GARFIELD	T6S R92W SEC 32 NWSE
29085.000	CAROL SHIDELER BENNETT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/30/1996	1007	852	504023	GARFIELD	T6S R92W SEC 32 SWNE, NWSE
29086.000	CAROL SHIDELER BENNETT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/17/1996	1007	844	504020	GARFIELD	T6S R92W SEC 32 SESE
29088.000	TSURU T OKAGAWA	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/8/1997	1049	195	518748	GARFIELD	T7S R92W SEC 3 LOT2(SWNW 9.19, SENW 9.19), NWSW SEC 4 LOT 1(SENE 9.79, SWNE 9.79), NESE
29089.000	TSURU T OKAGAWA	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/6/1996	1010	416	505124	GARFIELD	T6S R92W SEC 33 SW T7S R92W SEC 4 LOT 1(SENE 9.79, SWNE 9.79), LOT 2(SWNW 11.53, SENW 11.53), N2SE
29095.000	GRASS MESA LTD ET AL	SNYDER OIL CORPORATION	10/10/1995	960	931	486356	GARFIELD	T8S R93W SEC 27 NWNW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29110.000	THOMAS B KELL	SNYDER OIL CORPORATION	11/8/1994	925	713	472207	GARFIELD	T6S R93W SEC 35 PART OF THE N2SW
29111.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/21/2001	1270	514	584793	GARFIELD	T7S R93W SEC 35 SENE, SESE SEC 36 SWNE, SW
29112.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	11/9/1994	925	716	472208	GARFIELD	T6S R93W SEC 35 W2SE
29119.000	RICHARD H GRAHM ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/27/1997	1035	883	514224	GARFIELD	T6S R92W SEC 32 NWSW
29120.000	RICHARD H GRAHM ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/10/1997	1049	189	518746	GARFIELD	T6S R92W SEC 32 SWSW
29121.000	MARVELLE COUEY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/25/2001	1322	81	595890	GARFIELD	T6S R92W SEC 31 NWNE
29123.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/1/1997	1058	335	522023	GARFIELD	T6S R92W SEC 31 LOT 4(SESW 48.55, SWSW 48.55) T7S R92W SEC 6 LOT 2(SWNW 9.69, SENW 9.69), LOT 3(NWSW 18.10, SWSW 18.10), NESW
29126.000	KRK LTD	SNYDER OIL CORPORATION	11/12/1994	925	694	472202	GARFIELD	T7S R92W SEC 6 PART OF LOT 3(NWSW, 18.10, SWSW 18.10) SEC 7 PART OF LOT 1(NWNW 18.30, SWNW 18.30)
29127.000	SHAEFFER LTD	SWANSON & MORRIS LLC	4/16/1994	914	239	469355	GARFIELD	T7S R93W SEC 12 N2
29129.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/10/1996	1007	849	504022	GARFIELD	T7S R92W SEC 4 S2 SEC 9 NWNE
29132.000	KRK LTD	SNYDER OIL CORPORATION	11/12/1994	925	702	472204	GARFIELD	T7S R92W SEC 7 LOT 2(NWSW 16.50, SWSW 16.50), E2SW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29133.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/4/1998	1073	11	526943	GARFIELD	T7S R92W SEC 7 SWSE
29134.000	KRK LTD	SNYDER OIL CORPORATION	1/26/1994	980	785	494090	GARFIELD	T7S R92W SEC 7 SWNE, SENW, NESW
29138.000	KRK LTD	SNYDER OIL CORPORATION	10/15/1994	925	683	472198	GARFIELD	T8S R92W SEC 7 N2N2
29140.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	12/21/1994	933	385	475100	GARFIELD	T7S R92W SEC 5 SE SEC 8 NWNE
29141.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	11/15/1994	933	331	475081	GARFIELD	T7S R92W SEC 5 SE SEC 8 N2
29144.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/8/1999	1108	198	538441	GARFIELD	T7S R92W SEC 5 E2NE SEC 8 SWNW
29151.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/3/1997	1049	186	518745	GARFIELD	T7S R92W SEC 9 NENW
29154.000	CHARLES L DUNN ET UX	SNYDER OIL CORPORATION	12/9/1994	933	382	475099	GARFIELD	T7S R92W SEC 5 LOT1(SENE 12.78, SWNE 12.78)
29155.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/20/1996	1007	833	504016	GARFIELD	T7S R92W SEC 4 N2SW
29156.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/7/1998	1058	327	522020	GARFIELD	T7S R92W SEC 4 SESW
29158.000	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA)	8/21/2002	1393	958	612151	GARFIELD	T7S R92W SEC 31 LOT 1(NWNW 19.26, SWNW 19.26), LOT 2(NWSW 17.62, SWSW 17.62), SENW, NESW T8S R93W SEC 1 NE
29160.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	575	536449	GARFIELD	T7S R92W SEC 5 SESW SEC 8 NENW
29161.000	CHARLES L DUNN ET UX	SNYDER OIL CORPORATION	4/18/1996	980	771	494086	GARFIELD	T7S R92W SEC 5 NESE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29166.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	4/2/1996	980	774	494087	GARFIELD	T72S R92W SEC 5 W2SW SEC 8 NWNW
29167.000	MARVELLE COUEY	SNYDER OIL CORPORATION	12/21/1994	933	388	475101	GARFIELD	T7S R92W SEC 5 W2NE, E2NW T6S R92W SEC 32 SWSE, SESW
29168.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/1/1999	1147	458	551087	GARFIELD	T7S R92W SEC 6 SWSE
29169.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/11/1999	1175	163	559907	GARFIELD	T7S R92W SEC 6 LOT 3(NWSW, SWSW 18.10)
29201.000	SIDNEY E MALONE	HOLY CROSS ENERGY	4/1/2004	na	na	807200	GARFIELD

T7S R92W
SEC 27  AS MORE FULLY DESCRIBED IN BOOK 1066, PAGES 961-965 IN THE RECORDS OF THE GARFIELD COUNTY CLERK AND RECORDER’S OFFICE
SEC 28  AS MORE FULLY DESCRIBED IN BOOK 1066, PAGES 961-965 IN THE RECORDS OF THE GARFIELD COUNTY CLERK AND RECORDER’S OFFICE

29266.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/26/2001	1259	831	582387	GARFIELD	T7S R93W SEC 1 S2SW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29267.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/20/1999	1175	151	559903	GARFIELD	T7S R93W SEC 1 LOT 1(SWNE 24.00, SENE 24.00), LOT 2(SWNW 24.00, SENW 24.00), NESW, NWSE T6S R93W SEC 36 S2SE, SESW
29291.000	PHILLIP A MILLER	SNYDER OIL CORPORATION	8/29/1994	950	880	482186	GARFIELD	T7S R93W SEC 11 SWNE, E2NW, LESS NORTH 30 ACRES OF NENW
29295.000	JAMES C PARKER	SNYDER OIL CORPORATION	1/16/1995	933	357	475090	GARFIELD	T7S R93W SEC 15 SENE, NESE
29296.000	JAMES C PARKER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/27/1996	1007	872	504030	GARFIELD	T7S R93W SEC 15 NWNW
29305.000	JAMES C PARKER	SNYDER OIL CORPORATION	1/16/1995	933	363	475092	GARFIELD	T7S R93W SEC 22 SWNE
29307.000	MAMM CREEK RANCH COMPANY	SNYDER OIL CORPORATION	4/15/1996	980	791	494092	GARFIELD	T7S R92W SEC 29 W2NW SEC 30 E2NE
29308.000	JAMES C PARKER	SWANSON & MORRIS LLC OIL & GAS	7/7/1994	918	237	469354	GARFIELD	T7S R93W SEC 14 NWSE, S2NE
29309.000	MARVELLE COUEY ET AL	SWANSON & MORRIS	8/22/1994	1058	333	522022	GARFIELD	T7S R92W SEC 18 S2 SEC 19 N2N2 T7S R93W SEC 13 S2SE SEC 24 E2, SENW, NESW
29322.000	MAMM CREEK RANCH	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/4/1998	1101	564	536446	GARFIELD	T7S R92W SEC 29 N2NW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29323.000	PAUL ROB SHIDELER	SNYDER OIL COMPANY	9/9/1994	925	669	472192	GARFIELD	T7S R93W SEC 25 E2 T7S R92W SEC 30 W2
29325.000	PAUL ROB SHIDELER	SNYDER OIL COMPANY	10/4/1994	925	681	472197	GARFIELD	T7S R92W SEC 30 ALL
29326.000	PAUL ROB SHIDELER	SNYDER OIL COMPANY	9/14/1994	925	671	472193	GARFIELD	T7S R92W SEC 30 W2 T7S R93W SEC 25 E2
29344.000	BENZEL LIVESTOCK COMPANY	RIFLE PIPELINE COMPANY	6/25/2001	NA	NA	807098	GARFIELD	T6S R93W SEC 35 SENE, SESE SEC 36 SWNE, SW
29365.000	CHARLES L & LINDA AABERG	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/21/1997	1010	413	505123	GARFIELD	T6S R92W SEC 33 SWSE
29367.000	LARRY L AMOS	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/15/1998	1058		522027	GARFIELD	T6S R92W SEC 33 NWSE
29368.000	LARRY L AMOS	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/23/2001	1259 1259 MEMO 1545	852 79 408	582398 582202 642637	GARFIELD	T6S R92W SEC 33 NWSE
29383.000	JEAN C OKAGAWA	ENCANA OIL & GAS (USA) INC	4/19/2005	1692	67	675290	GARFIELD	T6S R92W SEC 33 SESW
29393.000	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	2/28/2005	NA	NA	807083	GARFIELD	T7S R92W SEC 19 NWSE
29945.000	BJM LTD ET AL	NORTHWEST PIPELINE CORP	6/7/1985	671	644	863816	GARFIELD	T6S R92W 6TH PM SEC 30 LOT 4 SEC 31 LOT 1
29946.000	BENZEL LIVESTOCK COMPANY	NORTHWEST PIPELINE CORPORATION	7/1/1985	672	64	363238	GARFIELD	T6S R93W 6TH PM SEC 35 N2N2S2SE SEC 36 NWSW, NWSWSW, SENW
29947.000	BENZEL LIVESTOCK COMPANY	NORTHWEST PIPELINE CORPORATION	5/20/1985	671	628	363812	GARFIELD	T6S R93W 6TH PM SEC 36 NE
29950.000	GRASS MESA LTD	NORTHWEST PIPELINE CORPORATION	4/22/1985	671	632	863643	GARFIELD	T6S R93W 6TH PM SEC 34 LOTS 41 AND 42

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29982.000	BARRY AND MARILYN SHIDELER	ENCANA OIL & GAS (USA) INC	11/9/2005	1836	729	705427	GARFIELD	T8S R92W 6TH PM SEC 6 SENE
29988.000	BARRY AND MARILYN SHIDELER	ENCANA OIL & GAS (USA) INC	3/22/2006	1836	721	705425	GARFIELD	T7S R92W 6TH PM SEC 19 NESW
30801.000	TSURU OKAGAWA	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/20/2003	MEMO 153	337	639637	GARFIELD	T6S R92W 6TH PM SEC 3 NWSW SEC 4 N2SE
31047.000	GARY D HILL ET UX	ENCANA OIL & GAS (USA) INC	12/19/2004	1887	943	715881	GARFIELD	T7S R92W 6TH PM SEC 16 NE
31077.000	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	9/1/2005	NA	NA	807086	GARFIELD	T8S R93W 6TH PM SEC 1 SWSE
37519.000	DWIGHT AND LINDA KOCHEVAR	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/30/1998	1073	27	526948	GARFIELD	T6S R92W 6TH PM SEC 33 SENW
37529.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/3/2000	1325	930	596718	GARFIELD	T7S R93W 6TH PM SEC 1 W2SW
37552.000	CHARLES A AABERG	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/17/1997	1058	324	522019	GARFIELD	T6S R92W 6TH PM SEC 33 SWSE
37556.000	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	6/8/2006	1836	733	705428	GARFIELD	T7S R92W 6TH PM SEC 19 E2
37557.000	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	9/1/2005	1836	737	705429	GARFIELD	T7S R92W 6TH PM SEC 19 NWSE
39476.000	KRK LTD	SWANSON & MORRIS llc	4/12/1994	918	245	469358	GARFIELD	T7S R92W 6TH PM SEC 7 N2
26028.000	MAMM CREEK RANCH COMPANY	MESA HYDROCARBONS, INC	12/2/1998	NR	NR	NR	GARFIELD	T7S R92W SEC 20 NWSW
15702.000	W F CLOUGH	ENCANA GATHERING SERVICES (USA)	5/20/2003	NR	NR	NR	GARFIELD	T6S R94W SEC 13 LOT 2
28528.000	WILLIAM F CLOUGH	ENCANA OIL & GAS (USA) INC	4/10/2002	1363	905	605550	GARFIELD	T6S R94W SEC 13 BEGINNING AT A POINT I NTHE SENE FUTHER SECRIBED BY METES AND BOUNDS IN AGREEMENT
28529.000	W F CLOUGH	ENCANA GATHERING SERVICES (USA)	3/14/2003	1467	776	626924	GARFIELD	T6S R94W SEC 13 PART OF LOTS 1 & 2, PART OF THE E2NE, PART OF THE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
								W2SE AND PART OF THE N2NESE
28537.000	GARRY DALLAS KNAUS	ENCANA GATHERING SERVICES (USA)	4/14/2003	1468	250	627026	GARFIELD	T6S R94W SEC 24 A PARCEL OF LAND SITUATED IN THE SESE DESCRIBED BY METES AND BOUNDS IN AGREEMENT
28538.000	JANN ERTL TRUST	ENCANA GATHERING SERVICES (USA)	5/6/2003	1467	782	626926	GARFIELD	T6S R94W SEC 24 LOT 1, SENE
28662.000	WALTER AND AUDREY SQUIRES	ENCANA GATHERING SERVICES (USA)	5/2/2003	1467	779	626925	GARFIELD	T6S R94W SEC 25 E2E2NE T6S R93W SEC 30 SWSWNW
28663.000	ELMA M MEAD AND CHERYL K MILES	ENCANA GATHERING SERVICES (USA)	5/8/2003	1468	247	627025	GARFIELD	T6S R93W SEC 30 S2 OF LOT 4, W2W2N2 OF LOT 4, W2W2 OF LOT 3
28912.000	THE JOHN STUART DOWNING FAMILY LLLP BY JOHN STUART DOWNING	ENCANA GATHERING SERVICES (USA)	4/2/2003	1467	785	626927	GARFIELD	T6S R94W SEC 24 PART OF THE E2SE
29321.000	UNION PACIFIC RAILROAD COMPANY	ENCANA GATHERING SERVICES (USA)	5/15/2003	NR	NR	NR	GARFIELD	T6S R94W SEC 13
37587.000	YOUBERG BEAVER CREEK RANCH LP, REPRESENTED BY DAVID R YOUBERG GENERAL PARTNER	ENCANA GATHERING SERVICES (USA)	8/12/2004	1629	372	661365	GARFIELD	T7S R93W SEC 6 SESW
29932.000	LARRY D KNOX ET UX	ENCANA OIL & GAS (USA) INC	4/22/2005	1781	436	694315	GARFIELD	T8S R96W 6TH PM SEC 3 SENW
30814.000	DAYBREAK REALTY LLC	ENCANA OIL & GAS (USA) INC	1/20/2005	NR	NR	NR	GARFIELD	T7S R96W 6TH PM SEC 36 N2NE
12121.000	BJM LTD	BALLARD PETROLEUM LLC	11/11/1999	1175	160	559906	GARFIELD	T7S R92W SEC 6 LOT 3
12123.000	KRK LTD	BALLARD PETROLEUM LLC	10/8/1999	1175	148	559902	GARFIELD	T7S R92W SEC 7 LOT 1

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
12124.000	BJM LTD	BALLARD PETROLEUM LLC	12/16/1999	1175	169	559909	GARFIELD	T7S R92W SEC 6 NESE
12355.000	RICHARD H GRAHAM ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/10/2000	1259	81	582203	GARFIELD	T6S R92W SEC 32 NWSW
12385.000	RICHARD H GRAHAM ET UX	BALLARD PETROLEUM LLC	11/10/2000	NA	NA	807190	GARFIELD	T6S R92W SEC 32 NWSW
28501.000	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	11/4/1994	933	320	475077	GARFIELD	T7S R92W SEC 31 LOT 1 (SWNW 19.26, NWNW 19.26)
28517.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/6/1999	1175	139	559899	GARFIELD	T7S R92W SEC 18 LOT 1(NWNW, SWNW 15.85)
28524.000	LESTER AND JANET GRAHAM	ENCANA GATHERING SERVICES (USA)	11/17/2003	NA	NA	807154	GARFIELD	T7S R92W SEC 18 PART OF LOT 2(NWSW, SWSW 16.35)
28525.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	571	536448	GARFIELD	T7S R92W SEC 18 NESW
28547.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/11/1999	1175	160	559906	GARFIELD	T7S R92W SEC 6 LOT 3(NWSW, SWSW 18.10)
28551.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	8/1/1997	1058	338	522024	GARFIELD	T7S R92W SEC 6 LOT 3(NWSW, SWSW 18.10)
28552.000	KRK LTD	ENCANA GATHERING SERVICES (USA)	10/29/2002	1406	313	614522	GARFIELD	T7S R92W SEC 7 NE
28554.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/8/1999	1175	148	559902	GARFIELD	T7S R92W SEC 7 LOT 1(NWNW, SWNW 18.30)
28555.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/1/1999	1147	464	551089	GARFIELD	T7S R92W SEC 7 NWNE
28558.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/1/2000	1325	927	596717	GARFIELD	T7S R93W SEC 1 W2SW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28564.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	11/29/1994	933	396	475104	GARFIELD	T6S R93W SEC 35 W2SE T7S R93W SEC 1 SW
28565.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	11/29/1994	980	672	494113	GARFIELD	T6S R93W SEC 35 W2SE T7S R93W SEC 1 SW
28569.000	KRK LTD	SNYDER OIL CORPORATION	1/26/1996	980	836	494107	GARFIELD	T7S R92W SEC 7 NWSE
28570.000	KRK LTD	SNYDER OIL CORPORATION	8/4/1995	950	875	482184	GARFIELD	T7S R92W SEC 7 N2NW
28573.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/21/1996	1007	866	504028	GARFIELD	T7S R92W SEC 7 NENE
28575.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/24/1997	1035	904	514231	GARFIELD	T7S R92W SEC 7 N2NE
28576.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/22/1998	1073	5	526941	GARFIELD	T7S R92W SEC 7 SESW
28577.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/27/1997	1035	871	514220	GARFIELD	T7S R92W SEC 7 SWSE
28579.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/19/1998	1073	8	526942	GARFIELD	T7S R92W SEC 7 SESW
28582.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/22/1998	1072	989	526936	GARFIELD	T7S R92W SEC 7 SWNE
28586.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/4/1998	1073	20	526946	GARFIELD	T7S R92W SEC 7 SESW
28588.000	KRK LTD	SNYDER OIL CORPORATION	1/6/1995	933	372	475095	GARFIELD	T7S R92W SEC 7 LOT 2(NWSW 16.50, SWSW 16.50)
28590.000	KRK LTD	SNYDER OIL CORPORATION	12/19/1995	980	803	494096	GARFIELD	T7S R92W SEC 7 SWSE
28591.000	KRK LTD	SNYDER OIL CORPORATION	2/17/1995	980	797	494094	GARFIELD	T7S R92W SEC 7 SESE
28592.000	KRK LTD	SNYDER OIL CORPORATION	1/6/1995	933	366	475093	GARFIELD	T7S R92W SEC 7 SESE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28593.000	KRK LTD	SNYDER OIL CORPORATION	10/15/1994	980	806	494097	GARFIELD	T7S R92W SEC 7 NWNW
28595.000	KRK LTD	SNYDER OIL CORPORATION	1/12/1996	980	612	494099	GARFIELD	T7S R92W SEC 7 NENE
28598.000	KRK LTD	SNYDER OIL CORPORATION	4/14/1995	947	292	480825	GARFIELD	T7S R92W SEC 7 SWSW
28599.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/31/1997	1035	916	514235	GARFIELD	T7S R92W 6TH PM SEC 7 SENE, LOT 2
28601.000	CHARLES L DUNN & PATRICIA DUNN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/3/1997	1049	183	518744	GARFIELD	T7S R92W SEC 9 NENW
28605.000	LESTER GRAHAM ET UX ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/28/1996	1007	836	504017	GARFIELD	T7S R92W SEC 13 NENE
28606.000	LESTER GRAHAM ET AL	SNYDER OIL CORPORATION	1/11/1995	933	325	475079	GARFIELD	T7S R92W SEC 13 NENE
28611.000	LESTER A GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/2/1999	1147	452	551085	GARFIELD

T7S R92W
SEC 18 LOT 2(NWSW 16.35, SWSW 16.35) LESS A TRACT DESCRIBED AS: BEGGINNING AT THE NORTHWEST CORNER OF THE NESW OF SECTION 18; THENCE SOUTH 1320 FEET; THENCE WEST 99 FEET; THENCE NORTH 1320 FEET; THENCE EAST 99 FEET TO THE POINT OF BEGINNING, CONTAINING 3 ACRES OF THE NE OF LOT 2 OF SAID SECTION 18. CONTAINING 13.35 ACRES, MORE OR LESS.

28619.000	NANCY S & BARBARA A PITMAN	SNYDER OIL CORPORATION	9/2/1997	585373	836	514209	GARFIELD	T7S R93W SEC 18 NENE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28620.000	SHAEFFER LTD	SNYDER OIL CORPORATION	3/9/1995	947	289	480824	GARFIELD	T7S R92W SEC 18 NW
28621.000	SHAEFFER LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	7/9/1996	1007	881	504033	GARFIELD	T7S R92W SEC 18 LOT 1(NWNW 15.85, SWNW 15.85)
28626.000	JAMES P ZIELINSKI ET UX	ENCANA GATHERING SERVICES (USA)	12/10/2002	1424	636	618230	GARFIELD	T6S R93W SEC 28 N2SESE
28629.000	WILLIAM & MAUREEN JEWELL	BALLARD PETROLEUM LLC	11/17/2003	1322	99	595896	GARFIELD	T6S R93W SEC 23 NWSW
28644.000	KELI F COOK	ENCANA OIL & GAS (USA) INC	6/2/2004	1594	10	653489	GARFIELD	T6S R93W SEC 27 SWSW
28649.000	RANDY BLACKMER & KELI COOK	AEC GATHERING SERVICES (USA) INC	2/25/2002	1343	78	600496	GARFIELD	T6S R93W SEC 27 SWSW
28656.000	FREDERICK E SCHULTZ JR	ENCANA GATHERING SERVICES (USA)	9/13/2002	1414	351	616049	GARFIELD	T6S R93W SEC 27 NWNW
28660.000	DAVID STEINHOFF	ENCANA GATHERING SERVICES (USA)	11/7/2002	1414	366	616054	GARFIELD	T6S R93W SEC 28 S2NESE
28666.000	BJM LTD	SNYDER OIL CORPORATION	12/10/1994	980	809	494098	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SESW 48.21)
28672.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/5/2001	1325	933	596719	GARFIELD	T6S R93W SEC 36 SENE, NWSE
28674.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/5/1997	1114	212	540166	GARFIELD	T6S R93W SEC 36 NE
28675.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	5/4/1995	947	274	480819	GARFIELD	T6S R93W SEC 36 NE
28676.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/18/2001	1259	837	582389	GARFIELD	T6S R93W SEC 36 SESW
28678.000	MARVELLE COUEY	SNYDER OIL COMPANY	4/25/1996	980	765	494084	GARFIELD	T6S R93W SEC 32 SWSE
28683.000	CAROL SHIDELER BENNETT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/17/1996	1007	842	504019	GARFIELD	T6S R92W SEC 32 NWSE
28684.000	MARVELLE COUEY	SNYDER OIL COMPANY	1/5/1996	980	830	494105	GARFIELD	T6S R93W SEC 32 SWSE
28688.000	RICHARD & PHYLLIS GRAHAM	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/10/1997	1049	192	518747	GARFIELD	T6S R92W SEC 32 SWSW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28696.000	BARRY & MARILYN SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	9/2/1998	1099	23	535746	GARFIELD	T7S R92W SEC 19 NESE
28697.000	BARRY & MARILYN SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/8/1999	1122	589	543116	GARFIELD	T7S R92W SEC 19 SWSE
28917.000	HUBBELL CABIN LLC	ENCANA GATHERING SERVICES (USA)	6/1/2003	NA	NA	807133	GARFIELD	T7S R93W SEC 9 NESW
28926.000	RICHARD F ARBANEY	ENCANA GATHERING SERVICES (USA)	10/1/2003	1526	274	638035	GARFIELD	T7S R92W SEC 3 SE
28934.000	RICHARD & PHYLLIS GRAHAM	ENCANA GATHERING SERVICES (USA)	2/11/2004	1563	441	647076	GARFIELD	T6S R92W SEC 32 W2
28941.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	4/12/2004	1578	395	6500316	GARFIELD	T7S R93W SEC 22 NE
28971.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL COMPANY	12/22/1994	NA	NA	807090	GARFIELD	T6S R93W SEC 26 SENE
28974.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL COMPANY	12/22/1994	NA	NA	807093	GARFIELD	T6S R93W SEC 36 SW
28975.000	BJM LTD	SNYDER OIL COMPANY	12/10/1994	NA	NA	807100	GARFIELD	T7S R92W 6TH PM SEC 6 N2N2 OF LOT 3
28978.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL COMPANY	12/22/1994	NA	NA	807096	GARFIELD	T7S R93W 6TH PM SEC 1 SE
28980.000	BJM LTD	SNYDER OIL COMPANY	12/10/1994	933	335	475083	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SESW 48.21)
28984.000	PAUL D PITMAN	SNYDER OIL COMPANY	1/24/1996	NA	NA	807117	GARFIELD	T7S R93W 6TH PM SEC 13 W2NW
28987.000	BJM LTD	SNYDER OIL CORPORATION	12/10/1994	NA	NA	807103	GARFIELD	T6S R92W SEC 31 LOT 1(NWNW 48.25, NENW 48.25), LOT 4(SESW 48.55, SWSW 48.55)
28995.000	SHAEFFER LTD	SNYDER OIL CORPORATION	11/21/1994	925	647	472185	GARFIELD	T7S R93W SEC 12 NENE
29000.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	2/12/2003	NA	NA	807078	GARFIELD	T7S R93W 6TH PM SEC 13 SWNW
29001.000	PAUL D PITMAN	SNYDER OIL CORPORATION	1/6/1995	947	277	480820	GARFIELD	T7S R93W SEC 13 NWNW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29006.000	NANCY S & BARBARA A PITMAN	SNYDER OIL CORPORATION	8/11/1997	1035	913	514234	GARFIELD	T7S R93W SEC 13 SWNW
29008.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	587	536452	GARFIELD	T7S R93W SEC 13 SESE
29019.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	2/12/2003	NA	NA	807137	GARFIELD	T7S R93W 6TH PM SEC 14 NWNW
29021.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	5/31/2002	1387	844	610957	GARFIELD	T7S R93W SEC 14 NWSE
29035.000	PERTER J ROCK II	AEC GATHERING SERVICES (USA) INC	4/5/2002	1356	661	603806	GARFIELD	T7S R93W SEC 3 LOT 2(SWNW 22.00, SENW 22.00), N1/3N2SW
29036.000	BENZEL LIVESTOCK COMPANY	SNYDER OIL CORPORATION	1/9/1995	933	399	475105	GARFIELD	T7S R93W SEC 1 SWSW
29037.000	GRASS MESA LTD ET AL	SNYDER OIL CORPORATION	10/10/1995	960	925	486354	GARFIELD	T7S R93W SEC 4 SESE
29044.000	JAMES C PARKER	SNYDER OIL CORPORATION	11/29/1994	933	348	475087	GARFIELD	T7S R93W SEC 9 E2 SEC 22 N2
29046.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	4/18/2002	1356	658	603805	GARFIELD	T7S R93W SEC 9 SWNE
29048.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	6/13/2003	1492	519	631683	GARFIELD	T7S R93W SEC 10 SENW
29052.000	WILLIAM D URQUHART ET UX	ENCANA GATHERING SERVICES (USA)	7/10/2003	1504	465	633902	GARFIELD	T7S R93W SEC 10 SENE
29054.000	ANDRE & CHERYL CHARTIER	ENCANA GATHERING SERVICES (USA)	8/23/2003	NA	NA	807074	GARFIELD	T7S R93W SEC 4 E2E2, LOT 1(SWNE 21.65, SENE 21.65)
29057.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	10/21/2002	1406	290	614513	GARFIELD	T7S R93W SEC 9 SWNE
29058.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	10/21/2002	1406	284	614511	GARFIELD	T7S R93W SEC 9 SWNE
29059.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	10/21/2002	1406	96	614515	GARFIELD	T7S R93W SEC 10 SENW
29060.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	10/21/2002	1406	293	614514	GARFIELD	T7S R93W SEC 10 SENW
29061.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	10/21/2002	1406	287	614512	GARFIELD	T7S R93w SEC 9 SWNE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29064.000	H B SHAEFFER ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/1/2001	1270	521	584796	GARFIELD	T7S R93W SEC 11 NENE
29067.000	H B SHAEFFER ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/3/200	1192	536	564918	GARFIELD	T7S R93W SEC 11 NENE
29073.000	JAMES C PARKER	SNYDER OIL CORPORATION	1/10/1995	933	351	475088	GARFIELD	T7S R93W SEC 11 SWNW
29077.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/11/2001	NA	NA	807104	GARFIELD	T6S R92W SEC 30 LOT 4(SESW 48.21, SWSW 48.21)
29078.000	BJM LTD	ENCANA GATHERING SERVICES (USA)	10/31/2002	1406	319	614524	GARFIELD	T6S R92W SEC 30 SW
29081.000	RICHARD H GRAHAM ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/27/1997	1035	886	514225	GARFIELD	T6S R92W SEC 32 NWSW
29084.000	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	12/20/1994	933	391	475102	GARFIELD	T6S R92W SEC 32 NWSE
29094.000	GRASS MESA LTD ET AL	SNYDER OIL CORPORATION	10/10/1995	960	928	486355	GARFIELD	T6S R93W SEC 27 NWNW
29097.000	GRASS MESA LTD ET AL	SNYDER OIL CORPORATION	10/10/1995	980	878	494115	GARFIELD	T6S R93W SEC 33 SESE
29107.000	DAVID A ARMSTRONG	AEC GATHERING SERVICES (USA) INC	3/6/2002	1343	110	600506	GARFIELD	T6S R93W SEC 34 SWSW
29109.000	DAVID A ARMSTRONG	AEC GATHERING SERVICES (USA) INC	4/9/2002	1356	664	603807	GARFIELD	T6S R93W SEC 34 SWSW
29118.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/20/2000	1175	154	559904	GARFIELD	T6S R93W SEC 36 SESW, SESE T7S R93W SEC 1 LOT 2(SENW 24.00, SWNW 24.00)
29128.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/4/1998	1073	14	526944	GARFIELD	T7S R92W SEC 7 SWSE
29130.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/10/1996	1007	854	504024	GARFIELD	T7S R92W SEC 4 SW
29131.000	KRK LTD	SNYDER OIL CORPORATION	1/6/1995	933	322	475078	GARFIELD	T7S R92W SEC 7 LOT 2(NWSW 16.50, SWSW 16.50)

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29135.000	KRK LTD	SNYDER OIL CORPORATION	1/26/1996	980	788	494091	GARFIELD	T7S R92W SEC 7 N2SW
29136.000	KRK LTD	SNYDER OIL CORPORATION	1/6/1995	933	369	475094	GARFIELD	T7S R92W SEC 7 SENE
29137.000	KRK LTD	SNYDER OIL CORPORATION	1/6/1995	933	366	475093	GARFIELD	T7S R92W SEC 7 SESE
29139.000	KRK LTD	SNYDER OIL CORPORATION	2/16/1996	980	824	494103	GARFIELD	T7S R92W SEC 7 W1NW
29145.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/8/1999	1108	204	538443	GARFIELD	T7S R92W SEC 8 NENE
29146.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	579	536450	GARFIELD	T7S R92W SEC 8 NENW
29147.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	12/21/1994	933	393	475103	GARFIELD	T7S R92W SEC 8 NWNE
29148.000	MARVELLE COUEY ET AL	SNYDER OIL CORPORATION	4/2/1996	980	778	494088	GARFIELD	T7S R92W SEC 8 NWNW
29149.000	CHARLES L DUNN ET UX	SNYDER OIL CORPORATION	12/5/1994	933	933	475080	GARFIELD	T7S R92W SEC 9 NWNE
29152.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/29/1997	1035	862	514217	GARFIELD	T7S R92W SEC 9 NWNE
29153.000	CHARLES L DUNN ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/17/1997	1035	865	514218	GARFIELD	T7S R92W SEC 9 NWNE
29157.000	MARVELLE COUEY ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	12/1/1998	1101	591	536453	GARFIELD	T7S R92W SEC 5 NWSW
29192.000	JEAN C OKAGAWA	ENCANA GATHERING SERVICES (USA)	6/29/2004	1603	329	655560	GARFIELD	T7S R92W SEC 3 NWSW
29198.000	ERNESTO & ANNA CRUZ	ENCANA GATHERING SERVICES (USA)	8/31/2004	1620	14	659303	GARFIELD	T6S R92W SEC 29 NESW
29207.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	2/12/2003	1438	57	621116	GARFIELD	T7S R93W SEC 22 SENW, SWNE
29232.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	2/26/2004	1565	225	647486	GARFIELD	T7S R93W SEC 23 NWNE
29254.000	ESTATE OF PAUL R SHIDELER	ENCANA GATHERING SERVICES (USA)	1/13/2004	1560	907	64652	GARFIELD	T7S R93W SEC 31 NESW
29297.000	JAMES C PARKER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/27/1996	1007	869	504029	GARFIELD	T7S R93W SEC 15 NWNW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29298.000	JAMES C PARKER	SNYDER OIL CORPORATION	1/10/1995	933	354	475089	GARFIELD	T7S R93W SEC 15 NESE
29299.000	JAMES C PARKER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/27/1996	1007	878	504032	GARFIELD	T7S R93W SEC 15 NEWSE
29302.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	5/31/2002	1387	834	610953	GARFIELD	T7S R93W SEC 15 NENW
29304.000	JAMES C PARKER	SNYDER OIL CORPORATION	1/10/1995	933	360	475091	GARFIELD	T7S R93W SEC 22 SENW
29315.000	KELLY COUEY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/14/2001	NA	NA	807147	GARFIELD	T6S R92W SEC 32 NWNW
29324.000	PAUL ROB SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	3/31/1999	1122	583	543114	GARFIELD	T7S R92W SEC 30 NESW
29327.000	MARVELLE COUEY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	10/5/2001	NA	NA	807165	GARFIELD	T6S R92W SEC 31 NWNE
29328.000	MARVELLE & KELLY COUEY	ENCANA GATHERING SERVICES (USA)	5/26/2004	1594	13	653490	GARFIELD	T7S R92W SEC 8 NWNW
29329.000	MARVELLE & KELLY COUEY	ENCANA GATHERING SERVICES (USA)	5/26/2004	1594	15	653491	GARFIELD	T7S R92W SEC 8 NENE
29337.000	RICHARD D & KAY D MORGAN	ENCANA GATHERING SERVICES (USA)	11/3/2003	1539	38	640968	GARFIELD	T7S R92W SEC 12 SESW
29350.000	CARL & ADELE E HUBBELL	ENCANA OIL & GAS (USA) INC	5/18/2004	1594	17	653492	GARFIELD	T7S R93W SEC 9 NESW
29353.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	9/13/2004	1622	433	659739	GARFIELD	T7S R93W SEC 22 SESW
29360.000	JAMES L ROSE	ENCANA OIL & GAS (USA) INC	5/4/2004	NA	NA	807138	GARFIELD	T7S R93W SEC 15 E2
29364.000	CHARLES L & PATRICIA DUNN	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	1/7/1998	1058	330	522021	GARFIELD	T7S R92W SEC 4 SESW
29366.000	CAROL SHIDELER BENNETT	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	5/19/1998	1099	204	535738	GARFIELD	T6S R92W SEC 32 NESE
29369.000	TSURU T OKAGAWA	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	4/16/1997	1035	874	514221	GARFIELD	T6S R92W SEC 33 SESW T7S R92W SEC 4 LOT 1(SENE 9.79, SWNE 9.79), LOT 2(SWNW 11.53, SENW 11.53)

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29391.000	JOSEF P LANGEGGER	ENCANA GATHERING SERVICES (USA)	7/22/2005	1736	164	684437	GARFIELD	T7S R92W SEC 1 SWSE
29803.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	6/16/2005	1704	690	677726	GARFIELD	T7S R93W SEC 9 NESE
29959.000	RICHARD AND KAY MORGAN	ENCANA OIL & GAS (USA) INC	12/10/2003	1547	477	643148	GARFIELD	T7S R92W 6TH PM SEC 12 SESW
29964.000	SARAH A COX ET AL	ENCANA OIL & GAS (USA) INC	3/27/2006	1836	751	705434	GARFIELD	T6S R92W 6TH PM SEC 33 NWNE
31107.000	HENRY J C SCHWARTZ ET AL	ENCANA OIL & GAS (USA) INC	2/28/2007	NA	NA	733268	GARFIELD	T7S R92W 6TH PM SEC 2 NWNE
31137.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	5/29/2008	NA	NA	751527	GARFIELD	T7S R92W 6TH PM SEC 30 W2 T7S R93W 6TH PM SEC 25 E2
31160.000	JEFFREY C LANGE ET AL	ENCANA OIL & GAS (USA) INC	1/19/2009	NA	NA	763920	GARFIELD	T6S R93W, 6TH PM SEC 33 SWSE (LOT 46)
31182.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	7/9/2009	NA	NA	773809	GARFIELD	T7S R92W, 6TH PM SEC 30 SWSW
37553.000	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	12/10/2004	1651	616	666038	GARFIELD	T7S R93W 6TH PM SEC 14 NENE
37554.000	PATRICIA DUNN	ENCANA OIL & GAS (USA) INC	2/9/2005	1663	42	668698	GARFIELD	T7S R92W 6TH PM SEC 9 NENW
37561.000	SCOTT J WILHELM ET AL	ENCANA GATHERING SERVICES (USA)	5/5/2003	1469	665	627304	GARFIELD	T6S R92W 6TH PM SEC 33 NWNE
37566.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	2/11/2006	1781	430	694313	GARFIELD	T7S R93W 6TH PM SEC 25 NWSE
37567.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	2/11/2006	1781	423	694310	GARFIELD	T7S R93W 6TH PM SEC 25 NWSE
37572.000	LESTER A GRAHAM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	6/3/1996	NA	NA	807153	GARFIELD	T7S R92W 6TH PM SEC 18: LOT 2, LESS THE EAST 3 ACRES THEREOF
37582.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	2/11/2006	1781	475	694331	GARFIELD	T7S R92W 6TH PM SEC 30 SWNW
37583.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	2/11/2006	1781	472	694330	GARFIELD	T7S R92W 6TH PM SEC 30 NWSW
37584.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	2/11/2006	1781	427	694312	GARFIELD	T7S R93W 6TH PM SEC 36 NENW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
37592.000	JUSTIN G HOGUE	ENCANA GATHERING SERVICES (USA)	2/23/2004	NA	NA	807144	GARFIELD	T6S R93W 6TH PM SEC 34 NWNE
37598.000	CHARLES L AABERG ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	11/17/1997	1058	321	522018	GARFIELD	T6S R92W 6TH PM SEC 33 SWSE
37606.000	JUDITH K CANDOW	ENCANA OIL & GAS (USA) INC	5/22/2004	NA	NA	807143	GARFIELD	T7S R93W 6TH PM SEC 9 NWNE
31097.000	SPECIALTY RESTAURANTS CORP ET AL	ENCANA OIL & GAS (USA) INC	39083	1885 4336	690 543	715466 2359315	GARFIELD MESA

T7S R96W 6TH PM
SEC 28  SEE LEGAL
SEC 31  SEE LEGAL
SEC 32  E2, E2SW
SEC 33 W2, NWNE
T8S R96W 6TH PM
SEC 4  LOT 4
SEC 5  LOTS 1-5, SWNW, LOTS 11-12
SEC 6  ALL
SEC 7  LOTS 2, 3, 9-13, NENW
T8S R97W 6TH PM
SEC 12  S2SE, SW
SEC 13  NE, N2SE, NENW
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
38069.000	STEVEN W KEINATH ET AL	ENCANA OIL & GAS (USA) INC	38231	MEMO 1669	356	669999	GARFIELD

T7S R96W 6TH PM
SEC 33 ALL

T8S R96W 6TH PM
SEC 4, 5, 7, 8, 9, 16, 17, 18

MASTER SURFACE USE AGREEMENT KEINATH RANCH
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

43808.000	WILLIAM R PATTERSON ET AL	ENCANA OIL & GAS (USA) INC	38358	MEMO 1674	451	671208	GARFIELD

T7S R96W
SEC 27
SEC 33
SEC 34
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.  Excluding that certain gas lift pipeline located between the Orchard Compressor Station and the OD34 well pad.

S. PARACHUTE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
13910.000	DAYBREAK REALTY LLC	ENCANA OIL & GAS (USA) INC	38372	N/A	N/A	N/A	GARFIELD

T7S R95W
SEC 19 LOT3, E2SW, W2SE
SEC 30 LOTS 4, 5, 7, 8, NESW, SENW, SWNE
T7S R96W
SEC 25 S2SE
SEC 36 N2NE
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

27919.000	JOAN L SAVAGE ET AL	ENCANA OIL & GAS (USA) INC	38587	1726	451	682195	GARFIELD

T7S R95W
SEC 20  SWSE, E2SE
SEC 21  NWSW
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
38027.000	DAVID R TONDER ET UX	ENCANA OIL & GAS (USA) INC	39052	1880	708	714546	GARFIELD

T7S R95W 6TH PM
SEC 17 NENE

SURFACE USE AND EASEMENT AGREEMENT.
PA-17 WELL
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

13278.000	ANTHONY D & YVONNE K ROGERS-BLAKEMAN	ENCANA OIL & GAS (USA) INC	38015	MEMO 1568	310	648226	GARFIELD	T6S R92W SEC 33 NENE Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.
13950.000	JAMES L ROSE	ENCANA OIL & GAS (USA) INC	37481	NR	NR	NR	GARFIELD	T7S R93W SEC 28 NENW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
14036.000	ASPEN RESOURCES MANAGEMENT COMPANY INC	ENCANA OIL & GAS (USA) INC	12	MEMO 1438	46	621112	GARFIELD	T7S R92W SEC 10 SENW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.
29034.000	KEITH W PUFFENBARGER ET UX	ENCANA GATHERING SERVICES (USA) INC	36343	807146			GARFIELD

T7S R93W
SEC 4 NEW/2 E/2SE
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

14070.000	BARRYC SHIDELER & MARILYN J SHIDELER	ENCANA OIL & GAS (USA) INC	37797	MEMO 1838	773	705442	GARFIELD	T7S R92W SEC 20 SWNW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.
29253.000	GARY D & KAREN K HILL	AEC OIL & GAS (USA) INC	37263	NR	NR	NR	GARFIELD	T7S R92W SEC 16 SWNW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
								ownership and maintenance provisions set forth in the governing agreement.
29974.000	SHIDELER LAND & CATTLE CO	ENCANA OIL & GAS (USA) INC	38582	MEMO1844	247	707255	GARFIELD

T7S R92W
SEC 36  NENW

THIS IS A SURFACE USE AGREEMENT FOR WELL SITE C-36W
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

912915.000	ARNOLD D CHRISTNER AND ETHYL M CHRISTNER	MESA HYRDOCARBONS, INC	36083	NR	NR	NR	GARFIELD	T7S R92W SEC 8 S2S2NW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
912916.000	ARNOLD D CHRISTNER AND ETHYL M CHRISTNER	MESA HYRDOCARBONS, INC	36063	NR	NR	NR	GARFIELD	T7S R92W SEC 8 S2S2NW Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.
31040.000	B.J.M. LTD, K.R.K. LLLP, REBJAK LLLP, SHAEFFER FAMILY TRUST, AND SHAEFFER LTD	ENCANA OIL & GAS (USA) INC	38384	MEMO 1692	70	675291	GARFIELD

B.J.M. LTD
T6S R92W
SEC 30  LOTS 3 & 4
SEC 31  LOTS 1-4, W2SE
T7S R92W
SEC  6  SE, N2NESW, LOTS 1 & 2,
N2N2 OF LOT 3
K.R.K. LLLP
T7S R92W
SEC  6  S2N2 OF LOT 3, S2 OF LOT 3, SESW, S2NESW
SEC 7  LOTS 1 & 2, E2, E2W2
REBJAK LLLP
T7S R93W
SEC 11  E2E2, EXCEPT 3 ACRES
CONVEYED
BY WARRANTY DEED RECORDED IN DOCUMENT 279583
SEC 14  NENE
SHAEFFER FAMILY TRUST
T7S R93W
SEC 11  3 ACRES CONVEYED BY WARRANTY DEED RECORDED IN

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description

DOCUMENT 279583
SHAEFFER LTD
T7S R93W
SEC 12  W2, NE, N2SE
SEC 13  NENE
T7S R93W
SEC 18  LOT 1, E2NW, AND 3 ACRES SITUATED IN LOT 2 DESCRIBED BY METES & BOUNDS IN AGREEMENT
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and maintenance provisions set forth in the governing agreement.

13886.000	GORDMAN LEVERICH LIMITED LIABILITY PARTNERSHIP	AEC OIL & GAS (USA) INC	37312	NR	NR	NR	GARFIELD

T7S R93W
SEC 18  LOTS 2, 3, 4, SENW, E2SW, W2SE, NESE, SENE
T7S R94W
SEC 13  THOSE PORTION OF LOTS 2, 3, 4, SWNE, W2SE LYING EAST OF CENTER LINE OF GARFIELD COUNTY ROAD 17 TRAVERSING SAID SECTION
Limited to those lands on which existing Encana owned gas pipelines are located and limited as to the ownership and

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
								maintenance provisions set forth in the governing agreement.
12155.000	KRK LTD	SWANSON & MORRIS	34381	NA	NA	807149	GARFIELD	T7S R92W SEC 7 SENE
23037.000	MARVELLE COUEY ET AL	MESA HYDROCARBONS, INC	36584	1211	680	570543	GARFIELD	T7S R92W SEC 8 E2SW, W2NE, N2SE SEC 17 W2 SEC 18 NESE
23036.000	THOMAS L PASCO	MESA HYDROCARBONS, INC	36164	1211	887	570545	GARFIELD	T7S, R92W SEC 8 N2SWSW
23039.000	ARNOLD D CHRISTNER ET UX	MESA HYDROCARBONS, INC	36164	1211	683	570544	GARFIELD	T7S R92W SEC 8 S2SWSW
23041.000	NEIL H WASGSTROM ET UX	MESA HYDROCARBONS, INC	36167	1211	695	570547	GARFIELD	T7S R92W SEC 8 SWSW
23042.000	BJM LTD AND KRK LTD	MESA HYDROCARBONS, INC	36441	1211	677	570542	GARFIELD	T7S R92W SEC 6 ALL SEC 7 ALL
23067.000	SCOTT W BRYNILDSON ET UX	ENCANA OIL & GAS (USA) INC	38178	1612	129	657508	GARFIELD	T6S R92W SEC 18 ALL SEC 19 ALL SEC 20 ALL SEC 29 ALL SEC 30 ALL
27946.000	MARVELLE P COUEY AND KELLY W COUEY	ENCANA OIL & GAS (USA) INC	39468	NA	NA	745169	GARFIELD	T7S R93W SEC 5 SW, NWSE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
27950.000	JOSEPH H CLEM ET AL	ENCANA OIL & GAS (USA) INC	39503	NA	NA	747226	GARFIELD	T7S R95W 6TH PM SEC 16 NE SEC 10 SESW
28507.000	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	34642	933	318	475078	GARFIELD	T7S R92W SEC 31 PARTS OF THE W2NW
28509.000	BENZEL LIVESTOCK COMPANY	ENCANA GATHERING SERVICES (USA)	37840	1534	349	639841	GARFIELD	T6S R93W SEC 35 S2 SEC 36 ALL T7S 93W SEC 1 E2
28510.000	BENZEL LIVESTOCK COMPANY	ENCANA GATHERING SERVICES (USA)	37771	1486	214	630489	GARFIELD	T7S R93W SEC 1 S2S2 SEC 2 SESE
28521.000	LESTER A & JANET E GRAHAM	ENCANA GATHERING SERVICES (USA)	38026	1570	101	648577	GARFIELD

T7S R92W
SEC 18  LOT 2(NWSW, SWSW 16.35), LESS A TRACT DESCRIBED AS: BEGGINNING AT THE NORTHWEST CORNER OF THE NESW OF SECTION 18; THENCE SOUTH 1320 FEET; THENCE WEST 99 FEET; THENCE NORTH 1320 FEET; THENCE EAST 99 FEET TO THE POINT OF BEGINNING, CONTAINING 3 ACRES OF THE NE OF LOT 2 OF SAID SECTION 18, CONTAINTING 13.35 ACRES, MORE OR LESS.

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28522.000	RUTH V S MCDERMOTT	ENCANA GATHERING SERVICES (USA)	38029	1570	98	648576	GARFIELD

T7S R92W
SEC 18  LOT 2(NWSW, SWSW 16.35), LESS A TRACT DESCRIBED AS: BEGGINNING AT THE NORTHWEST CORNER OF THE NESW OF SECTION 18; THENCE SOUTH 1320 FEET; THENCE WEST 99 FEET; THENCE NORTH 1320 FEET; THENCE EAST 99 FEET TO THE POINT OF BEGINNING, CONTAINI

28542.000	PATRICIA DUNN	ENCANA GATHERING SERVICES (USA)	37782	1486	236	630496	GARFIELD	T7S R92W SEC 4 S2, W2 SEC 5 E2
28587.000	PAUL ROB SHIDELER	SNYDER OIL CORPORATION	30954	925	676	472195	GARFIELD	T7S R92W SEC 31 ALL
28594.000	KRK LTD	ENCANA GATHERING SERVICES (USA)	37439	1387	831	610952	GARFIELD	T7S R92W SEC 7 N2NE
28608.000	WALTER C & DOROTHY WIEBEN	ENCANA GATHERING SERVICES (USA)	37677	1448	950	623380	GARFIELD	T8S R92W SEC 7 LOT 3(NWSW 44.44, NESW 44.44), LOT 4 (SWSW 44.35, SESW 44.35), NWSE
28612.000	LESTER A & JANET E GRAHAM	ENCANA GATHERING SERVICES (USA)	37942	NA	NA	807152	GARFIELD	T7S R92W SEC 18 PART OF LOT 2(NWSW 16.35, SWSW 16.35)
28645.000	ANTHONY & GENEVIEVE VALDEZ	ENCANA GATHERING SERVICES (USA)	37523	1414	357	616051	GARFIELD	T6S R93W SEC 27 SWNW
28650.000	GREGORY & CHERI HASENBERG	AEC GATHERING SERVICES (USA) INC	37310	1343	84	600498	GARFIELD	T6S R93W SEC 27 NENW
28651.000	DAVID STEINHOFF	ENCANA GATHERING SERVICES (USA)	37567	1414	363	616053	GARFIELD	T6S R93W SEC 28 S2NESE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28653.000	DAVID STEINHOFF	AEC GATHERING SERVICES (USA) INC	37306	1343	97	6005002	GARFIELD	T6S R93W SEC 27 S2NWSW
28654.000	JAMES P BARE AND LAURETTA P BARE	AEC GATHERING SERVICES (USA) INC	37307	1343	87	600499	GARFIELD	T6S R93W SEC 27 SENW
28657.000	FREDERICK E SCHULTZ JR	ENCANA GATHERING SERVICES (USA)	37512	1414	354	616050	GARFIELD	T8S R93W SEC 27 NWNW
28691.000	SHAEFFER LTD	SWANSON & MORRIS LLC OIL & GAS	34521	918	247	469359	GARFIELD	T7S R92W SEC 18 E2NW, LOT 1(NWNW 15.85, SWNW 15.85), EAST 3 ACRES OF LOT 2(NWSW 16.35, SWSW 16.35)
28693.000	BARRY & MARILYN SHIDELER	ENCANA GATHERING SERVICES (USA)	37715	1510	762	634981	GARFIELD	T7S R92W SEC 19 E2
28901.000	LINDA CRAIG	ENCANA GATHERING SERVICES (USA)	38194	1612	959	657694	GARFIELD	T6S R93W SEC 35 NESW
28902.000	JUSTIN G HOGUE	ENCANA GATHERING SERVICES (USA)	38040	1580	958	650764	GARFIELD	T6S R93W SEC 34 NWNE
28904.000	LOUIS M & CATHY C MILLER	ENCANA GATHERING SERVICES (USA)	38015	1580	895	646529	GARFIELD	T6S R93W SEC 34 NENW
28905.000	LOUIS M & CATHY C MILLER	ENCANA GATHERING SERVICES (USA)	38105	1583	410	651306	GARFIELD	T6S R93W SEC 34 NENW
28909.000	MAMM CREEK COMMONS ET AL	ENCANA OIL & GAS (USA) INC	38477	1692	95	675298	GARFIELD	T6S R93W SEC 23 SE
28910.000	KANE ST JOHN COTTON	ENCANA GATHERING SERVICES (USA)	37909	1534	343	639839	GARFIELD	T7S R92W SEC 1 LOT 2(SWNW 10.46, SENW 10.46) SEC 2 LOT 1(SWNW 11.56, SENE 11.56)
28916.000	MARVELLE COUEY	ENCANA GATHERING SERVICES (USA)	37908	1534	352	639842	GARFIELD	T7S R92W SEC 8 NWNW
28918.000	WILLIAM COLOHAN	ENCANA OIL & GAS (USA) INC	38427	1692	76	675293	GARFIELD	T8S R96W SEC 3 NW SEC 4 NW T7S R96W SEC 34 W2

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28919.000	LUKE M & KIMBERLY D GROSS	ENCANA OIL & GAS (USA) INC	38480	1692	91	675297	GARFIELD	T8S R96W SEC 2 LOT 3(NENW 40.13), NW
28920.000	GILIN & LINDA G JONES	ENCANA OIL & GAS (USA) INC	38477	1692	83	675295	GARFIELD	T7S R98W SEC 35 N2S2SE
28921.000	LARRY A & KAREN K KLEBOLD	ENCANA OIL & GAS (USA) INC	38476	1692	101	675300	GARFIELD	T7S R98W SEC 36 W2SW
28922.000	FRANK W & YONEKO MCNEIL	ENCANA OIL & GAS (USA) INC	38478	1692	87	675296	GARFIELD	T7S R96W SEC 35 SESW
28923.000	HENRY J C SCHWARTZ ET UX	ENCANA GATHERING SERVICES (USA)	37897	1530	218	638870	GARFIELD	T7S R92W SEC 2 ALL
28924.000	RICHARD F ARBANEY	ENCANA GATHERING SERVICES (USA)	37916	1534	355	639843	GARFIELD	T7S R92W SEC 3 SE
28925.000	RICHARD F ARBANEY	ENCANA GATHERING SERVICES (USA)	37760	1476	241	628567	GARFIELD	T7S R92W SEC 3 SWSE SEC 10 N2NE
28929.000	MARVELLE & KELLY W COUEY	ENCANA GATHERING SERVICES (USA)	38376	1859	440	667911	GARFIELD	T7S R93W SEC 23 NE
28931.000	DANIEL A & GRETCHEN DUMAS	ENCANA GATHERING SERVICES (USA)	38038	1588	295	646221	GARFIELD	T7S R93W SEC 14 S2SE
28932.000	PATRICA DUNN	ENCANA GATHERING SERVICES (USA)	37917	1534	346	639840	GARFIELD	T7S R92W SEC 4 SWSE, SESW SEC 9 NE
28939.000	BARBARA A PITMAN ET AL	ENCANA OIL & GAS (USA) INC	38408	1667	309	669533	GARFIELD	T7S R92W SEC 18 NWNE
28942.000	HENRY J C SCHWARTZ ET UX	ENCANA GATHERING SERVICES (USA)	38047	1588	302	648223	GARFIELD	T7S R92W SEC 2 E2SW
28948.000	WALTER C & DOROTHY WIEBEN	ENCANA GATHERING SERVICES (USA)	37874	1522	55	637127	GARFIELD	T8S R93W SEC 1 SW SEC 2 SW SEC 11 N2 SEC 12 NW
28953.000	BENZEL LIVESTOCK COMPANY	ENCANA GATHERING SERVICES (USA)	37660	1539	60	640974	GARFIELD	T6S R93W SEC 25 W2 SEC 36 N2NW
28954.000	MARVELLE COUEY ET AL	AEC GATHERING SERVICES (USA) INC	37287	1343	142	600516	GARFIELD	T6S R92W SEC 29 NWSW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
28996.000	TIMOTHY ALLEN ROE	ENCANA GATHERING SERVICES (USA)	37702	1458	895	624885	GARFIELD	T7S R93W SEC 13 W2SW
29030.000	ANDRE & CHERYL CHARTIER	ENCANA GATHERING SERVICES (USA)	37856	NA	NA	807075	GARFIELD	T7S R93W SEC 4 E2E2 LOT 1(SWNE 21.85, SENE 21.65)
29031.000	ANDRE & CHERYL CHARTIER	AEC GATHERING SERVICES (USA) INC	37321	1343	122	600510	GARFIELD	T7S R93W SEC 4 E2E2 LOT 1(SWNE 21.85, SENE 21.65), E2E2SE
29032.000	KEITH W PUFFENBARGER ET UX	AEC GATHERING SERVICES (USA) INC	37327	1343	125	600511	GARFIELD	T7S R93W SEC 4 W/2 E/2 SE
29039.000	HUBBELL CABIN LLC	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37208	1316	819	594710	GARFIELD	T7S R93W SEC 9 NESW
29042.000	JUDITH K CANDOW	AEC GATHERING SERVICES (USA) INC	37320	1343	132	600513	GARFIELD	T6S R93W 6TH PM SEC 9 NESW
29043.000	CARL & ADELE E HUBBELL	ENCANA GATHERING SERVICES (USA)	37740	NR	NR	NR	GARFIELD	T7S R93 SEC 11 NENE
29065.000	H B SHAEFFER ET UX	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	36951	1270	511	584792	GARFIELD	T7S R93W SEC 11 NENE
29068.000	JERRY & DOROTHY R COOK	ENCANA GATHERING SERVICES (USA)	38048	1568	289	646219	GARFIELD	T7S R93W SEC 12 SWSE
29102.000	LOUIS M MILLER ET UX	ENCANA GATHERING SERVICES (USA)	38079	1576	136	649864	GARFIELD	T6S R93W SEC 34 LOT 31
29104.000	DAVID A ARMSTRONG	AEC GATHERING SERVICES (USA) INC	37321	1343	107	600505	GARFIELD	T6S R93W SEC 34 SWSW
29108.000	REBECCA L BROCK	AEC GATHERING SERVICES (USA) INC	37330	1371	699	607514	GARFIELD	T6S R93W SEC 34 NWNW
29113.000	BENZEL LIVESTOCK COMPANY	ENCANA GATHERING SERVICES (USA)	37662	1488	239	630497	GARFIELD	T6S R93W SEC 35 E2SW
29116.000	BENZEL LIVESTOCK COMPANY	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37131	1322	87	595892	GARFIELD	T6S R93W SEC 36 NE, SE
29142.000	KELLY COUEY	ENCANA GATHERING SERVICES (USA)	37410	1362	341	605142	GARFIELD	T7S R92W SEC 8 E2NE SEC 9 SWNW
29197.000	ERNESTO & ANNA CRUZ	ENCANA GATHERING SERVICES (USA)	37864	1620	10	659302	GARFIELD	T8S R92W SEC 29 NESW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29237.000	ROBERT R BUERGER ET UX	ENCANA GATHERING SERVICES (USA)	37649	1434	282	620222	GARFIELD	T7S R92W SEC 16 S2 SEC 21 NENW
29242.000	DWIGHT D KOCHEVAR ET UX	ENCANA GATHERING SERVICES (USA)	37546	NA	NA	807117	GARFIELD	T8S R93W SEC 33 SENW
29246.000	WALTER S & BETTY J ROLES	ENCANA GATHERING SERVICES (USA)	37840	1486	233	630495	GARFIELD	T6S R93W SEC 13 NESE
29270.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	37664	1438	50	621114	GARFIELD	T7S R93W SEC 22 W2SE SEC 27 NESW, NWSE, E2NW, NWNE
29271.000	WALTER C WIEBEN ET UX	ENCANA OIL & GAS (USA) INC	37434	NA	NA	807214	GARFIELD	T8S R92 SEC 7 SW
29276.000	BARRY C SHIDELER ET UX	ENCANA GATHERING SERVICES (USA)	37691	1469	659	627302	GARFIELD	T8S R92W SEC 6 LOT 1(NENE 31.58), SENE
29281.000	GARY L KELLY ET AL	AEC GATHERING SERVICES (USA) INC	37307	1343	116	600508	GARFIELD	T7S R93W SEC 3 S2/3N2SW
29287.000	KURT E & LESLIE B SCHULTZ	ENCANA GATHERING SERVICES (USA)	37810	1504	471	633904	GARFIELD	T8S R92W SEC 33 NESE
29314.000	JOHN L & MARY H RAILSBACK	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37125	1322	84	595691	GARFIELD	T8S R92W SEC 32 NENW
29319.000	BJM LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37202	1325	942	596722	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SE 48.21)
29320.000	KRK LTD	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37166	1295	351	590287	GARFIELD	T6S R92W SEC 30 LOT 4(SWSW 48.21, SESW 48.21) S2 SEC 7 LOT 1(NWNW 18.30, SWNW 18.30) N2
29333.000	JAMES A & WILLA F HOLGATE	ENCANA GATHERING SERVICES (USA)	37813	NR	NR	NR	GARFIELD	T8S R92W SEC 33 SENE
29336.000	EDDIE B & DENISE L ELDER	ENCANA GATHERING SERVICES (USA)	37702	1456	898	624888	GARFIELD	T7S R93W SEC 13 NW
29345.000	WALTER C & DOROTHY WIEBEN	ENCANA GATHERING SERVICES (USA)	37874	1522	48	837124	GARFIELD	T8S R93W SEC 11 SE SEC 12 SW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29341.000	WALTER C & DOROTHY WIEBEN	ENCANA GATHERING SERVICES (USA)	37890	NA	NA	807213	GARFIELD	T8S R93W SEC 2 S2 SEC 11 ALL
29352.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	38243	1622	439	659741	GARFIELD	T7S R93W SEC 22 SESW
29358.000	BARRY C SHIDELER ET UX	ENCANA GATHERING SERVICES (USA)	37691	1469	662	627303	GARFIELD	T8S R92W SEC 6 SE
29380.000	AIRPORT LAND PARTNERS LTD	ENCANA OIL & GAS (USA) INC	38079	1578	389	650315	GARFIELD	T8S R92W SEC 19 LOT 3(NESW 48.42, NWSW 48.42) T8S R93W SEC 24 NESE, SE
29800.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	37690	NA	NA	807077	GARFIELD	T7S R93W SEC 13 NW
29801.000	BARBARA A PITMAN ET AL	ENCANA GATHERING SERVICES (USA)	38335	1651	1637	666045	GARFIELD	T7S R93W SEC 13 NWNW
29614.000	DAYBREAK REALTY LLC	ENCANA OIL & GAS (USA) INC	38610	1736	193	684447	GARFIELD	T7S R95W SEC 30 LOT 7(SWNW 38.57), LOT 8(NWSW 38.27), SENW, SWNE
29816.000	RAY & PATRICIA RICHARDSON	ENCANA OIL & GAS (USA) INC	38492	1704	683	677724	GARFIELD	T7S R96W SEC 35 SESW
29817.000	FRANK L BAILEY ET UX	ENCANA OIL & GAS (USA) INC	38651	NR	NR	NR	MESA	T8S R96W SEC 14 NENW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29818.000	SHIRLEY A BREWER ET AL	ENCANA OIL & GAS (USA) INC	38384	1663	30	668695	GARFIELD

T8S R96W 6TH PM
SEC  3  NWSE EXCEPT THE FOLLOWING DESCRIBED PARCEL: A PARCEL OF LAND LOCATED IN THE NE CORNER OF THE NWSE OF SEC 3, BEGINNING AT THE NE CORNER OF SAID NWSE, THENCE SOUTHERLY ALONG THE EAST LINE OF SAID NWSE A DISTANCE OF 466.69 FEET, THENCE WESTERLY ALONG A LINE PARALLEL TO THE NORTH LINE OF SAID NWSE A DISTANCE OF 466.69’, THENCE NORTHERLY ALONG A LINE PARALLEL TO SAID EAST LINE OF SAID NWSE TO THE NORTH LINE OF SAID NWSE, THENCE EASTERLY ALONG THE NROTH LINE TO THE POB.

29820.000	ROBERT J CROMPTON JR	ENCANA GATHERING SERVICE (USA)	38309	3824	385	2235422	GARFIELD	T8S R96W 6TH PM SEC 10 NESE
29825.000	ROGER LEE KNOX ET UX	ENCANA GATHERING SERVICES (USA)	38319	1851	634	666044	GARFIELD	T8S R96W 6TH PM SEC 10 ALL, LYING NORTHEAST OF CR 306 AS IS NOW IN PLACE AND IN USE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
								SEC 11 N2NW, SWNW
29827.000	LARRY D KNOX ET UX	ENCANA OIL & GAS (USA) INC	38387	1663	34	668696	GARFIELD

T8S R96W 6TH PM
SEC 3 SWNE, SENW, LESS AND EXCEPT, A PARCEL OF SECTION DESCRIBED AS 720 FEET WEST ALONG THE NROTH PROPERTY LINE FROM THE NE CORNER OF SECTION 3 TO THE POINT OF BEGINNING; THENCE 720 FEET EAST ALONG THE NORTH PROPERTY LINE TO THE NE CORNER OF SECTION 3; THENCE SOUTH 600 FEET ALONG THE EAST PROPERTY LINE; THENCE NORWESTERLY 937.23 FEET ALONG A LINE TO THE POINT OF BEGINNING.

29935.000	ROGER AND SANDRA KNOX	ENCANA OIL & GAS (USA) INC	38479	1704	703	677730	GARFIELD	T8S R96W 6TH PM SEC 10 ALL, LYING NE OF COUNTY ROAD 306 SEC 11 N2NW, SWNW
29937.000	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	37691	NA	NA	807084	GARFIELD	T6S R92W 6TH PM SEC SE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29940.000	BENZEL LIVESTOCK CO	ENCANA OIL & GAS (USA) INC	38027	1583	452	647079	GARFIELD	T6S R93W 6TH PM SEC 25 W2 SEC 26 E2
29941.000	BENZEL LIVESTOCK LLLP	ENCANA OIL & GAS (USA) INC	38093	1580	854	650782	GARFIELD	T8S R93W 6TH PM SEC 26 E2 SEC 35 NENE SEC 36 N2, E2 T7S R93W 6TH PM SEC 1 E2
29961.000	SPECIALTY TARVERNS INC	ENCANA OIL & GAS (USA) INC	38772	NA	NA	807201	GARFIELD	T6S R92W 6TH PM
29976.000	JACK C & ROBERT W ENYEART	ENCANA OIL & GAS (USA) INC	38890	1820	802	702199	GARFIELD	T7S R95W 6TH PM SEC 16 NWNW
29981.000	BARRY AND MARY SHIDELER	ENCANA OIL & GAS (USA) INC	37691	1469	659	627302	GARFIELD	T8S R92W 6TH PM SEC 6 LOT 1(NENE 31.58), SENE
29985.000	BARRY AND MARILYN SHIDELER	ENCANA OIL & GAS (USA) INC	37890	1539	47	640971	GARFIELD	T8S R92W 6TH PM SEC 6 NWNW (AKA LOT 3) T8S R93W 6TH PM SEC 1 TRACTS 37 AND 45 SEC 12 TRACTS 49 AND 50
29992.000	JERRY AND MARY SATTERFIELD	ENCANA OIL & GAS (USA) INC	38452	1704	693	677727	MESA	T8S R96W 6TH PM SEC 10 N2NE, E2NW
29994.000	LAURENCE AND LINDA BRADLEY	ENCANA OIL & GAS (USA) INC	38664	4329	169	2357444	MESA	T8S R96W 6TH PM SEC 10 SESE
29996.000	EDWARD JAMES AND CONNIE RENEE MACKEY	ENCANA OIL & GAS (USA) INC	39650	1836	705	705420	GARFIELD	T8S R96W SEC 14 NWNE, AKA LOT 7 OF HOUSETOP MOUNTAIN RANCHOS, FILING #2
30804.000	LYNN J SHORE ET VIR	ENCANA OIL & GAS (USA) INC	39682	1849	456	708290	GARFIELD	T7S R95W 6TH PM SEC 16 SWNE
30815.000	DAYBREAK REALTY LLC	ENCANA OIL & GAS (USA) INC	38372	NR	NR	NR	GARFIELD	T7S R96W 6TH PM SEC 36 N2NE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
30853.000	BENZEL LAND LLLP	ENCANA OIL & GAS (USA) INC	40416	NA	NA	791401	GARFIELD	T7S R93W, 6TH PM SEC 1 SEC 2 T6S R93W, 6TH PM SEC 35
30857.000	SHAEFFER LTD ET AL	ENCANA OIL & GAS (USA) INC	40464	NA	NA	807196	GARFIELD	T7S R93W, 6TH PM SEC 12 N2N2
30858.000	KRK LLLP	ENCANA OIL & GAS (USA) INC	40464	NA	NA	793822	GARFIELD	T7S R92W, 6TH PM SEC 7 LOT 1, NENW, N2NE
30859.000	KRK LLLP	ENCANA OIL & GAS (USA) INC	40464	NR	NR	NR	GARFIELD	T7S R92W, 6TH PM SEC 6 LOT 3, SWSW
30860.000	LARRY D KNOX ET AL	ENCANA OIL & GAS (USA) INC	40436	N/A	N/A	795002	GARFIELD	T8S R96W, 6TH PM SEC 2 LOT 4, SWNW SEC 3 SENE, SWNE, SENW
30871.000	SHAEFFER LTD ET AL	ENCANA OIL & GAS (USA) INC	39873	NA	NA	802542	GARFIELD	T7S R92W SEC 6 ALL SEC 7 ALL T7S R93W SEC 11 ALL SEC 12 ALL
31024.000	ROBERT J CROMPTON JR	ENCANA OIL & GAS (USA) INC	38965	4300	15	2350313	MESA	T8S R96W 6TH PM SEC 10 NESE
31029.000	JOHN RAILSBACK ET UX	ENCANA OIL & GAS (USA) INC	38985	1877	210	713768	GARFIELD	T6S R92W 6TH PM SEC 32 SENW
31034.000	WYLEY H COTTON	ENCANA OIL & GAS (USA) INC	38961	1877	202	713766	GARFIELD	T7S R92W 6TH PM SEC 1 LOT 2 (10.48 SENW)
31035.000	KANE ST JOHN COTTON	ENCANA OIL & GAS (USA) INC	38959	1877	206	713767	GARFIELD	T7S R92W 6TH PM SEC 1 LOT 2
31053.000	FRANK L BAILEY ET UX	ENCANA OIL & GAS (USA) INC	39041	4351	596	2363175	MESA	T8S R96W 6TH PM SEC 14 NENW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
31055.000	WILLIAM COLOHAN	ENCANA OIL & GAS (USA) INC	39020	NR	NR	NR	GARFIELD	T7S R96W 6TH PM SEC 33 SESE SEC 34 SWSW T8S R93W 6TH PM SEC 4 NENE
31064.000	BARBARA A PITMAN ET AL	ENCANA OIL & GAS (USA) INC	38931	1899	766	718449	GARFIELD	T7S R93W 6TH PM SEC 27 NESE
31069.000	MILTON R SCHOLL JR ET UX	ENCANA OIL & GAS (USA) INC	38938	4379	214	2369935	MESA	T8S R96W 6TH PM SEC 11 SESW
31071.000	FRANK L BAILEY ET UX	ENCANA OIL & GAS (USA) INC	39027	4379	208	2369933	MESA	T8S R96W 6TH PM SEC 14 NENW
31078.000	THOMAS SCHICKLING ET UX	ENCANA OIL & GAS (USA) INC	38589	1738	199	684449	GARFIELD	T8S R96W 6TH PM SEC 34 SWSW, NWSW
31079.000	BENZEL LAND LLLP	ENCANA OIL & GAS (USA) INC	38580	1736	205	684451	GARFIELD	T6 R93W 6TH PM SEC 26 SWNE
31082.000	WILLIAM COLOHAN	ENCANA OIL & GAS (USA) INC	38593	1704	708	877731	GARFIELD	T8S R96W 6TH PM SEC 3 SWNW SEC 4 SENE
31085.000	JERRY COOK ET UX	ENCANA OIL & GAS (USA) INC	38391	1674	457	671210	GARFIELD	T7S R93W 6TH PM SEC 12 SESE
31088.000	JOSEPH H CLEM ET AL	ENCANA OIL & GAS (USA) INC	38924	1925	1109	722997	GARFIELD	T7S R95W 6TH PM SEC 15 SENW, SWNE, SENE, NENE
31099.000	JAMES WILLIAM TAYLOR	ENCANA OIL & GAS (USA) INC	39256	NA	NA	730700	GARFIELD	T8S R93W 6TH PM SEC 33 SESW (LOT 47)
31102.000	CHEROKEE MOUNTAIN ESTATES	CHEROKEE MOUNTAIN ESTATES LLC	39287	NA	NA	731410	GARFIELD	T7S R92W 6TH PM SEC 3 S2SW
31105.000	LOUIS M MILLER ET UX	ENCANA OIL & GAS (USA) INC	39128	NA	NA	733106	GARFIELD	T6S R93W 6TH PM SEC 34 NENW
31126.000	HENRY JC SCHWARTZ ET AL	ENCANA OIL & GAS (USA) INC	39539	NA	NA	747504	GARFIELD	T7S R92W 6TH PM SEC 2 W2SE, S2SW (EAST DRY HOLLOW 20” PIPELINE)

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
31131.000	SHIRLEY A ARBANEY ET AL	ENCANA OIL & GAS (USA) INC	39572	NA	NA	749163	GARFIELD	T7S R92W 6TH PM SEC 3 S2SE SEC 10 N2NE
31138.000	JOSE N REYES MALDONADO ET	ENCANA OIL & GAS (USA) INC	39599	NA	NA	752038	GARFIELD	T8S R93W 6TH PM SEC 27 NWNE
31143.000	TORRANCE A EUBANKS	ENCANA OIL & GAS (USA) INC	39674	NA	NA	755820	GARFIELD	T7S R92W 6TH PM SEC 11
31155	DAVID D SKINNER ET UX	ENCANA GATHERING SERVICE (USA)	37922	1532	858	639504	GARFIELD	T8S R97W, 6TH PM SEC 11 E2SE
31158	JOSE N REYES MALDONADO ET	ENCANA OIL & GAS (USA) INC	39833	NA	NA	763922	GARFIELD	T8S R93W, 6TH PM SEC 27 NWNE
31176	UNION PACIFIC REAILROAD CO	ENCANA OIL & GAS (USA) INC	38506	NR	NR	NR	GARFIELD	T7S R96W 6TH PM SEC 27
37521	SPECIALTY TARVERNS INC	ENCANA OIL & GAS (USA) INC	38772	1836	714	705423	GARFIELD	T8S R92W 6TH PM SEC20 PART SEC21 PART SEC28 PART SEC29 PART
37527	BENZEL LIVESTOCK LLLP	ENCANA OIL & GAS (USA) INC	38095	1580	954	650782	GARFIELD	T8S R93W 6TH PM SEC 26 E2 SEC 35 NENE SEC 36 N2E2 T7S R93W 6TH PM SEC 1 E2
37528	CHARLES FRANCHUK ET UX	ENCANA GATHERING SERVICES (USA)	38210	1618	448	659026	GARFIELD	T6S R93W SEC 22 SWNE
37534	DAVID A ARMSTRONG	ENCANA OIL & GAS (USA) INC	38503	1729	247	662945	GARFIELD	T6S R93W 6TH PM SEC 34 SWSW
37551	SCOTT WILHELM ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37125	1325	939	596721	GARFIELD	T6S R92W 6TH PM SEC 33 NWNE
37591	WILLIAM J STANLEY ET UX	ENCANA OIL & GAS (USA) INC	38674	4273	627	2344192	MESA	T8S R96W 6TH PM SEC 14 SWNE AKA LOT MM 10 OF HOUSETOP MOUNTAIN ESTATES

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
37593	TORY G PETREE ET UX	ENCANA GATHERING SERVICES (USA)	37853	NA	NA	807202	GARFIELD	T6S R93W 6TH PM SEC 22 SWSE
37595	LYNN J SHORE ET UX	ENCANA OIL & GAS (USA) INC	38951	1849	452	708289	GARFIELD	T7S R95W 6TH PM SEC 16 NWSE
37597	KENNETH R WHITE ET UX	ENCANA OIL & GAS (USA) INC	38929	4235	836	2335080	GARFIELD	T8S R95W 6TH PM SEC 14 NENE
38010	SHARON GARDNER	ENCANA OIL & GAS (USA) INC	38899	1855	304	709439	GARFIELD	T7S R95W SEC 20 SENW, SWNE
38013	JACK G PAVISICH ET UX	ENCANA OIL & GAS (USA) INC	38974	1887	770	715845	GARFIELD	T7S R95W 6TH PM SEC 16 NENW
38014	BATTLEMENT MESA PARTNERS	ENCANA OIL & GAS (USA) INC	38910	1887	775	715846	GARFIELD	T7S R95W 6TH PM SEC 16 SWSW SEC 17 SESE
38015	WAYNE PAYTON & ALBERTA	ENCANA OIL & GAS (USA) INC	38938	1887	779	715847	GARFIELD	T7S R95W 6TH PM SEC 20 E2NE
38016	ALBERTA PAYTON, ET AL	ENCANA OIL & GAS (USA) INC	38938	1887	784	715848	GARFIELD	T7S R95W 6TH PM SEC 20 W2SW, NESW, NWSE
38017	KRISTIN CAMPBELL	ENCANA OIL & GAS (USA) INC	38994	1887	789	715849	GARFIELD	T7S R95W 6TH PM
38021	LYNN J SHORE ET UX	ENCANA OIL & GAS (USA) INC	38937	1887	807	715854	GARFIELD	T7S R95W 6TH PM SEC 16 SWNE
38057	HENRY J SCHWARTZ ET UX	ENCANA OIL & GAS (USA) INC	39121	1915	479	721168	GARFIELD	T7S R92W 6TH PM SEC 2 NWSE
38061	DANIEL R GARDNER ET AL	ENCANA OIL & GAS (USA) INC	39151	1925	10	722995	GARFIELD	T7S R95W 6TH PM SEC 28 LOTS 3 & 4 (N2NW)
38063	MILTON R SCHOLL JR ET UX	ENCANA OIL & GAS (USA) INC	39169	4422	55	2379944	MESA	T9S R96W 6TH PM SEC 11 SESW
38082	ALBERTA PAYTON, ET AL	ENCANA OIL & GAS (USA) INC	39195	1942	429	726617	GARFIELD	T7S R95W 6TH PM SEC 20 W2SW, NESW, SWSE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
39451	JERRY AND MARY SATTERFIELD	ENCANA OIL & GAS (USA) INC	38479	1704	700	677729	GARFIELD

T8S R96W 6TH PM
SEC 10 THE NORTH 15 ACRES OF THE EAST 30 ACRES OF THE NENE, LESS AND EXCEPT THAT PROTION CONVEYED TO THE BOARD OF COUNTY COMMISSIONERS OF GARFIELD COUNTY IN BOOK 133 AT PAGE 292, AND EXCEPT THAT PORTION OF THE NENE OF SECTION 10 LYING NORTHEAST OF COUNTY ROAD 306 AS IT IS NOW IN PLACE AND IN USE

39453	SHELTON PROPERTIES LLC	ENCANA OIL & GAS (USA) INC	38694	4329	185	2357450	MESA	T8S R96W 6TH PM SEC 14 NESE, ALSO KNOWN AS LOT MM 14 OF HOUSETOP MOUNTAIN ESTATES
39456	JEFFREY SATTERFIELD ET UX	ENCANA OIL & GAS (USA) INC	38497	1704	697	677720	GARFIELD	T8S 96W 6TH PM SEC 10
39459	ESTATE OF VIRGINIA EDSON	ENCANA OIL & GAS (USA) INC	38939	4273	611	2344187	MESA	T8S R96W 6TH PM SEC 11 SESW
39460	KEN DIAZ	ENCANA OIL & GAS (USA) INC	38674	4273	630	2344193	MESA	T8S R96W 6TH PM SEC 14 SENW EXCLUDING 4.71 ACRES FROM THE SOUTHWEST CORNER
39461	FIVE R VENTURES LTD	ENCANA OIL & GAS (USA) INC	38734	4273	614	2344188	MESA	T8S R96W 6TH PM SEC 14 NWNW
39463	FRANK L BAILEY ET UX	ENCANA OIL & GAS (USA) INC	38955	1853	330	709014	MESA	T8S R96W SEC 14 NENW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
39467	LARRY D KNOX ET UX	ENCANA OIL & GAS (USA) INC	38464	1781	459	694326	GARFIELD	T8S R96W 6TH PM SEC 2 S2NW SEC 3 S2NE, SENW
39468	DAVID M AND SHEILA A RADEL	ENCANA OIL & GAS (USA) INC	39681	1853	342	709018	GARFIELD	T8S R98W 6TH PM SEC 11 NWSW
39469	DAVID M AND SHEILA A RADEL	ENCANA OIL & GAS (USA) INC	38981	1853	336	709016	GARFIELD	T8S R98W 6TH PM SEC 11 NWSW
39475	CHARLES J PARADISE ET AL	ENCANA GATHERING SERVICES (USA)	38279	1639	880	663526	GARFIELD	T7S R93W 6TH PM SEC 5 S2SW
39481	MARVELLE P COUEY ET AL	ENCANA OIL & GAS (USA) INC	38833	NA	NA	807171	GARFIELD	T7S R92W 6TH PM SEC 5 S2SW
39486	BARBARA A PITMAN ET AL	AEC GATHERING SERVICES (USA) INC	37312	NA	NA	807080	GARFIELD	T7S R92W SEC 18 NWNE
39489	BARTON F PORTER ESTATE	ENCANA GATHERING SERVICES (USA)	38209	1629	366	661363	GARFIELD	T8S R93W 6TH PM SEC 35 NESW
39490	RICHARD H GRAHAM ET UX	ENCANA OIL & GAS (USA) INC	38938	NA	NA	731944	GARFIELD	T6S R93W 6TH PM SEC 32 W2
39494	WILLIAM COLOHAN	ENCANA OIL & GAS (USA) INC	38604	1736	196	684448	GARFIELD	T8S T96W 6TH PM SEC 4 SENE
39495	LLOYD GARY MOORE ET AL	ENCANA GATHERING SERVICES (USA)	37026	MEMO 1528	19	638345	GARFIELD	T6S R92W 6TH PM SEC 33 SWNE
44921	DANIEL R GARDNER ET AL	ENCANA OIL & GAS (USA) INC	39652	NA	NA	756529	GARFIELD	T7S R95W 6TH PM SEC 21 SWSW SEC 28 NWNW
44944	LINDA JONES	ENCANA OIL & GAS (USA) INC	40358	NA	NA	791314	GARFIELD	T7S R96W 6TH PM SEC 35 N2S2SE
44947	FRANK W MCNEIL ET UX	ENCANA OIL & GAS (USA) INC	40395	NA	NA	793438	GARFIELD	T7S R96W 6TH PM SEC 35 SESW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
44950	LARRY A KLEBOLD	ENCANA OIL & GAS (USA) INC	40513	NA	NA	796162	GARFIELD

T7S R96W, 6TH PM
SEC 36 W2SW THE CENTERLINE OF SAID ROW BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMNENCING AT A THE SW CORNER OF SAID SEC 36 AND RUNNING THENCE N 88 DEGREES 38’55” E, 1322.46 FEET ALONG THE SOUTH LINE OF SAID SEC, THENCE N 00 DEGREES 09’28”e, 1430.35 FEET TO THE POINT OF THE BEGINNING, SAID POINT LYING ON THE EAST LINE OF SAID S2SW

13213	EDWARD ROSEMAN	ENCANA OIL AND GAS (USA), INC.	37390	1406	311	614521	GARFIELD	T6S R93W SEC 34 SW
15712	JOSEF P. LANGEGGER DBA TWIN CREEK RANCH	ENCANA OIL AND GAS (USA), INC.	40409	N/A	N/A	784954	GARFIELD	T7S R92W SEC 12
26034	SHAEFFER LTD., ET AL	ENCANA OIL AND GAS (USA), INC.	40806	NA	NA	809166	GARFIELD	T7S R93W SEC 12 N2SE, SENE, NENE
26035	RONALD E. TIPPING, ET AL	ENCANA OIL AND GAS (USA), INC.	40735	NA	NA	805263	GARFIELD	T7S R96W SEC 34 W2NW
26037	WALTER WIEBEN	ENCANA OIL AND GAS (USA), INC.	40695	NA	NA	805425	GARFIELD	T8S R93W SEC 11 SESE
26045	KRK LLLP	ENCANA OIL AND GAS (USA), INC.	40827	NA	NA	810166	GARFIELD	T7S R92W SEC 7 Lot 1

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
26046	SHIDELER LAND AND CATTLE COMPANY, LLC	ENCANA OIL AND GAS (USA), INC.	40771	NA	NA	807541	GARFIELD	T7S R92W SEC 31 Lot 2, NESW T8S R93W SEC 1 Tract 70
28500	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37489	1389	130	611179	GARFIELD	T7S R92W SEC 31 SENE
28502	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	34625	N/A	N/A	807105	GARFIELD	T7S R92W SEC 31 Lot 1
28503	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37489	1389	123	611178	GARFIELD	T7S R92W SEC 31 SENE
28512	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37565	1414	344	616048	GARFIELD	T7S R93W SEC 1 NE
28534	W.F. CLOUGH	ENCANA GATHERING SERVICES (USA), INC.	37875	1518	318	636483	GARFIELD	T6S R94W SEC 13 Part of NWNE
28559	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37489	1393	951	612150	GARFIELD	T7S R92W SEC 31 Lot 1, S2, SENW
28945	ESTATE OF PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	38045	1568	311	648227	GARFIELD	T7S R92W SEC 30 E2, SE, SW
28946	ESTATE OF PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	38326	1556	390	645260	GARFIELD	T7S R92W SEC 31 NESW, SESW
28947	ESTATE OF PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37999	1556	406	645263	GARFIELD	T7S R92W SEC 31 NESW
28956	PAUL ROB SHIDELER	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	37152	1371	686	607513	GARFIELD	T6S R92W SEC 29 S2S2 SEC 32 N2NE, NENW SEC 33 N2NW
29092	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37754	1476	224	628564	GARFIELD	T7S R93W SEC 25 NWNE
29124	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37754	1476	217	628563	GARFIELD	T7S R92W SEC 31 E2E2
29125	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA), INC.	37754	1476	231	628565	GARFIELD	T7S R92W SEC 31 NE
29165	MARVELLE COUEY, ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	36130	1101	595	536454	GARFIELD	T7S R92W SEC 31 NE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
29255	ESTATE OF PAUL R SHIDELER	ENCANA GATHERING SERVICES (USA)	38014	1560	892	646528	GARFIELD	T6S R92W SEC 32 N2SE SEC 3 NW
29265	JAMES L ROSE	ENCANA GATHERING SERVICES (USA)	37571	1406	302	614517	GARFIELD	T7S R93W SEC 22 SENW
29269	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA)	37489	1393	944	612149	GARFIELD	T7S R93W SEC 25 NWNE
29280	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA)	37489	1389	116	611177	GARFIELD	T7S R93W SEC 25 NWNE
29306	BARTON F PORTER ET AL	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	36844	NA	NA	807088	GARFIELD	T6S R93W SEC 35 NENW
29345	WALTER C & DOROTHY WIEBEN	ENCANA GATHERING SERVICES (USA) INC	37874	1522	48	637124	GARFIELD	T8S R93W SEC 11 SE SEC 12 SW
29387	CAROL SHIDELER BENNETT	SNYDER OIL CORPORATION	34680	N/A	N/A	807107	GARFIELD	T7S R92W SEC 31 ALL
29392	SHIDELER LAND & CATTLE CO	ENCANA GATHERING SERVICES (USA) INC	38609	N/A	N/A	807197	GARFIELD	T7S R92W SEC 31 SWSE
29932	LARRY D & DANNA KNOX INDIVIDUALLY & AS H/W	ENCANA OIL AND GAS (USA), INC.	38464	1781	436	694315	GARFIELD	T8S R96W 6TH PM SEC 3 SENW
29939	BENJAMIN SHIDELER, PERSONAL REP. OF THE ESTATE OF PAUL R. SHIDELER DECEASED	ENCANA GATHERING SERVICES (USA) INC	38014	N/A	N/A	807121	GARFIELD	T6S R92W 6TH PM SEC 32 N2SE SEC 33 N2NW, SWNW
29987	PAUL ROB SHIDELER	ENCANA GATHERING SERVICES (USA) INC	37565	N/A	N/A	807185	GARFIELD	T8S R93W 6TH PM SEC 1 NE
30818	SHIDELER LAND & CATTLE CO LLC	ENCANA GATHERING SERVICES (USA) INC	38757	N/A	N/A	807198	GARFIELD	T7S R92W 6TH PM SEC 30 SW T7S R92W 6TH PM SEC 25 S2
30873	BENZEL LAND LLLP	ENCANA OIL AND GAS (USA), INC.	40641	N/A	N/A	801553 & 810384	GARFIELD	T6S R93W SEC 36 NWNE, NENW
30874	BENZEL LAND LLLP	ENCANA OIL AND GAS (USA), INC.	40682	N/A	N/A	810383	GARFIELD	T6S R93W SEC 36 NWNE, NENW
31065	SHIDELER LAND & CATTLE CO LLC	ENCANA OIL AND GAS (USA), INC.	38925	1899	756	718446	GARFIELD	T7S R93W 6TH PM SEC 25 SW

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
31106	SHIDELER LAND & CATTLE CO LLC	ENCANA OIL AND GAS (USA), INC.	39257	N/A	N/A	733107	GARFIELD	T7S R92W SEC 30 T7S R92W SEC 31 T7S R93W SEC 25
31135	SHIDELER LAND & CATTLE CO LLC	ENCANA OIL AND GAS (USA), INC.	39586	N/A	N/A	751406	GARFIELD	T7S R93W 6TH PM SEC 25 NE
31152	SHIDELER LAND & CATTLE CO LLC	ENCANA OIL AND GAS (USA), INC.	39770	N/A	N/A	760060	GARFIELD	T7S R92W, 6TH PM SEC 30 SW SEC 31 ALL T8S R93W, 6TH PM SEC 1 TRACT 69, LOT 18, LOT 20, TRACT 70
37518	RICHARD H & PHYLLIS A GRAHAM	SOUTHEAST PICEANCE PIPELINE JOINT VENTURE	35534	1035	892	514227	GARFIELD	T6SR92W S32 SEC32 W2SW4
37523.000	SHIDELER LAND AND CATTLE	ENCANA OIL & GAS (USA) INC	38573	1781	469	694329	GARFIELD	T7S R93W 6TH PM SEC 25 SW SEC 26 SESE
37530.000	SHIDELER LAND AND CATTLE	ENCANA OIL & GAS (USA) INC	38690	1781	433	694314	GARFIELD	T7S R92W 6TH PM SEC 31 SWSE
37557	BARRY C SHIDELER ET UX	ENCANA OIL & GAS (USA) INC	38596	1836	737	705429	GARFIELD	T7S R92W 6TH PM SEC 19 NWSE
37568	SHIDELER LAND & CATTLE CO	ENCANA GATHERING SERVICES (USA)	38582	1736	202	684450	GARFIELD	T7S R93W 6TH PM SEC 36 NENW
37570	SHIDELER LAND & CATTLE CO	ENCANA GATHERING SERVICES (USA)	38577	1736	208	684452	GARFIELD	T7S R93W 6TH PM SEC 25 SW SEC 26 SESE
37589	SHIDELER LAND AND CATTLE	ENCANA GATHERING SERVICES (USA)	38690	1781	447	694322	GARFIELD	T7S R92W 6TH PM SEC 30 NW T7S R93W 6TH PM SEC 25 NE
39462	FIVE R VENTURES LTD	ENCANA OIL & GAS (USA) INC	38665	4273	621	2344190	MESA	T8S R96W 6TH PM SEC 14 NWNW SEC 15 NENE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
39478	KEITH W. PUFFENBARGER & SUSAN E. PUFFENBARGER	ENCANA GATHERING SERVICES (USA) INC.	37805	NA	NA	807145	GARFIELD	T7S R93W 6TH PM SEC 4 W2E2SE4
44923	RANDY N WARREN ET UX	ENCANA OIL & GAS (USA) INC	39624	NA	NA	809868	GARFIELD	T7S R95W 6TH PM SEC 15 NESE
44951	GERALD D. COOK AND KYONG A. COOK, ET UX	ENCANA OIL & GAS (USA) INC	40506	NA	NA	797859	GARFIELD	T7S R95W 6TH PM SEC 20 W2NWNE
44953	MARL M. MARTIN AND PATRICIA L. MARTIN, ET UX	ENCANA OIL & GAS (USA) INC	40500	NA	NA	797871	GARFIELD	T7S R95W 6TH PM SEC 20 E2NWNE
44959	WAYNE PAYTON AND ALBERTA PAYTON	ENCANA OIL & GAS (USA) INC	40520	NA	NA	797872	GARFIELD	T7S R95W 6TH PM SEC 20 E2NE
45054	CLOUGH SHEEP COMPANY, LLC	ENCANA OIL & GAS (USA) INC	40980	NA	NA	816595	GARFIELD	T7S R94W 6TH PM SEC 13 LOT 2
50001	NE BY NE LLLP	GRAND RIVER GATHERING LLC	41158	NA	NA	824440	GARFIELD	T7S R93W 6TH PM SEC 12 NENE
50002	DAVID P. HOWELL AND ALVERA J. HOWELL	ENCANA OIL & GAS (USA) INC	40974	NA	NA	819274	GARFIELD	T7S R92W 6TH PM SEC 15 SENW, NESW
50003	BENZEL LAND LLLP	GRAND RIVER GATHERING LLC	41052	NA	NA	819614	GARFIELD	T7S R93W 6TH PM SEC 1 SE
50004	ENCANA OIL & GAS (USA) INC.	GRAND RIVER GATHERING LLC	41082	NA	NA	820645	GARFIELD	T7S R93W 6TH PM SEC 9 SESW
50005	AIRPORT LAND PARTNERS LIMITED	GRAND RIVER GATHERING LLC	41078	NA	NA	820452	GARFIELD	T7S R93W 6TH PM SEC 25 E2SE, SENE
50006	ENCANA OIL & GAS (USA) INC.	GRAND RIVER GATHERING LLC	41074	NA	NA	820646	GARFIELD	T7S R96W 6TH PM SEC 29 E2E2 SEC 32 NE
50007	ENCANA OIL & GAS (USA) INC.	GRAND RIVER GATHERING LLC	41219	NA	NA	826708	GARFIELD	T7S R95W 6TH PM SEC 21 NW
50009	SHAEFFER LTD.	GRAND RIVER GATHERING LLC	41036	NA	NA	819615	GARFIELD	T7S R92W 6TH PM SEC 18 E2NW, LOT 1, EAST 3 ACRES OF LOT 2
50010	BENZEL LAND LLLP	GRAND RIVER GATHERING LLC	40843	NA	NA	817671	GARFIELD	T7S R93W 6TH PM SEC 1 SESE
50011	BENZEL LAND LLLP	GRAND RIVER GATHERING LLC	40843	NA	NA	817670	GARFIELD	T7S R93W 6TH PM SEC 36 N2N2
50012	BENZEL LAND LLLP	GRAND RIVER GATHERING LLC	40843	NA	NA	817669	GARFIELD	T7S R93W 6TH PM SEC 35 SE

Agt. #	Lessor	Lessee	Effective Date	Bk	Pg	Rec.	County	Legal Description
50014	SHIDELER LAND AND CATTLE COMPANY, L.L.C.	GRAND RIVER GATHERING LLC	41215	NA	NA	827022	GARFIELD	T7S R93W 6TH PM SEC 25 S2 SEC 26 E2SE T7S R92W 6TH PM SEC 30 SW SEC 31 ALL
50015	SHIDELER LAND AND CATTLE COMPANY, L.L.C.	GRAND RIVER GATHERING LLC	41215	NA	NA	827023	GARFIELD	T7S R92W 6TH PM SEC 30

Schedule 2.01

Existing Credit Agreement Commitments; Restatement Date Commitments

Existing Credit Agreement Commitments

Existing Lender	Revolving Facility Commitment	Revolving L/C Commitment	Swingline Commitment
The Royal Bank of Scotland plc	$54,886,366.00	$20,000,000.00	$20,000,000.00
Bank of America, N.A.	$54,886,366.00	$20,000,000.00	$0.00
BMO Harris Financing, Inc.	$54,886,365.00	$0.00	$0.00
Regions Bank	$50,000,000.00	$0.00	$0.00
ING Capital LLC	$54,545,450.00	$0.00	$0.00
Barclays Bank PLC	$38,181,818.00	$0.00	$0.00
Credit Agricole Corporate and Investment Bank	$35,000,000.00	$0.00	$0.00
Deutsche Bank Trust Company Americas	$27,443,182.00	$0.00	$0.00
Royal Bank of Canada	$27,443,182.00	$0.00	$0.00
Sumitomo Mitsui Banking Corporation	$32,727,272.00	$0.00	$0.00
Morgan Stanley Bank, N.A.	$30,000,000.00	$0.00	$0.00
Capital One, N.A.	$30,000,000.00	$0.00	$0.00
Comerica Bank	$27,272,727.00	$0.00	$0.00
Amegy Bank National Association	$25,000,000.00	$0.00	$0.00
Compass Bank	$25,000,000.00	$0.00	$0.00
Goldman Sachs Bank USA	$16,363,636.00	$0.00	$0.00
Midfirst Bank	$16,363,636.00	$0.00	$0.00
Total	$600,000,000.0	$40,000,000.00	$20,000,000

Restatement Date Commitments

Lender	Revolving Facility Commitment	Revolving L/C Commitment	Swingline Commitment
The Royal Bank of Scotland plc	$45,000,000	$20,000,000.00	$35,000,000.00
Bank of America, N.A.	43,000,000	$20,000,000.00	$0.00
BMO Harris Financing, Inc.	43,000,000	$0.00	$0.00
ING Capital LLC	43,000,000	$0.00	$0.00
Regions Bank	43,000,000	$0.00	$0.00
Compass Bank	43,000,000	$0.00	$0.00
Deutsche Bank Trust Company Americas	43,000,000	$0.00	$0.00
Royal Bank of Canada	43,000,000	$0.00	$0.00
Wells Fargo Bank, N.A.	43,000,000	$0.00	$0.00
Amegy Bank National Association	25,000,000	$0.00	$0.00
Barclays Bank PLC	25,000,000	$0.00	$0.00
Branch Banking and Trust Company	25,000,000	$0.00	$0.00
Cadence Bank, N.A.	25,000,000	$0.00	$0.00
Capital One, National Association	25,000,000	$0.00	$0.00
Citibank, N.A.	25,000,000	$0.00	$0.00
Comerica Bank	25,000,000	$0.00	$0.00
Credit Agricole Corporate & Investment Bank	25,000,000	$0.00	$0.00
Morgan Stanley Bank, N.A.	25,000,000	$0.00	$0.00
PNC Bank, National Association	25,000,000	$0.00	$0.00
Sumitomo Mitsui Banking Corporation	25,000,000	$0.00	$0.00
Goldman Sachs Bank USA	18,000,000	$0.00	$0.00
Midfirst Bank	18,000,000	$0.00	$0.00
Total	$700,000,000.0	$40,000,000.00	$35,000,000

Schedule 3.04

Government Approvals

None.

Schedule 3.07(d)

Subsidiaries and Included Entities

SUBSIDIARIES

Name:

DFW Midstream Services LLC (“DFW”)

Jurisdiction and form of organization:

Delaware limited liability company

Ownership of Equity Interests by Borrower or any Subsidiary of Borrower:

Borrower owns 100% of the Class A Units of DFW.

Designation:

DFW is a Subsidiary Loan Party, a Restricted Subsidiary and a Material Subsidiary.

Name:

Grand River Gathering, LLC (“GRG”)

Jurisdiction and form of organization:

Delaware limited liability company

Ownership of Equity Interests by Borrower or any Subsidiary of Borrower:

Borrower owns 100% of GRG.

Designation:

GRG is a Subsidiary Loan Party, a Restricted Subsidiary and a Material Subsidiary.

Name:

Bison Midstream, LLC (“Bison”)

Jurisdiction and form of organization:

Delaware limited liability company

Ownership of Equity Interests by Borrower or any Subsidiary of Borrower:

Borrower owns 100% of Bison.

Designation:

Bison is a Subsidiary Loan Party, a Restricted Subsidiary and a Material Subsidiary.

Name:

Mountaineer Midstream Company, LLC (“Mountaineer”)

Jurisdiction and form of organization:

Delaware limited liability company

Ownership of Equity Interests by Borrower or any Subsidiary of Borrower:

Borrower owns 100% of Mountaineer.

Designation:

Mountaineer is a Subsidiary Loan Party, a Restricted Subsidiary and a Material Subsidiary.

Name:

Summit Midstream Finance Corp. (“Finance”)

Jurisdiction and form of organization:

Delaware corporation

Ownership of Equity Interests by Borrower or any Subsidiary of Borrower:

Borrower owns 100% of Finance.

Designation:

Finance is a Subsidiary Loan Party and a Restricted Subsidiary.

INCLUDED ENTITIES

N/A.

Schedule 3.07(e)

Subscriptions

The Class B Units of DFW Midstream Services LLC (“DFW”) are profits interests.  100% of such Class B Units are owned by DFW Midstream Management, LLC, a Delaware limited liability company.

Schedule 3.08

Litigation

None.

Schedule 3.12

Taxes

None.

Schedule 3.15

Environmental Matters

None.

Schedule 3.17(a)

Real Property

1.                                      The Arlington Gathering Station No. 1, located at 1015 West Harris Road in Arlington, Texas.

2.                                      The Dalworthington Gathering Station No. 1, located at 3018 W. Pioneer Parkway in Dalworthington Gardens, Texas.

3.                                      The Johnson County Station No. 1, located at 3230 Chambers Street in Venus, Texas.

4.                                      The East Mamm Compressor Station, located in the N1/2N1/2 of Section 36, T6S, R93W, 6th PM, Garfield County, Colorado.

5.                                      The Hunter Mesa Compressor Station, located in the SE1/4 SE1/4 of Section 1, T7S, R93W, 6th PM, Garfield County, Colorado.

6.                                      The Pumba Compressor Station, located in the NE1/4 of Section 10, T7S, R93W, 6th P.M., Garfield County, Colorado.

7.                                      The Rifle Booster Compressor Station, located in the NE1/4 of Section 13, T6S, R94W, 6th P.M., Garfield County, Colorado.

8.                                      K-28E Field Compressor Station, located in the W1/2 of Section 28, T7S, R92W, 6th P.M., Garfield County, Colorado.

9.                                      The High Mesa Compressor Station, located in the SE1/4 NW1/4 and the SW1/4 NE1/4 of Section 36, T7S, R96W, 6th P.M., Garfield County.

10.                               The Orchard Compressor Station, located in the SW1/4 of  Section 27, T7S, R96W, 6th P.M., Garfield County, Colorado.

11.                               The North Compressor Station, located in Outlot 1 of the SE1/4 SE1/4 of Section 25, T159N, R91W, 5th P.M., Burke County, North Dakota.

12.                               The Ross Compressor Station, located in Outlot 1 in the E1/2 SE1/4 of Section 8, T156N, R92W, 5th P.M., Mountrail County, North Dakota.

13.                               The Sidonia Compressor Station, located in Outlot 1 of the NW1/4 NW1/4 of Section 30, T158N, R89W, 5th P.M., Mountrail County, North Dakota.

14.                               The East Compressor Station, located in Outlot 1 of the SW1/4 SE1/4 of Section 35, T157N, R90W, 5th P.M., Mountrail County, North Dakota.

15.                               The West Compressor Station, being the South 5.0 acres of Outlot 1 in the SE1/4 of Section 6, T157N, R90W, 5th P.M., Mountrail County, North Dakota.

16.                               The Mirage Compressor Station, located in Outlot 1 of the NE1/4 NE1/4 of Section 29, T160N, R92W, 5th P.M., Burke County, North Dakota.

17                                  The Phoenix Compressor Station, being a parcel containing approximately 5.0 acres, located within the SW1/4 SW1/4 of Section 11, T158N, R92W, 5th P.M., Mountrail County, North Dakota.

18.                               The Middle Point Compressor Station, being a parcel containing approximately 7.0 acres, located in Map 12, Parcel 34, New Milton District, Doddridge County, West Virginia.

19.                               The Zinnia Compressor Station, being a leasehold interest in Parcels 9 and 10, Map 361, Union District, Harrison County, West Virginia.

Schedule 3.17(b)

Gathering System Liens

None.

Schedule 3.17(d)

Deeds

The Pumba Compressor Station, located in the NE1/4 of Section 10, T7S, R93W, 6th P.M., Garfield County, Colorado.

Schedule 3.17(j)

Rights of First Refusal, Options and Certain Other Contractual Obligations Regarding Mortgaged Property

1.              Gas Purchase Agreement between Bear Tracker Energy, LLC and EOG Resources, Inc. dated December 20, 2010 and as amended May 9, 2012, May 22, 2012, and October 22, 2012.

2.              Gas Gathering and Processing Agreement between Bear Tracker Energy, LLC and EOG Resources, Inc. dated May 9, 2012 and as amended October 22, 2012.

3.              Warranty Deed by and among Eugene A. Hanson, Carol Hanson and Bear Tracker Energy, LLC dated April 29, 2011.

4.              Warranty Deed by and among Richard E. Weinmann, Laura A. Weinmann, Joshiwa Weinmann, the Philip W. Weinmann Revocable Living Trust and Bear Tracker Energy, LLC dated April 20, 2012.

Schedule 3.20

Insurance

Attached hereto.

SUMMMID-01 MAPASCARELL
			CERTIFICATE OF LIABILITY INSURANCE							DATE (MM/DD/YYYY) 10/30/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Arthur J. Gallagher Risk Management Services, Inc. 1230 North Robinson Avenue Oklahoma City, OK 73103-4820								CONTACT NAME:	Melissa Pascarella
								PHONE (A/C, No, Ext): (918) 764-1680		FAX (A/C, No):	(405) 235-6634
								E-MAIL ADDRESS:	melissa_pascarella@ajg.com
								INSURER(S) AFFORDING COVERAGE				NAIC #
								INSURER A :	Liberty Mutual Insurance Company			23043
INSURED								INSURER B :	AXIS Specialty Insurance Company			15610
		Summit Midstream Partners, LLC						INSURER C :	Ironshore Specialty Insurance Co			25445
		2300 Windy Ridge Parkway, Suite 840 North						INSURER D :	RSUI Indemnity Company			22314
		Atlanta, GA 30339						INSURER E :
								INSURER F :

COVERAGES					CERTIFICATE NUMBER:					REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE				ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY									EACH OCCURRENCE			$1,000,000
A	☒	COMMERCIAL GENERAL LIABILITY			X	X	TB2641436632073	9/3/2013	9/3/2014	DAMAGE TO RENTED PREMISES (Ea occurrence)			$1,000,000
		☐	CLAIMS-MADE	☒ OCCUR						MED EXP (Any one person)			$5,000
										PERSONAL & ADV INJURY			$1,000,000
										GENERAL AGGREGATE			$2,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:									PRODUCTS - COMP/OP AGG			$2,000,000
	☐	POLICY ☒	PROJECT	☒ LOC								$

	AUTOMOBILE LIABILITY									COMBINED SINGLE LIMIT (Ea accident)			$1,000,000
A	☒	ANY AUTO			X	X	AS2641436632083	9/3/2013	9/3/2014	BODILY INJURY (Per person)		$
	☐	ALL OWNED AUTOS	☐	SCHEDULED AUTOS						BODILY INJURY (Per accident)		$
	☒	HIRED AUTOS	☒	NON-OWNED AUTOS						PROPERTY DAMAGE (PER ACCIDENT)		$
										Comp/Coll Ded			$1,000

	☐	UMBRELLA LIAB	☒	OCCUR						EACH OCCURRENCE			$10,000,000
B	☒	EXCESS LIAB	☐	CLAIMS-MADE	X	X	EAU769309/01/2013	9/3/2013	9/3/2014	AGGREGATE			$10,000,000
	☐	DED ☐	RETENTION $									$

	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY									☒ WC STATUTORY LIMITS ☐	OTHER
A	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?					X	WC1641436632063	9/3/2013	9/3/2014	E.L. EACH ACCIDENT			$1,000,000
	(Mandatory in NH) If yes, describe under			Y / N						E.L. DISEASE - EA EMPLOYEE			$1,000,000
	DESCRIPTION OF OPERATIONS below			☐	N / A					E.L. DISEASE - POLICY LIMIT			$1,000,000

C	Umbrella				X	X	001144702	9/3/2013	9/3/2014	Occurrence/Aggregate		15,000,000

D	Excess Liability				X	X	NHA064832	9/3/2013	9/3/2014	Occurrence/Aggregate		25,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

General Liability: Considered Primary with Blanket Additional Insured Form CG 04 44 03 10, Blanket WOS Form CG 24 04 05 09,

Auto Liability: Considered Primary with Blanket Additional Insured CA 20 48 02 99, WOS Form CA 04 44 03 10,

Workers Compensation: WOS Form WC 00 03 13

General Liability, Auto Liability and Workers Compensation applies the Notice of Cancellation to Third Parties Form LIM 99 01 (05-11) endorsement to provide that the policy shall not be canceled or not renewed upon less than thirty days’ prior written notice thereof by the insurer to RBS (or ten days’ written notice in the event of nonpayment of premiums) as required by written contract as per the list on file with Arthur J Gallagher.

CERTIFICATE HOLDER							CANCELLATION

		The Royal Bank of Scotland plc as Administrative Agent and Collateral Agent Attn: John Corley 600 Travis Street, Suite 600 Houston, TX 77002					SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
							AUTHORIZED REPRESENTATIVE
							/s/ ILLEGIBLE

							© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)				The ACORD name and logo are registered marks of ACORD

Policy Number TB2-641-436632- 073

Issued by Liberty Mutual Fire Insurance Co.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BLANKET ADDITIONAL INSURED

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

SECTION II - WHO IS AN INSURED is amended to include as an insured any person or organization for whom you have agreed in writing to provide liability insurance. But:

The insurance provided by this amendment:

1.              Applies only to “bodily injury” or “property damage” arising out of (a) “your work” or (b) premises or other property owned by or rented to you;

2.              Applies only to coverage and minimum limits of insurance required by the written agreement, but in no event exceeds either the scope of coverage or the limits of insurance provided by this policy; and

3.              Does not apply to any person or organization for whom you have procured separate liability insurance while such insurance is in effect, regardless of whether the scope of coverage or limits of insurance of this policy exceed those of such other insurance or whether such other insurance is valid and collectible.

The following provisions also apply:

1.              Where the applicable written agreement requires the insured to provide liability insurance on a primary, excess, contingent, or any other basis, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply.

2.              Where the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

3.              This endorsement shall not apply to any person or organization for any “bodily injury” or “property damage” if any other additional insured endorsement on this policy applies to that person or organization with regard to the “bodily injury” or “property damage”.

4.              If any other additional insured endorsement applies to any person or organization and you are obligated under a written agreement to provide liability insurance on a primary, excess, contingent, or any other basis for that additional insured, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply, regardless of whether the person or organization has available other valid and collectible insurance. If the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

LN 20 01 06 05

POLICY NUMBER: TB2-641-436632-073	COMMERCIAL GENERAL LIABILITY
CG 24 04 05 09

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

The following is added to Paragraph 8. Transfer Of Rights Of Recovery Against Others To Us of Section IV — Conditions:

We waive any right of recovery we may have against the person or organization shown in the Schedule below because of payments we make for injury or damage arising out of your ongoing operations or “your work” done under a contract with that person or organization and included in the “products-completed operations hazard”. This waiver applies only to the person or organization shown in the Schedule below.

SCHEDULE

Name Of Person Or Organization:

Any person or organization with whom you have agreed in writing to waive any right of recovery prior to a loss. Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CG 24 04 05 09	© Insurance Services Office, Inc., 2008

1

Policy Number TB2-641-436632-073

Issued by LIBERTY MUTUAL FIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION TO THIRD PARTIES

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE PART

MOTOR CARRIER COVERAGE PART

GARAGE COVERAGE PART

TRUCKERS COVERAGE PART

EXCESS AUTOMOBILE LIABILITY INDEMNITY COVERAGE PART

SELF-INSURED TRUCKER EXCESS LIABILITY COVERAGE PART

COMMERCIAL GENERAL LIABILITY COVERAGE PART

EXCESS COMMERCIAL GENERAL LIABILITY COVERAGE PART

PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

LIQUOR LIABILITY COVERAGE PART

COMMERCIAL LIABILITY – UMBRELLA COVERAGE FORM

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:
Certificate holders as required by written contract per the list on file with Arthur J. Gallagher		60

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule above. We will send notice to the email or mailing address listed above at least 10 days, or the number of days listed above, if any, before the cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

All other terms and conditions of this policy remain unchanged.

LIM 99 01 05 11	© 2011 Liberty Mutual Group of Companies. All rights reserved.
Includes copyrighted material of Insurance Services Office, Inc., with its permission.

1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LESSOR - ADDITIONAL INSURED AND LOSS PAYEE

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGE COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Insurance Company:
Policy Number: AS2-641-436632-083	Effective Date:
Expiration Date:
Named Insured:
Address:
Additional Insured (Lessor):	Any lessor who has a written contract or agreement requiring you to provide primary coverage for the vehicle(s) specified in the lease.
Address:

Designation Or Description Of “Leased Autos”:	Any leased auto as defined in Paragraph E below.

Coverages		Limit Of Insurance
Liability	$	Each “Accident”
Comprehensive		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Collision		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Specified Causes Of Loss		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CA 20 01 03 06	Copyright, ISO Properties, Inc., 2005

1

A.            Coverage

1.              Any “leased auto” designated or described in the Schedule will be considered a covered “auto” you own and not a covered “auto” you hire or borrow.

2.              For a “leased auto” designated or described in the Schedule, Who Is An Insured is changed to include as an “insured” the lessor named in the Schedule. However, the lessor is an “insured” only for “bodily injury” or “property damage” resulting from the acts or omissions by:

a.         You;

b.         Any of your “employees” or agents; or

c.          Any person, except the lessor or any “employee” or agent of the lessor, operating a “leased auto” with the permission of any of the above.

3.              The coverages provided under this endorsement apply to any “leased auto” described in the Schedule until the expiration date shown in the Schedule, or when the lessor or his or her agent takes possession of the “leased auto”, whichever occurs first.

B.            Loss Payable Clause

1.         We will pay, as interest may appear, you and the lessor named in this endorsement for “loss” to a “leased auto”.

2.         The insurance covers the interest of the lessor unless the “loss” results from fraudulent acts or omissions on your part.

3.         If we make any payment to the lessor, we will obtain his or her rights against any other party.

C.            Cancellation

1.         If we cancel the policy, we will mail notice to the lessor in accordance with the Cancellation Common Policy Condition.

2.         If you cancel the policy, we will mail notice to the lessor.

3.         Cancellation ends this agreement.

D.            The lessor is not liable for payment of your premiums.

E.            Additional Definition

As used in this endorsement:

“Leased auto” means an “auto” leased or rented to you, including any substitute, replacement or extra “auto” needed to meet seasonal or other needs, under a leasing or rental agreement that requires you to provide direct primary insurance for the lessor.

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03 /2014
Sales Office: 0001

2

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION ENDORSEMENT

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by this endorsement.

We will not cancel this policy or make changes that reduce the insurance afforded by this policy until written notice of cancellation or reduction has been mailed or delivered to those listed in the schedule below at least;

a)             10 days before the effective date of cancellation, if we cancel for non-payment of premium; or

b)             60 days before the effective date of the cancellation or reduction if we cancel or reduce the insurance afforded by this policy for any other reason.

NAME	ADDRESS
Summit Midstream Partners, LLC	2300 Windy Ridge Parkway
Suite 240S
Atlanta, GA 75201

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03/2014
Sales Office: 0001

AM 02 01 06 10	Copyright 2010, Liberty Mutual Group of Companies. All rights reserved.

1

POLICY NUMBER: AS2-641-436632-083	COMMERCIAL AUTO
CA 04 44 03 10

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US (WAIVER OF SUBROGATION)

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGECOVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Name(s) Of Person(s) Or Organizations(s):

Any person or organization for whom you perform work under a written contract if the contract requires you to obtain this agreement from us, but only if the contract is executed prior to the injury or damage occurring.

Premium: $ INCL

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

The Transfer Of Rights Of Recovery Against Others To Us Condition does not apply to the person(s) or organization(s) shown in the Schedule, but only to the extent that subrogation is waived prior to the “accident” or the “loss” under a contract with that person or organization.

CA 04 44 03 10	Copyright, Insurance Services Office, Inc., 2009

1

WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS ENDORSEMENT

We have the right to recover our payments from anyone liable for an injury covered by this policy. We will not enforce our right against the person or organization named in the Schedule. (This agreement applies only to the extent that you perform work under a written contract that requires you to obtain this agreement from us.)

This agreement shall not operate directly or indirectly to benefit anyone not named in the Schedule.

Schedule

Where Required By Contract Or Written Agreement Prior To Loss And Allowed By Law.

Colorado, Georgia, West Virginia

The premium charge is 2% of the total manual premium, subject to a minimum premium of $100 per policy.

This endorsement is subject to audit.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WC 00 03 13	© 1983 National Council on Compensation Insurance.
Ed. 04/01/1984

1

NOTICE OF CANCELLATION TO THIRD PARTIES

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule below. We will send notice to the email or mailing address listed below at least 10 days, or the number of days listed below, if any, before cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:

City of Arlington, TX	City Hall	30
	101 W. Abram St.
	Arlington, TX 76010

City of Mansfield, TX	Attn: City Attorney	30
	1200 East Broad St.
	Mansfield, TX 76063

All other terms and conditions of this policy remain unchanged.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WM 90 18 06 11	© 2011, Liberty Mutual Group. All Rights Reserved.

Ed. 06/01/2011

1

SUMMMID-01 MAPASCARELL
			CERTIFICATE OF LIABILITY INSURANCE								DATE (MM/DD/YYYY) 10/30/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Arthur J. Gallagher Risk Management Services, Inc. 1230 North Robinson Avenue Oklahoma City, OK 73103-4820									CONTACT NAME:	Melissa Pascarella
									PHONE (A/C, No, Ext): (918) 764-1680		FAX (A/C, No):	(405) 235-6634
									E-MAIL ADDRESS:	melissa_pascarella@ajg.com
									INSURER(S) AFFORDING COVERAGE				NAIC #
									INSURER A :	Liberty Mutual Insurance Company			23043
INSURED									INSURER B :	AXIS Specialty Insurance Company			15610
		Summit Midstream Partners, LLC Bison Midstream, LLC							INSURER C : INSURER D :	Ironshore Specialty Insurance Co RSUI Indemnity Company			25445 22314
		2300 Windy Ridge Parkway, Suite 840 North							INSURER E :
		Atlanta, GA 30339							INSURER F :

COVERAGES						CERTIFICATE NUMBER:					REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE					ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY										EACH OCCURRENCE			$1,000,000
A	☒	COMMERCIAL GENERAL LIABILITY				X	X	TB2641436632073	9/3/2013	9/3/2014	DAMAGE TO RENTED PREMISES (Ea occurrence)			$1,000,000
		☐	CLAIMS-MADE	☒	OCCUR						MED EXP (Any one person)			$5,000
											PERSONAL & ADV INJURY			$1,000,000
											GENERAL AGGREGATE			$2,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:										PRODUCTS - COMP/OP AGG			$2,000,000
	☐	POLICY ☒	PROJECT	☒	LOC								$

	AUTOMOBILE LIABILITY										COMBINED SINGLE LIMIT (Ea accident)			$1,000,000
A	☒	ANY AUTO				X	X	AS2641436632083	9/3/2013	9/3/2014	BODILY INJURY (Per person)		$
	☐	ALL OWNED AUTOS	☐	SCHEDULED AUTOS							BODILY INJURY (Per accident)		$
	☒	HIRED AUTOS	☒	NON-OWNED AUTOS							PROPERTY DAMAGE (PER ACCIDENT)		$
											Comp/Coll Ded			$1,000

	☐	UMBRELLA LIAB		☒	OCCUR						EACH OCCURRENCE			$10,000,000
B	☒	EXCESS LIAB		☐	CLAIMS-MADE	X	X	EAU769309/01/2013	9/3/2013	9/3/2014	AGGREGATE			$10,000,000
	☐	DED ☐	RETENTION $										$

	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY										☒ WC STATUTORY LIMITS ☐	OTHER
A	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?						X	WC1641436632063	9/3/2013	9/3/2014	E.L. EACH ACCIDENT			$1,000,000
	(Mandatory in NH) If yes, describe under				Y / N						E.L. DISEASE - EA EMPLOYEE			$1,000,000
	DESCRIPTION OF OPERATIONS below				☐	N / A					E.L. DISEASE - POLICY LIMIT			$1,000,000

C	Umbrella					X	X	001144702	9/3/2013	9/3/2014	Occurrence/Aggregate		15,000,000

D	Excess Liability					X	X	NHA064832	9/3/2013	9/3/2014	Occurrence/Aggregate		25,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

General Liability: Considered Primary with Blanket Additional Insured Form CG 04 44 03 10, Blanket WOS Form CG 24 04 05 09,

Auto Liability: Considered Primary with Blanket Additional Insured CA 20 48 02 99, WOS Form CA 04 44 03 10,

Workers Compensation: WOS Form WC 00 03 13

General Liability, Auto Liability and Workers Compensation applies the Notice of Cancellation to Third Parties Form LIM 99 01 (05-11) endorsement to provide that the policy shall not be canceled or not renewed upon less than thirty days’ prior written notice thereof by the insurer to RBS (or ten days’ written notice in the event of nonpayment of premiums) as required by written contract as per the list on file with Arthur J Gallagher.

CERTIFICATE HOLDER								CANCELLATION

		The Royal Bank of Scotland plc as Administrative Agent and Collateral Agent Attn: John Corley 600 Travis Street, Suite 600 Houston, TX 77002						SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
								AUTHORIZED REPRESENTATIVE
								/s/ ILLEGIBLE

								© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)					The ACORD name and logo are registered marks of ACORD

Policy Number TB2-641-436632- 073

Issued by Liberty Mutual Fire Insurance Co.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BLANKET ADDITIONAL INSURED

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

SECTION II - WHO IS AN INSURED is amended to include as an insured any person or organization for whom you have agreed in writing to provide liability insurance. But:

The insurance provided by this amendment:

1.              Applies only to “bodily injury” or “property damage” arising out of (a) “your work” or (b) premises or other property owned by or rented to you;

2.              Applies only to coverage and minimum limits of insurance required by the written agreement, but in no event exceeds either the scope of coverage or the limits of insurance provided by this policy: and

3.              Does not apply to any person or organization for whom you have procured separate liability insurance while such insurance is in effect, regardless of whether the scope of coverage or limits of insurance of this policy exceed those of such other insurance or whether such other insurance is valid and collectible.

The following provisions also apply:

1.              Where the applicable written agreement requires the insured to provide liability insurance on a primary, excess, contingent, or any other basis, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply.

2.              Where the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

3.              This endorsement shall not apply to any person or organization for any “bodily injury” or “property damage” if any other additional insured endorsement on this policy applies to that person or organization with regard to the “bodily injury” or “property damage”.

4.              If any other additional insured endorsement applies to any person or organization and you are obligated under a written agreement to provide liability insurance on a primary, excess, contingent, or any other basis for that additional insured, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply, regardless of whether the person or organization has available other valid and collectible insurance. If the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

LN 20 01 06 05

POLICY NUMBER: TB2-641-436632-073	COMMERCIAL GENERAL LIABILITY
CG 24 04 05 09

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

The following is added to Paragraph 8. Transfer Of Rights Of Recovery Against Others To Us of Section IV — Conditions:

We waive any right of recovery we may have against the person or organization shown in the Schedule below because of payments we make for injury or damage arising out of your ongoing operations or “your work” done under a contract with that person or organization and included in the “products-completed operations hazard”. This waiver applies only to the person or organization shown in the Schedule below.

SCHEDULE

Name Of Person Or Organization:

Any person or organization with whom you have agreed in writing to waive any right of recovery prior to a loss. Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CG 24 04 05 09	© Insurance Services Office, Inc., 2008

1

Policy Number TB2-641-436632-073

Issued by LIBERTY MUTUAL FIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION TO THIRD PARTIES

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE PART

MOTOR CARRIER COVERAGE PART

GARAGE COVERAGE PART

TRUCKERS COVERAGE PART

EXCESS AUTOMOBILE LIABILITY INDEMNITY COVERAGE PART

SELF-INSURED TRUCKER EXCESS LIABILITY COVERAGE PART

COMMERCIAL GENERAL LIABILITY COVERAGE PART

EXCESS COMMERCIAL GENERAL LIABILITY COVERAGE PART

PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

LIQUOR LIABILITY COVERAGE PART

COMMERCIAL LIABILITY – UMBRELLA COVERAGE FORM

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:
Certificate holders as required by written contract per the list on file with Arthur J. Gallagher		60

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule above. We will send notice to the email or mailing address listed above at least 10 days, or the number of days listed above, if any, before the cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

All other terms and conditions of this policy remain unchanged.

LIM 99 01 05 11	© 2011 Liberty Mutual Group of Companies. All rights reserved.
Includes copyrighted material of Insurance Services Office, Inc., with its permission.

1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LESSOR - ADDITIONAL INSURED AND LOSS PAYEE

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGE COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Insurance Company:
Policy Number: AS2-641-436632-083	Effective Date:
Expiration Date:
Named Insured:
Address:
Additional Insured (Lessor):	Any lessor who has a written contract or agreement requiring you to provide primary coverage for the vehicle(s) specified in the lease.
Address:
Designation Or Description Of “Leased Autos”:	Any leased auto as defined in Paragraph E below.

Coverages		Limit Of Insurance
Liability	$	Each “Accident”
Comprehensive		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Collision		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Specified		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
Causes Of Loss	$	Deductible For Each Covered “Leased Auto”

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CA 20 01 03 06	Copyright, ISO Properties, Inc., 2005

1

A.            Coverage

1.              Any “leased auto” designated or described in the Schedule will be considered a covered “auto” you own and not a covered “auto” you hire or borrow.

2.              For a “leased auto” designated or described in the Schedule, Who Is An Insured is changed to include as an “insured” the lessor named in the Schedule. However, the lessor is an “insured” only for “bodily injury” or “property damage” resulting from the acts or omissions by:

a.     You;

b.     Any of your “employees” or agents; or

c.     Any person, except the lessor or any “employee” or agent of the lessor, operating a “leased auto” with the permission of any of the above.

3.              The coverages provided under this endorsement apply to any “leased auto” described in the Schedule until the expiration date shown in the Schedule, or when the lessor or his or her agent takes possession of the “leased auto”, whichever occurs first.

B.            Loss Payable Clause

1.     We will pay, as interest may appear, you and the lessor named in this endorsement for “loss” to a “leased auto”.

2.     The insurance covers the interest of the lessor unless the “loss” results from fraudulent acts or omissions on your part.

3.     If we make any payment to the lessor, we will obtain his or her rights against any other party.

C.            Cancellation

1.     If we cancel the policy, we will mail notice to the lessor in accordance with the Cancellation Common Policy Condition.

2.     If you cancel the policy, we will mail notice to the lessor.

3.     Cancellation ends this agreement.

D.            The lessor is not liable for payment of your premiums.

E.            Additional Definition

As used in this endorsement:

“Leased auto” means an “auto” leased or rented to you, including any substitute, replacement or extra “auto” needed to meet seasonal or other needs, under a leasing or rental agreement that requires you to provide direct primary insurance for the lessor.

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03 /2014
Sales Office: 0001

2

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION ENDORSEMENT

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by this endorsement.

We will not cancel this policy or make changes that reduce the insurance afforded by this policy until written notice of cancellation or reduction has been mailed or delivered to those listed in the schedule below at least;

a)             10 days before the effective date of cancellation, if we cancel for non-payment of premium; or

b)             60 days before the effective date of the cancellation or reduction if we cancel or reduce the insurance afforded by this policy for any other reason.

NAME	ADDRESS
Summit Midstream Partners, LLC	2300 Windy Ridge Parkway
Suite 240S
Atlanta, GA 75201

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03/2014
Sales Office: 0001

AM 02 01 06 10	Copyright 2010, Liberty Mutual Group of Companies. All rights reserved.

1

POLICY NUMBER: AS2-641-436632-083	COMMERCIAL AUTO
CA 04 44 03 10

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US (WAIVER OF SUBROGATION)

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGECOVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Name(s) Of Person(s) Or Organizations(s):

Any person or organization for whom you perform work under a written contract if the contract requires you to obtain this agreement from us, but only if the contract is executed prior to the injury or damage occurring.

Premium: $ INCL

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

The Transfer Of Rights Of Recovery Against Others To Us Condition does not apply to the person(s) or organization(s) shown in the Schedule, but only to the extent that subrogation is waived prior to the “accident” or the “loss” under a contract with that person or organization.

CA 04 44 03 10	Copyright, Insurance Services Office, Inc., 2009

1

WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS ENDORSEMENT

We have the right to recover our payments from anyone liable for an injury covered by this policy. We will not enforce our right against the person or organization named in the Schedule. (This agreement applies only to the extent that you perform work under a written contract that requires you to obtain this agreement from us.)

This agreement shall not operate directly or indirectly to benefit anyone not named in the Schedule.

Schedule

Where Required By Contract Or Written Agreement Prior To Loss And Allowed By Law.

Colorado, Georgia, West Virginia

The premium charge is 2% of the total manual premium, subject to a minimum premium of $100 per policy.

This endorsement is subject to audit.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WC 00 03 13	© 1983 National Council on Compensation Insurance.
Ed. 04/01/1984

1

NOTICE OF CANCELLATION TO THIRD PARTIES

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule below. We will send notice to the email or mailing address listed below at least 10 days, or the number of days listed below, if any, before cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:

City of Arlington, TX	City Hall	30
	101 W. Abram St.
	Arlington, TX 76010

City of Mansfield, TX	Attn: City Attorney	30
	1200 East Broad St.
	Mansfield, TX 76063

All other terms and conditions of this policy remain unchanged.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WM 90 18 06 11	© 2011, Liberty Mutual Group. All Rights Reserved.
Ed. 06/01/2011

1

SUMMMID-01 MAPASCARELL
			CERTIFICATE OF LIABILITY INSURANCE							DATE (MM/DD/YYYY) 10/30/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Arthur J. Gallagher Risk Management Services, Inc. 1230 North Robinson Avenue Oklahoma City, OK 73103-4820								CONTACT NAME:	Melissa Pascarella
								PHONE (A/C, No, Ext): (918) 764-1680		FAX (A/C, No):	(405) 235-6634
								E-MAIL ADDRESS:	melissa_pascarella@ajg.com

								INSURER(S) AFFORDING COVERAGE				NAIC #

								INSURER A : Liberty Mutual Insurance Company				23043
INSURED								INSURER B : AXIS Specialty Insurance Company				15610
		Summit Midstream Partners, LLC						INSURER C : Ironshore Specialty Insurance Co				25445
		Mountaineer Midstream Company, LLC						INSURER D : RSUI Indemnity Company				22314
		2300 Windy Ridge Parkway, Suite 840 North						INSURER E :
		Atlanta, GA 30339						INSURER F :

COVERAGES					CERTIFICATE NUMBER:					REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE				ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
	GENERAL LIABILITY						TB2641436632073	9/3/2013	9/3/2014	EACH OCCURRENCE			$1,000,000
A	☒	COMMERCIAL GENERAL LIABILITY								DAMAGE TO RENTED PREMISES (Ea occurrence)			$1,000,000
	☐	CLAIMS-MADE	☒	OCCUR	X	X				MED EXP (Any one person)			$5,000
										PERSONAL & ADV INJURY			$1,000,000
										GENERAL AGGREGATE			$2,000,000
	GEN’L AGGREGATE LIMIT APPLIES PER:									PRODUCTS - COMP/OP AGG			$2,000,000
	☐	POLICY ☒	PROJECT	☒ LOC								$

	AUTOMOBILE LIABILITY									COMBINED SINGLE LIMIT (Ea accident)			$1,000,000
A	☒	ANY AUTO			X	X	AS2641436632083	9/3/2013	9/3/2014	BODILY INJURY (Per person)		$
	☐	ALL OWNED AUTOS	☐	SCHEDULED AUTOS						BODILY INJURY (Per accident)		$
	☒	HIRED AUTOS	☒	NON-OWNED AUTOS						PROPERTY DAMAGE (PER ACCIDENT)		$
										Comp/Coll Ded			$1,000

	☐	UMBRELLA LIAB		☒ OCCUR						EACH OCCURRENCE			$10,000,000
B	☒	EXCESS LIAB		CLAIMS-MADE	X	X	EAU769309/01/2013	9/3/2013	9/3/2014	AGGREGATE			$10,000,000
	☐	DED ☐	RETENTION $									$

	WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY ANY PROPRIETOR/PARTNER/EXECUTIVE									☒ WC STATUTORY LIMITS ☐	OTHER
A	OFFICER/MEMBER EXCLUDED?					X	WC1641436632063	9/3/2013	9/3/2014	E.L. EACH ACCIDENT			$1,000,000
	(Mandatory in NH) If yes, describe under			Y / N						E.L. DISEASE - EA EMPLOYEE			$1,000,000
	DESCRIPTION OF OPERATIONS below			☐	N / A					E.L. DISEASE - POLICY LIMIT			$1,000,000

C	Umbrella				X	X	001144702	9/3/2013	9/3/2014	Occurrence/Aggregate		15,000,000

D	Excess Liability				X	X	NHA064832	9/3/2013	9/3/2014	Occurrence/Aggregate		25,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

General Liability: Considered Primary with Blanket Additional Insured Form CG 04 44 03 10, Blanket WOS Form CG 24 04 05 09,

Auto Liability: Considered Primary with Blanket Additional Insured CA 20 48 02 99, WOS Form CA 04 44 03 10,

Workers Compensation: WOS Form WC 00 03 13

General Liability, Auto Liability and Workers Compensation applies the Notice of Cancellation to Third Parties Form LIM 99 01 (05-11) endorsement to provide that the policy shall not be canceled or not renewed upon less than thirty days’ prior written notice thereof by the insurer to RBS (or ten days’ written notice in the event of nonpayment of premiums) as required by written contract as per the list on file with Arthur J Gallagher.

CERTIFICATE HOLDER							CANCELLATION

		The Royal Bank of Scotland plc as Administrative Agent and Collateral Agent Attn: John Corley 600 Travis Street, Suite 600 Houston, TX 77002					SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
							AUTHORIZED REPRESENTATIVE
							/s/ ILLEGIBLE

							© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)				The ACORD name and logo are registered marks of ACORD

Policy Number TB2-641-436632- 073

Issued by Liberty Mutual Fire Insurance Co.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BLANKET ADDITIONAL INSURED

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

SECTION II - WHO IS AN INSURED is amended to include as an insured any person or organization for whom you have agreed in writing to provide liability insurance. But:

The insurance provided by this amendment:

1.              Applies only to “bodily injury” or “property damage” arising out of (a) “your work” or (b) premises or other property owned by or rented to you;

2.              Applies only to coverage and minimum limits of insurance required by the written agreement, but in no event exceeds either the scope of coverage or the limits of insurance provided by this policy: and

3.              Does not apply to any person or organization for whom you have procured separate liability insurance while such insurance is in effect, regardless of whether the scope of coverage or limits of insurance of this policy exceed those of such other insurance or whether such other insurance is valid and collectible.

The following provisions also apply:

1.              Where the applicable written agreement requires the insured to provide liability insurance on a primary, excess, contingent, or any other basis, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply.

2.              Where the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

3.              This endorsement shall not apply to any person or organization for any “bodily injury” or “property damage” if any other additional insured endorsement on this policy applies to that person or organization with regard to the “bodily injury” or “property damage”.

4.              If any other additional insured endorsement applies to any person or organization and you are obligated under a written agreement to provide liability insurance on a primary, excess, contingent, or any other basis for that additional insured, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply, regardless of whether the person or organization has available other valid and collectible insurance. If the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

LN 20 01 06 05

POLICY NUMBER: TB2-641-436632-073	COMMERCIAL GENERAL LIABILITY
CG 24 04 05 09

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART PRODUCTS/COMPLETED OPERATIONS LIABILITYCOVERAGE PART

The following is added to Paragraph 8. Transfer Of Rights Of Recovery Against Others To Us of Section IV — Conditions:

We waive any right of recovery we may have against the person or organization shown in the Schedule below because of payments we make for injury or damage arising out of your ongoing operations or “your work” done under a contract with that person or organization and included in the “products-completed operations hazard”. This waiver applies only to the person or organization shown in the Schedule below.

SCHEDULE

Name Of Person Or Organization:

Any person or organization with whom you have agreed in writing to waive any right of recovery prior to a loss. Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CG 24 04 05 09	© Insurance Services Office, Inc., 2008

1

Policy Number TB2-641-436632-073

Issued by LIBERTY MUTUAL FIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION TO THIRD PARTIES

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE PART

MOTOR CARRIER COVERAGE PART

GARAGE COVERAGE PART

TRUCKERS COVERAGE PART

EXCESS AUTOMOBILE LIABILITY INDEMNITY COVERAGE PART

SELF-INSURED TRUCKER EXCESS LIABILITY COVERAGE PART

COMMERCIAL GENERAL LIABILITY COVERAGE PART

EXCESS COMMERCIAL GENERAL LIABILITY COVERAGE PART

PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

LIQUOR LIABILITY COVERAGE PART

COMMERCIAL LIABILITY - UMBRELLA COVERAGE FORM

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:
Certificate holders as required by written contract per the list on file with Arthur J. Gallagher		60

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule above. We will send notice to the email or mailing address listed above at least 10 days, or the number of days listed above, if any, before the cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

All other terms and conditions of this policy remain unchanged.

LIM 99 01 05 11	© 2011 Liberty Mutual Group of Companies. All rights reserved.
Includes copyrighted material of Insurance Services Office, Inc., with its permission.

1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LESSOR - ADDITIONAL INSURED AND LOSS PAYEE

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGE COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Insurance Company:
Policy Number: AS2-641-436632-083	Effective Date:
Expiration Date:
Named Insured:
Address:
Additional Insured (Lessor):	Any lessor who has a written contract or agreement requiring you to provide primary coverage for the vehicle(s) specified in the lease.
Address:
Designation Or Description Of “Leased Autos”:	Any leased auto as defined in Paragraph E below.

Coverages		Limit Of Insurance
Liability	$	Each “Accident”
Comprehensive		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus

	$	Deductible For Each Covered “Leased Auto”
Collision		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus

	$	Deductible For Each Covered “Leased Auto”
Specified Causes		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
Of Loss	$	Deductible For Each Covered “Leased Auto”

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CA 20 01 03 06		Copyright, ISO Properties, Inc., 2008

1

A.            Coverage

1.              Any “leased auto” designated or described in the Schedule will be considered a covered “auto” you own and not a covered “auto” you hire or borrow.

2.              For a “leased auto” designated or described in the Schedule, Who Is An Insured is changed to include as an “insured” the lessor named in the Schedule. However, the lessor is an “insured” only for “bodily injury” or “property damage” resulting from the acts or omissions by:

a.	You;

b.	Any of your “employees” or agents; or

c.	Any person, except the lessor or any “employee” or agent of the lessor, operating a “leased auto” with the permission of any of the above.

3.              The coverages provided under this endorsement apply to any “leased auto” described in the Schedule until the expiration date shown in the Schedule, or when the lessor or his or her agent takes possession of the “leased auto”, whichever occurs first.

B.            Loss Payable Clause

1.	We will pay, as interest may appear, you and the lessor named in this endorsement for “loss” to a “leased auto”.

2.	The insurance covers the interest of the lessor unless the “loss” results from fraudulent acts or omissions on your part.

3.	if we make any payment to the lessor, we will obtain his or her rights against any other party.

C.            Cancellation

1.	If we cancel the policy, we will mail notice to the lessor in accordance with the Cancellation Common Policy Condition.

2.	If you cancel the policy, we will mail notice to the lessor.

3.	Cancellation ends this agreement.

D.            The lessor is not liable for payment of your premiums.

E.            Additional Definition

As used in this endorsement:

“Leased auto” means an “auto” leased or rented to you, including any substitute, replacement or extra “auto” needed to meet seasonal or other needs, under a leasing or rental agreement that requires you to provide direct primary insurance for the lessor.

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance co.
Effective Date: 09/03/2013
Expiration Date: 09/03 /2014
Sales Office: 0001

2

POLICY NUMBER: AS2-641-436632-083	COMMERCIAL AUTO
CA 04 44 03 10

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY AGAINST OTHERS TO US (WAIVER OF SUBROGATION)

This endorsement modifies  insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGECOVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Name(s) Of Person(s) Or Organizations(s):

Any person or organization for whom you perform work under a written contract if the contract requires you to obtain this agreement from us, but only if the contract is executed prior to the injury or damage occurring.

Premium: $ INCL

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

The Transfer Of Rights Of Recovery Against Others To Us Condition does not apply to the person(s) or organization(s) shown in the Schedule, but only to the extent that subrogation is waived prior to the “accident” or the “loss” under a contract with that person or organization.

CA 04 44 03 10	Copyright, Insurance Services Office, Inc., 2009

1

Policy Number TB2-641-436632-073

Issued by LIBERTY MUTUAL FIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY, PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION TO THIRD PARTIES

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE PART

MOTOR CARRIER COVERAGE PART

GARAGE COVERAGE PART

TRUCKERS COVERAGE PART

EXCESS AUTOMOBILE LIABILITY INDEMNITY COVERAGE PART

SELF-INSURED TRUCKER EXCESS LIABILITY COVERAGE PART

COMMERCIAL GENERAL LIABILITY COVERAGE PART

EXCESS COMMERCIAL GENERAL LIABILITY COVERAGE PART

PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

LIQUOR LIABILITY COVERAGE PART

COMMERCIAL LIABILITY – UMBRELLA COVERAGE FORM

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:
Certificate holders as required by written contract per the list on file with Arthur J. Gallagher		60

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule above. We will send notice to the email or mailing address listed above at least 10 days, or the number of days listed above, if any, before the cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

All other terms and conditions of this policy remain unchanged.

LIM 99 01 05 11	© 2011 Liberty Mutual Group of Companies. All rights reserved.
Includes copyrighted material of Insurance Services Office, Inc., with its permission.

1

WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS ENDORSEMENT

We have the right to recover our payments from anyone liable for an injury covered by this policy. We will not enforce our right against the person or organization named in the Schedule. (This agreement applies only to the extent that you perform work under a written contract that requires you to obtain this agreement from us.)

This agreement shall not operate directly or indirectly to benefit anyone not named in the Schedule.

Schedule

Where Required By Contract Or Written Agreement Prior To Loss And Allowed By Law.

Colorado, Georgia, West Virginia

The premium charge is 2% of the total manual premium, subject to a minimum premium of $100 per policy.

This endorsement is subject to audit.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WC 00 03 13	© 1983 National Council on Compensation Insurance.
Ed. 04/01/1984

1

NOTICE OF CANCELLATION TO THIRD PARTIES

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule below. We will send notice to the email or mailing address listed below at least 10 days, or the number of days listed below, if any, before cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:

City of Arlington, TX	City Hall	30
	101 W. Abram St.
	Arlington, TX 76010

City of Mansfield, TX	Attn: City Attorney	30
	1200 East Broad St.
	Mansfield, TX 76063

All other terms and conditions of this policy remain unchanged.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WM 90 18 06 11	© 2011, Liberty Mutual Group. All Rights Reserved.

Ed. 06/01/2011

1

SUMMMID-01 MAPASCARELL
CERTIFICATE OF LIABILITY INSURANCE	DATE (MM/DD/YYYY) 10/30/2013

THIS CERTIFICATE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE CERTIFICATE HOLDER. THIS CERTIFICATE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS CERTIFICATE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE CERTIFICATE HOLDER.

IMPORTANT: If the certificate holder is an ADDITIONAL INSURED, the policy(ies) must be endorsed. If SUBROGATION IS WAIVED, subject to the terms and conditions of the policy, certain policies may require an endorsement. A statement on this certificate does not confer rights to the certificate holder in lieu of such endorsement(s).

PRODUCER Arthur J. Gallagher Risk Management Services, Inc. 1230 North Robinson Avenue Oklahoma City, OK 73103-4820	CONTACT NAME:	Melissa Pascarella
PHONE (A/C, No, Ext): (918) 764-1680	FAX (A/C, No):	(405) 235-6634
E-MAIL ADDRESS:	melissa_pascarella@ajg.com
INSURER(S) AFFORDING COVERAGE	NAIC #
INSURER A :	Liberty Mutual Insurance Company	23043
INSURED	INSURER B :	AXIS Specialty Insurance Company	15610
Summit Midstream Partners, LLC	INSURER C :	Ironshore Specialty Insurance Co	25445
DFW Midstream Services, LLC	INSURER D :	RSUI Indemnity Company	22314
Grand River Gathering, LLC	INSURER E :
2300 Windy Ridge Parkway, Suite 840 North	INSURER F :
Atlanta, GA 30339

COVERAGES	CERTIFICATE NUMBER: 1	REVISION NUMBER:

THIS IS TO CERTIFY THAT THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS CERTIFICATE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

INSR LTR	TYPE OF INSURANCE	ADDL INSR	SUBR WVD	POLICY NUMBER	POLICY EFF (MM/DD/YYYY)	POLICY EXP (MM/DD/YYYY)	LIMITS
GENERAL LIABILITY	EACH OCCURRENCE	$1,000,000
A	☒	COMMERCIAL GENERAL LIABILITY	X	X	TB2641436632073	9/3/2013	9/3/2014	DAMAGE TO RENTED PREMISES (Ea occurrence)	$1,000,000
☐	CLAIMS-MADE	☒	OCCUR	MED EXP (Any one person)	$5,000
PERSONAL & ADV INJURY	$1,000,000
GENERAL AGGREGATE	$2,000,000
GEN’L AGGREGATE LIMIT APPLIES PER:	PRODUCTS - COMP/OP AGG	$2,000,000
☐	POLICY	☒	PROJECT	☒	LOC	$

AUTOMOBILE LIABILITY	COMBINED SINGLE LIMIT (Ea accident)	$1,000,000
A	☒	ANY AUTO	X	X	AS2641436632083	9/3/2013	9/3/2014	BODILY INJURY (Per person)	$
☐	ALL OWNED AUTOS	☐	SCHEDULED AUTOS	BODILY INJURY (Per accident)	$
☒	HIRED AUTOS	☒	NON-OWNED AUTOS	PROPERTY DAMAGE (PER ACCIDENT)	$
Comp/Coll Ded	$1,000

☐	UMBRELLA LIAB	☒	OCCUR	EACH OCCURRENCE	$10,000,000
B	☒	EXCESS LIAB	☐	CLAIMS-MADE	X	X	EAU769309/01/2013	9/3/2013	9/3/2014	AGGREGATE	$10,000,000
☐	DED	☐	RETENTION $	$

WORKERS COMPENSATION AND EMPLOYERS’ LIABILITY	☒	WC STATUTORY LIMITS	☐	OTHER
A	ANY PROPRIETOR/PARTNER/EXECUTIVE OFFICER/MEMBER EXCLUDED?	X	WC1641436632063	9/3/2013	9/3/2014	E.L. EACH ACCIDENT	$1,000,000
(Mandatory in NH) If yes, describe under	Y / N	E.L. DISEASE - EA EMPLOYEE	$1,000,000
DESCRIPTION OF OPERATIONS below	☐	N / A	E.L. DISEASE - POLICY LIMIT	$1,000,000

C	Umbrella	X	X	001144702	9/3/2013	9/3/2014	Occurrence/Aggregate	15,000,000

D	Excess Liability	NHA064832	9/3/2013	9/3/2014	Occurrence/Aggregate	25,000,000

DESCRIPTION OF OPERATIONS / LOCATIONS / VEHICLES (Attach ACORD 101, Additional Remarks Schedule, if more space is required)

General Liability: Considered Primary with Blanket Additional Insured Form CG 04 44 03 10, Blanket WOS Form CG 24 04 05 09,

Auto Liability: Considered Primary with Blanket Additional Insured CA 20 48 02 99, WOS Form CA 04 44 03 10,

Workers Compensation: WOS Form WC 00 03 13

General Liability, Auto Liability and Workers Compensation applies the Notice of Cancellation to Third Parties Form LIM 99 01 (05-11) endorsement to provide that the policy shall not be canceled or not renewed upon less than thirty days’ prior written notice thereof by the insurer to RBS (or ten days’ written notice in the event of nonpayment of premiums) as required by written contract as per the list on file with Arthur J Gallagher.

CERTIFICATE HOLDER	CANCELLATION

The Royal Bank of Scotland plc as Administrative Agent and Collateral Agent Attn: John Corley 600 Travis Street, Suite 600 Houston, TX 77002	SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.
AUTHORIZED REPRESENTATIVE
/s/ ILLEGIBLE

© 1988-2010 ACORD CORPORATION. All rights reserved.
ACORD 25 (2010/05)	The ACORD name and logo are registered marks of ACORD

Policy Number TB2-641-436632- 073

Issued by Liberty Mutual Fire Insurance Co.

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

BLANKET ADDITIONAL INSURED

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE FORM

SECTION II - WHO IS AN INSURED is amended to include as an insured any person or organization for whom you have agreed in writing to provide liability insurance. But:

The insurance provided by this amendment:

1.              Applies only to “bodily injury” or “property damage” arising out of (a) “your work” or (b) premises or other property owned by or rented to you;

2.              Applies only to coverage and minimum limits of insurance required by the written agreement, but in no event exceeds either the scope of coverage or the limits of insurance provided by this policy; and

3.              Does not apply to any person or organization for whom you have procured separate liability insurance while such insurance is in effect, regardless of whether the scope of coverage or limits of insurance of this policy exceed those of such other insurance or whether such other insurance is valid and collectible.

The following provisions also apply:

1.              Where the applicable written agreement requires the insured to provide liability insurance on a primary, excess, contingent, or any other basis, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply.

2.              Where the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

3.              This endorsement shall not apply to any person or organization for any “bodily injury” or “property damage” if any other additional insured endorsement on this policy applies to that person or organization with regard to the “bodily injury” or “property damage”.

4.              If any other additional insured endorsement applies to any person or organization and you are obligated under a written agreement to provide liability insurance on a primary, excess, contingent, or any other basis for that additional insured, this policy will apply solely on the basis required by such written agreement and Item 4. Other Insurance of SECTION IV of this policy will not apply, regardless of whether the person or organization has available other valid and collectible insurance. If the applicable written agreement does not specify on what basis the liability insurance will apply, the provisions of Item 4. Other Insurance of SECTION IV of this policy will govern.

LN 20 01 06 05

POLICY NUMBER: TB2-641-436632-073	COMMERCIAL GENERAL LIABILITY
CG 24 04 05 09

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US

This endorsement modifies insurance provided under the following:

COMMERCIAL GENERAL LIABILITY COVERAGE PART PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

The following is added to Paragraph 8. Transfer Of Rights Of Recovery Against Others To Us of Section IV — Conditions;

We waive any right of recovery we may have against the person or organization shown in the Schedule below because of payments we make for injury or damage arising out of your ongoing operations or “your work” done under a contract with that person or organization and included in the “products-completed operations hazard”. This waiver applies only to the person or organization shown in the Schedule below.

SCHEDULE

Name Of Person Or Organization:

Any person or organization with whom you have agreed in writing to waive any right of recovery prior to a loss. Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CG 24 04 05 09	© Insurance Services Office, Inc., 2008

1

Policy Number TB2-641-436632-073

Issued by LIBERTY MUTUAL FIRE INSURANCE COMPANY

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION TO THIRD PARTIES

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE PART

MOTOR CARRIER COVERAGE PART

GARAGE COVERAGE PART

TRUCKERS COVERAGE PART

EXCESS AUTOMOBILE LIABILITY INDEMNITY COVERAGE PART

SELF-INSURED TRUCKER EXCESS LIABILITY COVERAGE PART

COMMERCIAL GENERAL LIABILITY COVERAGE PART

EXCESS COMMERCIAL GENERAL LIABILITY COVERAGE PART

PRODUCTS/COMPLETED OPERATIONS LIABILITY COVERAGE PART

LIQUOR LIABILITY COVERAGE PART

COMMERCIAL LIABILITY — UMBRELLA COVERAGE FORM

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:
Certificate holders as required by written contract per the list on file with Arthur J. Gallagher		60

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule above. We will send notice to the email or mailing address listed above at least 10 days, or the number of days listed above, if any, before the cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

All other terms and conditions of this policy remain unchanged.

LIM 99 01 05 11	© 2011 Liberty Mutual Group of Companies. All rights reserved.
Includes copyrighted material of Insurance Services Office, Inc., with its permission.

1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

LESSOR - ADDITIONAL INSURED AND LOSS PAYEE

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGE COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Insurance Company:
Policy Number: AS2-641-436632-083	Effective Date:
Expiration Date:
Named Insured:
Address:
Additional Insured (Lessor):	Any lessor who has a written contract or agreement requiring you to provide primary coverage for the vehicle(s) specified in the lease.
Address:
Designation Or Description Of “Leased Autos”:	Any leased auto as defined in Paragraph E below.

Coverages		Limit Of Insurance
Liability	$	Each “Accident”
Comprehensive		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Collision		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
	$	Deductible For Each Covered “Leased Auto”
Specified		Actual Cash Value Or Cost Of Repair Whichever Is Less, Minus
Causes Of Loss	$	Deductible For Each Covered “Leased Auto”

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

CA 20 01 03 06	Copyright, ISO Properties, Inc., 2005

1

A.            Coverage

1.              Any “leased auto” designated or described in the Schedule will be considered a covered “auto” you own and not a covered “auto” you hire or borrow.

2.              For a “leased auto” designated or described in the Schedule, Who Is An Insured is changed to include as an “insured” the lessor named in the Schedule. However, the lessor is an “insured” only for “bodily injury” or “property damage” resulting from the acts or omissions by:

a.     You;

b.     Any of your “employees” or agents; or

c.     Any person, except the lessor or any “employee” or agent of the lessor, operating a “leased auto” with the permission of any of the above.

3.              The coverages provided under this endorsement apply to any “leased auto” described in the Schedule until the expiration date shown in the Schedule, or when the lessor or his or her agent takes possession of the “leased auto”, whichever occurs first.

B.            Loss Payable Clause

1.         We will pay, as interest may appear, you and the lessor named in this endorsement for “loss” to a “leased auto”.

2.         The insurance covers the interest of the lessor unless the “loss” results from fraudulent acts or omissions on your part.

3.         If we make any payment to the lessor, we will obtain his or her rights against any other party.

C.            Cancellation

1.         If we cancel the policy, we will mail notice to the lessor in accordance with the Cancellation Common Policy Condition.

2.         If you cancel the policy, we will mail notice to the lessor.

3.         Cancellation ends this agreement.

D.            The lessor is not liable for payment of your premiums.

E.            Additional Definition

As used in this endorsement:

“Leased auto” means an “auto” leased or rented to you, including any substitute, replacement or extra “auto” needed to meet seasonal or other needs, under a leasing or rental agreement that requires you to provide direct primary insurance for the lessor.

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03 /2014
Sales Office: 0001

2

POLICY NUMBER: AS2-641-436632-083	COMMERCIAL AUTO
CA 04 44 03 10

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

WAIVER OF TRANSFER OF RIGHTS OF RECOVERY
AGAINST OTHERS TO US (WAIVER OF SUBROGATION)

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

BUSINESS AUTO PHYSICAL DAMAGECOVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by the endorsement.

SCHEDULE

Name(s) Of Person(s) Or Organizations(s):

Any person or organization for whom you perform work under a written contract if the contract requires you to obtain this agreement from us, but only if the contract is executed prior to the injury or damage occurring.

Premium: $ INCL

Information required to complete this Schedule, if not shown above, will be shown in the Declarations.

The Transfer Of Rights Of Recovery Against Others To Us Condition does not apply to the person(s) or organization(s) shown in the Schedule, but only to the extent that subrogation is waived prior to the “accident” or the “loss” under a contract with that person or organization.

CA 04 44 03 10	Copyright, Insurance Services Office, Inc., 2009

1

THIS ENDORSEMENT CHANGES THE POLICY. PLEASE READ IT CAREFULLY.

NOTICE OF CANCELLATION ENDORSEMENT

This endorsement modifies insurance provided under the following:

BUSINESS AUTO COVERAGE FORM

GARAGE COVERAGE FORM

MOTOR CARRIER COVERAGE FORM

TRUCKERS COVERAGE FORM

With respect to coverage provided by this endorsement, the provisions of the Coverage Form apply unless modified by this endorsement.

We will not cancel this policy or make changes that reduce the insurance afforded by this policy until written notice of cancellation or reduction has been mailed or delivered to those listed in the schedule below at least;

a)             10 days before the effective date of cancellation, if we cancel for non-payment of premium; or

b)             60 days before the effective date of the cancellation or reduction if we cancel or reduce the insurance afforded by this policy for any other reason.

NAME	ADDRESS
Summit Midstream Partners, LLC	2300 Windy Ridge Parkway
Suite 240S
Atlanta, GA 75201

Policy No: AS2-641-436632-083	Issued By: Liberty Mutual Fire Insurance Co.
Effective Date: 09/03/2013
Expiration Date: 09/03/2014
Sales Office: 0001

AM 02 01 05 10	Copyright 2010, Liberty Mutual Group of Companies. All rights reserved.

1

WAIVER OF OUR RIGHT TO RECOVER FROM OTHERS ENDORSEMENT

We have the right to recover our payments from anyone liable for an injury covered by this policy. We will not enforce our right against the person or organization named in the Schedule. (This agreement applies only to the extent that you perform work under a written contract that requires you to obtain this agreement from us.)

This agreement shall not operate directly or indirectly to benefit anyone not named in the Schedule.

Schedule

Where Required By Contract Or Written Agreement Prior To Loss And Allowed By Law.

Colorado, Georgia, West Virginia

The premium charge is 2% of the total manual premium, subject to a minimum premium of $100 per policy.

This endorsement is subject to audit.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WC 00 03 13	© 1983 National Council on Compensation Insurance.
Ed. 04/01/1984

1

NOTICE OF CANCELLATION TO THIRD PARTIES

A.            If we cancel this policy for any reason other than nonpayment of premium, we will notify the persons or organizations shown in the Schedule below. We will send notice to the email or mailing address listed below at least 10 days, or the number of days listed below, if any, before cancellation becomes effective. In no event does the notice to the third party exceed the notice to the first named insured.

B.            This advance notification of a pending cancellation of coverage is intended as a courtesy only. Our failure to provide such advance notification will not extend the policy cancellation date nor negate cancellation of the policy.

Schedule

Name of Other Person(s) / Organization(s):	Email Address or mailing address:	Number Days Notice:

City of Arlington, TX	City Hall	30
	101 W. Abram St.
	Arlington, TX 76010

City of Mansfield, TX	Attn: City Attorney	30
	1200 East Broad St.
	Mansfield, TX 76063

All other terms and conditions of this policy remain unchanged.

Issued by	Employers Insurance Company of Wausau 15555

For attachment to Policy No. WCC-641-436632-063	Effective Date	Premium $

Issued to	Summit Midstream Partners, LLC

WM 90 18 06 11	© 2011, Liberty Mutual Group. All Rights Reserved.

Ed. 06/01/2011

1

MAPASCARELL
EVIDENCE OF PROPERTY INSURANCE	DATE (MM/DD/YYYY) 9/3/2013

THIS EVIDENCE OF PROPERTY INSURANCE IS ISSUED AS A MATTER OF INFORMATION ONLY AND CONFERS NO RIGHTS UPON THE ADDITIONAL INTEREST NAMED BELOW. THIS EVIDENCE DOES NOT AFFIRMATIVELY OR NEGATIVELY AMEND, EXTEND OR ALTER THE COVERAGE AFFORDED BY THE POLICIES BELOW. THIS EVIDENCE OF INSURANCE DOES NOT CONSTITUTE A CONTRACT BETWEEN THE ISSUING INSURER(S), AUTHORIZED REPRESENTATIVE OR PRODUCER, AND THE ADDITIONAL INTEREST.

AGENCY	PHONE (A/C, No, Ext): (918) 764-1680	COMPANY

Arthur J. Gallagher Risk Management Services, Inc. 1230 North Robinson Avenue Oklahoma City, OK 73103-4820		Lloyd’s of London - 35% Quota Share - Lead One Lime Street Policy #P13HR01310 London

FAX	E-MAIL	ACE American Insurance Company - 35% Quota Share
(A/C, No): (405) 235-6634	ADDRESS:	Policy #EPRN09154863
CODE:	SUB CODE:	Chartis Casualty Company - 30% Quota Share
AGENCY CUSTOMER ID #: SUMMMID-01		Policy #63818059

INSURED		LOAN NUMBER			POLICY NUMBER
P13HR01310
	Summit Midstream Partners, LLC	EFFECTIVE	EXPIRATION
	2300 Windy Ridge Parkway, Suite 840 North	DATE	DATE		CONTINUED UNTIL
	Atlanta, GA 30339	9/3/2013	9/3/2014	☐	TERMINATED IF CHECKED
THIS REPLACES PRIOR EVIDENCE DATED:

PROPERTY INFORMATION

LOCATION/DESCRIPTION

Loc # 1, Bldg # 1, 2300 Windy Ridge Parkway, Suite 840 North, Atlanta, GA 30339

Loc # 2, Bldg # 2, 1015 W. Harris Rd.- Arlington #1, Arlington, TX 76001

Loc # 2, Bldg # 3, 1015 W. Harris Rd.- Arlington #1, Arlington, TX 76001

Loc # 3, Bldg # 1, 2203 Michigan Ave- Dalworthington Gardens, Dalworthington, TX 76013

SEE ATTACHED ACORD 101

THE POLICIES OF INSURANCE LISTED BELOW HAVE BEEN ISSUED TO THE INSURED NAMED ABOVE FOR THE POLICY PERIOD INDICATED. NOTWITHSTANDING ANY REQUIREMENT, TERM OR CONDITION OF ANY CONTRACT OR OTHER DOCUMENT WITH RESPECT TO WHICH THIS EVIDENCE OF PROPERTY INSURANCE MAY BE ISSUED OR MAY PERTAIN, THE INSURANCE AFFORDED BY THE POLICIES DESCRIBED HEREIN IS SUBJECT TO ALL THE TERMS, EXCLUSIONS AND CONDITIONS OF SUCH POLICIES. LIMITS SHOWN MAY HAVE BEEN REDUCED BY PAID CLAIMS.

COVERAGE INFORMATION

COVERAGE/PERILS/FORMS	AMOUNT OF INSURANCE	DEDUCTIBLE
Loc # 0, Bldg # 0
Direct physical loss, destruction or damage to (i) *property insured	200,000,000	100,000

including Flood, Earthquake Boiler and Machinery, Business Income to real and personal property of every kind and description owned, used or contracted for use by the insured including all buildings material, supplies, inventory, machinery, equipment, fixtures, improvements and betterments, pipeline, subject to the terms, conditions and sublimits of the policies. Valuation Replacement Cost

REMARKS (Including Special Conditions)

CANCELLATION

SHOULD ANY OF THE ABOVE DESCRIBED POLICIES BE CANCELLED BEFORE THE EXPIRATION DATE THEREOF, NOTICE WILL BE DELIVERED IN ACCORDANCE WITH THE POLICY PROVISIONS.

ADDITIONAL INTEREST

NAME AND ADDRESS	☒ MORTGAGEE	☒ ADDITIONAL INSURED
☒ LOSS PAYEE
LOAN#
The Royal Bank of Scotland plc,
as Administrative Agent and Collateral Agent	AUTHORIZED REPRESENTATIVE
Attn: John Corley	/s/ ILLEGIBLE
600 Travis Street, Suite 600
Houston, TX 77002

ACORD 27 (2009/12)	© 1993-2009 ACORD CORPORATION. All rights reserved.
The ACORD name and logo are registered marks of ACORD

AGENCY CUSTOMER ID:	SUMMMID-01	MAPASCARELLA
LOC #:

ADDITIONAL REMARKS SCHEDULE

AGENCY		NAMED INSURED Summit Midstream Partners, LLC 2300 Windy Ridge Parkway, Suite 840 North Atlanta, GA 30339
Arthur J. Gallagher Risk Management Services, Inc.

POLICY NUMBER
P13HR01310
CARRIER	NAIC CODE
EFFECTIVE DATE: 9/3/2013

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: ACORD 27 FORM TITLE: EVIDENCE OF PROPERTY INSURANCE

Locations:

Loc # 3, Bldg # 2, 2203 Michigan Ave-Dalworthington Gardens, Dalworthington, TX 76013

Loc # 4, Bldg # 1, Gathering System - DFW Midstream Services, TX

Loc # 5, Bldg # 3, 2100 McKinney Ave, Suite 1250, Dallas, TX 75201

Loc # 5, Bldg # 4, 2100 McKinney Ave, Suite 1250, Dallas, TX 75201

Loc # 6, Bldg # 1, 2771 South Great Southwest Parkway, Grand Prarie, TX 75052

Loc # 6, Bldg # 2, 2771 South Great Southwest Parkway, Grand Prarie, TX 75052

Loc # 7, Bldg # 1, 1450 Lake Robbins Drive, The Woodlands, TX 77380

Loc # 7, Bldg # 2, 1450 Lake Robbins Drive, The Woodlands, TX 77380

Loc # 8, Bldg # 1, 7777 County Road 319-Hunter Mesa, Rifle, CO

Loc # 9, Bldg # 1, 6695 County Road 316- K28E, Rifle, CO 81650

Loc # 9, Bldg # 2, 6695 County Road 316- K28E, Rifle, CO 81650

Loc # 10, Bldg # 1, 5555 County Road 319- East Mamm, Rifle, CO 81650

Loc # 10, Bldg # 2, 5555 County Road 319- East Mamm, Rifle, CO 81650

Loc # 11, Bldg # 1, 6650 County Road 319- Pumba, Rifle, CO 81650

Loc # 11, Bldg # 2, 6650 County Road 319- Pumba, Rifle, CO 81650

Loc # 12, Bldg # 1, 865 County Road 264- Rifle Booster

Loc # 12, Bldg # 2, 865 County Road 264- Rifle Booster

Loc # 13, Bldg # 1, 112 County Road 300-Orchard, Rifle, CO 81650

Loc # 13, Bldg # 2, 112 County Road 300-Orchard, Rifle, CO 81650

Loc # 14, Bldg # 1, 490 High Mesa Road - High Mesa, Parachute, CO 81635

Loc # 14, Bldg # 2, 490 High Mesa Road - High Mesa, Parachute, CO 81635

Loc # 15, Bldg # 1, Gathering System- Grand River Gathering, Rifle, CO 81650

Loc # 16, Bldg # 1, 2128 Railroad Ave, Suite 106, Rifle, CO 81650

Loc # 16, Bldg # 2, 2128 Railroad Ave, Suite 106, Rifle, CO 81650

Loc # 17, Bldg # 1, 1950 US Highway 6 & 50, Fruita, CO 81521

Loc # 17, Bldg # 2, 1950 US Highway 6 & 50, Fruita, CO 81521

Loc # 18, Bldg # 1, 101 E. Main, Rangely, CO 81648

Loc # 19, Bldg # 1, 1385 East 1300 South, Vernal, UT 84078

Loc # 20, Bldg # 1, 999 18th Street, Denver, CO 80202

Loc # 21, Bldg # 1, Harley Dome HCDP Plant, Westwater, UT 84540

Loc # 22, Bldg # 1, Premiuer Debeque Processing Plant, Debeque, CO

Loc # 23, Bldg # 1, North Douglas Processing Plant, Rangely, CO 81648

Loc # 24, Bldg # 1, Foundation Creek Plant, Rangely, CO 81648

Loc # 25, Bldg # 1, 1629 Miles of Gathering System

Loc # 26, Bldg # 1, Red Rock Gathering - Various Compression Stations, CO

Loc # 27, Bldg # 1, Rifle Compression Station, Rifle, CO 81650

Loc # 28, Bldg # 1, Holmes Mesa Compression Station, Parachute, CO 81635

Loc # 29, Bldg # 1, South Parachute Loop Compression Station, CO

Loc # 30, Bldg # 1, Williams Compression Station, CO

Loc # 31, Bldg # 1, Greasewood Compression Station, Meeker, CO 81641

Loc # 32, Bldg # 1, Bronco Flats Compression Station, Debeque, CO

Loc # 33, Bldg # 1, Mesa #3 Compression Station, UT

Loc # 34, Bldg # 1, Westwater Compression Station, Mack CO & Moab Ut, UT

Loc # 35, Bldg # 1, Bitter Creek Compression Station, Vernal, UT

Loc # 36, Bldg # 1, Mesa Tap, Vernal, UT

Loc # 37, Bldg # 1, Seep Ridge, Vernal, UT

Loc # 38, Bldg # 1, Ajax 30/80, Vernal, UT

Loc # 39, Bldg # 1, Premier Bar-X, Mack, CO

Loc # 40, Bldg # 1, South Canyon High Inert, Mack, CO

Loc # 41, Bldg # 1, Cathedral Creek, Rangely, CO

ACORD 101 (2008/01)	© 2008 ACORD CORPORATION. All rights reserved.

The ACORD name and logo are registered marks of ACORD

1

AGENCY CUSTOMER ID:	SUMMMID-01	MAPASCARELLA
LOC #:

ADDITIONAL REMARKS SCHEDULE

AGENCY		NAMED INSURED
Arthur J. Gallagher Risk Management Services, Inc.		Summit Midstream Partners, LLC
2300 Windy Ridge Parkway, Suite 840 North
Atlanta, GA 30339
POLICY NUMBER
P13HR01310
CARRIER	NAIC CODE
EFFECTIVE DATE: 9/3/2013

ADDITIONAL REMARKS

THIS ADDITIONAL REMARKS FORM IS A SCHEDULE TO ACORD FORM,

FORM NUMBER: ACORD 27 FORM TITLE: EVIDENCE OF PROPERTY INSURANCE

Loc # 42, Bldg # 1, White Coyote, Rangely, CO

Loc # 43, Bldg # 1, West Dry Lake Compressor Station, Rangely, CO

Loc # 44, Bldg # 1, Buzzard Creek - Dew Point Control Facility, CO

Loc # 45, Bldg # 1, South Canyon Injection, Mesa, CO

Loc # 46, Bldg # 1, Rangely NGL Transfer, Rangely, CO

Loc # 47, Bldg # 1, Mid Mountain Drip, CO

Loc # 48, Bldg # 1, Central Storage, Rangley, CO

Loc # 49, Bldg # 1, Bison Mountrail Gas Gathering System, ND

Loc # 50, Bldg # 1, Ross Compression Station, Mountrail, ND

Loc # 51, Bldg # 1, Sidonia Compressor Station, ND

Loc # 52, Bldg # 1, East Compression Station, ND

Loc # 53, Bldg # 1, West Compression Station, ND

Loc # 54, Bldg # 1, Mirage Compression Station, ND

Loc # 55, Bldg # 1, Mountaineer- West Virginia

Loc # 56, Bldg # 1, 4723 Brushy Fork Road, New Milton, WV

Loc # 57, Bldg # 1, 1030 Turtle Tree Fork Road,, Salem, WV

Loc # 60, Bldg # 1, Meadowlark Various Compression & Pipeline Sites, ND, Angus Compressiion Site

Loc # 62, Bldg # 1, Angus Compression Station, CO

Loc # 63, Bldg # 1, 67509 County Road 71, Grover, CO 80729

Loc # 64, Bldg # 1, 325 Gathering Systems Natural Gas/Oil/Water, CO

Loc # 65, Bldg # 1, 67509 County Road 71, Grover, CO 80729, Office/Shop

Loc # 67, Bldg # 1, Mountaineer Midstream- 41 Mile Gas Gathering System, WV, Middle Point Compressor Station

Loc # 68, Bldg # 1, North Compression Station, Burke, ND

Loc # 74, Bldg # 1, NW of Weld County Roads 136.5 & 71, Hereford, CO

2

ENDORSEMENT NUMBER:	TBD
INSURED:	Summit Midstream Partners, LLC
POLICY NUMBERS:	P12HR01180;EPRN0511570A;63818059
EFFECTIVE DATE:	March 26, 2013

Lenders Loss Payable Clause

LOSS PAYABLE:

THE ROYAL BANK OF SCOTLAND PLC, as Administrative Agent, Collateral Agent, an Issuing Bank and a Lender

1. The Loss Payee shown is a creditor, including a mortgage holder or trustee, whose interest in Covered Property is established by such written instruments as:

a. Warehouse receipts;

b. A contract for deed;

c. Bills of lading;

d. Financing statements; or

e. Mortgages, deeds of trust, or security agreements.

2. For Covered Property in which both you and a Loss Payee have an insurable interest:

a. We will pay for covered loss or damage to each Loss Payee in their order of precedence, as interests may appear.

b. The Loss Payee has the right to receive loss payment even if the loss payee has started foreclosure or similar action on the Covered Property.

c. If we deny your claim because of your acts or because you have failed to comply with the terms of the Coverage Part, the Loss Payee will still have the right to receive loss payment if the Loss Payee:

(1) Pays any premium due under the Coverage Part at our request if you have failed to do so;

(2) Submits a signed, sworn proof of loss within 60 days after receiving notice from us of your failure to do so; and

(3) Has notified us of any changes in ownership, occupancy or substantial change in risk known to the Loss Payee.

All of the terms of this Coverage Part will then apply directly to the Loss Payee.

d. If we pay the Loss Payee for any loss or damage and deny payment to you because of your acts or because you have failed to comply with the terms of this Coverage Part:

(1) The Loss Payee’s rights will be transferred to us to the extent of the amount we pay; and

(2) The Loss Payee’s rights to recover the full amount of the Loss Payee’s claim will not be impaired.

At our option, we may pay to the Loss Payee the whole principal on the debt plus any accrued interest. In this event, you will pay your remaining debt to us.

3. If we cancel this policy, we will give written notice to the Loss Payee at least:

a. 10 days before the effective date of cancellation if we cancel for your nonpayment of premium; or

b. 30 days before the effective date of cancellation if we cancel for any other reason.

4. If we elect not to renew this policy, we will give written notice to the Loss Payee at least 10 days before the expiration date of this policy.

Schedule 3.22

Material Contracts

1.              Amended and Restated Natural Gas Gathering Agreement, by and among DFW Midstream Services LLC (“DFW”), Chesapeake Energy Marketing, Inc. and Chesapeake Exploration, LLC (as production guarantor), dated August 1, 2010, together with that certain Amended and Restated Individual Transaction Sheet No. 1, originally dated September 3, 2009, amended and restated on August 1, 2010 and further amended and restated on April 1, 2011, as amended January 1, 2012.

2.  Natural Gas Gathering Agreement, by and among DFW, Total Gas and Power North America, Inc. and Total E&P USA, Inc. (as production guarantor), dated August 1, 2010, together with that certain Individual Transaction Sheet No. 1, originally dated August 1, 2010, as amended by that certain First Amendment to Individual Transaction Sheet No. 1 on August 20, 2010, as amended and restated on April 1, 2011, as amended January 1, 2012.

3.  Amended and Restated Natural Gas Gathering Agreement by and between DFW and Carrizo Oil & Gas, Inc., dated May 15, 2008, as amended by that certain Amendment to Natural Gas Gathering Agreement, dated April 1, 2010, as further amended by that certain Second Amendment to Base Agreement, dated December 1, 2010, as further amended by that certain Amendment to Base Agreement, dated December 1, 2011 together with that certain Amended and Restated Individual Transaction Sheet No. 1, dated as of April 1, 2010, as amended by that certain First Amendment to Individual Transaction Sheet No. 1, dated as of December 1, 2010, as amended by that certain Amendment to Individual Transaction Sheet No. 1, dated as of December 1, 2011.

4.  Natural Gas Gathering Agreement by and between DFW and XTO Energy, Inc, dated December 15, 2008, as amended by that certain Amendment to Natural Gas Gathering Agreement, dated as of April 1, 2010, together with that certain Individual Transaction Sheet No. 1, dated as of December 15, 2008, as amended and restated as of April 1, 2010, as amended by that certain First Amendment to the Amended and Restated Individual Transaction Sheet No. 1, dated as of May 1, 2011.

5.  Natural Gas Gathering Agreement by and between DFW and Vantage Energy, LLC, dated August 1, 2010, together with that certain Individual Transaction Sheet No. 1, dated as of August 1, 2010, as amended by that certain First Amendment to the Individual Transaction Sheet No. 1, dated as of April 1, 2012.

6.  Natural Gas Gathering Agreement by and between DFW and ETC Marketing, LTD dated April 1, 2011, as amended by that certain First Amendment to the Base Agreement, dated April 1, 2012, together with that certain Individual Transaction Sheet No. 1, dated as of April 1, 2011, as amended by that certain First Amendment to the Individual Transaction Sheet No. 1, dated as of April 1, 2012.

7.  Natural Gas Gathering Agreement by and between DFW and Enterprise Products Operating LLC dated December 1, 2011, together with that certain Individual Transaction Sheet No. 1, dated as of December 1, 2011.

8.  The South Parachute and Orchard Gas Gathering Agreement by and between Grand River Gathering, LLC (“GRG”) and Encana Oil & Gas (USA) Inc. (“Encana”) dated October 1, 2011 and any amendments, supplements and restatements or other modifications from time to time thereto.

9. The Mamm Creek Gas Gathering Agreement by and between GRG and Encana dated October 1, 2011 and any amendments, supplements and restatements or other modifications from time to time thereto.

10. The Future Development Gas Gathering Agreement by and between GRG and Encana dated October 1, 2011 and any amendments, supplements and restatements or other modifications from time to time thereto.

11. The Second Amended and Restated Gas Gathering Agreement by and between GRG and Williams Production RMT Company dated November 1, 2010 and any amendments, supplements and restatements or other modifications from time to time thereto.

12. Gas Purchase Agreement dated as of December 20, 2010 by and between Bear Tracker Energy, LLC and EOG Resources, Inc.

13. Gas Gathering and Compression Agreement dated as of April 16, 2012 by and between MarkWest Liberty Midstream Resources, L.L.C., and Antero Resources Appalachian Corporation.

Schedule 6.01

Indebtedness

On June 17, 2013, Borrower and its 100% owned finance subsidiary, Summit Midstream Finance Corp., issued $300 million of 7.50% senior unsecured notes maturing July 1, 2021.

Schedule 6.02

Liens

None.

Schedule 6.04

Investments

None.

Schedule 6.07

Transactions with Affiliates

Equipower Resources Corp. (“Equipower”), an affiliate of Energy Capital Partners, assists DFW with managing its electricity price risk. The Sponsor entered into a consulting arrangement with Equipower to provide these services.

Schedule 9.01

Notice Addresses of Borrower, Administrative Agent, Issuing Banks and Lenders

If to:	Address

Summit Midstream Holdings, LLC, in its capacity as the Borrower	2100 McKinney Avenue Suite 1250 Dallas, TX 75201 Telephone: (214) 242-1957 Fax: (214) 242-1972

The Royal Bank of Scotland plc, in its capacity as the Administrative Agent, Collateral Agent, Lender and Issuing Bank

RBS Markets & International Banking

RBS Americas HQ,

600 Washington Boulevard

Stamford, CT 06901

Mail Code: CCS110

Attention: Verleria Wilson

Telephone: (203) 897-7653

Fax: (203) 873- 3569

verleria.wilson@rbs.com

with copy to:

The Royal Bank of Scotland plc

Attention: Sanjay Remond

600 Travis St., Suite 6500

Houston, TX 77002

with second copy to: agencyops@rbs.com

Bank of America, N.A., in its capacity as Issuing Bank

Bank of America, N.A.

101 N Tryon St

Charlotte, NC 28255

Attention: Basant Swain

Telephone: (415) 426-3683 EXT 81385

Fax: (312) 453-6040

basant.swain@bankofamerica.com

with copy to:

Bank of America, N.A.

540 W. Madison Street, IL4-540-23-09

Chicago, IL 60661

Attention: Adam Fey

Telephone: (312) 828-1462

adam.h.fey@baml.com

If to:	Address

Barclays Bank PLC

Barclays Capital

70 Hudson Street

Jersey City, NJ 07302

Attention: Tunde Malomo

Telephone: (201) 499-9072

Fax: (917) 522-0568

xrausloanops4@barclays.com

with copy to:

Barclays Capital

745 7th Avenue, 26th Floor

New York, NY 10019

Attention: Sreedhar Kona

Telephone: (212) 526-7808

Fax: (212) 526-5115

Sreedar.Kona@Barclays.com

Regions Bank

Regions Bank

201 Milan Parkway

Birmingham, AL 35211

Attention: Stephanie Reid

Telephone: (205) 420-7736

Fax: (205) 420-7069

sncservices@regions.com

with copy to:

Regions Bank

5005 Woodway Drive, Suite 110

Houston, TX 77056

Attention: David Valentine

Telephone: (713) 426-7141

Fax: (713) 426-7182

david.valentine@regions.com

If to:	Address

ING Capital LLC

ING Capital LLC

1325 Avenue of the Americas

New York, NY 10019

Attention: Frenklin Christian

Telephone: (646) 424-8240

Fax: (646) 424-8251

frenklin.christian@americas.ing.com

with copy to:

ING Capital LLC

1325 Avenue of the Americas

New York, NY 10019

Attention: Anthony Rivera

Telephone: (646) 424-7638

Fax: (646) 424-7484

anthony.rivera@americas.ing.com

BMO Harris Financing, Inc.

BMO Financial Group

115 S. LaSalle Street, 17th Floor West

Chicago, IL 60603

Attention: Blanca Velez

Telephone: (312) 461-3775

Fax: (312) 293-5283

blanca.velez@harrisbank.com

with copy to:

BMO Harris Financing, Inc.

700 Louisiana, Suite 2100

Houston, TX 77002

Telephone: (713) 546-9720

Fax: (713) 223-4007

kevin.utsey@bmo.com

Credit Agricole Corporate and Investment Bank

Credit Agricole Corporate and Investment Bank

1301 Avenue of the Americas

New York, NY 10019

Attention: Dawn Evans

Telephone: (732) 590-7718

Fax: (917) 849-5464

dawn.evans@ca-cib.com

with copy to:

Credit Agricole CIB

1301 Avenue of the Americas

New York, NY 10019

Attention: Deborah Kross

Telephone: (212) 261-7346

deborah.kross@ca-cib.com

If to:	Address

Sumitomo Mitsui Banking Corporation

Sumitomo Mitsui Banking Corporation, New York

277 Park Avenue

New York, NY 10172

Attention: Scott Marzullo

Telephone: (212) 224-4166

Fax: (212) 224-5227

smarzullo@smbclf.com

with copy to:

Sumitomo Mitsui Banking Corporation, New York

277 Park Avenue

New York, NY 10172

Attention: Evan J. Sohayegh

Telephone: (212) 224-4130

Fax: (212) 224-5227

esohayegh@smbclf.com

Royal Bank of Canada

Royal Bank of Canada — WFC Branch

Three World Financial Center

200 Vesey Street

New York, NY 10281-8098

Attention: US Specialized Service Officer

Telephone: (416) 955-6599

Fax: (212) 428-2372

with copy to:

Royal Bank of Canada

3900 Williams Tower

2800 Post Oak Blvd.

Houston, TX 77056

Attention: Jason York

Telephone: (713) 403-5679

Fax: (713) 403-5624

Compass Bank

Compass Bank

24 Greenway Plaza, Suite 1400B

Houston, TX 77046

Attention: Stacey R. Box

Telephone: (713) 993-8580

Fax: (866) 327-4936

HoustonFundingEnergy@bbvacompass.com

with copy to:

Compass Bank

24 Greenway Plaza, Suite 1400A

Houston, TX 77046

Attention: Kathleen J. Bowen

Telephone: (713) 993-8273

Fax: (713) 499-8722

kathy.bowen@bbvacompass.com

If to:	Address

Amegy Bank National Association

Amegy Bank of Texas

1801 Main Street, 7th Floor

Houston, TX 77002

Attention: Cymbeline Forde

Telephone: (713) 232-6402

Fax: (713) 693-7467

Special.processing@amegybank.com

with copy to:

Amegy Bank of Texas

2501 North Harwood Street — 16th Floor

Dallas, TX 75201

Attention: Jill A. McSorley

Telephone: (214) 754-9498

Fax: (214) 754-6508

Jill.mcsorley@amegybank.com

Capital One, National Association

Capital One, N.A.

6200 Chevy Chase Dr.

Laurel, MD 20707

Attention: Joy Victorio

Telephone: (301) 939-5952

Fax: (301) 953-8692

clssyndicationmember@capitalone.com

with copy to:

Capital One, N.A.

20 Saint Charles Ave — 29th Floor

New Orleans, LA 70170

Attention: Nancy Moragas

Telephone: (504) 533-2863

Fax: (504) 533-5594

Nancy.moragas@capitalone.com

If to:	Address

Comerica Bank

Comerica Bank

39200 W. Six Mile Rd.

Livonia, WI 48152

Attention: Antoinette Frost

Telephone: (734) 632-4711

Fax: (734) 632-2928

afrost@comerica.com

with copy to:

Comerica Bank

1717 Main Street, 4th Floor

Comerica Bank Tower

Dallas, TX 75201

Attention: John S. Lesikar

Telephone: (214)462-4341

Fax: (214) 462-4240

jlesikar@comerica.com

Deutsche Bank Trust Company Americas

Deutsche Bank

5022 Gate Parkway, Suite 200

Jacksonville, FL 32256

Attention: Santosh Vishwanath

Telephone: (904) 520-5449

Fax: (866) 240-3622

loan.admin-ny@db.com

with copy to:

Deutsche Bank

60 Wall Street, 43rd Floor

New York, NY 10005

Attention: Michael Getz

Telephone: (212) 250-2640

Fax: (212) 797-5692

michael.getz@db.com

Morgan Stanley Bank, N.A.

Morgan Stanley Senior Funding, Inc.

1300 Thames Street Wharf, 4th Floor

Baltimore, MD 21231

Attention: Edward Henley

Telephone: (443) 627-4326

Fax: (212) 404-9645

docs4loans@ms.com

with copy to:

Morgan Stanley — Legal & Compliance Division — Corporate Loans Group

1221 Avenue of the Americas, 34th Floor

New York, NY 10020

Fax: (646) 202-9232

If to:	Address

MidFirst Bank

MidFirst Bank

501 NW Grand Blvd., Suite 100

Oklahoma City, OK 73118

Attention: Leah Young

Telephone: (405) 767-7163

Fax: (405) 767-7120

leah.young@midfirst.com

with copy to:

MidFirst Bank

501 NW Grand Blvd., Suite 100

Oklahoma City, OK 73118

Attention: Chad Dayton

Telephone: (405) 767-7558

Fax: (405) 767-6059

chad.dayton@midfirst.com

Goldman Sachs Bank USA	Goldman Sachs Bank USA 200 West Street New York, NY 10282 Telephone: (212) 902-1099 Fax: (917) 977-3966 gs-sbd-admin-contacts@ny.email.gs.com

Wells Fargo Bank, N.A.

Wells Fargo Bank, N.A.

1445 Ross Avenue, Suie 4500 MAC T9216-451

Dallas, TX 75202

Attention: Chad Kirkham

Telephone: (817) 334-7122

Fax: (817) 334-7000

Kirkham@wellsfargo.com

with copy to: Wells Fargo Bank, N.A.

1000 Louisiana Street, 8th floor

MAC T0002-090

Houston, TX 77002

Attention: Andrew Ostrov

Telephone: (713) 319-1841

Fax: (713) 319-1925

Andrew.ostrov@wellsfargo.com

If to:	Address

PNC Bank, National Association

PNC Bank, National Association

1200 Smith Street

Houston, TX 77002

Attention: Colin Warman, Relationship Manager

Telephone: (713) 353-8775

Colin.warman@pnc.com

with copy to:

PNC Bank, National Association

200 Providence Rd.

Charlotte NC 28207

Attention: Katie Mikula, Credit Officer

Telephone: (704) 571-0667

Katie.mikula@pnc.com

Citibank, N.A.

Citibank, N.A.

2800 Post Oak Blvd, 4th Floor Houston, TX 77056

Attention: Thomas Benavides

Telephone: (713) 752-5062

Thomas.benavides@citi.com

with copy to:

Citibank, N.A.

2800 Post Oak Blvd, 4th Floor

Houston, TX 77056

Attention: Stephen Oglesby

Telephone: (713) 752-5061

stephen.h.oglesby@citi.com

Cadence Bank, N.A.

Cadence Bank, N.A.

2800 Post Oak Boulevard, Suite 3800

Houston, TX 77056

Attention: Bill Brown

Telephone: (713) 871-3951

Fax: (713) 634-4940

bill.brown@cadencebank.com

with copy to:

Cadence Bank, N.A.

2800 Post Oak Boulevard, Suite 3800

Houston, TX 77056

Attention: David Anderson

Telephone: (713) 871-3950

Fax: (713) 634-4946

david.anderson@cadencebank.com

If to:	Address

Branch Banking and Trust Company

Branch Banking and Trust Company

333 Clay Street, Suite 3800

Houston, TX 77002

Attention: Deanna Breland

Telephone: (713) 797-2143

Fax: (713) 932-6285

dbreland@bbandt.com

with copy to:

Branch Banking and Trust Company

333 Clay Street, Suite 3800

Houston, TX 77002

Attention: James Giordano

Telephone: (713) 425-0829

Fax: (713) 932-6285
jgiordano@bbandt.com

***

EXHIBIT A

FORM OF
ASSIGNMENT AND ACCEPTANCE

This Assignment and Acceptance (the “Assignment and Acceptance”) is dated as of the Effective Date set forth below and is entered into by and between [Insert name of Assignor] (the “Assignor”) and [Insert names of Assignee(s)] (the “Assignee[s]”).  Capitalized terms used but not defined herein shall have the meanings given to such terms in the Credit Agreement identified below (as may be amended, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), receipt of a copy of which is hereby acknowledged by [the] [each] Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto (the “Standard Terms and Conditions”) are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Acceptance as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to [the] [each] Assignee, and [the] [each] Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Credit Agreement, as of the Effective Date inserted by the Administrative Agent as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as a Lender under the Credit Agreement (and each other Loan Document) to the extent of the percentage interest identified below of all of such outstanding rights and obligations of the Assignor (including any Revolving Letters of Credit and Swingline Loans) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as a Lender) against any person, whether known or unknown, arising under or in connection with the Credit Agreement, any other Loan Document delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Acceptance, without representation or warranty by the Assignor.

1.                                      Assignor:

2.                                      Assignee[s]:
                                                                                                                                                [and is an Affiliate/Approved Fund of [Identify Lender]]

3.                                      Administrative Agent:  The Royal Bank of Scotland plc.

4.                                      Credit Agreement:  The Second Amended and Restated Credit Agreement dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc

Exhibit A-1

(“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto.

5.                                      Total Commitments/Loans of all Lenders under the Credit Agreement:

6.                                      Assigned Interest:

Assignee	Amount of Commitment/ Loans Assigned	Percentage Assigned of Commitment/ Loans, after giving effect to assignment hereunder(1)
%
%

Effective Date:                            ,     , 20    .(2)

[Remainder of page intentionally blank]

(1)  Calculate to 9 decimal places and show as a percentage of aggregate Commitments of all Lenders.

(2)  TO BE INSERTED BY ADMINISTRATIVE AGENT AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.

Exhibit A-2

The terms set forth in this Assignment and Acceptance are hereby agreed to:

ASSIGNOR [NAME OF ASSIGNOR]

By:
Name:
Title:

ASSIGNEE [NAME OF ASSIGNEE](3)

By:
Name:
Title:

Consented(4) to and accepted:

THE ROYAL BANK OF SCOTLAND plc, as Administrative Agent

By:
Name:
Title:

[Consented(5) to:]

[Issuing Bank]

By:
Name:
Title:

(3)  Add additional signature blocks if there is more than one Assignee.

(4)  Consent of Administrative Agent to be included to the extent required by Section 9.04(b)(i)(B) of the Credit Agreement.

(5)  Consents of Issuing Bank, Swingline Lender and Borrower to be included to the extent required by Section 9.04(b)(i)(C), 9.04(b)(i)(D) or 9.04(b)(i)(A), respectively, of the Credit Agreement.

Exhibit A-3

[Consented to:]

[Swingline Lender]

By:
Name:
Title:

[Consented to:]

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

Exhibit A-4

ANNEX 1 to Exhibit A
of the Credit Agreement

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ACCEPTANCE

1.                                      Representations and Warranties.

1.1                               Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any Lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Credit Agreement or any other Loan Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Loan Documents or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of any Loan Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under any Loan Document.

1.2                               Assignee.  [The] [Each] Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Acceptance and to consummate the transactions contemplated hereby and to become a Lender under the Credit Agreement, (ii) it satisfies the requirements, if any, specified in the Credit Agreement that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Credit Agreement as a Lender thereunder and, to the extent of [the][the relevant] Assigned Interest, shall have the obligations of a Lender thereunder, (iv) it is sophisticated with respect to decisions to acquire assets of the type represented by [the][such] Assigned Interest and either it, or the person exercising discretion in making its decision to acquire [the][such] Assigned Interest, is experienced in acquiring assets of such type, (v) it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.04 thereof, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance and to purchase [the][such] Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Administrative Agent or any other Lender, and (vi) attached to this Assignment and Acceptance is any documentation required to be delivered by it pursuant to the terms of the Credit Agreement, duly completed and executed by [the] [such] Assignee and (b) agrees that (i) it will, independently and without reliance on the Administrative Agent, any other Agent, the Assignor or any other Lender and, based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Loan Documents, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Loan Documents are required to be performed by it as a Lender.

Exhibit A-5

2.                                      Payments.  From and after the Effective Date, the Administrative Agent shall make all payments in respect of [the][each] Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to but excluding the Effective Date and to [the] [the relevant] Assignee for amounts which have accrued from and after the Effective Date.

3.                                      General Provisions.  This Assignment and Acceptance shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Acceptance may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Acceptance by facsimile, telecopy or other electronic means (including a PDF sent by e-mail) shall be effective as delivery of a manually executed counterpart of this Assignment and Acceptance; provided, however, that it shall be promptly followed by an original.  This Assignment and Acceptance shall be governed by, and construed in accordance with, the law of the State of New York.

[End of document]

Exhibit A-6

EXHIBIT B

FORM OF PREPAYMENT NOTICE

The Royal Bank of Scotland plc,

in its capacity as the Administrative Agent,

Collateral Agent, Lender and Issuing Bank

RBS Markets & International Banking

RBS Americas HQ,

600 Washington Blvd,

Stamford, CT 06901, USA

Mail Code: CCS110

Attention: Verleria Wilson

Telephone: (203) 897-7653

Fax: (203) 873-3569

verleria.wilson@rbs.com

with copy to:

The Royal Bank of Scotland plc

Attention: Sanjay Remond

600 Travis St., Suite 6500

Houston, TX 77002

with second copy to: agencyops@rbs.com

Attention:  Yolette Salnave/ Summit Midstream Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time

Exhibit B-1

to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

The undersigned, SUMMIT MIDSTREAM HOLDINGS, LLC, refers to the Credit Agreement, and hereby gives you notice that, pursuant to Section 2.11 of the Credit Agreement, the undersigned intends to make a prepayment of a Revolving Facility Borrowing consisting of [ABR Loans or Eurodollar Loans], in the amount of $                        (1).

Very truly yours,

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

(1)  Please provide reasonably detailed calculation of the amount of prepayment.  The amount should be an integral multiple of the Borrowing Multiple (as defined in the Credit Agreement) and not less than the Borrowing Minimum (as defined in the Credit Agreement).

Exhibit B-2

EXHIBIT C-1

FORM OF
BORROWING REQUEST

The Royal Bank of Scotland plc,

in its capacity as the Administrative Agent,

Collateral Agent, Lender and Issuing Bank

RBS Markets & International Banking

RBS Americas HQ,

600 Washington Blvd,

Stamford, CT 06901, USA

Mail Code: CCS110

Attention: Verleria Wilson

Telephone: (203) 897-7653

Fax: (203) 873-3569

verleria.wilson@rbs.com

with copy to:

The Royal Bank of Scotland plc

Attention: Sanjay Remond

600 Travis St., Suite 6500

Houston, TX 77002

with second copy to: agencyops@rbs.com

Attention:  Yolette Salnave/ Summit Midstream Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST

Exhibit C-1-1

COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a Borrowing Request of the Borrower and the Borrower hereby requests Borrowings under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowings requested hereby:

For a Revolving Facility Borrowing or issuance of a Letter of Credit,

(A)                               Borrower (and Name of Account Party)(1):

(B)                               Aggregate or Face Amount of Borrowing:(2)  US$

(C)                               Date of Borrowing (which shall be a Business Day):

(D)                               Type of Borrowing (ABR, Eurodollar, or Letter of Credit):

(E)                                Interest Period (if a Eurodollar Borrowing):(3)

(F)                                 [Location and number of the Borrower’s account] [Beneficiary (if a Letter of Credit)(4)]:

(G)                               Expiry date (if a Letter of Credit)(5):

[Remainder of page intentionally blank]

(1)  If Borrower requests that a letter of credit be issued on behalf of another Loan Party.

(2)  Which must be an integral multiple of the Borrowing Multiple (as defined in the Credit Agreement) and not less than the Borrowing Minimum (as defined in the Credit Agreement).

(3)  Which must comply with the definition of “Interest Period” and end not later than the Stated Maturity Date.

(4)  Please specify name and address.

(5)  This date must be at or prior to the close of business on the earlier of (A) unless the applicable Issuing Bank agrees to a later expiration date, the date one year after the date of issuance (or in the case of any renewal or extension thereof, one year after such renewal or extension) and (B) the date that is five Business Days prior to the Stated Maturity Date.

Exhibit C-1-2

The undersigned hereby certifies that, on and as of the date hereof, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).(6)

Very truly yours,

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

(6)  Bring down certifications to be included in Borrowing Requests after the Closing Date.

Exhibit C-1-3

EXHIBIT C-2

FORM OF
SWINGLINE BORROWING REQUEST

The Royal Bank of Scotland plc,

in its capacity as the Administrative Agent,

Collateral Agent, Lender and Issuing Bank

RBS Markets & International Banking

RBS Americas HQ,

600 Washington Blvd,

Stamford, CT 06901, USA

Mail Code: CCS110

Attention: Verleria Wilson

Telephone: (203) 897-7653

Fax: (203) 873-3569

verleria.wilson@rbs.com

with copy to:

The Royal Bank of Scotland plc

Attention: Sanjay Remond

600 Travis St., Suite 6500

Houston, TX 77002

with second copy to: agencyops@rbs.com

Attention:  Yolette Salnave/ Summit Midstream Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND

Exhibit C-2-1

BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes a Swingline Borrowing Request and the Borrower hereby requests Borrowings under the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such Borrowings requested hereby:

Aggregate Amount of Borrowing:(1)   US$

Term of Swingline Borrowing:

All Swingline Borrowings shall be ABR Loans.

Date of Borrowing (which shall be a Business Day):

Location and number of the Borrower’s account:

(1)  Which must be an integral multiple of the Borrowing Multiple (as defined in the Credit Agreement) and not less than the Borrowing Minimum (as defined in the Credit Agreement).

Exhibit C-2-2

The undersigned hereby certifies that, on and as of the date hereof, (i) no Default or Event of Default has occurred and is continuing and (ii) the representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects on and as of the date hereof, except to the extent such representations and warranties expressly relate to an earlier date (in which case such representations and warranties shall be true and correct in all material respects as of such earlier date).

Very truly yours,

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

Exhibit C-2-3

EXHIBIT D

FORM OF
INTEREST ELECTION REQUEST

The Royal Bank of Scotland plc,

in its capacity as the Administrative Agent,

Collateral Agent, Lender and Issuing Bank

RBS Markets & International Banking

RBS Americas HQ,

600 Washington Blvd,

Stamford, CT 06901, USA

Mail Code: CCS110

Attention: Verleria Wilson

Telephone: (203) 897-7653

Fax: (203) 873-3569

verleria.wilson@rbs.com

with copy to:

The Royal Bank of Scotland plc

Attention: Sanjay Remond

600 Travis St., Suite 6500

Houston, TX 77002

with second copy to: agencyops@rbs.com

Attention:  Yolette Salnave/ Summit Midstream Holdings, LLC

[Date]

Ladies and Gentlemen:

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND

Exhibit D-1

BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto. Terms defined in the Credit Agreement are used herein with the same meanings.

This notice constitutes an Interest Election Request by the Borrower and the Borrower hereby requests a [conversion] [continuation] of [IDENTIFY BORROWING] pursuant to Section 2.07 of the Credit Agreement, and in that connection the Borrower specifies the following information with respect to such conversion or continuation:

For a Revolving Facility Borrowing,

(A)                               Amount of Borrowing being converted(1):  US$

(B)                               Effective Date (which shall be a Business Day):

(C)                               Type of Borrowing (ABR or Eurodollar)(2):

(D)                               Interest Period (if a Eurodollar Borrowing)(3):

Subject to the terms of the Credit Agreement, if the Borrowing described above comprises a Eurodollar Loan, and if the Borrower fails to deliver a timely Interest Election Request with respect to such Eurodollar Loan prior to the end of the Interest Period applicable thereto, then, unless such Eurodollar Loan is repaid as provided under the Credit Agreement, at the end of such Interest Period, such Eurodollar Loan shall be continued as a Eurodollar Loan with the same Interest Period as previously was applicable thereto.

(1)  For conversions only.  Please complete a separate form for each portion of the Borrowing being converted.

(2)  For conversions only.

(3)  For conversions and continuations of Eurodollar Borrowings.  If the Borrower requests a Eurodollar Borrowing but does not specify an Interest Period, then the Interest Period shall be deemed to be of one month’s duration.

Exhibit D-2

Very truly yours,

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
Name:
Title:

Exhibit D-3

EXHIBIT E

FORM OF
COLLATERAL AGREEMENT

[ATTACHED HERETO]

Exhibit E

EXHIBIT F

[Intentionally Omitted]

Exhibit F-1

EXHIBIT G

FORM OF REVOLVING NOTE

$	Dated: , 2013

FOR VALUE RECEIVED, the undersigned, SUMMIT MIDSTREAM HOLDINGS, LLC (the “Borrower”), HEREBY PROMISES TO PAY to [NAME OF LENDER] (the “Lender”) or its registered assigns for the account of its applicable lending office the principal amount of the Revolving Facility Loans (as defined below) owing to the Lender by the Borrower pursuant to the Second Amended and Restated Credit Agreement (as amended, restated, supplemented orotherwise modified from time to time, the “Credit Agreement”) dated as of November 1, 2013, among the Borrower, the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto.

The Borrower promises to pay to the Lender or its registered assigns interest on the unpaid principal amount of each Revolving Facility Loan advanced to the Borrower from the date of such Revolving Facility Loan until such principal amount is paid in full, at such interest rates, and payable at such times, as are specified in the Credit Agreement.

Both principal and interest are payable in U.S. dollars to The Royal Bank of Scotland plc, as Administrative Agent, at 600 Washington Blvd., Stamford, CT 06901, Attention: Verleria Wilson, Telephone: (203) 897-7653, Fax: (203) 873-3569, in immediately available funds.  Each Revolving Facility Loan advanced to the Borrower and the maturity thereof, and all payments made on account of principal thereof, shall be recorded by the Lender and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this promissory note (the “Promissory Note”); provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the Obligations of the Borrower under this Promissory Note.

This Promissory Note is one of the promissory notes referred to in Section 2.09(e) of the Credit Agreement and is entitled to the benefits of the Credit Agreement.  The Credit Agreement, among other things, (i) provides for the making of loans (the “Revolving Facility Loans”) by the Revolving Facility Lenders to or for the benefit of the Borrower from time to time in an

Exhibit G-1

aggregate amount not to exceed at any time outstanding U.S.$700,000,000(1), the indebtedness of the Borrower resulting from each such Revolving Facility Loan being, on request of a Revolving Facility Lender, evidenced by such promissory notes, and (ii) contains provisions for acceleration of the maturity hereof upon the happening of certain stated events and also for prepayments on account of principal hereof prior to the maturity hereof upon the terms and conditions therein specified.  The obligations of the Borrower under this Promissory Note and the other Loan Documents, and the obligations of the other Loan Parties under the Loan Documents, are secured by the Collateral as provided in the Loan Documents.

The Borrower hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York County, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents, or for recognition or enforcement of any judgment, and hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such federal court.  The Borrower further irrevocably consents to the service of process in any action or proceeding in such courts by the mailing thereof by any parties thereto by registered or certified mail, postage prepaid, to the Borrower at the address specified for the Loan Parties in Schedule 9.01 attached to the Credit Agreement.  The Borrower agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.  Nothing in this Promissory Note shall affect any right that the Lender may otherwise have to bring any action or proceeding relating to this Promissory Note or the other Loan Documents against the Borrower or any Loan Party or their properties in the courts of any jurisdiction.

The Borrower hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Promissory Note or the other Loan Documents in any New York State or federal court sitting in New York County.  The Borrower hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

[Signature page follows]

(1)  In the event of any Incremental Commitments under Section 2.20 of the Credit Agreement, an Amended and Restated Note should be issued to reflect the increased amount.

Exhibit G-2

This Promissory Note shall be governed by, and construed in accordance with, the laws of the State of New York and is entered into as of the date first written above.

SUMMIT MIDSTREAM HOLDINGS, LLC, as Borrower

By:
Name:
Title:

Exhibit G-3

LOANS AND PAYMENTS OF PRINCIPAL

Date	Amount of Loans	Amount of Principal Paid or Prepaid	Unpaid Principal Balance	Notation Made By

Exhibit G-4

EXHIBIT H

FORM OF NON-U.S. LENDER TAX CERTIFICATE(1)

[date]

Reference is made to the Second Amended and Restated Credit Agreement (the “Credit Agreement”) dated as of November 1, 2013, among SUMMIT MIDSTREAM HOLDINGS, LLC, a limited liability company organized under the laws of Delaware (together with any permitted successors or assigns pursuant to the provisions of Section 6.05(b) of the Credit Agreement, the “Borrower”), the LENDERS party thereto from time to time, THE ROYAL BANK OF SCOTLAND plc (“RBS”), as Administrative Agent, RBS and BANK OF AMERICA, N.A. (“BAML”), each as an Issuing Bank, RBS, as Collateral Agent, RBS SECURITIES INC. (“RBSSI”), ING CAPITAL LLC (“ING”), MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED (“MERRILL”), REGIONS BANK (“REGIONS”), BMO CAPITAL MARKETS, BBVA COMPASS, DEUTSCHE BANK SECURITIES INC., RBC CAPITAL MARKETS, LLC and WELLS FARGO SECURITIES, LLC, as Joint Lead Arrangers, RBSSI, as Sole Bookrunner, COMPASS BANK, DEUTSCHE BANK TRUST COMPANY AMERICAS, ROYAL BANK OF CANADA and WELLS FARGO BANK, NATIONAL ASSOCIATION, as Co-Documentation Agents, ING, BAML, REGIONS AND BMO HARRIS FINANCING, INC, as Co-Syndication Agents, and the other Persons from time to time party thereto. Capitalized terms used herein that are not defined herein shall have the meanings ascribed to them in the Credit Agreement.

[Insert name of institution] (the “Non-U.S. Lender”) is providing this certificate pursuant to subsection 2.17(e) of the Credit Agreement.  The Non-U.S. Lender hereby represents and warrants that:

A.            It is the sole beneficial owner of the Loan (as well as any Notes evidencing such Loan) in respect of which it is providing this certificate;

B.            The Non-U.S. Lender is not a “bank” that entered into the Credit Agreement in the “ordinary course of its trade or business” within the meaning of Section 881(c)(3)(A) of the

(1)  Note: If the undersigned is an intermediary, a foreign partnership or other flow-through entity, the following adjustments shall be made.

A.        The following representations shall be provided as applied to the partners, members or other persons claiming the portfolio interest exemption:

•              beneficial ownership under Paragraph A;

•              the status in Paragraph C;

•              the status in Paragraph D.

B.       The following representation shall be provided as applied to the undersigned as well as the partners,  members or other persons claiming the portfolio interest exemption:

•              the status in Paragraph B;

•              the status in Paragraph E.

C.        The undersigned shall provide an Internal Revenue Service Form W-8IMY (with underlying W-8BENs, W-9s or other applicable forms from each of its partners, members or other persons).

D.        Appropriate adjustments shall be made in the case of tiered intermediaries or tiered partnerships or flow-through entities.

Exhibit H-1

Internal Revenue Code of 1986, as amended (the “Code”).  In this regard, the Non-U.S. Lender further represents and warrants that:

(i)            the Non-U.S. Lender is not subject to regulatory or other legal requirements as a bank in any jurisdiction; and

(ii)           the Non-U.S. Lender has not been treated as a bank for purposes of any tax, securities law or other filing or submission made to any Governmental Authority, any application made to a rating agency or qualification for any exemption from tax, securities law or other legal requirements.

C.            The Non-U.S. Lender is not a “10-percent shareholder” of the U.S. Borrower within the meaning of Section 871(h)(3)(B) of the Code.

D.            The Non-U.S. Lender is not a “controlled foreign corporation” receiving interest from a related person within the meaning of Section 881(c)(3)(C) of the Code.

E.            The interest payments in question are not effectively connected with the undersigned’s conduct of a U.S. trade or business.

The undersigned has furnished the Administrative Agent and the Borrower with a certificate of its non-U.S. person status on Internal Revenue Service Form W-8BEN.  By executing this certificate, the undersigned agrees that (1) if the information provided on this certificate changes, the undersigned shall promptly so inform the Borrower and the Administrative Agent and (2) the undersigned shall have at all times furnished the Borrower and the Administrative Agent with a properly completed and currently effective certificate in either the calendar year in which each payment is to be made to the undersigned, or in any of the three calendar years preceding such payments.

[Signature page follows]

Exhibit H-2

IN WITNESS WHEREOF, the undersigned has duly executed this certificate as of the date first written above.

[NAME OF NON-U.S. LENDER]

By:
Name:
Title:

Exhibit H-3

EXHIBIT I

FORM OF ADMINISTRATIVE QUESTIONNAIRE

Lender Details Form

*** PLEASE SUBMIT ALONG WITH COMMITMENT LETTER TO: Edward Brown, FAX#: (203) 873-4413 or via email to edward.a.brown@rbs.com***

ADMINISTRATIVE QUESTIONNAIRE

BORROWER: Summit Midstream Holdings, LLC

Agent Address:	Return form to:

Telephone:

Facsimile:

E-mail:

It is very important that all of the requested information be completed accurately and that this questionnaire be returned promptly. If your institution is sub-allocating its allocation, please fill out an administrative questionnaire for each legal entity.

Legal Name of Lender to appear in Documentation:

Signature Block Information:

Signing Credit Agreement	☐	Yes	☐	No

Coming in Via Assignment	☐	Yes	☐	No

Type of Lender:

(Bank, Asset Manager, Broker/Dealer, CLO/CDO; Finance Company, Hedge Fund, Insurance, Mutual Fund, Pension Fund, Other Regulated Investment Fund, Special Purpose Vehicle, Other-please specify)

Lender Parent:

Domestic Address			Eurodollar Address

Exhibit I-1

Contacts/Notification Methods:  Borrowings, Paydowns, Interest, Fees, etc.

	Primary Credit Contact	Secondary Credit Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

	Primary Operations Contact	Secondary Operations Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

Exhibit I-2

	Bid Contact	L/C Contact

Name:

Company:

Title:

Address:

Telephone:

Facsimile:

E-Mail:

Lender’s Domestic Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Lender’s Foreign Wire Instructions

Currency:

Bank Name:

Swift/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Exhibit I-3

Attention:

Reference:

Agent’s Wire Instructions

Bank Name:

ABA/Routing No.:

Account Name:

Account No.:

FFC Account Name:

FFC Account No.:

Attention:

Reference:

Exhibit I-4

ANNEX A

PERFECTION CERTIFICATE

November 1, 2013

Reference is hereby made to that certain Second Amended and Restated Credit Agreement, dated as of November 1, 2013, by and among Summit Midstream Holdings, LLC, a Delaware limited liability company (the “Borrower”), the Lenders party thereto, The Royal Bank of Scotland plc, as Administrative Agent and Collateral Agent (herein, in both capacities, referred to as the “Agent”), and the other Persons party thereto from time to time (the “Credit Agreement”).  All capitalized terms used herein and not defined herein are used with the meaning set forth in the Credit Agreement.  This Perfection Certificate is delivered pursuant to Section 4.02(d) of the Credit Agreement by the Borrower, Summit Midstream Partners, LP, a Delaware limited partnership (the “MLP Entity”), in its capacity as a pledgor, DFW Midstream Services LLC, a Delaware limited liability company (“DFW”), Grand River Gathering, LLC, a Delaware limited liability company (“Grand River”), Mountaineer Midstream Company, LLC, a Delaware limited liability company (“MMC”), Bison Midstream, LLC, a Delaware limited liability (“Bison”), and Summit Midstream Finance Corp. (“Summit Finance” and, together with the Borrower, the MLP Entity, DFW, Grand River, MMC and Bison the, “Obligors”), and the other parties to such transaction.  Each Obligor (except as otherwise noted) hereby certifies as to itself, as follows:

CURRENT INFORMATION

Legal Names Organizations, Jurisdictions of Organization and Organizational Identification Numbers.  The full and exact legal name(1) (as it appears in each respective certificate or articles of incorporation or similar organizational documents, in each case as amended to date), the type of organization (or if the Borrower or a particular Obligor is an individual, please indicate so), the jurisdiction of organization (or formation, as applicable), and the organizational identification number(2) (not tax i.d. number) of the Borrower and each other Obligor are as follows:

Name of Borrower/ Obligor	Type of Organization (e.g. corporation, limited liability company, limited partnership)	Jurisdiction of Organization/ Formation	Organizational Identification Number

(1)  It is crucial that the full and exact name of each Obligor is given.  Even seemingly minor errors such as substituting “n.a.” for “national association” or “inc.” for “incorporated” may be seriously misleading in some states.

(2)  Please note that the organizational identification number is not the same as the federal employer’s tax identification number.  The organizational identification number is customarily issued by the Secretary of State or State Corporations Department in the State under which the particular entity had been organized or formed and may be found on its organizational documents.  If the Obligor does not have an organizational ID number, please indicate “None.”

Chief Executive Offices and Mailing Addresses.  The chief executive office address (or the principal residence if the Borrower or a particular Obligor is a natural person) and the preferred mailing address (if different than chief executive office or residence) of the Borrower and each other Obligor are as follows:

Name of Borrower/ Obligor	Address of Chief Executive Office (or for natural persons, residence)	Mailing Address (if different than CEO or residence)

Special Debtors.  Except as specifically identified below none of the Obligors is a:  (i) a trust, (ii) a foreign air carrier within the meaning of the federal aviation act of 1958, as amended, or (iii) a branch or agency of a bank which bank is not organized under the law of the United States or any state thereof.

Name of Borrower/ Obligor	Type of Special Obligor
None.

Trade Names/Assumed Names.  Set forth below is each trade name or assumed name currently used by the Borrower or any other Obligor or by which the Borrower or any Obligor is known or is transacting any business:

Borrower/Obligor	Trade/Assumed Name

Changes in Names, Jurisdiction of Organization or Corporate Structure.  Except as set forth below, neither the Borrower nor any other Obligor has changed its name, jurisdiction of organization or its corporate structure in any way (e.g. by merger, consolidation, change in corporate form, change in jurisdiction of organization or otherwise) within the past five (5) years:

Borrower/ Obligor	Date of Change	Description of Change

- Perfection Certificate -

Prior Addresses.  Except as set forth below, neither the Borrower nor any other Obligor has changed its chief executive office, or principal residence if the Borrower or a particular Obligor is a natural person, within the past five (5) years:

Borrower/ Obligor	Prior Address/City/State/Zip Code

Acquisitions of Equity Interests or Assets.  Except as set forth below, neither the Borrower nor any Obligor has acquired all or substantially all of the equity interests of another entity or substantially all the assets of another entity within the past five (5) years:

Borrower/ Obligor	Date of Acquisition	Description of Acquisition

Corporate Ownership and Organizational Structure.  Attached as Exhibit A hereto is a true and correct chart showing the ownership relationship of the Borrower and all of its Subsidiaries.

See attached structure chart.

INFORMATION REGARDING CERTAIN COLLATERAL

Investment Related Property

Equity Interests.  Set forth below is a list of all equity interests owned by the Borrower and each Obligor (other than equity interests owned by the MLP Entity which are not equity interests in the Borrower) together with the type of organization which issued such equity interests (e.g. corporation, limited liability company, partnership or trust):

Borrower/ Obligor	Issuer	Type of Organization	# of Shares Owned	Total Shares Outstanding	% of Interest Pledged	Certificate No. (if uncertificated, please indicate so)	Par Value

Debt Securities & Instruments.  Set forth below is a list of all debt securities and instruments owed to the Borrower or any other Obligor (other than the MLP Entity) in the principal amount of greater than $500,000:

Borrower/ Obligor	Issuer of Instrument	Principal Amount of Instrument	Maturity Date

Intellectual Property.  Set forth below is a list of all copyrights, patents, and trademarks and all applications thereof and other intellectual property owned by the Borrower and each other Obligor (other than the MLP Entity):

Copyrights and Copyright Applications

Borrower/ Obligor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

Patents and Patent Applications

Borrower/ Obligor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

Trademarks and Trademark Applications

Borrower/ Obligor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

Other

Borrower/ Obligor	Title	Filing Date/Issued Date	Status	Application/ Registration No.

Tangible Personal Property in Possession of Warehousemen, Bailees and Other Third Parties.  Except as set forth below, no persons (including, without limitation, warehousemen and bailees) other than the Borrower or any other Obligor have possession of any material amount (fair market value, individually or in the aggregate, of $5 million or more) of tangible personal property of the Borrower and any other Obligor (other than the MLP Entity):

Borrower/ Obligor	Address/City/State/Zip Code	County	Description of Assets and Value

Real Estate Related UCC Collateral

Fixtures and Other Real Property.  Set forth below are all the locations where the Borrower or any other Obligor (other than the MLP Entity) owns or leases any real property comprising the Gathering System (as defined in the Credit Agreement):

Borrower/Obligator	Address/City/State/Zip Code	County	Owned or Leased

“As Extracted” Collateral.  Set forth below are all the locations where the Debtor or any other Obligor (other than the MLP Entity) owns, leases or has an interest in any wellhead or minehead:

Borrower/ Obligor	Address/City/State/Zip Code	County

Timber to be Cut.  Set forth below are all locations where the Borrower or any other Obligor (other than the MLP Entity) owns goods that are timber to be cut:

Borrower/ Obligor	Address/City/State/Zip Code	County

[Remainder of page intentionally blank]

IN WITNESS WHEREOF, the undersigned certify that information above is true, accurate and complete as of the date first above written.

SUMMIT MIDSTREAM PARTNERS, LP

By:	SUMMIT MIDSTREAM GP, LLC ,
its general partner

By:
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief
Financial Officer

SUMMIT MIDSTREAM HOLDINGS, LLC

By:
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief
Financial Officer

GRAND RIVER GATHERING, LLC

MOUNTAINEER MIDSTREAM COMPANY, LLC

BISON MIDSTREAM, LLC

SUMMIT MIDSTREAM FINANCE CORP.

DFW MIDSTREAM SERVICES LLC

By:
	Name:	Matthew S. Harrison
	Title:	Senior Vice President and Chief
Financial Officer

Signature Page to
Perfection Certificate